AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2002


                                                      REGISTRATION NO. 333-61522
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CORPORATE ASSET BACKED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                     22-3281571
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

                            ------------------------

                        400 WEST MAIN STREET, SUITE 338
                            BABYLON, NEW YORK 11702
                                 (631) 587-4700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ANDREW L. STIDD
                       CORPORATE ASSET BACKED CORPORATION
                        400 WEST MAIN STREET, SUITE 338
                            BABYLON, NEW YORK 11702
                                 (631) 587-4700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:


          ADAM W. GLASS                   ROBERT C. DINERSTEIN                REBECCA J. SIMMONS
  SIDLEY AUSTIN BROWN & WOOD LLP        UBS AG, NEW YORK BRANCH              SULLIVAN & CROMWELL
         875 THIRD AVENUE                   299 PARK AVENUE                    125 BROAD STREET
     NEW YORK, NEW YORK 10022           NEW YORK, NEW YORK 10171           NEW YORK, NEW YORK 10004


                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

    If this form is a post-effective amendment filed Pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED         PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE       MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(1)        PRICE PER UNIT        PRICE(1)(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

Certificates and Notes.......................    $3,000,000,000            100%            $3,000,000,000        $717,011(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) In United States dollars or the equivalent thereof in one or more other currencies.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.



(3) Previously paid by the Registrant.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This registration statement includes two different base prospectuses with corresponding forms of prospectus supplements for offering series of certificates or series of notes and certificates, respectively. The certificates represent interests in various trusts to be created from time to time, the assets of which will consist of either a single publicly tradable fixed income security, or a pool of such fixed income securities deposited in trust by Corporate Asset Backed Corporation, and other ancillary assets described in the base and supplement prospectuses. The notes represent obligations of such trusts.

Each prospectus and form of prospectus supplement contains sets of bracketed alternative provisions. Each set of bracketed provisions relates to a particular category of trust assets and, when combined with the other disclosures contained in the base prospectus and form of prospectus supplement, constitutes a separate prospectus.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED --, 2002)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                          CABCO SERIES 200----- TRUST
                    [$]--[NOTIONAL AMOUNT] [(APPROXIMATE)],

                        CLASS -- [CALLABLE] CERTIFICATES

                       [--%] [VARIABLE] PASS-THROUGH RATE
                   [INCLUDE ADDITIONAL CLASSES AS APPLICABLE]

                       CORPORATE ASSET BACKED CORPORATION
                                   DEPOSITOR
--------------------------------------------------------------------------------


                                                       PRINCIPAL       CERTIFICATE      PRICE TO   UNDERWRITING
                                                        BALANCE           RATE           PUBLIC      DISCOUNT
---------------------------------------------------------------------------------------------------------------
[Class -- [Callable] Certificates]..................    $   --      [--%] [Variable]    100.00%        --%
                                                                    Pass-Through Rate
---------------------------------------------------------------------------------------------------------------
[Class -- [Callable] Certificates]..................    $   --      [--%] [Variable]    100.00%        --%
                                                                    Pass-Through Rate
---------------------------------------------------------------------------------------------------------------


YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S--- OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE PROSPECTUS PRIOR TO INVESTING IN THE CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the certificates or the underlying securities.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The certificates currently have no trading market.

THE TRUST WILL ISSUE


- -- class[es] of [callable] certificates[, all of which [except the class -- certificates] are offered by this prospectus supplement].


THE TRUST WILL OWN


- [describe underlying securities and other trust assets and describe or refer to any right of holder of retained call warrant to repurchase underlying securities from the trust and thereby terminate the trust].


THE CERTIFICATES WILL EVIDENCE

- the right to receive [monthly] [quarterly] [semi-annual] interest payments on the certificate principal balance of your certificates at an interest rate of --% per annum, and the right to receive payments of principal [on the scheduled maturity date], to the extent of proceeds of the trust assets.

For complete information about the certificates, you should read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

[The depositor has applied to list the certificates on the [New York] Stock Exchange. If the application is approved, trading] [The class -- certificates have been approved for listing on the [New York] [American] Stock Exchange under the symbol "--," subject to official notice of issuance. Trading] of the certificates on the [New York] [American] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. See "Plan of Distribution" in the attached prospectus.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, the underwriters named below will purchase all the offered certificates from Corporate Asset Backed Corporation. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The
certificates will be issued in book-entry form only on or about   --  , 200--.

[UBS WARBURG]                                             [UBS PAINEWEBBER INC.]
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS   --  , 200--.

--------------------------------------------------------------------------------

Table of Contents

PROSPECTUS SUPPLEMENT


Important Notice........................   S-1
Summary of Principal Economic Terms.....   S-2
[Summary of Prospectus
  Supplement--Q&A]......................   S-6
[Summary of Prospectus Supplement]......  S-12
Risk Factors............................  S-18
Formation of the Trust..................  S-24
Description of the Underlying
  Securities............................  S-25
  Interest Payments.....................  S-29
  Principal Payments....................  S-30
  [Redemption or Conversion Features]...  S-30
  [Secured] [Unsecured] [Obligations]...  S-30
  [Investor Percentage and Seller's
    Percentage].........................  S-30
  [Allocation of Collections]...........  S-31
  [Underlying Securities Events of
    Default]
  [Underlying Securities Early
    Amortization Events]................  S-31
  General Information about the
    Issuer[s] of the Underlying
    Securities..........................  S-31
Description of the Other Trust Assets...  S-35
[Description of the Swap Agreement......  S-37
  The Swap Counterparty]................  S-37
[Description of the Credit Support].....  S-40
Yield on the Certificates...............  S-41
Description of the Certificates.........  S-42
  Definitive Certificates...............  S-43
  Distributions.........................  S-43
  [Allocation of Losses; Subordination
    ]...................................  S-45
  [Restriction on Transfer of the Class
    -- Certificates]....................  S-45
Description of the Trust Agreement......  S-46
  The Trustee...........................  S-46
  Termination of Book-Entry Registration
    in Connection with Suspension of
    Securities Exchange Act Reporting by
    the Underlying Securities Issuer....  S-46
  Trust Liquidation Events..............  S-47
  Limitation on Rights of Action........  S-48
  Voting Rights.........................  S-48
  Voting of Underlying Securities,
    Modification of Underlying
    Securities Agreement................  S-48
  [Retained Interest]...................  S-49
  [Retained Call Warrant]...............  S-49
  [Termination Upon Exercise of the
    Retained Call Warrant]..............  S-50
United States Federal Income Tax
  Consequences..........................  S-51
  Tax Classification of the Trust.......  S-51
  Income of Certificate Holders.........  S-52
  Backup Withholding....................  S-53
  Foreign Certificate Holders...........  S-53
ERISA Considerations....................  S-54
  [Plan Asset Regulations]..............  S-54
  [Prohibited Transaction Exemptions]...  S-55
  [Insurance Company General
    Accounts]...........................  S-55
  [Consultation with Counsel]...........  S-56
Supplemental Plan of Distribution.......  S-57
Ratings.................................  S-57
Legal Opinions..........................  S-58
Index of Defined Terms..................  S-59


PROSPECTUS

Important Notice.......................      1
Risk Factors...........................      2
Where You Can Find More Information....      5
Incorporation of Documents By
  Reference............................      5
Reports to Holders of Certificates.....      5
The Depositor..........................      6
Use of Proceeds........................      6
Formation of the Trusts................      6
Description of the Certificates........      8
  Nature of the Certificates...........      9
  Terms Specified in the Prospectus
    Supplement.........................      9
  Distributions........................     10
  Interest on the Certificates.........     11
  Stripped Certificates................     13
  Principal of the Certificates........     13
  Foreign Currency Certificates........     14
  Payment Currency.....................     14
  Indexed Certificates.................     15
  Multi-Currency Certificates..........     15
  Put Option...........................     15
  Transfers and Exchanges..............     15
  Global Securities; Holdings in Street
    Name...............................     16
Trust Liquidation Events...............     19
Maturity and Yield Considerations......     19

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Description of the Trust Assets,
  including Credit Support.............     20
  Underlying Securities................     20
  Principal Economic Terms of
    Underlying Securities..............     23
  Publicly Available Information.......     23
  Other Trust Assets...................     24
  Collections..........................     27
Description of the Trust Agreement.....     29
  Assignment of Trust Assets...........     29
  Collection and Other Administrative
    Procedures.........................     29
  Realization upon Defaulted Trust
    Assets.............................     29
  Trustee's Compensation; Payment of
    Expenses...........................     30
  Matters Regarding the Trustee........     30
  Remedies of Certificate Holders......     31
  Modification and Waiver..............     31
  Reports to Certificate Holders;
    Notices............................     32
  Annual Compliance Statement..........     33
  Replacement Certificates.............     33
  Retained Interest....................     34
  Retained Call Warrant................     34
  Termination..........................     34
  Duties of the Trustee................     34
  The Trustee..........................     35
Currency Risks.........................     36
  Exchange Rates and Exchange
    Controls...........................     36
  Foreign Currency Judgments...........     36
United States Federal Income Tax
  Consequences.........................     38
Certain ERISA Considerations...........     38
Plan of Distribution...................     40
Legal Opinions.........................     41
Index of Defined Terms.................     42

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the certificates in two separate documents that provide progressively more detail: (a) the attached prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S--- in this prospectus supplement and beginning on page 42 in the attached prospectus.

The depositor has filed with the SEC a registration statement (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933 (the "Securities Act") with respect to the certificates. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called, "Where You Can Find More Information," in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that we file on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") after the date of this prospectus supplement and before we terminate our offering of the certificates. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that we file later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 400 West Main Street, Suite 338, Babylon, New York 11702, (631) 587-4700.

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the certificates being issued by the trust and of the underlying securities and other trust assets. It does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of the offering of the certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

THE CERTIFICATES

The trust..................  The depositor and the trustee will form the CABCO
                             Series 200-----Trust.


Certificates offered.......  The trust will issue certificates, Series 200-----, consisting of class -- [callable] certificates [,] [and] class -- [callable] certificates [and specify others] (collectively, the "certificates").


Initial certificate
principal balance [or
  notional amount].........  class --: [$] --
                             class --: [$] --

Final distribution date....  class --: --
                             class --: --

Pass-through rates.........  [The pass-through rates applicable to the calculation of the interest distributable on any distribution date on the [specify classes] certificates are fixed at --% [and --%, respectively,] per annum.] [The variable pass-through rates applicable to the calculation of the interest distributable on any distribution date on each class of the certificates [(other than the class -- certificates)] are equal to [describe method for determining variable rates], respectively. The initial variable pass-through rates for the class -- certificates[,] [and] the class -- certificates [and specify others] are approximately --% [,] [and] --% [and --%] per annum, respectively.]

Trust assets...............  The trust assets will consist of the underlying securities [and the other trust assets]. See
                             "Description of the Underlying Securities" [and "Description of the Other Trust Assets"] below.

Original issue date........  --.

[Cut-off date] [Closing
date]......................  --.

Distribution dates.........  --, commencing --.

Record dates...............  The -- day immediately preceding each distribution date.

Denominations; specified
  currency.................  The class -- certificates [,] [and] class --
                             certificates [and specify others] will be denominated and payable in [U.S. dollars] [--] [(the "specified currency") and will be available for purchase in minimum denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--].

Interest accrual periods...  [Monthly] [Quarterly] [Semi-annually] (or, in the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date).

Form of certificates.......  Book-entry securities with The Depository Trust
                             Company. Distributions on the certificates will be made in [immediately available (same-day)] [Clearinghouse (next-day)] funds.

Exchange listing...........  [New York] [American] [Stock Exchange] [specify other listing].

Trustee....................  --, as trustee.

Ratings....................  -- by -- [and -- by --]. [Specify specific ratings requirements for particular classes, including the extent to which the issuance of the certificates of a given class is conditioned upon satisfaction of the ratings of each other class of certificates.] See "Ratings."

Collection period..........  For each distribution date, the period beginning on the second preceding determination date, and ending at the close of business one day before the immediately preceding determination date.

Determination dates........  The -- day of each --.

THE UNDERLYING SECURITIES

Underlying securities......  [A single [--%] [floating rate] publicly tradable

                             [corporate debt security]

                             [asset backed security]

                             [trust preferred security]

                             [term preferred stock]

                             [United States Treasury security]

                             [debt security of a United States government sponsored entity]

                             [debt security of a foreign government issuer].]

                             [A pool of publicly tradable

                             [debt securities of various corporate issuers]

                             [asset backed securities of various issuers]

                             [trust preferred securities of various issuers]

                             [term preferred stock of various issuers]

                             [United States Treasury securities]

                             [debt securities of various United States government sponsored entities]

                             [debt securities of various foreign government issuers].]

Underlying securities
issuer.....................  [Specify issuer] [Specify types of issuers in pool].

[Range of] underlying
securities original issue
  date[s]..................  --.

[Range of] underlying
securities scheduled final
  payment date[s]..........  --.

[Amortization]
[Accumulation].............  [Describe amortization or accumulation schedule, if any].

Denominations; underlying
  securities currency......  The underlying securities are denominated and payable in [U.S. dollars] -- and are available in minimum denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--].

[Range of] underlying
securities payment dates...  --, commencing --, --.

[Range of] underlying
securities rates...........  [--% per annum.] [A [weighted average] rate per annum equal to [specify interest rate formula for underlying security].] [Specify in tabular form.]

Underlying securities
interest accrual periods...  [Monthly] [Quarterly] [Semi-annually]. [Specify in tabular form.]

Priority...................  [Describe senior or subordinated status or liquidation preference, if any, of underlying securities.]

[Collateral] [Unsecured
  obligations].............  [Describe existence of any collateral for underlying securities or state that underlying securities are unsecured.]

[Redemption/put/call/other
  features]................  [Describe existence of any redemption, put, call or other material features applicable to the underlying securities.]

[Retained interest.........  The [depositor][specify other party] will retain
                             [an ownership][a beneficial][a security] interest in the underlying securities. This retained interest will not be part of the trust assets and payments in respect of this retained interest will not be available for payments to the certificate holders.]

[Retained call warrant.....  The [depositor][specify other party] will retain a right to repurchase the underlying securities. This retained call warrant will not be part of the trust assets. The exercise price of the retained call warrant will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds of the repurchase will be distributed by the trustee to the certificate holders.]

[Underlying securities
  agreement[s].............  The underlying securities have been issued pursuant to [an indenture] [a pooling and servicing agreement] [a trust agreement] [as supplemented by a series supplement] (the "underlying securities agreement[s]"), among -- [list parties to underlying securities agreement[s]].]


United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, (a) the trust will be classified as [a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (b) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. See "United States Federal Income Tax Consequences."

Ratings....................  -- by -- [and -- by --]. See "Description of the
                             Underlying Securities."

[OTHER TRUST ASSETS]

[Provide summary description of the principal economic terms of any ancillary or incidental asset.]

[SWAP AGREEMENT]

[Provide summary description of the principal economic terms of any ancillary or incidental asset.]

[CREDIT SUPPORT]

[Provide summary description of the principal economic terms of any third party credit support obligation.]

[Summary of Prospectus Supplement -- Q&A]

       [to be used where Q&A format provides most appropriate disclosure]

This summary includes questions and answers that highlight selected information from this prospectus supplement and the attached prospectus to help you understand the certificates. You should carefully read this prospectus supplement and the attached prospectus in their entirety to fully understand the terms of the certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the certificates is appropriate for you. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and the attached prospectus.

WHO IS THE DEPOSITOR?

Corporate Asset Backed Corporation is a Delaware corporation and an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter[s]. The depositor will acquire the underlying securities and deposit them into the trust. The principal executive office of the depositor is located at 400 West Main Street, Suite 338, Babylon, New York 11702 (Telephone: (631) 587-4700).

WHAT ARE THE CERTIFICATES?


The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. [Add explanation of economic terms of this series of certificates.] The certificates do not constitute an obligation of the depositor or any other party. The certificates will consist of -- classes, designated as class -- [callable] certificates [and] [,] class -- [callable] certificates [and [specify other classes]], [all] of which [all but the class -- certificates] are being offered by this prospectus supplement.


Each certificate will have an initial certificate principal balance of [$]--. You may transfer certificates only in denominations of [$]-- and [integral multiples of [$]-- ][multiples of [$]-- in excess of [$]--]. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, the trustee will issue the certificates in the form of a global certificate that will be held by The Depository Trust Company or its nominee. Direct and indirect participants in The Depository Trust Company will record beneficial ownership of the certificates by individual investors. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the certificates through the accounts that a common depository for each of these systems maintains as a participant in The Depository Trust Company.

[The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the certificates not included in the trading price.]

The certificate holders will not have any general creditor rights with respect to the trust.

The certificate principal balance of a certificate outstanding at any time represents the maximum amount that the certificate holder is entitled to receive as distributions allocable to principal. A certificate will be considered "outstanding" if it is not owned by the trustee[, the swap counterparty or any counterparty to [list any other agreements included as other trust assets and any credit support agreements] or any of [its] [their] affiliate[s]. The certificate principal balance of a certificate will decline to the extent that distributions allocable to principal are made to the certificate holder. [The notional amount of the class -- certificates as of any date of determination is equal to [specify]. Reference to the notional amount of the class -- certificates is solely for convenience in determining the basis on which distributions on the class -- certificates are calculated [and for the purpose of determining the relative voting rights of certificate holders of class -- certificates for purposes of voting on a class-by-class basis or otherwise]. The notional amount does not represent the right to receive any distributions allocable to principal.] [The class -- certificates, which are not being offered by this prospectus supplement, have, in the aggregate, an initial certificate principal balance of [$]--(approximate) and a [variable] pass-through rate [of --%]. The class -- certificates represent the right to receive distributions in respect of their certificate principal balance and interest on the certificate principal balance at their pass-through rate.] Shortfalls in collections with respect to the underlying securities will be allocated solely to the class -- certificates to the extent provided by this prospectus supplement and, once the principal balance of the class -- certificates is exhausted, will be allocated among the class -- certificates and the class -- certificates, as provided in this prospectus supplement. [The class -- certificates will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the trust agreement.]

WHAT PAYMENTS OR DISTRIBUTIONS WILL I RECEIVE FROM THE TRUSTEE?

As a holder of a certificate you will be entitled to receive on each distribution date, to the extent of available funds to the trust on that distribution date, after payment of the allowable expense amounts of the trustee and its agents for that collection period[, and any amount required to be paid or reimbursed to, or deposited with [the [swap counterparty][ or ][credit support provider]], the following payments:

- [in the case of each class of certificates other than the class -- certificates,] distributions allocable to interest at the applicable pass-through rate on the applicable certificate principal balance;

- [in the case of each class of certificates other than the class -- certificates,] distributions allocable to principal; and

- [in the case of each class of certificates other than the class -- certificates,] distributions allocable to premium, if any, in an amount equal to all payments allocable to premium, if any, received on the underlying securities for the applicable collection period.

Distributions will be made on the certificates only if, and to the extent that, payments are made with respect to the underlying securities or are otherwise covered by any credit support. [The holders of the class -- certificates will be entitled to receive on each distribution date distributions allocable to interest in an amount equal to [$]--.] [The holders of the class -- certificates will not be entitled to receive any distributions allocable to principal or premium, if any.] See "Description of the Certificates--Distributions."

WHEN WILL I RECEIVE MY SHARE OF PAYMENTS MADE WITH RESPECT TO THE UNDERLYING SECURITIES?

Generally, you will receive all payments made with respect to the underlying securities that are allocable to your certificates on each distribution date for the underlying securities. However, if the trustee receives a payment with respect to the underlying securities after the date on which the payment was due (each, an "underlying securities payment date"), then the trustee will distribute to you and the other certificate holders any amounts received on the next occurring business day (a "special distribution date") as if the funds had been available on the distribution date immediately preceding the special distribution date. The record date for a special distribution date will be -- days prior to the day on which the related payment was received from the underlying securities trustee.

WILL THE PAYMENTS WITH RESPECT TO MY CERTIFICATES BE SUBORDINATED TO PRIOR PAYMENTS TO OTHER CERTIFICATES?

If you invest in the class -- certificates [and specify other classes], your right to receive distributions of principal, premium, if any, and interest with respect to the underlying securities will be subordinated to the rights of the holders of the class -- certificates to receive such amounts. As a result, the class -- certificates [and specify other classes] will suffer any losses attributable to principal, premium, if any, and interest realized on a trust asset (such losses, "realized losses") before the class -- certificates. See "Description of the Certificates--Allocation of Losses; Subordination."

WILL THE CERTIFICATES BE RATED BY ANY RATING AGENCY?

The trustee will not issue the certificates unless the certificates have the ratings specified above under "Summary of Principal Economic Terms--The Certificates--Ratings."

The ratings address the likelihood of the receipt by holders of the certificates of the payments required under the trust agreement, and are based primarily on the credit quality of the underlying securities and any credit support. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, the corresponding effect on yield to investors [or whether investors in the class -- certificates may fail to recover fully their initial investment]. See "Ratings."

WILL THE CERTIFICATES BE LISTED ON A STOCK EXCHANGE OR QUOTED ON AN AUTOMATED QUOTATION SYSTEM?

[The [specify listed certificates] have been approved for listing on [specify exchange] under the symbol ["--,"] subject to official notice of issuance.] [The depositor has applied to list the certificates on the [New York] [American][specify other] Stock Exchange.] If the application is approved, trading of the certificates on the [New York] [American] [specify other] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. [The [specify listed certificates] are expected to be quoted on [specify automated quotation system].] You should be aware that the listing or quotation of the [specify listed certificates] on [specify exchange] [specify automated quotation system] will not necessarily ensure that a liquid trading market will be available for the certificates.]

WHAT ARE THE UNDERLYING SECURITIES?

Your certificates represent a fractional undivided beneficial ownership interest in

[a single [--%] [floating rate] publicly tradable

     [corporate debt security]

     [asset backed security]

     [trust preferred security]

     [term preferred stock]

     [United States Treasury security]

     [debt security of a United States government sponsored entity]

     [debt security of a foreign government issuer].]

[A pool of publicly tradable

     [debt securities of various corporate issuers]

     [asset backed securities of various issuers]

     [trust preferred securities of various issuers]

     [term preferred stock of various issuers]

     [United States Treasury securities]

     [debt securities of various United States government sponsored entities]

     [debt securities of various foreign government issuers].]

[Include the name, nature of the business and the long-term and short-term unsecured debt ratings, if any, of any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities.]

WHAT IS THE RETURN ON THE UNDERLYING SECURITIES?

Interest at the underlying securities rate accrues for each [underlying securities accrual period] and is payable on each underlying securities payment date. The entire principal amount of the underlying securities will be payable on the underlying securities final payment date. [The underlying securities have a remaining term to maturity of approximately -- years.] [As of the [cut-off date][closing date], the pool of underlying securities had a weighted average interest rate of --% and a weighted average remaining term to maturity of approximately -- years.]

WHAT [OTHER ASSETS ARE] [CREDIT ENHANCEMENT IS] AVAILABLE TO SUPPORT PAYMENT OF MY CERTIFICATES?

[In addition to the underlying securities, the depositor will [deposit [specify other assets] into the trust to support payment of the certificates] [cause the trust to enter into [specify other contracts]] ([these assets][the trust's rights under these contracts], the "other trust assets").]

The holders of the [class --] [certificates][specify other classes] will have the benefit of [describe credit enhancement] to support the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the underlying securities[, including providing a specified coverage with respect to realized losses.]]

[WHAT IS THE SWAP AGREEMENT?]

[On the closing date, the trustee and [UBS AG, London branch], the swap counterparty, will enter into a swap agreement. The swap agreement is a contract that provides that the swap counterparty will pay the trustee an amount equal to [a portion of] the distributions scheduled to be made on the certificates on --. The swap agreement also provides that the trustee will pay the swap counterparty, out of assets of the trust, the amounts scheduled to be received on the trust assets. [In addition, on other dates, the swap agreement provides for payments to be made to the swap counterparty or by the swap counterparty based upon the market value of the trust assets. These payments are designed to provide that the value of the trust assets plus any investment securities purchased by the trustee for the trust with payments made under the swap agreement will at least equal the certificate principal balance of the certificates.] Further, the swap counterparty will pay the underwriting discount incurred in connection with the issuance of the certificates. [UBS AG is the ultimate owner of the depositor.]]

[If the swap counterparty will provide 20% or more of the cash flow of the series, provide general information relating to the swap counterparty and incorporate by reference certain periodic reports filed by the swap counterparty with the SEC. See "Description of the Swap Agreement--The Swap Counterparty."]

[WHAT ARE THE OBLIGATIONS OF THE SWAP INSURER?]

[The obligations of the swap counterparty under the swap agreement on a swap termination date or upon the occurrence of [an underlying security event of default][an underlying security early amortization event][a trust liquidation event] will be insured by -- pursuant to a financial guaranty insurance policy. The policy will be issued pursuant to the insurance agreement, dated the date the certificates are issued, between the swap insurer and the swap counterparty.]

WHAT IS THE INITIAL PRINCIPAL CERTIFICATE BALANCE OF EACH CERTIFICATE?

[The initial principal certificate balance of each certificate is [$]--.] [[The initial principal certificate balance of each certificate will be in minimum denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--.]

WHAT IS THE INTEREST DISTRIBUTION AMOUNT?

Absent the occurrence of [an underlying security event of default][an underlying security early amortization event][a trust liquidation event] or a swap termination date, on the final scheduled distribution date, you will receive for each certificate, the principal certificate balance of that certificate plus an interest distribution amount equal to the product of: --. See "Description of the Underlying Securities--[Underlying Securities Events of Default][Underlying Securities Early Amortization Events]" and "Description of the Trust Agreement--Trust Liquidation Events" in this prospectus supplement.

CAN YOU TELL ME MORE ABOUT THE TRUST?

The trust will be established by Corporate Asset Backed Corporation and designated as CABCO Series 200----- Trust. The trust will be formed under the laws of [insert name of the jurisdiction], and [insert name of the trustee] will be the trustee [and [insert name of co-trustee] will be the co-trustee] of the trust.

The assets of the trust will [primarily] consist of the underlying securities described above[, and rights under the swap agreement]. [The trust may also use payments made to it by the swap counterparty pursuant to the swap agreement to purchase, from time to time, eligible investments consisting of either (a) short term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the certificates.]

CAN THE TRUST BE TERMINATED PRIOR TO THE MATURITY OF THE CERTIFICATES?

[No.] [We have the right to repurchase all of the underlying securities, which would cause the termination of the trust and the early retirement of the certificates, on any distribution date on which the aggregate principal amount of the underlying securities remaining in the trust is not more than [specify percentage no greater than 10%] of the aggregate principal amount of the underlying securities as of the closing date. [Specify any other purchase or repurchase right of the depositor or any holder of certificates.] See "Description of the Trust Agreement--Retained Call Warrant" and "Description of the Trust Agreement--Termination Upon Exercise of the Retained Call Warrant" in this prospectus supplement.]

[The trust assets may be liquidated by the trustee, and the trust will terminate following the distribution of all proceeds of the liquidation, if a trust liquidation event occurs. See "Description of the Trust Agreement--Trust Liquidation Events."]

WHEN IS THE TRUST SCHEDULED TO TERMINATE?

The trust agreement will terminate 30 days after [the earlier of (a)] the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets[ and (b) the distribution by the trustee of the proceeds of the repurchase of all the underlying securities by the depositor, as described under "--Can the trust be terminated prior to the maturity of the certificates?"]. [Describe any further termination events.]

WHO ARE THE TRUSTEES?

[insert name of the trustee] will act as trustee [and [insert name of co-trustee] will act as co-trustee] pursuant to a trust agreement to be dated as of the closing date. You may inspect the trust agreement at the respective offices of the trustee at c/o [insert name and address] or the co-trustee at [insert name and address]. You should refer to the section "Description of the Trust Agreement--The Trustee" in this prospectus supplement.

WHAT ABOUT UNITED STATES FEDERAL INCOME TAXES?


In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, (a) the trust will be classified as [a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (b) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. See "United States Federal Income Tax Consequences."


WHAT ABOUT ERISA CONSIDERATIONS?

Employee benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and individual retirement accounts, Keogh plans and other similar plans (each, a "plan")[, except as set forth in the following paragraph,] [can generally][cannot] purchase the certificates. [However, each plan should consider whether the purchase of the certificates is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the certificates is permissible under the fiduciary rules.]

[The class -- certificates [and specify others] may be eligible for purchase by plans. The class -- certificates are not expected to be eligible for purchase by plans.] See "ERISA Considerations."

WHAT IS THE ROLE OF OUR AFFILIATE [UBS WARBURG LLC] [UBS PAINEWEBBER INC.]?

[UBS Warburg LLC] [UBS PaineWebber Inc.] is the underwriter for the offering and sale of the certificates. After the initial offering, [UBS Warburg LLC] [UBS PaineWebber Inc.] and/or its affiliates intend to buy and sell certificates to create a secondary market for the holders of the certificates, and may engage in other activities described in the section "Supplemental Plan of Distribution" in this prospectus supplement. However, neither [UBS Warburg LLC] [UBS PaineWebber Inc.] nor any of its affiliates will be obligated to make a secondary market in the certificates, or to continue secondary market activities once started.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

Yes, there are number of risks associated with any investment in the certificates. Please refer to the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

[Summary of Prospectus Supplement]

                  [REGULAR FORMAT: ALTERNATIVE TO Q&A FORMAT]

The following summary highlights selected information from this prospectus supplement and the attached prospectus and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. You should carefully read this entire prospectus supplement and the attached prospectus to fully understand the terms of the certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the certificates is appropriate for you.

Depositor..................  Corporate Asset Backed Corporation, a Delaware
                             corporation, an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter[s]. The principal executive office of the depositor is located at 400 West Main Street, Suite 338, Babylon, New York 11702 (Telephone: (631) 587-4700).


Certificates...............  The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. [Add explanation of economic terms of this series of certificates.] The certificates do not constitute an obligation of the depositor or any other party. The certificates will consist of -- classes, designated as class -- [callable] certificates[,][ and] class -- [callable] certificates [and [specify other classes]], [all] of which [all but the class -- certificates] are being offered by this prospectus supplement.


                             Each certificate will have an initial certificate principal balance of [$]--. [The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.]

                             The certificate principal balance of a certificate outstanding at any time represents the maximum amount that the certificate holder is entitled to receive as distributions allocable to principal. The certificate principal balance of a certificate will decline to the extent distributions allocable to principal are made to the certificate holder. [The notional amount of the class -- certificates as of any date of determination is equal to [specify]. Reference to the notional amount of the class -- certificates is solely for convenience in determining the basis on which distributions on the class -- certificates are calculated [and for the purpose of determining the relative voting rights of holders of class -- certificates for purposes of voting on a class-by-class basis or otherwise]. The notional amount does not represent the right to receive any distributions allocable to principal.] [The class -- certificates, which are not being offered by this prospectus supplement, have, in the aggregate, an initial certificate principal balance of [$]-- (approximate) and a [variable] pass-through rate [of --%]. The class -- certificates represent the right to receive distributions in respect of their certificate principal balance and interest on the certificate principal balance at their pass-through rate.] Shortfalls in collections with respect to the underlying securities will be allocated solely to the class -- certificates to the extent provided in this prospectus supplement and, once the principal balance of the class -- certificates is exhausted, will be allocated among the class -- certificates and the class -- certificates, as provided in this prospectus supplement. [The class -- certificates will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the trust agreement.]

Underlying securities......  [Interest at the underlying securities rate accrues for each [underlying securities accrual period] and is payable on each underlying securities payment date. The entire principal amount of the underlying securities will be payable on the underlying securities final payment date. [The underlying securities have a remaining term to maturity of approximately -- years.] [As of the [cut-off date][closing date], the pool of underlying securities had a weighted average interest rate of --% and a weighted average remaining term to maturity of approximately -- years.]

                             The underlying securities will consist of [a single [--%] [floating rate] publicly tradable [corporate debt security] [asset backed security] [trust preferred security] [term preferred stock] [United States Treasury security] [debt security of a United States government sponsored entity] [debt security of a foreign government issuer]] [a pool of publicly tradable [debt securities of various corporate issuers] [asset backed securities of various issuers] [trust preferred securities of various issuers] [term preferred stock of various issuers] [United States Treasury securities] [debt securities of various United States government sponsored entities] [debt securities of various foreign government issuers].

                             [Include the name, nature of the business and the long-term and short-term unsecured debt ratings, if any, of any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities.]

[Other trust assets,
including credit
  support].................  [The depositor may also [deposit other assets into the trust to support payment of the certificates] [cause the trust to enter into other contracts] including [United States Treasury securities] [derivative instruments, hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps, collars, total return swaps, credit derivatives, options or indexed instruments)] ([these assets][the trust's rights under these contracts], the "other trust assets").]

                             The holders of the [class -- certificates][specify other classes] will have the benefit of [describe credit enhancement] to support the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the underlying securities[, including providing specified coverage with respect to realized losses.]

[Swap counterparty]........  [On the closing date, the trustee and [UBS AG,
                             London branch], the swap counterparty, will enter into a swap agreement. The swap agreement is a contract that provides that the swap counterparty will pay the trustee an amount equal to [a portion of] the distributions scheduled to be made on the certificates on --. The swap agreement also provides that the trustee will pay the swap counterparty, out of assets of the trust, the amounts scheduled to be received on the trust assets. [In addition, on other dates, the swap agreement provides for payments to be made to the swap counterparty or by the swap counterparty based upon the market value of the trust assets. These payments are designed to provide that the value of the trust assets plus any investment securities purchased by the trustee for the trust with payments made under the swap agreement will at least equal the principal certificate balance of the certificates.] Further, the swap counterparty will pay the underwriting discount incurred in connection with the issuance of the certificates. [UBS AG is the ultimate owner of the depositor.]]

                             [If the swap counterparty will provide 20% or more of the cash flow of the series, provide general information relating to the swap counterparty and incorporate by reference certain periodic reports filed by the swap counterparty with the SEC. See "Description of the Swap Agreement."]

[Swap insurer].............  [--, the swap insurer, will issue a financial guaranty insurance policy, insuring the obligations of the swap counterparty under the swap agreement on a swap termination date or upon the occurrence of [an underlying security event of default] [an underlying security early amortization event] [a trust liquidation event]. The policy will be issued pursuant to the insurance agreement, dated the date the certificates are issued, between the swap insurer and the swap counterparty.]

Distributions..............  As a holder of a certificate you will be entitled to receive on each distribution date, to the extent of available funds on the applicable distribution date, after payment of the expenses of the trustee and its agents, and any credit support provider, the following payments:

                             - [in the case of each class of certificates other
                               than the class -- certificates,] distributions allocable to interest at the applicable pass-through rate on the applicable certificate principal balance;

                             - [in the case of each class of certificates other
                               than the class -- certificates,] distributions allocable to principal; and

                             - [in the case of each class of certificates other
                               than the class -- certificates,] distributions allocable to premium, if any, in an amount equal to all payments allocable to premium, if any, received on the underlying securities for the applicable collection period.

                             Distributions will be made on the certificates only if, and to the extent that, payments are made with respect to the underlying securities or are otherwise covered by any credit support. [The holders of the class -- certificates will be entitled to receive on each distribution date distributions allocable to interest in an amount equal to [describe stripped interest].] [The holders of the class -- certificates will not be entitled to receive any distributions allocable to principal or premium, if any.] See "Description of the Certificates --Distributions."

Special distribution
dates......................  If the trustee receives a payment with respect to the underlying securities after the date on which the payment was due (each, an "underlying securities payment date"), then the trustee will distribute to you and the other certificate holders any amounts received on the next occurring business day (a "special distribution date") as if the funds had been available on the distribution date immediately preceding the special distribution date. The record date for the special distribution date will be -- days prior to the day on which the related payment was received from the underlying securities trustee.

[Subordination.............  The rights of the holders of the class --
                             certificates [and specify other classes] to receive distributions of principal, premium, if any, and interest with respect to the trust assets will be subordinated to the rights of the holders of the class -- certificates to receive such amounts. As a result, the class -- certificates [and specify other classes] will suffer any losses attributable to principal, premium, if any, and interest realized on a trust asset (such losses, "realized losses") before the class -- certificates. See "Description of the Certificates--Allocation of Losses; Subordination."]

Interest distribution
amount.....................  Absent the occurrence [an underlying security event of default] [an underlying security early amortization event] [a trust liquidation event] or a swap termination date, on the final scheduled distribution date, you will receive for each certificate the certificate principal balance of that certificate plus an interest distribution amount equal to the product of: --. See "Description of the Underlying Securities--[Underlying Securities Events of Default][Underlying Securities Early Amortization Events]" [and "Description of the Swap Agreement"] in this prospectus supplement.

The trust..................  The trust will be established by Corporate Asset
                             Backed Corporation and designated as CABCO Series 200----- Trust. The trust will be formed under the laws of [insert name of the jurisdiction], and [insert name of the trustee] will be the trustee [and [insert name of co-trustee] will be the co-trustee] of the trust. The assets of the trust will [primarily] consist of the underlying securities described above[, and rights under the swap agreement]. [The trust may also use payments made to it by the swap counterparty pursuant to the swap agreement to purchase, from time to time, eligible investments consisting of either (a) short term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the certificates.]

Optional termination of the
  trust....................  The depositor has the option to repurchase all the underlying securities in the trust, which would cause the termination of the trust and early retirement of the certificates, on any distribution date on which the aggregate principal amount of the underlying securities remaining in the trust is not more than [specify percentage no greater than 10%] of the aggregate principal amount of the underlying securities as of the closing date. [Specify any other purchase or repurchase option of the depositor or any holder of certificates.] See "Description of the Trust Agreement--Termination Upon Exercise of the Retained Call Warrant."

Scheduled termination of
the trust..................  Unless terminated earlier by the depositor, the trust agreement will terminate upon the final distribution of all amounts due in respect of the underlying securities to certificate holders. [Describe any further termination events].

Ratings....................  The trustee will not issue the certificates unless the certificates have the ratings specified above under "Summary of Principal Economic Terms--The Certificates--Ratings." The ratings address the likelihood of the receipt by holders of the certificates of the payments required under the trust agreement, and are based primarily on the credit quality of the underlying securities and any credit support. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, the corresponding effect on yield to investors [or whether investors in the class -- certificates may fail to recover fully their initial investment]. See "Ratings."

Listing or quotation of
  certificates.............  [The depositor has applied to list the certificates on the [New York] [American] Stock Exchange. If the application is approved, trading of the certificates on the [New York] [American] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. [The [specify listed certificates] have been approved for listing on [specify exchange] under the symbol "--," subject to official notice of issuance.] [The [specify listed certificates] are expected to be quoted on [specify automated quotation system].] You should be aware that the listing or quotation of the [specify listed certificates] on [specify exchange] [specify automated quotation system] will not necessarily ensure that a liquid trading market will be available for the certificates.

Underwriter[s].............  [UBS Warburg LLC] [UBS PaineWebber Inc.] is the
                             underwriter for the offering and sale of the certificates. After the initial offering, [UBS Warburg LLC] [UBS PaineWebber Inc.] and/or its affiliates intend to buy and sell certificates to create a secondary market for the holders of the certificates, and may engage in other activities described in the section "Supplemental Plan of Distribution" in this prospectus supplement. However, neither [UBS Warburg LLC] [UBS PaineWebber Inc.] nor any of its affiliates will be obligated to make a secondary market in the certificates, or to continue secondary market activities once started.


United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, for United States federal income tax purposes, (a) the trust will be classified as a [grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (b) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. See "United States Federal Income Tax Consequences."


ERISA considerations.......  Employee benefit plans subject to the Employee
                             Retirement Income Security Act of 1974 ("ERISA") and individual retirement accounts, Keogh plans and other similar plans (each, a "plan")[, except as set forth below] [can generally][cannot] purchase the certificates. [However, each plan should consider whether the purchase of the certificates is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the certificates is permissible under the fiduciary rules.] [The class -- certificates [and specify others] may be eligible for purchase by plans. The class -- certificates are not expected to be eligible for purchase by plans.] See "ERISA Considerations."

Risk factors...............  There are a number of risks associated with any investment in the certificates. See the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

--------------------------------------------------------------------------------

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase certificates.

[IDENTIFY FACTORS THAT MAY AFFECT YIELD ON THE CERTIFICATES]

[REPEAT APPLICABLE RISK FACTORS FOR EACH TRUST ASSET]

[YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE TRUST ONLY AND WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your certificates. Neither the depositor, the trustee nor any of their affiliates is obligated to make any payments in respect of your certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. This prospectus supplement provides the basic terms of the underlying securities and refers you to publicly available information about the issuers of the underlying securities.]

[NO DUE DILIGENCE INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER[S] HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS OR THE TRUSTEE.

None of the depositor, the underwriters, the trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of the underlying securities issuer[s], or will verify any reports or information filed by the underlying securities issuer[s] with the SEC or otherwise made available to the public. You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about the underlying securities issuer[s].]

[YOUR ABILITY TO MAKE AN INFORMED INVESTMENT DECISION MAY BE IMPEDED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about the issuer[s] of the underlying securities as if you were investing directly in the issuer[s] and [its][their] securities. The information that the underlying securities issuer[s] make[s] available to the public is important in considering whether to invest in or sell certificates. See "Description of the Underlying Securities--Available Information."

To the extent that any underlying securities issuer ceases to make information about itself and its underlying securities publicly available, your ability to make an informed decision to purchase or sell certificates could be impeded. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by the underlying securities issuer[s] (whether or not filed with the SEC), (b) have

RISK FACTORS
--------------------------------------------------------------------------------

made no investigation of the financial condition or creditworthiness of the underlying securities issuer[s], and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus supplement or the attached prospectus.]

[THE UNDERLYING SECURITIES ISSUER[S] [IS][ARE] THE PRIMARY PAYMENT SOURCE.

The payments made by the underlying securities issuer[s] on the underlying securities are the only source of payment for your certificates[, other than [specify other ancillary trust assets, if any]]. The underlying securities issuer[s] [is][are] subject to laws permitting bankruptcy, moratorium, reorganization and other actions. Financial difficulties experienced by the underlying securities issuer[s] could cause delays in payment, partial payment or nonpayment of the underlying securities and your certificates. Furthermore, the business[es] of the underlying securities issuer[s] [is][are] vulnerable to adverse business conditions, such as economic factors and increased market competition, all of which may affect payment on the underlying securities, and in turn, on your certificates. If the underlying securities issuer[s] do[es] not make payment on the underlying securities, you will bear the burden of the nonpayment.]

[THE UNDERLYING SECURITIES AND OTHER TRUST ASSETS ARE UNSECURED [, UNSUBORDINATED] OBLIGATIONS OF THE ISSUER[S] OF THOSE ASSETS AND IN A LIQUIDATION OR BANKRUPTCY PROCEEDING OF THE ISSUER[S], THE TRUST WILL RECEIVE PAYMENTS, IF ANY, ONLY AFTER ALL SECURED [AND SENIOR] CREDITORS HAVE FIRST BEEN PAID.

The underlying securities and other trust assets are unsecured obligations of the issuer[s] of those assets and in a liquidation or bankruptcy proceeding of an issuer, the trust will receive payments, if any, only after all secured [and senior]creditors have first been paid. According to the underlying securities prospectus[es], the underlying securities are general unsecured [and unsubordinated] obligations that rank on an equal basis with all other unsecured [and unsubordinated] indebtedness of the issuer[s] of the underlying securities, but that are subordinated to the existing and future senior and secured indebtedness of the underlying securities issuer[s]. [Describe extent of existing senior or secured indebtedness].]


[DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF CERTIFICATES [AS WELL AS [THE EXERCISE OF THE RETAINED CALL WARRANT,] [THE EARLY TERMINATION OF THE SWAP AGREEMENT,] [OR] [AN UNDERLYING SECURITIES ISSUER CEASING TO PROVIDE SECURITIES EXCHANGE ACT REPORTS [IF APPLICABLE]] WHICH WOULD LEAD TO THE TERMINATION OF THE TRUST PRIOR TO THE SCHEDULED TERMINATION THEREOF].


A number of factors may affect the timing of any distribution with respect to any class of certificates and the yield that you realize on your investment in the certificates, including:

- the purchase price of your certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;


- whether the maturity of your certificates is shortened as a result of any early redemption or repayment of the underlying securities;

RISK FACTORS
--------------------------------------------------------------------------------


- the manner and priority in which collections from the underlying securities and any other trust assets will be allocated to each class of certificates;



-[the right of [the depositor] [specify other party] to exercise the retained call warrant on the underlying securities and terminate the trust prior to its scheduled termination date;]



-[the possibility that the swap may be terminated early in certain circumstances, resulting in the termination of the trust prior to its scheduled termination date;] [and]



-[the underlying securities issuer may cease providing Securities Exchange Act reports, resulting in the termination of the trust prior to its scheduled termination date [if applicable]].



Neither the depositor nor the trustee can predict if or when a redemption of the underlying securities [or an early termination of the trust] will occur. If the certificates are prepaid [or the trust is terminated prior to its scheduled termination date], your investment in the certificates will have a shorter average maturity. If the certificates are prepaid [or the trust is terminated prior to its scheduled termination date] when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.]


[A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of the certificates there will not be a public market for those securities. The underwriter may assist in resales of the certificates, but it is not obligated to do so. A trading market for the certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment.]

[THE CERTIFICATES REPRESENT INTERESTS IN OBLIGATIONS OF A SINGLE OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED IN A SINGLE OBLIGOR.

The certificates represent interests in obligations of a single obligor and, as a result, the credit risk is concentrated in a single obligor. In particular, the certificates will be subject to all the risks associated with a direct investment in [unsecured] [subordinated] obligations of the underlying securities issuer.]

[THE TRUST ASSETS INCLUDE [SPECIFY DERIVATIVE INSTRUMENTS]. THESE INSTRUMENTS ARE SUBJECT TO THE RISK OF NONPERFORMANCE BY THE COUNTERPARTIES AND FLUCTUATIONS IN SECURITIES, CURRENCY AND COMMODITY RATES, PRICES, YIELDS AND RETURNS.

The trust assets include [interest rate, currency, securities, commodity and credit swaps, caps, total return swaps, credit default swaps, floors, collars and options and structured securities that have embedded derivatives, such as structured notes].

Fluctuations in the rates, prices, yields and returns of the reference securities, currency or commodity on which the derivative is based may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust. Continued payments on derivatives may be affected by the financial condition of the counterparties[ or the guarantor of the derivatives].

We cannot assure you that counterparties will be able to perform their obligations. Failure by a counterparty[ or the guarantor] to make required payments may result in the trust's delay or failure to make payments on the certificates. In addition, the notional amounts on which payments are made under the [specify derivative instrument] may vary under some circumstances and may not bear any correlation to the certificate principal balances of the related certificates.]

RISK FACTORS
--------------------------------------------------------------------------------

[THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus supplement and the attached prospectus, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the acceleration of the underlying security, the trust will only dispose of or otherwise deal with the defaulted underlying security in the manner provided in the trust agreement. [If a payment default on or acceleration of an underlying security occurs, the trust agreement provides that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.]]

[THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The trust agreement that governs the terms of your certificates may be amended or modified by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be modified or amended in a way that materially adversely affects your certificates if holders of certificates evidencing not less than the required percentage of votes specified in the trust agreement consent to the modification or amendment. See "Description of the Trust Agreement--Modification and Waiver" in the attached prospectus.]

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR CERTIFICATES WOULD ADVERSELY AFFECT THE VALUE OF YOUR CERTIFICATES.

At the time of issue, the class --, -- and -- certificates will be rated --, -- and --, respectively, by -- [one of the investment grade rating categories by one or more nationally recognized rating agencies.] We cannot assure you that the rating will not be lowered or withdrawn by the rating agency in the future, which may adversely affect the value of your certificates.

[NO RULINGS WILL BE OBTAINED FROM THE INTERNAL REVENUE SERVICE ("IRS") CONCERNING THE CERTIFICATES AND THE IRS MAY DISAGREE WITH FEDERAL TAX COUNSEL.


Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has provided an opinion regarding the tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, prospective investors in the certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. See "United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.]


[YOUR CERTIFICATES REPRESENT AN INVESTMENT IN OBLIGATIONS OF FOREIGN CORPORATIONS AND YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT BECAUSE OF THE POTENTIAL INSTABILITY OF A FOREIGN COUNTRY.

Because your certificates represent an investment in obligations of foreign corporations, you may experience a loss on your investment because of the potential instability of a foreign country. You should consider the political, economic, social and other risks of an investment in a foreign

RISK FACTORS
--------------------------------------------------------------------------------

corporation that are not typically associated with an investment in securities of a United States issuer. These risks include, but are not limited to:

- the devaluation of the local currency;

- imposition of foreign exchange controls to prevent free movement of the local currency;

- nationalization of an industry that could make it difficult or impossible for the underlying securities issuer to meet its debt obligations;

- the repudiation by the underlying securities issuer of its foreign debts;

- the imposition of a moratorium on payment or the rescheduling of foreign debts;

- the levying of a withholding tax or the imposition of a confiscatory taxation scheme;

- exchange rate fluctuations, and the risk that the underlying securities issuer may not have sufficient U.S. dollar reserves necessary to convert local currency to U.S. dollars in order to pay principal, interest or other amounts due on the underlying securities; and

- political or social instability in a foreign country that may make it difficult or impossible for the underlying securities issuer to meet its debt obligations.]

[AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS ENTAILS SIGNIFICANT RISKS, INCLUDING THE POSSIBILITY OF SIGNIFICANT CHANGES IN RATES OF EXCHANGE BETWEEN THE U.S. DOLLAR AND THAT CURRENCY AND THE POSSIBILITY OF THE IMPOSITION OR MODIFICATION OF FOREIGN EXCHANGE CONTROLS WITH RESPECT TO THAT CURRENCY.

The certificates are denominated in -- [a currency other than U.S. dollars.] An investment in certificates denominated in a currency other than U.S. dollars entails significant risks. These risks include, among others, the possibility of significant changes in rates of exchange between the U.S. dollar and that currency and the possibility of the imposition or modification of foreign exchange controls with respect to that currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile, and volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any certificate. Depreciation of the currency of a certificate against the U.S. dollar would decrease the effective yield of the certificate. You should consult your financial and legal advisors as to the risks entailed by an investment in certificates denominated in -- [a currency other than U.S. dollars]]. See also "Currency Risks" in the attached prospectus.

[Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a currency for making distributions. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts are then due to be distributed would not be available.]]

[ENFORCEMENT BY THE TRUST OF OBLIGATIONS IN FOREIGN JURISDICTIONS MAY BE MORE DIFFICULT THAN ENFORCEMENT IN THE UNITED STATES.

The underlying securities consist of debt securities issued by companies incorporated or organized under the laws of a foreign country. Some or all of the officers, directors and controlling persons of foreign issuers may be residents of a foreign country, some or all of the experts named in their related registration statements may be residents of a foreign country and all or a substantial portion of the

RISK FACTORS
--------------------------------------------------------------------------------

assets of the foreign issuers and these persons may be located outside the United States. As a result, it may be difficult for the trust to pursue, obtain or enforce legal judgments against foreign issuers in the United States.]

[If the underlying securities include obligations of, or are guaranteed by, foreign governments, foreign political subdivisions, or agencies and instrumentalities of foreign governments (each such issuer and guarantor, a "foreign government"), it may be difficult for the applicable trust as a holder of the underlying securities to obtain or collect judgments in the United States against the obligor. In the absence of a waiver of immunity by a foreign government, it would not be possible to obtain a United States judgment against the foreign government unless a court were to determine that the issuer in question is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action. Even if a foreign government is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that may be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the country of the foreign government.]]

[YOU MAY NOT HAVE ACCESS TO INFORMATION RELATING TO THE FOREIGN ISSUER[S] OF THE UNDERLYING SECURITIES THAT YOU WOULD NEED TO DETERMINE THE VALUE OF THE CERTIFICATES AND TO DETERMINE WHETHER TO SELL THE CERTIFICATES.

[You may not have access to information relating to the foreign issuer[s] of the underlying securities that you would need to determine the value of the certificates and to determine whether to sell the certificates. Foreign issuers may make some information available by filing periodic reports and other information with the SEC, but the information (including financial information) is generally not prepared in accordance with U.S. generally applied accounting principles and may differ in timing, form and substance from that normally available with respect to domestic issuers of securities. Accordingly, you may not have access to the same volume of financial information concerning the foreign issuer of the underlying securities that you would have for United States issuers, thus making it difficult for you to determine the value of the certificates and whether to sell the certificates.]

[Describe any other risk factors and special considerations applicable to the specific underlying securities, other trust assets and the particular structure of the certificates being offered, including factors relating to the yield of the certificates and risks associated with the underlying securities and their terms.]

--------------------------------------------------------------------------------

Formation of the Trust

The trust will be formed pursuant to the trust agreement to be dated as of --, 200-- between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will deposit [the underlying securities] [proceeds of the offering sufficient to purchase the underlying securities] into the trust. The trustee, on behalf of the trust, will [accept] [purchase] the underlying securities and will deliver the certificates to or upon the order of the depositor.

The underlying securities will be purchased by [the depositor] [the trustee] in the secondary market (either directly or through an affiliate of the depositor). The underlying securities will not be acquired from the underlying securities issuer[s] as part of any distribution by, or pursuant to any agreement with, the underlying securities issuer[s]. The underlying securities issuer[s] [is] [are] not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to [the depositor] [the trustee] or the issuance of the certificates. [Neither the depositor nor any of its affiliates participated in the initial public offering of the underlying securities] [[UBS Warburg LLC,] [UBS PaineWebber Inc.,] an affiliate of the depositor, participated in the initial public offering of the underlying securities as an [underwriter].]

--------------------------------------------------------------------------------

Description of the Underlying Securities

This prospectus supplement sets forth material terms with respect to the underlying securities, including the agreements relating to the underlying securities, but it does not provide detailed information about the underlying securities. This prospectus supplement relates only to the certificates offered in this prospectus supplement. It is not an offering document for the underlying securities. All disclosure with respect to the underlying securities is derived from publicly available documents. [Describe publicly available documents] See "--Available Information." [The] [Each] underlying securities issuer is [not] subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act"). Although the depositor has no reason to believe the information about the underlying securities, the agreements relating to the underlying securities or [the] [each] underlying securities issuer set forth in [the] [any] underlying securities prospectus or any other publicly available information is not reliable, neither the depositor nor any of the underwriters has participated in the preparation of these documents, or made any due diligence inquiry with respect to the information provided in these documents. Neither the depositor nor [any of] the underwriter[s] has verified the accuracy or completeness of these documents or reports. Events affecting the underlying securities or [or name[s] of issuer[s]] may have occurred and may not yet have been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

[The underlying securities will consist of a pool of publicly tradable

                               [debt securities of various corporate issuers]

                               [asset backed securities of various issuers]

                               [trust preferred securities of various issuers]

                               [term preferred stock of various issuers]

                               [United States Treasury securities]

                               [debt securities of various United States government sponsored entities]

                               [debt securities of various foreign government issuers]

[REPEAT FOR EACH UNDERLYING SECURITY THAT CONSTITUTES 10% OR MORE BUT LESS THAN 20% OF THE PRINCIPAL AMOUNT OF A POOL OF SECURITIES]

[The table below sets forth the payment terms of the underlying securities that constitute 10% or more but less than 20% of the principal amount of the pool of underlying securities and provides summarized financial information of the related issuer[s]. The table is not complete and is subject to, and qualified in its entirety by reference to, the relevant underlying securities prospectuses.

Underlying securities
issuer:....................

Underlying securities:.....      --  , due   --

Issue date:................

Original principal maturity
date:......................

Original par value amount
  issued:..................

Type of security:..........   [corporate debt security]
                              [asset-backed security]
                              [trust preferred security]
                              [term preferred stock]
                              [United States Treasury security]
                              [debt security of a United States government sponsored entity]
                              [debt security of a foreign government issuer]

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

CUSIP number:..............

Stated interest rate:......

Interest payment dates:....

Mode of payment of
underlying securities:.....    [fixed][variable] rate [pass-through] securities

Par value amount of
underlying securities
  (total issue):...........

Par value amount of
underlying securities
  (deposited under trust
  agreement):..............

Ratings(*):................

Summarized financial
  information..............
------------
(*) A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust or the holder of a certificate) and may be subject to a reduction or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your certificates. See "Ratings."

[USE THE FOLLOWING (A) WHERE THE UNDERLYING SECURITIES CONSIST OF A SINGLE PUBLIC SECURITY OR (B) IF THE UNDERLYING SECURITIES CONSIST OF A POOL, FOR EACH UNDERLYING SECURITY IN THE POOL THAT CONSTITUTES 20% OR MORE OF THE PRINCIPAL AMOUNT OF THE POOL]

[The table below sets forth the payment terms of the underlying securities [that constitute 20% or more of the principal amount of the pool of underlying securities] and, to the extent not incorporated by reference into this prospectus supplement, summarized financial information, including summaries of the audited financial statements of the related issuer[s]]. The table is not complete and is subject to, and qualified in its entirety by reference to, the relevant underlying securities prospectuses.

Underlying securities
issuer:....................

Underlying securities:.....      --  , due   --

Issue date:................

Original principal maturity
date:......................

Original par value amount
  issued:..................

Type of security:..........   [corporate debt security]
                              [asset-backed security]
                              [trust preferred security]
                              [term preferred stock]
                              [United States Treasury security]
                              [debt security of a United States government sponsored entity]
                              [debt security of a foreign government issuer]

CUSIP number:..............

Stated interest rate:......

Interest payment dates:....

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DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Mode of payment of
underlying securities:.....    [fixed][variable] rate [pass-through] securities

Par value amount of
underlying securities
  (total issue):...........

Par value amount of
underlying securities
  (deposited under trust
  agreement):..............

Ratings(*):................

Summarized financial
  information..............
------------
(*) A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust or the holder of a certificate) and may be subject to a reduction or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your certificates. See "Ratings."

[USE THE FOLLOWING WHERE THE UNDERLYING SECURITIES CONSIST OF A POOL OF PUBLIC SECURITIES OTHER THAN ASSET-BACKED SECURITIES, EACH OF WHICH CONSTITUTES LESS THAN 10% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

[The underlying securities will consist primarily of a pool of [specify debt securities issued by one or more corporations] [specify obligations that are trust preferred securities] [specify issues of term preferred stock] [specify obligations that are United States Treasury securities] [specify debt obligations of United States government sponsored entities] [specify obligations of foreign government issuers].

The composition of the underlying securities pool and the distribution of the underlying securities by ratings, remaining term to maturity and interest rate as of [--, -- (the "cut-off date")][the closing date], as derived from the relevant underlying securities prospectuses, is as set forth below:

COMPOSITION OF THE UNDERLYING SECURITIES AS OF THE [CUT-OFF DATE][CLOSING DATE]

Number of Underlying Securities Issuers:.....  --
Aggregate principal balance:.................  [$]--
Average principal balance:...................  [$]--
Largest balance:.............................  [$]--
Weighted average interest rate:..............  --%
Weighted average original term to
  maturity:..................................  -- years
Weighted average remaining term to
  maturity:..................................  -- years
Longest remaining term to maturity:..........  -- years

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

DISTRIBUTION BY RATING OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF DATE

                                                      PERCENTAGE OF
                                    AGGREGATE           AGGREGATE
                       RATING   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------------------------------------------------------
Total                   --             --                  --

DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF DATE

                           REMAINING                             PERCENTAGE OF
                            TERM TO            AGGREGATE           AGGREGATE
                       MATURITY (MONTHS)   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------------------------------------------------
Total                         --                  --                  --

DISTRIBUTION BY INTEREST RATE OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF
DATE

                                                             PERCENTAGE OF
                       INTEREST RATE       AGGREGATE           AGGREGATE
                         RANGE (%)     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------------------------------
Total                       --                --                  --

[USE THE FOLLOWING WHERE THE UNDERLYING SECURITIES CONSIST OF A POOL OF ASSET-BACKED SECURITIES OF MULTIPLE ISSUERS, EACH OF WHICH CONSTITUTES LESS THAN 10% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

[The underlying securities will consist primarily of a pool of publicly tradable asset-backed securities. [Describe applicable type[s] of asset-backed securities]. The composition of the underlying securities pool as of [--, -- (the "cut-off date")][the closing date], as derived from the applicable underlying securities prospectuses, is set forth below:

TERMS OF THE UNDERLYING SECURITIES (POOL OF ASSET-BACKED SECURITIES OF MULTIPLE ISSUERS)

Issuer......................................................
Servicer....................................................
Trustee.....................................................
Designation.................................................
Percentage of total underlying securities pool investor
  amount....................................................
Series termination date (1).................................
Certificate rate............................................
[Monthly] payment date (2)..................................
Commencement of controlled amortization/accumulation period
  (3).......................................................
Minimum seller's percentage.................................
Cash collateral guaranty amount (4).........................
Percentage that subordinated class -- certificates
  constitute of all certificates............................
Optional repurchase percentage..............................
Ratings(5)..................................................

------------
(1) [Include, as applicable, either of the defined terms: Series termination date and stated series termination date.]

(2) [Include, as applicable, either of the defined terms: [Monthly] payment date and distribution date.

(3) [Include, as applicable, any of the defined terms: Controlled amortization period, controlled accumulation period and controlled liquidation period.]

(4) A "cash collateral guaranty" generally provides that if a deficiency exists with respect to a payment of interest and/or principal, an amount equal to the deficiency may be withdrawn from the cash collateral account and applied to the deficiency up to the amount provided in the underlying securities agreement.

(5) As of --, --.

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

As of the [cut-off date][closing date], [all of] [approximately --% of] the underlying securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor of any underlying security was in default in the payment of any installments of principal, interest or premium, if any, with respect to the underlying security. A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust) and may be subject to a reduction or withdrawal at any time by the assigning rating organization. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your certificates. Each rating should be evaluated independently of any other rating. See "Ratings."

[The underlying securities will be held by the trustee as book-entry credits to an account of the trustee at DTC.]

[REPEAT FOR EACH ASSET-BACKED SECURITY THAT CONSTITUTES MORE THAN 10% BY PRINCIPAL AMOUNT OF A POOL OF SECURITIES]

[Include information as applicable][The underlying securities of the trust will consist solely of initially [$] -- aggregate principal amount of --% [specify applicable type/designation of assets], due --, -- [describe provisions for extension of maturity] issued by [identify issuer[s] of underlying securities], having the characteristics described in the underlying securities prospectus. The underlying securities were originally issued by the applicable underlying securities issuer as part of an underwritten public offering of [$]-- aggregate principal amount of such securities, pursuant to a registration statement on [Form S-3][Insert applicable form/schedule] (together with all its amendments and exhibits, the "underlying securities registration statement"), filed by the underlying securities issuer[s] with the SEC under the Securities Act. Distributions are required to be made on the underlying securities semiannually on each underlying securities payment date, which dates are the -- day of each -- and --, commencing --, or if that day is not a business day, on the next succeeding business day.

The underlying securities, together with any other trust assets described below and any credit support, represent the sole sources of funds that are available to make distributions in respect of the certificates. Consequently, the ability of certificate holders to receive distributions in respect of the certificates will depend on the trust's receipt of payments on, or in respect of, the underlying securities.

This prospectus supplement, the attached prospectus, each underlying securities prospectus and each underlying securities registration statement describe the material terms of the underlying securities and the underlying securities agreements. This prospectus supplement and the attached prospectus are qualified in their entirety by, and should be read in conjunction with, (a) each underlying securities prospectus and (b) the registration statement relating to the underlying securities of which the underlying securities prospectus is a part. No representation is made by the trust, the trustee or the depositor as to the accuracy or completeness of the information contained in any of the underlying securities prospectus[es] or any registration statement relating to the underlying securities.

INTEREST PAYMENTS

Interest accrues on the underlying securities at the certificate rate for each class and series of the securities, from the date of the initial issuance. Interest at the applicable rate will be paid to the certificate holders -- [monthly] [quarterly] [semi-annually] on the -- day of each -- (or, if that day is not a business day, the next succeeding business day).

[Interest on the underlying securities is calculated on the basis of the actual number of days in the related interest period and a 360-day year.]

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

The underlying securities bear interest [in the aggregate] at a [weighted average] rate per annum equal to [--%] [describe rate or method of calculation].

PRINCIPAL PAYMENTS

[Identify principal payment dates of underlying securities]

[Include, if applicable, definitions of relevant terms] [Generally, principal payments due to the holders of the underlying securities are scheduled to commence on the first payment date of an amortization period for a series of underlying securities or in the case of --, will be provided for by accumulating collections on the [receivables] [amounts receivable in respect of the underlying securities] for a specified period (an "underlying securities accumulation period") and paid on the scheduled final payment date for the payment of the principal on the underlying securities, but in either case may be paid earlier or later than that date. However, if a[n] [early amortization event], [payout event], [liquidation event] [or economic amortization event] (as [that/these term[s are] [is] used in the [agreements] [prospectus] relating to the underlying securities) ([each] [that] event, an "underlying security early amortization event") occurs, [monthly] distributions of principal to the holders of the underlying securities will begin on the first payment date following the occurrence of the underlying security early amortization event. See "--[Underlying Securities Events of Default][Underlying Securities Early Amortization Events]" below.

If an underlying security early amortization event does not occur, principal will be distributed to the holder of the underlying securities on the first payment date during the amortization period relating to the underlying security or at the end of the underlying security accumulation period. If, however, the amount of principal distributed on the scheduled final payment date for the payment of the principal on the underlying securities is not sufficient to pay the holders of the underlying securities in full, then monthly distributions of principal to the holders of underlying securities will occur on each payment date after the scheduled final payment date that is described in the underlying securities prospectuses.]

[REDEMPTION OR CONVERSION FEATURES

[Describe any redemption, put, call or other conversion features of the underlying securities].]

[SECURED] [UNSECURED] [OBLIGATIONS]

[Describe the security, including any collateral, for the underlying securities and the priority (senior, subordinated) of the underlying securities with respect to other indebtedness of the applicable underlying securities issuer.]

[INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

According to the underlying securities prospectus, all amounts collected on receivables generated from accounts owned by a master trust will be allocated to the investor interest of the holders of the underlying securities, the investor interest of any other series and the seller's interest by reference to the investor percentage of the holders of the underlying securities, the investor percentage of any other series and the seller's percentage, as these terms are used in the [agreement] [prospectus] relating to the underlying securities. The [seller's percentage] generally means the excess of 100% over the aggregate investor percentage of all series issued by the underlying securities issuer then outstanding. The investor percentage for a series means a fraction, expressed as a percentage, the numerator of which is the principal amount of the securities of such series, and the denominator of which is the principal amount of all receivables in the master trust. The effect of the allocation of the amounts collected on receivables proportionately with the investor percentage for each series and the seller's percentage is to cause the principal amount of receivables allocated to each series to equal, but not exceed, the principal amount of the underlying securities of such series.]

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

[ALLOCATION OF COLLECTIONS

[The person managing and servicing the collection of payments on the underlying securities (the "underlying security servicer") will deposit any payments collected by the underlying security servicer with respect to the receivables and will generally allocate these amounts as follows:

- [an amount equal to the applicable [seller's percentage] of the aggregate amount of deposits in respect of [principal receivables] and [finance charge receivables], respectively, will be paid to the holder of the [seller's certificate] [exchangeable seller's certificate][exchangeable transferor's certificate], as defined in the underlying securities [prospectus][trust agreement];

- an amount equal to the applicable investor percentage of the aggregate amount of the deposits in respect of finance charge receivables will be deposited into an account for the benefit of the holders of the underlying securities;

- during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of the collections in respect of principal receivables will be paid to the holder of the [seller's certificate] [exchangeable seller's certificate][exchangeable transferor's certificate]; provided, however, that the amount may not exceed the amount equal to the seller's interest; and

- during the [controlled amortization period][,] [rapid amortization period] [or] [accumulation period], as defined in the underlying securities [prospectus][trust agreement], collections of principal receivables will be allocated to the holders of underlying securities based on the investor percentage, subject, during a controlled amortization period, to a cap.]]

"Principal receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance charge receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-the-limit fees and all other fees billed to cardholders, including administrative fees.]

[UNDERLYING SECURITIES EVENTS OF DEFAULT] [UNDERLYING SECURITIES EARLY AMORTIZATION EVENTS]

The following is a summary description of the underlying securities [events of default][early amortization events] for each series of underlying securities of an issuer whose securities represent more than 20% of the pool of the underlying securities by principal amount:

- [Insert a bullet point list]

With respect to underlying securities comprising less than 20% of the pool of the underlying securities, the following summary describes the typical underlying securities [events of default][early amortization events] for each series of underlying securities:

- [Insert a bullet point list]

[The pool of underlying securities, together with any other assets described below and any credit support described under "Description of the Credit Support," represent the sole assets of the trust that are available to make distributions in respect of the certificates.]

[INCLUDE THE FOLLOWING WITH RESPECT TO EACH ISSUER OF AN UNDERLYING SECURITY THAT CONSTITUTES MORE THAN 10% BUT LESS THAN 20% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

GENERAL INFORMATION ABOUT THE ISSUER[S] OF THE UNDERLYING SECURITIES

[FEDERAL NATIONAL MORTGAGE ASSOCIATION
The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily would not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Fannie Mae also issues mortgage-backed securities. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgage-backed securities. Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgage-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an information statement annually that describes Fannie Mae and its business and operations and contains Fannie Mae's audited financial statements. From time to time, Fannie Mae prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 or by calling 1-800-701-4791. Some of these documents may also be obtained from Fannie Mae's web site at http://www.fanniemae.com. Obligations issued by Fannie Mae are not subject to the registration requirements of the Securities Act and Fannie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[FEDERAL HOME LOAN MORTGAGE CORPORATION
The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market, to provide ongoing assistance to the secondary market for home mortgages (including mortgages on housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac that may be less than the return earned on other activities) and to promote access to mortgage credit throughout the United States), by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac is the purchase of residential mortgages and participation interests in home mortgages from mortgage lending institutions and securities dealers. Freddie Mac finances its purchases of mortgages primarily with sales of guaranteed mortgage securities. Mortgages retained by Freddie Mac are financed with debt securities, other liabilities and equity capital.

Freddie Mac prepares an information statement annually that describes Freddie Mac and its business and operations and contains Freddie Mac's audited financial statements. From time to time, Freddie Mac prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing, calling or emailing Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102; telephone: (800) 336-3672; e-mail:
Investor Inquiry@freddiemac.com). Freddie Mac is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[STUDENT LOAN MARKETING ASSOCIATION
The Student Loan Marketing Association ("Sallie Mae") is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965 to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan program and the Health Education Assistance Loan Program. Sallie Mae is

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

authorized to purchase, warehouse, sell and offer participations or pooled interests in, make commitments for or deal in, student loans, including, but not limited to, loans insured under the Federal Family Education Loan program. Sallie Mae is also authorized to buy, sell, hold, underwrite and deal in obligations of eligible lenders, if the obligations are issued by the eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Pursuant to the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act"), the existing Sallie Mae, which is a U.S. government sponsored entity, became a subsidiary of SLM Holding Corporation, a Delaware corporation, now known as USA Education, Inc. USA Education, Inc. is not a U.S. government sponsored entity. The Privatization Act provides that Sallie Mae may continue to issue debt obligations maturing on or before September 30, 2008 and further provides that the legal status of Sallie Mae's debt obligations will be fully preserved until their respective maturities. These debt obligations will continue to be obligations of a U.S. government sponsored entity. Pursuant to the Privatization Act, Sallie Mae will wind down its operations and dissolve on or before September 30, 2008, with any outstanding Sallie Mae obligations being transferred to a trust along with cash or certain qualified assets to be used solely for the payment of such obligations as they become due. If Sallie Mae cannot provide sufficient money or assets to pay such obligations, any deficiency will be covered by USA Education, Inc.

Sallie Mae prepares an information statement annually that describes Sallie Mae and its business and operations and contains Sallie Mae's audited financial statements. From time to time, Sallie Mae prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of Sallie Mae. These documents can be obtained without charge upon written request to the Investor Relations Department of Sallie Mae at 11600 Sallie Mae Drive, Reston, Virginia 20193; telephone: (703) 810-7600. Sallie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[FEDERAL HOME LOAN BANKS
The Federal Home Loan Bank System is comprised of twelve federally chartered corporations and their joint office of finance under the supervision of the Federal Housing Finance Board. The mission of the Federal Home Loan Bank System is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Home Loan Banks or the Federal Housing Finance Board, which are joint and several obligations of all of the Federal Home Loan Banks. The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government. Securities issued by the Federal Home Loan Banks are exempt from the registration requirements of the Securities Act, and are "exempted securities" within the meaning of the Securities Exchange Act.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance of consolidated bonds and consolidated notes of the Federal Home Loan Banks. Questions regarding the Federal Home Loan Banks combined financial statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone:
(202) 408-2500, or to the Federal Home Loan Banks, Office of Finance, Marketing/Debt & Credit Services, 11921 Freedom Drive, Suite 1000, Reston, Virginia 20190; telephone: (703) 467-3600, www.fhlb-of.com. Copies of the financial reports will be furnished upon request to the Office of Finance of the Federal Home Loan Banks.]

DESCRIPTION OF THE UNDERLYING SECURITIES
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[RESOLUTION FUNDING CORPORATION
The Resolution Funding Corporation was a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRRE Act"). The sole purpose of the Resolution Funding Corporation was to provide financing for the Resolution Trust Corporation, which was established by the FIRRE Act to manage and resolve cases involving failed savings and loan institutions and which terminated in 1996. The FIRRE Act limited the aggregate principal amount of interest bearing obligations that could be issued by the Resolution Funding Corporation to $30 billion, which amount of obligations was issued in 1989.

Resolution Funding Corporation obligations are not obligations of, or guaranteed as to principal by, the Federal Home Loan Bank System, the Federal Home Loan Banks, the Resolution Trust Corporation or the United States of America. However, the principal of Resolution Funding Corporation obligations is fully payable from non-interest bearing obligations of the United States of America issued by the Secretary of the Treasury and deposited in a separate account at the Federal Reserve Bank of New York. Interest on Resolution Funding Corporation obligations is payable by the Federal Home Loan Banks, certain Federal Deposit Insurance Corporation Funds and, to the extent not paid from these sources, is payable by the Secretary of the Treasury pursuant to an existing appropriation. Obligations issued by the Resolution Funding Corporation are exempt from registration under the Securities Act.

Information concerning the Resolution Funding Corporation may be obtained from the Federal Home Loan Banks, Office of Finance, 2 Fountain Square, 11921 Freedom Drive, Suite 1000, Reston, Virginia 20190; telephone: (703) 487-9500. The Resolution Funding Corporation is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[TENNESSEE VALLEY AUTHORITY
Tennessee Valley Authority (the "TVA") is a wholly-owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933 (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region. TVA conducts power and nonpower programs. Revenues and expenses of the power program are segregated from other revenues and expenses. Substantially all of TVA's revenues and assets are attributable to its power program. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program. TVA securities are "exempted securities" within the meaning of the Securities Exchange Act.

TVA prepares an information statement annually that describes TVA and its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer, or by calling (865) 632-2101.]

[FEDERAL FARM CREDIT BANKS
The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities. Through its banks and related associations, the Farm Credit System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives, rural utilities and some foreign or domestic entities in connection with international agricultural credit transactions. The Farm Credit System institutions are federally chartered under the Farm Credit Act of 1971 and are subject to super-vision, examination and regulation by an independent federal agency, the Farm Credit Administration. The Farm Credit Banks and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector and other sectors of the economy,

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

under the Farm Credit Act the Farm Credit System institutions are restricted solely to making loans and providing financially-related services to qualified borrowers in the agricultural sector and to some related entities. Moreover, the Farm Credit System is required to make credit available in all areas of the nation. In order to fulfill its broad statutory mandate, the Farm Credit System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The Farm Credit System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("systemwide debt securities"). The Farm Credit Banks are jointly and severally liable on all systemwide debt securities. Systemwide debt securities are issued by the Farm Credit Banks through the Federal Farm Credit Banks Funding Corporation, as agent for the Farm Credit Banks (the "Funding Corporation"). Each Farm Credit Bank determines its participation in each issue of systemwide debt securities based on its funding and operating requirements, subject to the availability of eligible collateral, compliance with conditions of participation agreed among the banks and the Funding Corporation, determinations by the Funding Corporation as to terms of each issuance, and Farm Credit Administration approval. Systemwide debt securities are exempt from the registration requirements of the Securities Act, and are "exempted securities" within the meaning of the Securities Exchange Act.

Information regarding the Farm Credit Banks and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System annual information statement, any quarterly information statements issued after the annual information statement and press releases issued from time to time by the Funding Corporation. This information and the Farm Credit System annual report to investors for the current and two preceding fiscal years can be obtained without charge by writing or calling the Federal Farm Credit Banks Funding Corporation, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone: (201) 200-8000. This information is also available on the Internet at www://farmcredit-ffcb.com.]

AVAILABLE INFORMATION

[The] [Each] [specify which (any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities) if less than all] [underlying securities issuer] is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by the underlying securities issuer with the SEC (a) over the Internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549; and (c) and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. [In addition, the material described above and other information will also be available for inspection at the offices of [the New York Stock Exchange, at 20 Broad Street, New York, New York 10005] [the American Stock Exchange, at 86 Trinity Place, New York, New York 10006] [specify other exchange] [or]] from the office of the underlying securities issuer identified in the applicable prospectus supplement].] You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

[Description of the Other Trust Assets

In addition to the underlying securities, the trust has [entered into a swap agreement] [purchased other trust assets that are ancillary or incidental to the underlying securities, or that support the payment of the certificates.] [Describe the material terms and identify each counterparty of any other trust assets which are included in the trust, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, total return swaps, credit derivatives, caps, floors, collars, options, forward contracts, and any cash or other security pledged to support the certificates. To the extent the credit exposure related to such trust assets will equal or exceed 20% of the cash flow to the applicable series, provide (or incorporate by reference) the audited financial statements of the applicable counterparty. To the extent that the credit exposure related to such trust assets will equal between 10% and less than 20% of the cash flow to the applicable series, provide or incorporate by reference summarized financial information with respect to the counterparty.]]

--------------------------------------------------------------------------------

[Description of the Swap Agreement

[TO BE INCLUDED WHEN UBS AG ENTERS INTO A SWAP AGREEMENT WITH THE TRUST]

Include description of the principal terms of the swap agreement, including any swap insurance policy]

[THE SWAP COUNTERPARTY

The London branch of UBS AG (the "Swap Counterparty") will act as swap counterparty under the swap agreement to be entered by the trust.

UBS
The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.

UBS's global businesses include: UBS Warburg, a premier investment banking and securities house recently bolstered by the addition of UBS PaineWebber; UBS Asset Management, one of the largest asset managers globally, which trades in the U.S. under the Brinson Partners name; and UBS Private Banking, the world's largest private bank, by assets under management. In Switzerland, UBS is the market leader in private, retail and commercial banking.

UBS is managed through three Business Groups and its Corporate Center, each of which is summarized below. Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on Form 20-F for the year ended December 31, 2000, which is incorporated by reference into this prospectus supplement. UBS's Business Groups are:

UBS SWITZERLAND has the world's largest private banking business, based on assets under management, with CHF 681 billion in client assets at December 31, 2000. UBS Private Banking provides a comprehensive range of products and services tailored specifically for wealthy clients from Switzerland and around the world. UBS Switzerland also provides a complete set of banking and securities services for some four million individual and corporate clients in Switzerland.

UBS ASSET MANAGEMENT is a leading institutional asset manager and a significant mutual fund provider in Europe and elsewhere, based on assets under management, with client assets of CHF 496 billion at December 31, 2000. It offers a broad range of asset management services and products to institutional and retail clients across the world. Its key institutional brands include Brinson Partners and Brinson Advisors in the U.S. and Phillips & Drew in the UK.

UBS WARBURG operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, high quality research and advice and broad access to the world's capital markets. UBS PaineWebber, the fourth largest private client firm in the U.S., joined UBS Warburg in November 2000. As of December 31, 2000, its 8,900 financial advisors provided a full range of wealth management services to over 2 million affluent households in the United States, with assets of CHF 794 billion.

CORPORATE CENTER coordinates the activities of the Business Groups, with the goal of making the whole worth more than the sum of the parts. Its functions include finance and accounting; risk management and control; communications and marketing; compliance; legal; and treasury management.

Each of the Business Groups benefits from its place in the UBS Group, with products from wholesale businesses distributed through the retail businesses, and the combined resources and expertise of all UBS's businesses available to its clients.

UBS was formed on June 29, 1998, by the merger of two of Switzerland's leading financial services groups, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854). UBS

[DESCRIPTION OF THE SWAP AGREEMENT
--------------------------------------------------------------------------------

is incorporated and domiciled in Switzerland and is a publicly owned company, with its shares listed on the Swiss, New York and Tokyo stock exchanges.

As of December 31, 2000, UBS employed approximately 71,000 people, 42% in Switzerland and 40% in the U.S. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS has a presence in major financial centers worldwide and a total of approximately 1,500 offices in over 50 countries. The addresses and telephone numbers of its headquarters are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011-41-1-234-11-11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011-41-61-288-20-20.

CAPITALIZATION OF UBS
The consolidated financial statements of UBS AG and its subsidiaries, which are incorporated by reference into this prospectus supplement, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. Dollars.

                                                                AS OF [INSERT MOST
                                                                 RECENT AVAILABLE
                                                                      DATE]
                                                              ----------------------
                                                                CHF              USD
------------------------------------------------------------------------------------
                                                                  (in millions)
Debt........................................................       --             --
  Debt Issued(1)............................................       --             --
                                                              -------        -------
  Total Debt................................................       --             --
Minority Interest...........................................       --             --
Shareholders' Equity........................................       --             --
                                                              -------        -------
Total Capitalization........................................       --             --
                                                              -------        -------
                                                              -------        -------

------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

Swiss francs (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD --.

WHERE YOU CAN FIND MORE INFORMATION
UBS AG is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC under File No. 1-15060. You may read and copy any reports, statements and other information that UBS AG files with the SEC (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; (c) at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; (e) over the Internet at UBS AG's web site at http://www.ubs.com/investor-relations; and (f) at no cost, upon request to UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Phone:
011-41-1-234-41-00, Fax: 011-44-1-234-34-15, E-mail:
SH-investorrelations@ubs.com.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are incorporating by reference in this prospectus supplement and the attached prospectus (a) UBS AG's Annual Report on Form 20-F for the year ended December 31, 2000, which UBS AG filed with the SEC on March 15, 2001, and (b) UBS AG's Forms 6-K, which UBS AG filed with the SEC on

[DESCRIPTION OF THE SWAP AGREEMENT
--------------------------------------------------------------------------------

May 8, May 15, May 15, June 1, July 12, July 16, July 26, August 16, September 27, October 1, October 3, November 7, November 9, November 13, December 17 and December 18, 2001. We are also incorporating all reports that UBS AG files with the SEC on Form 20-F under the Securities Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the certificates. We may also incorporate any other report on Form 6-K that UBS AG submits to the SEC after the date of this prospectus supplement and prior to the termination of the offering of the certificates if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus supplement. Information that UBS AG files with or submits to the SEC later will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling UBS AG at: UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Phone: 011-41-1-234-41-00, Fax:
011-41-1-234-34-15, E-mail: SH-investorrelations@ubs.com, Internet: www.ubs.com/investor-relations.

EXPERTS
The consolidated balance sheets of UBS at December 31, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000 incorporated by reference into this prospectus supplement have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at December 31, 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 1999 incorporated by reference into this prospectus supplement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus supplement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.]

--------------------------------------------------------------------------------

[Description of the Credit Support

For the benefit [solely] of the [class -- certificates [and class -- certificates][specify others]], credit support will be obtained to support or ensure the [ultimate] distribution of principal and the [timely] distribution of interest amounts due with respect to the underlying securities and other trust assets, in the form and amount described below.

[SUBORDINATION

The rights of the holders of the class -- certificates to receive distributions from the trust and any credit support obtained for the benefit of the certificate holders are subordinated to the rights of the holders of the class -- certificates as follows [describe subordination]. See "Description of the Trust Assets, including Credit Support--Credit Support--Subordination" and "--Collections" in the attached prospectus.]

[THE LETTER OF CREDIT

Simultaneously with the [depositor's assignment to the trust] [trustee's purchase, on behalf of the trust,] of the underlying securities and other trust assets, the depositor will obtain a letter of credit from -- (the "letter of credit bank") in favor of the [trustee]. The letter of credit will be irrevocable and will [support the [timely] [ultimate] payment of amounts due with respect to the trust assets]. [The maximum amount that may be drawn under the letter of credit will initially be equal to [$]--. The initial amount of the letter of credit will be [$]--. Thereafter, the amount of the letter of credit with respect to any distribution date will equal [the lesser of (a) --% of the aggregate certificate principal balance outstanding on the preceding distribution date (after giving effect to any payment of principal made on such preceding distribution date) but in any event not less than [$]--, and (b) the amount of the letter of credit on the preceding distribution date, plus [(x) reimbursement of some advances under the letter of credit and (y) recoveries on defaulted underlying securities and other trust assets] [describe other methods]. The letter of credit expires on --, --. The [trustee] will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the obligors of the underlying securities and the other trust assets, and any recoveries will be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified in this prospectus supplement.

[Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of the regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information about the letter of credit bank. In addition, to the extent that the letter of credit will provide 20% or more of the cash flow to the applicable series, provide (or incorporate by reference) the audited financial statements of the letter of credit bank. To the extent that the letter of credit will provide between 10% and 20% of the cash flow to the applicable series, provide or incorporate by reference information required by Item 301 of Regulation S-K with respect to the letter of credit bank.]]

[FINANCIAL GUARANTY INSURANCE POLICY

Simultaneously with the [depositor's assignment to the trust] [trustee's purchase, on behalf of the trust,] of the underlying securities and other trust assets, the depositor will obtain the insurance policy from -- (the "insurer") in favor of the trustee. The insurance policy will guaranty [ultimate] distributions of the principal of and premium, if any, and [timely] interest with respect to the [class -- certificates] [specify others]. The insurance policy expires on --, --. The trustee will be obligated, in the event of a drawing on the insurance policy, to pursue appropriate remedies against the obligors of the underlying securities and other trust assets, and any recoveries will be paid to the insurer to the extent of any amounts owing, in the manner and priority specified in this prospectus supplement.]

DESCRIPTION OF THE CREDIT SUPPORT
--------------------------------------------------------------------------------

[Add language regarding the insurer with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of the regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information about the insurer. In addition, provide or incorporate by reference the audited financial statements of the insurer.]]

[RESERVE ACCOUNT

The depositor will deposit with the trustee on the closing date, to be held in a trust account (the "reserve account"), cash, letters of credit and short-term investments acceptable to the rating agency initially rating the certificates at the request of the depositor in the amount of [$]--. [Collections with respect to the underlying securities and other trust assets not distributed to holders of the certificates will be deposited in the reserve account.] Amounts deposited in the reserve account will be used to make payments of principal of and premium, if any, and interest on the certificates to the extent that funds are not otherwise available. Immediately after any distribution date, amounts in the reserve account in excess of [indicate formula] [may be paid to the depositor.]]

[OTHER FORMS OF CREDIT ENHANCEMENT

Describe the material terms of any other form of credit enhancement that is furnished in relation to the certificates, including any interest rate, currency, securities, commodity or credit swaps, total return swaps, credit derivatives, caps, floors, collars or options, and identify each counterparty to the credit enhancement. To the extent the cash flow provided by the credit enhancement will equal or exceed 20% of the cash flow to the applicable series, provide or incorporate by reference the audited financial statements of the applicable counterparty. To the extent that the cash flow provided by the credit enhancement will equal between 10% and less than 20% of the cash flow to the applicable series, provide or incorporate by reference summarized financial information with respect to the counterparty.]]

Yield on the Certificates

[Describe factors relating to the underlying securities and other trust assets, their terms and the manner and priority in which collections are paid or allocated to each class of certificates that may affect the yield on the certificates.] See "Maturity and Yield Considerations" in the attached prospectus.

[If certificates have a specified currency other than U.S. dollars, provide information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency. See "Currency Risks" in the attached prospectus.]


If [the underlying securities are prepaid or redeemed early] [the retained call warrant is exercised] [the swap agreement is terminated] [an underlying securities issuer ceases to provide Securities Exchange Act reports [if applicable]] and accordingly the trust is terminated prior to the scheduled termination of the trust, and at the time prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the resulting prepayment of your certificates.]

--------------------------------------------------------------------------------

Description of the Certificates


The certificates will consist of -- classes of certificates, designated as class --[,] [and] class -- [and class --] [callable] certificates. The certificates will be denominated, and distributions with respect to the certificates will be payable in, the specified currency. The certificates represent, in the aggregate, the entire beneficial ownership interest in the trust. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$]-- (approximate) and a [--%] [variable] pass-through rate. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$] -- (approximate) and a [--%] [variable] pass-through rate. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$]-- (approximate) and a [--%] [variable] pass-through rate. [The class -- certificates, which are not being offered by this prospectus supplement, will be transferred by the depositor to an affiliate on the closing date, and may be sold at any time by the depositor in accordance with the terms of the trust agreement.] [The pass-through rate on the class -- certificates will be reset [specify basis on which pass-through rate will be reset].] [The [pass-through rate on the][certificate principal balance of the] class -- certificates will be indexed to [specify basis on which pass-through rate or certificate principal balance will be indexed].][The [pass-through rate][indexed certificate principal balance][indexed interest] on the class -- certificates will be calculated by [specify name of calculation agent] (the "calculation agent") who has been appointed by the depositor as calculation agent.] [If any of the above certificates are multicurrency, specify applicable terms.]


The certificates [other than the class -- certificates [and specify others]] will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of [$]--and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--]. [The class -- certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial notional amounts or certificate principal balance, as applicable, of [$]--and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--], except that one certificate of each such class may be issued with an initial notional amount or certificate principal balance, as applicable, equal to an integral multiple of [$]-- plus the excess of the initial aggregate notional amount or certificate principal balance, as applicable, of the class over the greatest integral multiple of [$]-- that is not more than the initial aggregate notional amount or certificate principal balance, as applicable.]

The certificates [(other than the class of -- certificates) [specify other classes] will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor, the "clearing agency"), except as provided below. We have been informed by DTC that DTC's nominee will be Cede & Co. No holder of any of these certificates (a "security owner") will be entitled to receive a certificate representing that person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described below, all references to actions by holders with respect to any certificates will refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the attached prospectus.

[A temporary certificate will be issued with respect to the class -- certificates [specify others]. [Specify whether any interest distributable on a distribution date prior to the issuance of a permanent certificate for the series or class will be credited to the account of the entitled persons on that distribution date.]]

[A temporary global security is to be issued with respect to the class -- certificates [specify others]. [Specify the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive certificates for the class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive certificates for the class.]]

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

We have been informed that, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a holder only at the direction of one or more participants to whose DTC account the relevant certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of the certificates evidence the specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of certificates evidence the voting rights authorize conflicting action.

DEFINITIVE CERTIFICATES

Definitive certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (a) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to a class of certificates [(other than the class -- certificates) [specify other classes]] and the depositor is unable to locate a qualified successor, (b) the depositor, at its option, elects to terminate the book-entry system through DTC or (c) if the underlying securities issuer ceases to file Securities Exchange Act reports as described below under "Description of the Trust Agreement--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by the Underlying Securities Issuer."

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability of definitive certificates through DTC. Upon surrender by DTC of the global certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the certificates as definitive certificates in the respective certificate principal balances specified by DTC, and thereafter the trustee will recognize the holders of the definitive certificates as holders of certificates under the trust agreement.

DISTRIBUTIONS

Collections on the underlying securities and other trust assets and any applicable credit support that are received for a given period between distributions (a "collection period") pursuant to the collection procedures described in this prospectus supplement and in the attached prospectus will be distributed on each distribution date in the following order of priority, solely to the extent funds are available (as defined below) to the trust on the related distribution date:

- to the trustee, all unpaid fees and expenses owed to the trustee and its respective agents, up to the allowable expense amounts (as defined below) for that collection period;

- [specify priority of payment among swap counterparty, counterparties to other agreements included as other trust assets and credit support agreements][to the [providers of credit support ("credit support providers")] [swap or derivative counterparty], any amount required to be paid or reimbursed to, or deposited with, that person (collectively, "credit support provider payments");]

- to the certificate holders of each class, first, to the payment of required interest for that collection period; second, to the payment of required principal for that collection period; and third, to the payment of required premium (if any) for that collection period, in each case applicable to the class, commencing with the most highly ranked class and, to the extent funds remain available to the trust, to each other class in accordance with the ranking specified under "--Allocation of Losses; Subordination;"

- to the trustee, all its remaining unpaid fees and expenses and those of its agents not otherwise paid pursuant to the first paragraph above; and

- [all remaining amounts, if any, to the holders of the class -- certificates].

Amounts received from the underlying securities and other trust assets and any applicable credit support relating to the certificates over a specified period may not be sufficient, after payment of all

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DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

allowable expenses [and payment of all amounts required to be paid to the credit support providers] for that period, [and] to make all required distributions to the certificate holders of the certificates. To the extent there are insufficient funds available to make any distributions due to any series or class, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds are available to pay the shortfall.

For purposes of this section:

     "Allowable expense amount" means, for any given collection period, the sum of (x) [$]-- and (y) any portion of the allowable expense amount from preceding collection periods that were not utilized on the distribution date for the immediately preceding collection period.

     On any distribution date, "funds are available" to the trust in an amount equal to [the sum of (a)] all amounts received on or with respect to the underlying securities (including investment income on investments the trust is permitted to make) received during the preceding collection period[,] [and (b) amounts available as of the distribution date pursuant to the credit support described under "Description of the Credit Support."]

     "Call premium percentage" for any given distribution date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices.]].

     "Investments the trust is permitted to make" means either (a) short-term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the certificates. Generally, the investments must be limited to obligations or securities that mature no later than the business day prior to the next distribution date.

     The interest, if any, payable on the certificates or any class of certificates on any given distribution date is the accrued and unpaid interest on the outstanding certificate principal balance [or notional amount] of the certificates, computed at the pass-through interest rate described in this prospectus supplement.

     The premium, if any, payable on the certificates or any class of certificates on any given distribution date means an amount equal to the product of (a) the principal payable on the certificates on the distribution date and (b) the call premium percentage, as defined above, for the distribution date.

     The principal, if any, payable on the certificates or any class of certificates on any given distribution date means the amount received on the underlying securities and other trust assets attributable to principal during the related collection period, to the extent payable or allocable to the certificates. The certificate principal balance [or notional amount] of a certificate outstanding at any time represents the maximum amount that the holder is entitled to receive as distributions payable in respect of or allocated to principal from the cash flow on the underlying securities, the other trust assets [and the credit support described under "Description of the Credit Support"]. The certificate principal balance [or notional amount] of any class of certificates [(other than the class -- certificates)] as of any date of determination is equal to the initial certificate principal balance [or notional amount], reduced by the aggregate of (a) all principal previously paid on the certificate and (b) any deemed reductions in the certificate principal balance [or notional amount]. A deemed reduction in the certificate principal balance [or notional amount] of a certificate will occur where realized losses occur on the underlying securities or other trust assets [describe circumstances in which such losses are allocated to principal] or where the trust incurs extraordinary trust expenses, as described in "-- Allocation of Losses; Subordination." [The

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

     notional amount of the class -- certificates as of any date of determination is equal to [specify amount].] [Holders of the class -- certificates are not entitled to receive any [distributions allocable to principal] [payments of principal].]

[Notwithstanding the priorities described above, holders of the class -- certificates and the class -- certificates will be entitled to receive on any distribution date 100% of all principal collections received in the related collection period with respect to the underlying securities and the other trust assets, to be distributed [on a pro rata basis] in reduction of the certificate principal balance of the class -- certificates and the class -- certificates, if any of the following conditions are satisfied: [describe conditions, if any, by which any class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the closing date].]

[ALLOCATION OF LOSSES; SUBORDINATION [SPECIFY IF NECESSARY]

The subordination described in this section that is provided by the class -- certificates [and the class -- certificates] is designed to protect holders of the remaining classes of certificates from realized losses, extraordinary trust expenses and other shortfalls with respect to the underlying securities and the other trust assets, to the extent described in this section. As a result, realized losses, extraordinary trust expenses and other shortfalls with respect to the underlying securities and the other trust assets will be borne by the remaining classes of certificates, to the extent described below, only if the realized losses and other shortfalls are not covered, or the coverage in respect of the realized losses and shortfalls has been exhausted.

[Realized losses and extraordinary trust expenses will be allocated on any distribution date as follows: [describe allocation among the various classes].]

[An "extraordinary trust expense" is an expense of a given trust in excess of the allowable expense amount.]]

[RESTRICTION ON TRANSFER OF THE CLASS -- CERTIFICATES

Because the class -- certificates are subordinate to the class -- certificates and the class -- certificates to the extent set forth in this prospectus supplement, the class -- certificates may not be purchased by or transferred to a plan. See "ERISA Considerations."]

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Description of the Trust Agreement

The certificates will be issued pursuant to the trust agreement between the depositor and --, a form of which is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K relating to the certificates containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the issuance and sale of the certificates. The trust created under the trust agreement will consist of:

- the underlying securities and the other trust assets [(exclusive of the retained interest [and][the retained call warrant] described below under "--Retained Interest" and "-- Retained Call Warrant," which are not part of the trust)];

- all payments on or collections in respect of the underlying securities and other trust assets due after the [cut-off date][closing date], together with any proceeds[.][; and

- the credit support described under "Description of the Credit Support"].

You should refer to the attached prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the form of trust agreement. You should refer to the trust agreement in order to obtain a full understanding of its provisions.

THE TRUSTEE

--, a --, will act as trustee for the certificates and the trust pursuant to the trust agreement. The trustee's offices are located at -- and its telephone number is --. [--, a --, will act as co-trustee for the certificates and the trust pursuant to the trust agreement. The co-trustee's offices are located at -- and its telephone number is --.]

The trust agreement will provide that the trustee [and the co-trustee] and any director, officer, employee or agent of the trustee [and the co-trustee] will be indemnified by the trust and will be held harmless against any loss, liability or reasonable expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties [(or the co-trustee's duties, as applicable)] under the trust agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties [(or the co-trustee's duties, as applicable)] under the trust agreement or as a result of a breach, or by reason of reckless disregard of the trustee's (or the co-trustee's) obligations and duties under the trust agreement.

The trustee [and the co-trustee] will receive the following fees for its services as such, namely [specify fees] and its right to payment thereof will rank [prior][specify priority] to the rights of the certificate holders to payment on the certificates.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF SECURITIES EXCHANGE ACT REPORTING BY THE UNDERLYING SECURITIES ISSUER

After the deposit of the underlying securities into a trust, an underlying securities issuer that has no class of security listed on a national securities exchange or held of record by 300 or more holders could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, the underlying securities issuer would no longer be required to make available under the Securities Exchange Act the public information referred to under "Available Information." As long as the trust is required to file reports under the Securities Exchange Act, the trust will provide, in the trust's own Securities Exchange Act reports, quarterly and annual financial statements and other information of

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DESCRIPTION OF THE TRUST AGREEMENT
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the type required to be filed on Form 8-K under the Securities Exchange Act with respect to any underlying securities issuer which suspends its Securities Exchange Act reporting requirements, to the extent the information is then available to the trust.

If financial statements are not available to the trust with respect to an underlying securities issuer whose securities represent more than 10% of the aggregate principal amount of the underlying securities, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements for the certificates of the series [or the trust is partially liquidated in respect of the underlying securities issued by that underlying securities issuer, as described in "--Trust Liquidation Events"], the certificates of the series will, by their terms, generally be required to be removed from the DTC book-entry system, and definitive certificates representing the certificates of that series will be issued to the beneficial owners of the certificates of the series. In addition, the underlying securities issuer for the underlying securities will be notified that the underlying securities are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the underlying securities. The issuance of the definitive certificates representing the certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the underlying securities, requiring the underlying securities issuer to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an underlying securities issuer with actual knowledge that its underlying securities are held pursuant to a trust agreement to treat holders of record of certificates or other evidences of interest issued by the trust as holders of record of the underlying securities.

TRUST LIQUIDATION EVENTS

[The trust agreement provides that if a trust liquidation event occurs, the trustee will liquidate the trust assets and distribute the proceeds to the holders of certificates subject to the prior payment of any (a) outstanding expenses of the trust, and (b) the obligations of the trust under [the swap agreement,] [credit support agreement] specify other agreement]. Each of the following events will be a trust liquidation event:

- [an event of default, termination event or additional termination event under the swap agreement;][a similar event under any other agreement included as other trust assets and any credit support agreement to the extent that event is specified as a trust liquidation event under the trust agreement;]

- [provide for acceleration of underlying securities, if applicable;] [and]

- [describe any other event of default included under the trust agreement that has been specified as a trust liquidation event]

[Describe remedies available to certificate holders upon the occurrence and continuance of an event of default, including, as applicable, directing the trustee to vote the underlying securities in favor of declaring the principal balance of and any accrued interest on the outstanding underlying securities to be immediately due and payable].

[The trust agreement provides that, within 30 days after the occurrence of an event of default in respect of the certificates of any class, the trustee will give to the holders of the certificates notice, transmitted by mail, of all uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the underlying securities, the trustee is protected in withholding the notice if it determines in good faith that withholding the notice is in the interest of the holders of the certificates of the class.]]

[Upon the occurrence of an event of default resulting in the termination of at least one but not all swap transactions, the trust will be partially liquidated and the trustee will sell the underlying securities affected by the terminated swap transaction and will distribute the proceeds from that sale to the certificate holders]. [If an underlying securities issuer ceases to file Securities Exchange Act reports as

                                                                           S- 47
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DESCRIPTION OF THE TRUST AGREEMENT
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described above under "--Termination of Book-Entry Registration in Connection
with Suspension of Securities Exchange Act Reporting by the Underlying Securities Issuer," unless the certificates are required to be removed from the DTC book-entry system, the trust will be partially liquidated, and the proceeds from the sale of the related underlying securities will be distributed to the certificate holders [subject to payment of any termination payment owed to [the swap counterparty][any counterparty to [list any other agreements included as trust assets and any credit support agreements]]]. [Describe any other events specified in the trust agreement that will lead to partial liquidation of the trust.]]

LIMITATION ON RIGHTS OF ACTION

No holder of any certificate will have the right to institute any proceeding with respect to the trust agreement, unless:

- the holder previously has given to the trustee written notice of a continuing breach of the trust agreement or an event of default under the trust agreement;

- the holder or holders of certificates evidencing not less than --% of the aggregate voting rights of all classes of certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

- the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities;

- the trustee has for 15 days failed to institute the proceeding; and

- no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders of certificates evidencing not less than --% of the aggregate voting rights of all classes of certificates.]]

VOTING RIGHTS

[At all times,] [Except as described in the next paragraph,] --% of all voting rights are allocated among all holders of the class -- certificates[,] [and] the class -- certificates [and specify other classes] in proportion to the outstanding certificate principal balances [or notional amounts] of their respective certificates, and --% of all voting rights will be allocated among all holders of the class -- certificates in proportion to the outstanding [certificate principal balances] [notional amounts] of their respective certificates. [Specify whether and under what circumstances voting will be class-by-class.]

[Specify conditions, if any, under which allocation of voting rights might change from the foregoing percentages.] [Specify required percentage of votes to approve any modification adversely affecting certificates of any class.]

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF UNDERLYING SECURITIES AGREEMENT

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as directed in writing by holders of certificates representing at least a majority of the outstanding certificate principal balance. In the absence of any written direction from the holders representing the majority of the outstanding certificate principal balance, the trustee shall not exercise any voting or consent rights with respect to the underlying securities. In the event that the trustee receives a request from [DTC], the underlying security trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the underlying securities agreement or any other documents relating to the underlying securities, or receives any other solicitation for any action with respect to the underlying securities or the other trust assets, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to each certificate holder of record as of that date. The trustee will request instructions from the certificate holders as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation. The trustee will consent or vote, or refrain from consenting or voting, in the

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DESCRIPTION OF THE TRUST AGREEMENT
--------------------------------------------------------------------------------

same proportion (based on the relative certificate principal balance and notional amounts of the certificates) as the holders of the certificates vote as of the date determined by the trustee prior to the date on which the consent or vote is required; provided, however, that, notwithstanding anything to the contrary in this prospectus supplement, the trustee shall at no time vote or consent to any matter:

- unless the vote or consent would not, based on an opinion of counsel, alter the status of the trust as either a partnership or a grantor trust for federal income tax purposes;

- that would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except upon the occurrence of an underlying securities event of default, unless certificate holders representing 100% of the aggregate voting rights of the certificates consent to the trustee voting in favor of or consenting to that matter; or

- that would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of such underlying securities, except in the event of an underlying securities event of default, unless certificate holders representing 100% of the aggregate voting rights of the certificates consent to the trustee voting in favor of or consenting to that matter.

In the event that an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the underlying securities or any other offer is made for the underlying securities, the trustee will notify the certificate holders of the offer as promptly as practicable. The trustee must reject the offer unless an underlying securities event of default has occurred and the trustee has received an opinion of counsel to the effect that any such exchange will not (i) alter the classification of the trust as a grantor trust, or such other classification as may then be applicable to the trust, for federal income tax purposes, and (ii) result in a deemed exchange of the underlying securities or the certificates for federal income tax purposes.

If an [underlying securities event of default] [underlying securities amortization event] under the underlying securities agreements occurs and is continuing and if directed by all the holders of outstanding certificates, the trustee will vote the underlying securities in favor of directing, or take other action as may be appropriate to direct, the trustee of the underlying securities to declare the unpaid principal amount of the underlying securities and any accrued and unpaid interest on the underlying securities to be due and payable.

[RETAINED INTEREST

The [depositor][specify other party] will retain [an ownership][a beneficial][security] interest in the underlying securities. Such retained interest will not be part of the trust assets and payments in respect of this retained interest will not be available for payments to the certificate holders.]

[RETAINED CALL WARRANT


The [depositor][specify other party] will retain a right to repurchase the underlying securities. This retained call warrant will not be part of the trust assets. The exercise price of the retained call warrant will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds of the repurchase will be distributed by the trustee to the certificate holders. The class -- certificates and the class -- certificates have been designated as "callable" because the retained call warrant may be exercised while some or all of the class -- certificates or the class -- certificates remain outstanding, causing the early termination of the trust.]


                                                                           S- 49
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DESCRIPTION OF THE TRUST AGREEMENT
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[TERMINATION UPON EXERCISE OF THE RETAINED CALL WARRANT

The depositor has retained the right to repurchase all remaining underlying securities and thereby effect early retirement of the certificates on any distribution date, [(a)] once the aggregate principal amount of the underlying securities at the time of repurchase is not more than [specify percentage not greater than 10%] of the aggregate principal amount of the underlying securities as of the [cut-off date][closing date] [and (b) at the election of the depositor at [specify when and on what terms any other right to repurchase the underlying securities may be exercised]. In the event that the depositor exercises the right to repurchase the underlying securities, the portion of the purchase price allocable to the certificates of each class will be at least equal to 100% of their then aggregate outstanding certificate principal balance original purchase price, as applicable, plus accrued interest with respect to the certificates to the date of repurchase at the [fixed pass-through rate] or the then applicable [variable pass-through rate], as the case may be plus, with respect to each class of certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocations method if different from above.]

The trust will otherwise be terminated as described under "Description of the Trust Agreement--Termination" in the attached prospectus.]

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United States Federal Income Tax Consequences

The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as well as Treasury regulations and administrative and judicial rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this section.

The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it generally is addressed only to original purchasers of the certificates at the initial offering price and who are beneficial owners of the certificates. The discussion assumes that the certificates are held as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code. The discussion does not address various possible tax considerations that may be relevant to investors subject to special rules, such as investors that are regulated investment companies, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, REITs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the certificates as part of a hedging, straddle or integrated or conversion transaction, investors that hold certificates as part of a conduit arrangement subject to regulations issued pursuant to section 7701(l) of the Internal Revenue Code, or investors whose functional currency is not the United States dollar. In addition, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a certificate holder, and does not address investors that are not "United States persons" (as defined below), except to the extent expressly discussed below under "--Foreign Certificate Holders."

You should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

TAX CLASSIFICATION OF THE TRUST

[CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has delivered an opinion to the effect that, for United States federal income tax purposes, (a) the trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (b) the certificates will be treated as evidencing an undivided interest in the trust assets. Information returns or reports sent to certificate holders and the IRS will be based on the trust being classified as a grantor trust for federal income tax purposes in the absence of statutory or authoritative judicial or regulatory clarification or change to the contrary. As a grantor trust, the trust will not be subject to federal income tax, and each certificate holder will be subject to federal income taxation as if it owned directly the portion of the trust assets allocable to the certificates, and as if it paid directly its share of expenses paid by the trust.


You should be aware that no rulings have been sought from the IRS and that opinions of counsel are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the trust should be treated as a grantor trust. The remainder of this discussion does not constitute the opinion of special federal tax counsel.

                                                                           S- 51
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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP
If the trust were classified as a partnership that is not a publicly traded partnership, rather than as a grantor trust, the trust would not be subject to federal income tax and certificate holders would be treated as owning partnership interests rather than as owning direct interests in the trust assets.

[No restrictions have been placed on the transfer of certificates to prevent the certificates from being "publicly traded" in the event that the trust is classified as a partnership rather than a grantor trust.] If the trust were deemed to be a publicly traded partnership it could be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the certificates (and certificate holders could be liable for the tax that is unpaid by the trust). A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. It is anticipated that, [because of the nature of the income of the trust,] if the trust is classified as a partnership, it will not be a publicly traded partnership taxable as a corporation. However, you should be aware that, if the trust were classified as a partnership and not as a grantor trust, there can be no absolute assurance that the IRS will agree that the trust should not be treated as a publicly traded partnership.

The trust agreement will provide that if the trust is classified as a partnership for federal income tax purposes, the trust will make an election under section 761 of the Internal Revenue Code to be excluded from the provisions of Subchapter K of the Internal Revenue Code governing the treatment of partnerships. If the trust makes an effective election out of Subchapter K of the Internal Revenue Code, the treatment of certificate holders would be similar whether the trust is classified as a grantor trust or a partnership. However, the eligibility of the trust to make the election is not free from doubt, and if the election were not effective: (a) the trust would be required to account for its income and deductions at the trust level; (b) each certificate holder would be required separately to take into account its distributive share of income and deductions of the trust (which would not necessarily reflect any particular certificate holder's circumstances, such as a difference between the certificate holder's basis in its certificates and the trust's basis in its assets) as of the close of the taxable year of the trust; and (c) purchases and sales of certificates would be treated as purchases and sales of interests in the trust as an entity, rather than as direct sales of an interest in the trust assets.

The remainder of this discussion assumes that the trust is properly classified as a grantor trust or, if it were to be reclassified as a partnership, it would not be classified as a publicly traded partnership and its election to be excluded from Subchapter K of the Internal Revenue Code would be effective.]

INCOME OF CERTIFICATE HOLDERS

A certificate holder will allocate the amount it pays for its certificate among the trust assets allocable to the certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A certificate holder will calculate separately its income, gain, loss or deduction realized with respect to each trust asset.

The federal income tax treatment of a holder of a particular class of certificates depends upon the particular trust assets collateralizing or otherwise supporting the certificates.

[Describe the federal income tax consequences of the particular trust assets.]

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

MODIFICATION OR EXCHANGE OF TRUST ASSETS
Depending upon the circumstances, it is possible that a modification of the terms of the trust assets, or a substitution of other assets for the trust assets following a default on the trust assets, would be a taxable event to certificate holders on which they would recognize gain or loss.

FOREIGN TAX CREDITS
Any foreign income taxes withheld from payments to the trust will be includible in the income of certificate holders and will likewise be deductible to certificate holders, or, alternatively, certificate holders may be eligible for a United States foreign tax credit subject to various limitations.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES
In computing its federal income tax liability, a certificate holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in section 162 or 212 of the Internal Revenue Code and any allowable amortization deductions with respect to other specified trust assets. If a certificate holder is an individual, estate or trust, the deduction for his or her share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE
A certificate holder's adjusted tax basis in a certificate generally will equal the cost of the certificate, increased by any amounts of undistributed taxable income (for example, original issue discount or market discount) and reduced (but not below zero) by any amortized premium and any payments other than payments of qualified stated interest on a trust asset made on the certificate.

If a certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the trust assets and the certificate holder's adjusted tax basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the certificate holder's interest in accrued market discount or accrued interest not previously taken into income on trust assets.

BACKUP WITHHOLDING

Payments made on the certificates and proceeds from the sale of the certificates will not be subject to "backup" withholding tax unless, in general, the certificate holder fails to comply with specified reporting procedures and is not an exempt recipient under applicable provisions of the Internal Revenue Code. In general, such payments will be subject to information reporting unless the certificate holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

FOREIGN CERTIFICATE HOLDERS

A "foreign certificate holder" is any certificate holder that is not a "United States person." A "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

[Describe the withholding tax consequences to foreign certificate holders of the particular trust assets.]

                                                                           S- 53
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ERISA Considerations

The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975 of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other plans are invested.

[No plan or any person acting on behalf of a plan may purchase or hold a certificate or any interest therein. Any person acquiring and holding a certificate will be deemed to have represented and warranted to the depositor, the trustee and the underwriters that it is not a plan.]

[Specify any exception to the foregoing]

[Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.]

[PLAN ASSET REGULATIONS]

[A plan's investment in the certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations provides that when a plan acquires an equity interest in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. [Discuss any exception that might apply] [Except as set forth in the following sentences, plans [can generally][cannot] purchase the certificates. The class -- certificates [and specify others] may be eligible for purchase by plans. The class -- certificates are not expected to be eligible for purchase by plans.]

If the assets included in the trust are plan assets, then any party exercising management or discretionary control regarding those assets, such as the trustee, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary

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ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code.

In addition, the acquisition or holding of certificates by or on behalf of a plan could give rise to a prohibited transaction if the depositor, the underwriter, the trustee or any related sub-servicer, tax administrator or manager, or one of their affiliates, is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriter, trustee, and the trustee of the underlying securities, or any of their affiliates, should not acquire or hold any certificate.

If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.]

[PROHIBITED TRANSACTION EXEMPTIONS]

[If you are a plan fiduciary, then, in connection with your decision of whether to purchase any of the certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

- Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

- Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

- Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

- Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in any class of certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.]

[INSURANCE COMPANY GENERAL ACCOUNTS]

[Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.]

[CONSULTATION WITH COUNSEL]

[If you are a fiduciary for a plan and you intend to purchase certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriter that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the trust.]

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated as of --, 200-- (the "underwriting agreement"), the depositor has agreed to sell and [UBS Warburg LLC] [UBS PaineWebber Inc.][, an affiliate of the depositor] [each of the underwriters named below, including [UBS Warburg LLC] [UBS PaineWebber Inc.][, an affiliate of the depositor] (the "underwriter[s]")[,] has [severally] agreed to purchase, the [certificate] [principal balance] [notional amount] of each class of certificates set forth below opposite its name].

                                                            CLASS --        CLASS --        CLASS --
                                                          CERTIFICATES    CERTIFICATES    CERTIFICATES
------------------------------------------------------------------------------------------------------
[UBS Warburg LLC].......................................       $--             $--             $--
[UBS PaineWebber Inc.]..................................       $--             $--             $--
Total...................................................       --              --              --

[[UBS Warburg LLC] [UBS PaineWebber Inc.] has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all certificates offered by this prospectus supplement if any of the certificates are purchased. [In the event of default by any underwriter, the underwriting agreement provides that, in some circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

The depositor has been advised by the underwriter[s] that [it] [they] propose[s] to offer the certificates from time to time in negotiated transactions or otherwise at [varying prices][a fixed price] to be determined at the time of sale. The underwriter[s] may effect these transactions by selling certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of certificates for whom they may act as agents. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

[The underwriting agreement provides that the depositor will indemnify the underwriter[s] against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect of such liabilities.]

In the future [UBS Warburg LLC,] [UBS PaineWebber Inc.] or one or more of [its] [their] affiliates may repurchase and resell the offered certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither [UBS Warburg LLC,] [UBS PaineWebber Inc.] nor any other affiliate of the depositor is obligated to make a secondary market in the certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus.

Ratings

It is a condition to the issuance of the certificates that the certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Ratings Services ("Standard & Poor's")] [Moody's Investors Service, Inc. ("Moody's")] and [Fitch Inc. ("Fitch")] (the "rating [agency] [agencies]"). The ratings address the likelihood of the receipt by certificate holders of payments

RATINGS
--------------------------------------------------------------------------------

required under the trust agreement, and are based primarily on the credit quality of the underlying securities, the other trust assets and [specify credit support], as well as on the relative priorities of each class of the certificates with respect to collections and losses with respect to the trust assets. The ratings on the certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust assets, the corresponding effect on yield to investors, or whether investors in the class -- certificates [specify class with notional amount] may fail to recover fully their initial investment.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or withdrawn entirely by the rating agency in the future, which may adversely affect the value of your certificates.

[Insert the relative rank of each rating within the rating agenc[y's][ies'] overall classification system.]

The depositor has not requested a rating on the certificates by any rating agency other than the rating [agency] [agencies]. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the rating [agency] [agencies].

Legal Opinions


The validity of the certificates and their federal income tax status have been passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.


DEFINED TERMS                                                       PAGE
------------------------------------------------------------------------------
allowable expense amount....................................              S-44
calculation agent...........................................              S-42
call premium percentage.....................................              S-44
capital assets..............................................              S-51
cash collateral guaranty....................................              S-28
certificates................................................               S-2
CHF.........................................................              S-38
clearing agency.............................................              S-42
closing date................................................         S-7, S-13
collection period...........................................              S-43
credit support provider payments............................              S-43
credit support providers....................................              S-43
cut-off date................................................        S-27, S-28
ERISA.......................................................  S-11, S-17, S-54
extraordinary trust expense.................................              S-45
Fannie Mae..................................................              S-31
finance charge receivables..................................              S-31
FIRRE Act...................................................              S-34
Fitch.......................................................              S-57
foreign certificate holder..................................              S-53
foreign government..........................................              S-23
Freddie Mac.................................................              S-32
Funding Corporation.........................................              S-35
funds are available.........................................              S-44
insurer.....................................................              S-40
Internal Revenue Code.......................................              S-51
investments the trust is permitted to make..................              S-44
IRS.........................................................              S-21
letter of credit bank.......................................              S-40
Moody's.....................................................              S-57
other trust assets..........................................         S-9, S-13
outstanding.................................................               S-6
plan........................................................  S-11, S-17, S-54
principal receivables.......................................              S-31
Privatization Act...........................................              S-33

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                       PAGE
------------------------------------------------------------------------------
qualifying income...........................................              S-52
rating [agency] [agencies]..................................              S-57
realized losses.............................................         S-8, S-15
reserve account.............................................              S-41
Sallie Mae..................................................              S-32
Securities Act..............................................               S-1
Securities Exchange Act.....................................         S-1, S-25
security owner..............................................              S-42
special distribution date...................................         S-7, S-15
specified currency..........................................               S-2
Standard & Poor's...........................................              S-57
swap counterparty...........................................              S-37
systemwide debt securities..................................              S-35
TVA.........................................................              S-34
TVA Act.....................................................              S-34
underlying securities accumulation period...................              S-30
underlying securities agreement[s]..........................               S-4
underlying securities payment date..........................         S-7, S-15
underlying securities registration statement................              S-29
underlying security early amortization event................              S-30
underlying security servicer................................              S-31
underwriter[s]..............................................              S-57
underwriting agreement......................................              S-57
United States persons.......................................              S-51

                                  [BACK COVER]

UNTIL --, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 7, 2002

PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]
                       CORPORATE ASSET BACKED CORPORATION

                                   DEPOSITOR
                                 $3,000,000,000
                                  CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CERTIFICATES.

The certificates will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, unless otherwise specified in the applicable prospectus supplement.

We will describe the specific terms of your certificates, and of any other classes of certificates that are included in the same series, in a prospectus supplement that will be attached to this prospectus.

The depositor may form trusts from time to time as described in this prospectus.

EACH TRUST

- may periodically issue certificates in one or more series with one or more classes;

- will own a publicly tradable, fixed-income security or a pool of such securities; and

- may own other assets described in this prospectus and in the attached prospectus supplement.

THE CERTIFICATES

- will represent undivided beneficial ownership interests in the trust assets, and will be paid only from the trust assets;

- will be denominated in U.S. dollars or in one or more other currencies, and any payments to certificate holders may be payable in U.S. dollars or in one or more other currencies; and

- will be issued as part of a designated series that may include one or more classes of certificates.

THE CERTIFICATE HOLDERS

- will receive interest, principal and other payments from the assets deposited into the trust.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                    THE DATE OF THIS PROSPECTUS IS --, 2002.

--------------------------------------------------------------------------------

Table of Contents
--------------------------------------------------------------------------------

                                            Page
Important Notice..........................    1
Risk Factors..............................    2
Where You Can Find More Information.......    5
Incorporation of Documents By Reference...    5
Reports to Holders of Certificates........    5
The Depositor.............................    6
Use of Proceeds...........................    6
Formation of the Trusts...................    6
Description of the Certificates...........    8
  Nature of the Certificates..............    9
  Terms Specified in the Prospectus
    Supplement............................    9
  Distributions...........................   10
  Interest on the Certificates............   11
  Stripped Certificates...................   13
  Principal of the Certificates...........   13
  Foreign Currency Certificates...........   14
  Payment Currency........................   14
  Indexed Certificates....................   15
  Multi-Currency Certificates.............   15
  Put Option..............................   15
  Transfers and Exchanges.................   15
  Global Securities; Holdings in Street
    Name..................................   16
Trust Liquidation Events..................   19
Maturity and Yield Considerations.........   19
Description of the Trust Assets, including
  Credit Support..........................   20
  Underlying Securities...................   20
  Principal Economic Terms of Underlying
    Securities............................   23

                                            Page
  Publicly Available Information..........   23
  Other Trust Assets......................   24
  Collections.............................   27
Description of the Trust Agreement........   29
  Assignment of Trust Assets..............   29
  Collection and Other Administrative
    Procedures............................   29
  Realization upon Defaulted Trust
    Assets................................   29
  Trustee's Compensation; Payment of
    Expenses..............................   30
  Matters Regarding the Trustee...........   30
  Remedies of Certificate Holders.........   31
  Modification and Waiver.................   31
  Reports to Certificate Holders;
    Notices...............................   32
  Annual Compliance Statement.............   33
  Replacement Certificates................   33
  Retained Interest.......................   34
  Retained Call Warrant...................   34
  Termination.............................   34
  Duties of the Trustee...................   34
  The Trustee.............................   35
Currency Risks............................   36
  Exchange Rates and Exchange Controls....   36
  Foreign Currency Judgments..............   36
United States Federal Income Tax
  Consequences............................   38
Certain ERISA Considerations..............   38
Plan of Distribution......................   40
Legal Opinions............................   41
Index of Defined Terms....................   42

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of certificates. See "Description of the Certificates--Terms Specified in the Prospectus Supplement" for a listing of the items that may be specified in the applicable prospectus supplement.

If the descriptions of the terms of a particular series of certificates in this prospectus differ from those in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.

You should rely only on the information provided in this prospectus and the attached prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We include cross-references in this prospectus and in the attached prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

--------------------------------------------------------------------------------

Risk Factors

In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT A RECOURSE OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the applicable trust only and will not represent a recourse obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your certificates. Neither the depositor, the trustee nor any of their affiliates is obligated to make any payments in respect of your certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. The applicable prospectus supplement will provide the basic terms of the underlying securities and will refer you to publicly available information about the issuers of the underlying securities.

YOUR ABILITY TO MAKE AN INFORMED INVESTMENT DECISION MAY BE IMPEDED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of the underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell certificates. See "Description of the Underlying Securities--Available Information" in the applicable prospectus supplement.

To the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, your ability to make an informed decision to purchase or sell certificates could be impeded. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any underlying securities issuer (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and
(c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates.

RISK FACTORS
--------------------------------------------------------------------------------

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF CERTIFICATES.

A number of factors may affect the timing of any distribution with respect to any series or class of certificates and the yield that you realize on your investment in the certificates, including:

- the purchase price of your certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;

- whether the maturity of your certificates is shortened as a result of any early redemption or repayment; and

- the manner and priority in which collections from the underlying securities and any other trust assets are allocated to each class of the series.

Neither the depositor nor the trustee can predict if or when a redemption or repayment of the underlying securities will occur. If the certificates are prepaid, your investment in the certificates and the underlying securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of any series of certificates there will not be a public market for those securities. The underwriter may assist in resales of the certificates, but it is not obligated to do so. A trading market for the certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment.

THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus and the applicable prospectus supplement, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the acceleration of the underlying security, the trust will dispose of or otherwise deal with the defaulted underlying security only in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an underlying security occurs, the trust agreement may provide that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.

RISK FACTORS
--------------------------------------------------------------------------------

THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The trust agreement that governs the terms of your certificates may be amended or modified by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be modified or amended in a way that materially adversely affects your certificates if holders of certificates evidencing not less than the required percentage of votes specified in the trust agreement consent to the modification or amendment. See "Description of the Trust Agreement--Modification and Waiver" in this prospectus.

Where You Can Find More Information

Each separate trust created by Corporate Asset Backed Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the depositor files on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC concerning each trust (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; (c) if the applicable prospectus supplement specifies that the certificates are to be listed on the New York Stock Exchange, at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) if the applicable prospectus supplement specifies that the certificates are to be listed on the American Stock Exchange, at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; or (e) at the offices of any other stock exchange on which the certificates are to be listed, as specified in the applicable prospectus supplement. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. We do not intend to send any financial reports to certificate holders, other than the reports described under "Reports to Holders of Certificates" below.

We filed a registration statement on Form S-3 relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. You should read the applicable prospectus supplement to find out what information has been incorporated by reference to other documents.

Reports to Holders of Certificates

On each distribution date, the trustee of each trust will prepare unaudited reports containing information concerning that trust. Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, the trustee of each trust will send these reports, on behalf of the trust, to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. If definitive certificates are issued, the trustee will send the reports to each registered holder. See "Description of the Certificates--Global Securities; Holdings in Street Name" and "Description of the Trust Agreement--Reports to Certificate Holders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trustee will also file with the SEC, on behalf of each separate trust, periodic reports that are required under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). These reports include Annual Reports on Form 10-K and Current Reports on Form 8-K that include basic information about transactions made by the trust, but not about the trustee or the depositor.

The Depositor

Corporate Asset Backed Corporation was incorporated in the State of Delaware on November 22, 1993, as a wholly-owned limited purpose subsidiary of Paine Webber Group Inc., and is now a wholly-owned subsidiary of UBS Americas Inc., successor by merger to Paine Webber Group Inc. UBS Americas Inc. is a wholly-owned subsidiary of UBS AG, a Swiss bank, which also owns UBS Warburg LLC and UBS PaineWebber Inc., the underwriters. The depositor will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities, issuing notes secured by, and certificates representing interests in, the trusts from time to time, acquiring, owning, holding, pledging and transferring assets (including underlying securities and other trust assets) in connection with the creation of a trust and in related activities. The depositor does not have, nor is it expected to have, any significant assets.

The principal executive office of the depositor is located at 400 West Main Street, Suite 338, Babylon, New York 11702 (Telephone: (631) 587-4700).

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, the net proceeds received from the sale of each series or class of certificates will be used by the depositor to pay expenses (including underwriting fees) associated with its business of creating trusts to issue notes and certificates, purchasing the related trust assets and obtaining or establishing any credit support, and, if specified in the applicable prospectus supplement, making required deposits into a reserve or other account for the benefit of the certificate holders of such series or class. We anticipate that any remaining net proceeds will be distributed to the depositor's sole shareholder, UBS Americas Inc., for its general corporate purposes.

Formation of the Trusts

A separate trust will be created to issue each series of trust certificates. Each trust will be a New York common law trust, a Delaware business trust, or a type of trust governed by the law of a jurisdiction specified in the applicable prospectus supplement. The depositor will assign to the trustee named in the applicable prospectus supplement, or the trustee on behalf of the trust will acquire, the trust assets for each series of certificates, in each case for the benefit of the holders of that series of certificates. See "Description of the Trust Agreement--Assignment of Trust Assets." The trustee named in the applicable prospectus supplement will hold on behalf of the trust legal title to the trust assets pursuant to a trust agreement and will receive a fee for its services. See "Description of the Trust Agreement--Trustee's Compensation; Payment of Expenses." The trustee will establish a collection account to hold any funds or other property of the trust. See "Description of the Trust Assets, including Credit Support--Collections."

The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets. The depositor and its affiliates will have no obligation to make any other payments or distributions with respect to the certificates.

Unless otherwise provided in the applicable prospectus supplement, the trust assets of each trust will consist of:

- underlying securities, contributed to the trust by the depositor, excluding any interest in such securities (the "retained interest") or any repurchase right (the "retained call warrant") retained by the depositor or any other person;

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- any credit support specified in the applicable prospectus supplement, as described in that prospectus supplement and in this prospectus under "Description of Trust Assets, including Credit Support--Credit Support;" and

- any rights arising out of the underlying securities, the other trust assets and all proceeds of the underlying securities and the other trust assets.

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Description of the Certificates

The certificates are "pass-through" securities that represent equity ownership interests in the assets and rights held by the issuer. All proceeds of the assets and rights will be "passed through" to certificate holders. The depositor will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust, or will arrange for the trust to acquire the trust assets directly, in each case in exchange for the proceeds of the issuance. The depositor will also arrange for any contractual credit support.

Generally, each trust will hold one or more kinds of bonds, notes or other fixed-income securities. In some cases, a trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the trust assets. A trust may also enter into swaps, options or other derivative agreements that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments.

Each trust may issue one or more classes of certificates. The certificates will represent the right of their holders to receive distributions of the proceeds of the trust assets, including any credit support. If there is only one class of certificates, then all the certificates will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full. If there is more than one class, then holders of each class of certificates will have different rights. These differences may relate to the order in which holders are paid, the way in which income, losses and repayments of principal are allocated to the different classes, or other rights of the holders.

The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of the proceeds of the trust assets, including any credit support, that the holder is entitled to under his or her certificate. If losses are experienced on the trust assets -- for example, if the issuer of an underlying security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make -- then the trust will not be able to pass through the relevant payments to the holders and may not be able to pay all the amounts due under the certificates. If a trust issues only one class of certificates, then all the holders will share these losses equally. If it issues more than one class, then the losses may be allocated differently among the classes.

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the applicable prospectus supplement. A form of trust agreement is attached as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the trust agreement relating to a particular prospectus supplement may vary depending upon the nature of the certificates to be issued, the nature of the trust assets and any credit support.

The depositor's affiliates may purchase certificates at any time and at any price in the open market or otherwise.

The following summaries describe provisions of the trust agreement that may be applicable to a series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description contained in this prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement, which should be reviewed for a full understanding of the trust agreement and for other information regarding the certificates. When we discuss any series, the term "certificate" refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

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A copy of the trust agreement for each series in the form executed by the depositor and the trustee will be filed with the SEC by the depositor as an exhibit to a current report on Form 8-K following the issuance of the series.

NATURE OF THE CERTIFICATES

There is no limit on the amount of certificates that may be issued under a trust agreement. A trust agreement may provide that certificates will be issued in multiple classes. The series or classes of certificates to be issued under a trust agreement will represent the entire beneficial ownership interest in that trust, and each class will be allocated a specified priority to receive collections from, and a specified percentage ownership interest of the assets deposited in, the trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the trust assets. See "Description of the Trust Assets, Including Credit Support -- Collections."

Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, we will generally designate distributions that represent a return of your initial investment as "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

Each of the following terms and conditions will be described in the applicable prospectus supplement for the series or classes of certificates in respect of which this prospectus and the applicable prospectus supplement are being delivered:

- the title of the certificates;

- the series designation of the certificates and, if applicable, the number and designation of classes within the series;

- the type, characteristics and specifications of the trust assets being acquired by the trustee on behalf of the trust, or deposited by the depositor into the related trust and, if any issue of underlying securities represents a significant portion of the trust assets and any related credit support at the time of the acquisition or deposit, information about the terms of that issue of underlying securities, the identity of its issuer and where you may obtain publicly available information about the issuer;

- the stated or maximum aggregate certificate principal balance or notional amount, as applicable, of each class of certificates;

- the dates on which or periods during which the series or classes may be issued (each, an "original issue date") and their offering price;

- if applicable, the relative rights and priorities of each class, including the method for allocating collections from and losses on the trust assets to the holders of each class of certificates;

- whether the certificates of the series or class are fixed rate certificates or floating rate certificates and the applicable interest rate (the "pass-through rate") for each class, including the applicable rate, if fixed (a "fixed pass-through rate"), or the method of calculating the interest rate, if variable (a "variable pass-through rate"); the date or dates from which the interest will accrue; and the applicable distribution dates on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related record dates, if any;

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- any option of the depositor or another third party to purchase or repurchase any underlying securities and the periods within which or the dates on which, and the terms and conditions upon which, the option may be exercised, in whole or in part;

- the denominations in which the series or class will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

- whether the certificates of any class will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
  (b) interest distributions, with disproportionate, nominal or no principal distributions (in each case, "stripped certificates"), and the applicable terms of those certificates;

- whether the certificates of the series or of any class within the series will be issued in the form of one or more global securities and, if so, the identity of the securities depositary, if not The Depository Trust Company, for the global security or securities;

- if a temporary certificate is to be issued with respect to the series or any class within the series, whether any interest distributable on a distribution date prior to the issuance of a permanent certificate for the series or class will be credited to the account of the entitled persons on that distribution date;

- if a temporary global security is to be issued with respect to the series or class, the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive certificates for the series or class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive certificates for the series or class;

- the currency in which the certificates of the series or class are payable, if other than U.S. dollars (the "specified currency");

- the voting rights of the series or class, including the manner of voting and the percentages required with respect to particular matters; and

- any other terms of the series or class.

Unless otherwise indicated in the applicable prospectus supplement, certificates of each series that we are offering will be issued only as registered certificates in denominations of $1,000 and any integral multiple of $1,000 and will be payable only in U.S. dollars.

DISTRIBUTIONS

Distributions allocable to principal, premium, if any, and interest on the certificates of each series or class will be made in the specified currency for those certificates by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "determination date").

If the specified currency for a given series or class is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate into U.S. dollars in the manner described under "-- Foreign Currency Certificates" below. However, the holder of a certificate of a given series or class denominated in a specified currency other than U.S. dollars may elect to receive all distributions in respect of the certificate in the specified currency by delivering a written notice to the trustee for the series not later than 15 calendar days prior to the applicable distribution date, except under the circumstances described under "-- Payment Currency" below. Each election will remain in effect until revoked by written notice to

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the trustee, as long as the trustee receives the notice not later than 15 calendar days prior to the applicable distribution date.

Except as provided in the following paragraph, distributions with respect to certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement. However, any amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of the certificate at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement.

Distributions on certificates in U.S. dollars will be made on each distribution date to each certificate holder of record on the immediately preceding record date by wire transfer, in immediately available funds, to the account of such certificate holder at a bank or other entity having appropriate facilities to receive wire transfer payments, if the trustee for the series received appropriate written instructions at least five business days prior to such distribution date, or, if not, by check mailed to the corresponding certificate holder at their address of record. As described under "-- Global Securities" below, distributions on certificates represented by a global security will be made to the depositary or its nominee, as holder of the global securities. Furthermore, any certificate holder that elects to receive payments in a specified currency other than U.S. dollars (as provided above) will receive those payments by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The holder of a certificate must provide appropriate wire transfer instructions to the trustee for the series together with the holder's election to receive payments in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, "business day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in (1) The City of New York or (2) if the specified currency for the certificate is other than U.S. dollars, the financial center of the country issuing the specified currency and (b) if the pass-through rate for such certificate is based on LIBOR, a London banking day. "London banking day" with respect to any certificate means any day on which dealings in deposits in the specified currency of the certificate are transacted in the London interbank market. The record date with respect to any distribution date for a series or class of certificates will be specified as in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

Except for classes of stripped certificates described in the applicable prospectus supplement, each class of certificates of a given series may have a different pass-through rate, which may be a fixed or variable pass-through rate, as described below. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate will be expressed as a rate per annum on a simple interest basis. In the case of stripped certificates with no or, in some cases, a nominal certificate principal balance, distributions of interest ("stripped interest") may be paid as described under "-- Stripped Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, distributions of interest with respect to a series or class of certificates that are issued between a record date and the related distribution date will be made on the next distribution date, for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or on that distribution date.

FIXED RATE CERTIFICATES
Each series or class of certificates with a fixed pass-through rate ("fixed rate certificates") will bear interest on its outstanding certificate principal balance, from its original issue date, or from the last

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date to which interest has been paid, at the fixed pass-through rate stated in the applicable prospectus supplement until the principal balance is distributed or made available for distribution. If so specified in the applicable prospectus supplement, the pass-through rate for a class may be subject to adjustment from time to time in response to designated changes in the rating assigned to that class or series by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. Interest on each series or class of fixed rate certificates will be distributed in arrears on each distribution date specified in the applicable prospectus supplement. Each distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE CERTIFICATES
Each series or class of certificates with a variable pass-through rate ("floating rate certificates") will bear interest on its outstanding certificate principal balance from its original issue date to the first interest reset date for such series or class at the initial pass-through rate set forth in the applicable prospectus supplement. Thereafter, the pass-through rate on such series or class for each interest reset period will be determined by reference to an interest rate basis (the "base rate"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "base rate" may be the London interbank offered rate ("LIBOR"), the commercial paper rate, the Treasury rate, the Federal Funds rate, the certificate of deposit rate, or another base rate specified in the applicable prospectus supplement. The "spread" is the number of basis points specified in the applicable prospectus supplement as being applicable to the series or class. One basis point equals one one-hundredth of a percentage point. The "spread multiplier" is the percentage specified in the applicable prospectus supplement as being applicable to the series or class. If so specified in the applicable prospectus supplement, the spread or spread multiplier on a series or class of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to that series or class by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. The applicable prospectus supplement will specify the base rate, any spread and any spread multiplier that are applicable to a floating rate certificate.

If specified in the applicable prospectus supplement, floating rate certificates of a series or class may also have: (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("maximum pass-through rate"), and (b) a minimum limitation, or floor, on the rate at which interest may accrue during the interest accrual period ("minimum pass-through rate"). In addition, the pass-through rate applicable to floating rate certificates may never be higher than the maximum rate permitted by applicable New York and United States federal law, which, as of January 2002, was 16%.

The depositor may appoint agents (each, a "calculation agent") to calculate pass-through rates on each class of floating rate certificates. The applicable prospectus supplement will identify the calculation agent. All determinations of interest by the calculation agent, if any, and otherwise by the trustee will, in the absence of manifest error, be conclusive for all purposes and binding on the depositor, the relevant trust and the holders of floating rate certificates of the relevant series or class.

The pass-through rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable prospectus supplement. The period between each resetting of the pass-through rate on a class is called an "interest reset period" for that class, and the first day of each interest reset period is called an "interest reset date." The interest reset dates with respect to each series or class will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate for the 10 days immediately prior to the scheduled final distribution date will be the rate in effect on the 10th

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day preceding such scheduled final distribution date. If an interest reset date for any class of floating rate certificates would otherwise be a day that is not a business day, the interest reset date will occur on a prior or succeeding business day as specified in the applicable prospectus supplement.

Interest payable in respect of any series or class of floating rate certificates will be distributed on the distribution dates specified in the applicable prospectus supplement and will be equal to the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

Accrued interest on a floating rate certificate will be calculated by multiplying the certificate principal balance by an accrued interest factor (the "interest factor"). The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement. For purposes of making this calculation, the variable pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the pass-through rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculations will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Upon the request of the holder of any floating rate certificate, the calculation agent will provide the pass-through rate then in effect and, if it has been determined, the pass-through rate that will become effective on the next interest reset date with respect to the floating rate certificate.

STRIPPED CERTIFICATES

Each class of stripped certificates will be entitled to interest in an amount described in the applicable prospectus supplement. Accrued interest on a stripped certificate with no principal balance, or a nominal principal balance, will be calculated by multiplying the notional amount specified in the applicable prospectus supplement by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement.

For purposes of the stripped certificates, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on stripped certificates with no or, in some cases a nominal certificate principal balance, will be made on each distribution date. Reference to the notional amount of a class of stripped certificates does not indicate that such certificates represent the right to receive any distributions in respect of principal in such amount; rather, the term "notional amount" is used solely as a basis for calculating the amount of required distributions and determining relative voting rights, all as specified in the applicable prospectus supplement.

PRINCIPAL OF THE CERTIFICATES

Unless otherwise specified in the applicable prospectus supplement, each certificate that is not a stripped certificate will have a "certificate principal balance" that, at any time, will equal the

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maximum amount of principal that the holder will be entitled to receive out of the future cash flow on the trust assets. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to the distribution (in the manner and priority specified in the applicable prospectus supplement) until the aggregate certificate principal balance of the class or classes has been reduced to zero. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of that class. The outstanding certificate principal balance of a certificate of any class will be reduced to the extent of distributions of principal and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any trust asset ("realized losses") allocated to that class as a result of the inability to collect from the issuer of the underlying securities the full amount of payments of principal due in respect of the underlying securities, or from the obligor under any other trust assets payment in full of the amount due under the other assets. The initial aggregate certificate principal balance of each series and each class will be specified in the applicable prospectus supplement.

Stripped certificates with no certificate principal balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

If the specified currency of any certificate is not U.S. dollars, the applicable prospectus supplement will specify the permissible denominations of the certificates, the currency or currencies in which the principal and interest of the certificates are to be paid and any other material terms and conditions applicable to the certificates.

PAYMENT CURRENCY

Except as described below, if distributions in respect of a certificate are required to be made in a specified currency other than U.S. dollars and the currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control, or if the currency is no longer used by the government of the country that issued the currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of the certificate will be made in U.S. dollars until the currency is again available or used. The amounts payable on any date in the affected currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency, or as otherwise indicated in the applicable prospectus supplement.

If distributions in respect of a certificate are required to be made in euro and the euro is no longer used in the European Union, then all distributions in respect of the certificate will be made in U.S. dollars until the euro is again used. The amount of each distribution in U.S. dollars will be computed on the basis of the equivalent of the euro in U.S. dollars, determined as of the second business day prior to the date on which the distribution is to be made, by using the exchange rate between the euro and U.S. dollars as of the last date on which the euro was used in the European Union or by another method described in the applicable prospectus supplement.

All of these determinations will be made by the applicable trustee in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of affected certificates.

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INDEXED CERTIFICATES

A series of certificates ("indexed certificates") may have principal (the "indexed certificate principal balance") and/or interest (the "indexed interest") determined by reference to:

- the rate of exchange between the specified currency for the certificate and another currency (the "indexed currency") or the difference in the prices of a specified commodity (the "indexed commodity") on different dates;

- the difference in the levels of a specified stock or bond index (the "stock index" or the "bond index") which may be based on U.S. or foreign stocks or bonds, on different dates; or

- another objective price (including an individual security) or economic measure described in the applicable prospectus supplement.

The manner of determining the indexed certificate principal balance or indexed interest of an indexed certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in the determination, will be set forth in the applicable prospectus supplement, together with any information concerning tax consequences to the holders of such indexed certificates. If certificates offered to the public are issued with an indexed certificate principal balance, the investment grade rating of the certificates will address both (a) the likelihood that a certificate holder will receive the indexed certificate principal balance, and (b) the likelihood that payment of the indexed certificate principal balance will result in a return of the full amount of the certificate holder's investment. Certificates will not be offered to the public with an investment grade rating that addresses merely the likelihood of a certificate holder receiving the indexed certificate principal balance, without regard to whether receiving such amount could result in an economic loss.

Except as otherwise specified in the applicable prospectus supplement, interest on an indexed certificate will be payable based on the amount designated as the "face amount" of the indexed certificate in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the "face amount" will be the certificate principal balance of the related indexed certificate that would be payable upon redemption or repayment prior to the stated maturity date, the indexed principal balance of the indexed certificate at the time of redemption or repayment, or another amount described in the prospectus supplement.

MULTI-CURRENCY CERTIFICATES

Certificates ("multi-currency certificates") of a series or class for which payments of principal and/or interest will be made in one or more currencies may be issued, and rates of exchange will be calculated, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to multi-currency certificates will be set forth in the certificates and the applicable prospectus supplement.

PUT OPTION

If specified in the applicable prospectus supplement, a holder may put certificates of a given series or class to the depositor or a third party. The terms upon which a holder may put its certificates (including the price) will be specified in the applicable prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the

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applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) subject to limitations provided in the applicable trust agreement, including the requirement that global certificates may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the certificates in connection with lost, destroyed or mutilated certificates. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated certificates), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "Description of the Trust Agreement--Replacement Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, the trustee will serve as transfer agent and registrar for the purpose of registering each series or class of certificates and any transfers or exchanges of certificates.

GLOBAL SECURITIES; HOLDINGS IN STREET NAME

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series or class will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or another depositary identified in the applicable prospectus supplement (the "depositary"), and will be registered in the name of a nominee of the depositary. Global securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual certificates it represented (each a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual certificates represented by the global security to the accounts of its participants. The accounts to be credited will be designated by the underwriters of the certificates, or, if the certificates are offered and sold directly through one or more agents, by the depositor or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security or by participants or persons that hold through participants. The laws of some states require

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that some purchasers of securities take physical delivery of the securities. The limitations on the ownership of beneficial interest and these state laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole holder of the individual certificates represented by the global security for all purposes. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of individual certificates and will not be considered to be the holder of the certificates under the trust agreement. Because the depositary can act only on behalf of its participants, the ability of a beneficial owner of any certificate to pledge that certificate to persons that do not participate in the depositary's system, or otherwise to act with respect to such certificate, may be limited due to the lack of a physical certificate for the certificate.

Distributions of principal of, and any premium and interest on, individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. None of the depositor, the trustee for such certificates, any paying agent or the registrar for the certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution or payment in respect of a global security representing any of such certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices and will be the responsibility of the participants.

If the depositary for certificates of any series or class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 90 days, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing the certificates. The depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by global securities. In addition, the trustee will issue definitive certificates if any underlying securities issuer evidencing more than 10% of the aggregate principal amount of the underlying securities suspends its Securities Exchange Act reporting requirements at a time when the reporting requirements with respect to the certificates have not been suspended or terminated. In that event, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing such certificates. In any such instance, an owner of a beneficial interest in a global security (or the participant through which it holds its interest) will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal balance to the beneficial interest and to have such definitive certificates registered in its name. Any individual definitive certificates of the class will be issued in definitive form as registered certificates in the minimum denominations and integral multiples of such minimum denominations as specified in the applicable prospectus supplement.

If the certificates cease to be held in the form of a global security, or if the certificates are issued initially in non-global or definitive form, investors may choose to hold their certificates in their own names or in "street name." Certificates held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would

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hold only a beneficial interest in those certificates through an account that he or she maintains at the institution.

For certificates held in street name, the depositor will recognize only those intermediary banks, brokers and other financial institutions in whose names the certificates are registered as the holders of those certificates and the depositor will make all payments on those certificates to those institutions. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or are otherwise legally required to do so. Investors who hold certificates in street name will be indirect holders of the certificates.

If certificates are denominated in a currency other than U.S. dollars, payments on those certificates will be made in the manner described in the applicable prospectus supplement to facilitate payment in a currency other than U.S. dollars.

The applicable prospectus supplement will describe any material terms of the depositary arrangement with respect to any class or series of certificates to the extent not described above.

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Trust Liquidation Events

Each prospectus supplement will contain information with respect to events that may lead to liquidation of the trust assets, the method of liquidation of the applicable trust and distribution of the proceeds thereof to the holders of certificates subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the certificate holders upon the occurrence of any of these events.

Each prospectus supplement will also specify if either (a) termination of at least one but not all swap transactions or (b) an underlying securities issuer ceasing to file Securities Exchange Act reports will require the trustee to effect a complete or partial liquidation of the trust.

Maturity and Yield Considerations

Each prospectus supplement will contain information with respect to the type of underlying securities deposited in the related trust, their maturities and the terms, if any, upon which the underlying securities may be subject to early redemption, early repayment or extension of maturity. Early redemption may be at the option of an underlying securities issuer or a third party or may be mandatory upon the occurrence of specified events. Generally, payment on the underlying securities may be accelerated if the issuer of the securities defaults under the terms of the securities.

The maturity and yield of any class or series of certificates may be affected by optional or mandatory redemption, repayment, amortization, acceleration or extension of maturity of the underlying securities. Furthermore, early redemption, repayment or acceleration of payment on the underlying securities will reduce the weighted average life of the underlying securities and the related certificates. Extension of maturity of the underlying securities will increase the weighted average life of the underlying securities and the related certificates.

Tax, accounting, economic and other factors, including factors specific to the particular issuer, will influence whether an underlying securities issuer exercises a right of redemption, repurchase or extension of maturity in respect of its securities. The extent of any redemptions may be influenced by prepayments on the obligations that secure or back an issue of underlying securities. Other things being equal, if prevailing interest rates fall significantly below the interest rates on the underlying securities, the likelihood of redemption would be expected to increase. We cannot assure you, however, that a redeemable underlying security will in fact be repaid prior to its stated maturity.

We cannot predict the probability of negative developments affecting any underlying security.

If the certificates are purchased at a discount, their yield to maturity will be reduced by slower than expected payments on the trust assets. If the certificates are purchased at a premium, faster than expected payments will reduce their yield.

If the pass-through rate for any series or class of certificates is based on variable or adjustable interest rates, the yield to maturity of the certificates will be reduced if such variable or adjustable interest rates fall. If any series or class of certificates represents an interest in a pool of underlying securities of different issuers, disproportionate principal payments on underlying securities having higher than average interest rates will reduce the yield on the certificates.

The applicable prospectus supplement for each class or series of certificates will provide additional information regarding yield and maturity considerations applicable to that class or series and the related trust assets, including the underlying securities.

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Description of the Trust Assets, including Credit Support

UNDERLYING SECURITIES

The trust assets for a given series of certificates will not constitute trust assets for any other series or class of certificates. The certificates of each class of a given series will possess an equal and ratable interest in the trust assets for that class. The applicable prospectus supplement may, however, specify that assets constituting trust assets for a given series may be beneficially owned solely by, or deposited solely for the benefit of, one or more classes within such series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets.

Each certificate will represent an ownership interest, as specified for the series or class of certificates, in (a) a designated publicly tradable fixed-income security or a pool of such securities (the "underlying securities"), that are purchased either by the trustee on behalf of the trust or by the depositor (or its affiliates), in the secondary market and deposited into a trust as described in the applicable prospectus supplement, and (b) any other assets related or incidental to the underlying securities, purchased and deposited into a trust either by the trustee on behalf of the trust or by the depositor (or its affiliates). All such other assets for any given series, together with the underlying securities, the trust's rights under any hedging contracts or other derivative agreements, and any assets obtained through foreclosure or settlement, are referred to as the "trust assets." Asset-backed securities deposited as underlying securities will be issued by a trust or other special purpose legal entity that at the time the underlying asset-backed securities are issued (a) is subject to the informational requirements of the Securities Exchange Act and (b) files reports and other information with the SEC.

A fixed-income security is "publicly tradable" if it has been registered under the Securities Act or is exempt from registration. Any underlying securities that are corporate securities, trust preferred securities, and certain securities which are foreign government securities and that represent 10% or more of the principal amount of the underlying securities with respect to any series of certificates are referred to as "concentrated underlying securities." The underlying securities will consist of one or more of the following:

PRIVATE SECTOR SECURITIES
Private sector securities will consist of corporate securities, trust preferred securities and asset-backed securities:

- Corporate securities consist of senior or subordinated debt obligations, or investment grade term preferred stock, consisting of one or more of the types of securities described below. Corporate securities may consist of:

     - Publicly tradable fixed-income securities of one or more banks, insurance companies or other corporations or entities organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC or (for some depository institutions) with a federal bank or thrift regulatory agency. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form S-3 at the time the certificates are offered.

     - Publicly tradable fixed-income securities of one or more foreign private issuers (as defined in Rule 405 under the Securities Act) that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. If any of these securities is a concentrated underlying security, the depositor must reasonably believe

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       (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form F-3 at the time certificates are offered.

- Trust preferred securities are publicly tradable preferred equity securities issued by one or more trusts or other special purpose legal entities established for the purpose of issuing common and preferred equity securities and investing the proceeds in subordinated debt obligations of issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject, to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. In the case of these wholly-owned subsidiaries, the parent companies will have fully and unconditionally guaranteed those obligations on a subordinated or non-subordinated basis. If any of these trust preferred securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer of the trust preferred securities is eligible to make a primary offering of common stock on Form S-3 or Form F-3 at the time the certificates are offered.

  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust's principal assets. Trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and these dividends and interest payments generally are due on or about the same date.

- Asset-backed securities are publicly tradable asset-backed notes or pass-through certificates issued by one or more trusts or other special purpose legal entities with at least $75,000,000 in outstanding securities held by non-affiliates. Asset-backed notes are secured by, and asset-backed pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets will consist primarily of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, inventory loans, equipment leases and other assets that by their terms convert into cash within a limited time period. Asset-backed notes generally are issued pursuant to indentures and asset-backed pass-through certificates generally are issued pursuant to pooling and servicing agreements or trust agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. These servicing agreements, indentures, pooling and servicing agreements and trust agreements collectively are referred to as "asset-backed agreements."

DOMESTIC GOVERNMENT SECURITIES
Domestic government securities will consist of Treasury securities and GSE securities.

- Treasury securities are securities issued or guaranteed by the United States of America, or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

- GSE securities are fixed-income securities issued or guaranteed by one or more of the following U.S. government sponsored entities ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent these obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. These securities generally are exempt from registration under the Securities Act and are not required to be registered under the Securities Exchange Act. Securities issued or guaranteed by any GSE will be included in a trust only if the organization makes publicly available its annual report including financial statements or similar financial information with respect to the organization. Unless otherwise specified in the applicable prospectus supplement, GSE securities are not guaranteed by the United States of America and do not constitute a debt or obligation of the United States of America or any of its agencies or instrumentalities other than the applicable GSE.

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FOREIGN GOVERNMENT SECURITIES
Foreign government securities are publicly tradable obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality.

MULTILATERAL BANK ISSUERS
A trust may own obligations of one or more multilateral bank issuers. A "multilateral bank issuer" means any one of the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

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PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

The applicable prospectus supplement will disclose the name of each underlying securities issuer with respect to the applicable series of certificates. In addition, the applicable prospectus supplement will include a description of the following terms, as applicable, of any concentrated underlying security:

- the title and series of the underlying securities and their aggregate principal amount, denomination and form;

- whether the underlying securities are senior or subordinated to any other obligations of the underlying securities issuer;

- whether the underlying securities are secured or unsecured and, if secured, the nature of any collateral;

- the dates on which, or the range of dates within which, the principal of (and any premium on) the underlying securities will be payable;

- the rate or rates, or the method of determining the rate or rates, at which the underlying securities will bear interest, if any ("underlying securities rate"); the date or dates from which the interest will accrue ("underlying securities interest accrual periods"); and the dates on which the interest will be payable ("underlying securities payment dates");

- the obligation, if any, of the underlying securities issuer to redeem the underlying securities pursuant to any sinking fund or analogous provisions, or the option of a holder, and the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed or repurchased, in whole or in part, pursuant to the underlying securities;

- the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed, if applicable, in whole or in part, at the option of the underlying securities issuer;

- whether the underlying securities were issued at a price lower than their principal amount;

- if other than U.S. dollars, the foreign currency in which the underlying securities are denominated, or in which payment of the principal of and any premium or interest on the underlying securities will be made (the "underlying securities currency"), and the circumstances, if any, when the underlying currency may be changed; and

- any rating of the underlying securities by a securities rating agency.

If a trust is comprised of a pool of underlying securities, the applicable prospectus supplement will, to the extent applicable, describe the composition of the underlying securities pool as of the date that is specified in the applicable prospectus supplement as the cut-off date (the "cut-off date") or closing date (the "closing date"), whichever is applicable to that pool, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms listed above.

PUBLICLY AVAILABLE INFORMATION

In addition to the foregoing, the applicable prospectus supplement will describe, with respect to each concentrated underlying securities issuer, the existence and type of financial reporting information that is made publicly available by the underlying securities issuer. The prospectus supplement will also disclose where and how prospective purchasers of the certificates may obtain the publicly available information. This information will typically consist of the underlying securities issuer's annual report,

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which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the underlying securities issuer identified in the applicable prospectus supplement.

OTHER TRUST ASSETS

In addition to the underlying securities, the trustee on behalf of the trust or the depositor may also acquire and deposit into a trust other assets related or incidental to the underlying securities or necessary to provide the certificates with their desired economic terms. Furthermore, the trustee, on behalf of the holders of the certificates, and to the extent described in the applicable prospectus supplement, may enter into hedging contracts and other derivative agreements. The applicable prospectus supplement will, to the extent appropriate, contain disclosure with respect to the trust assets other than the underlying securities that is analogous to the disclosure provided with respect to the underlying securities.

SWAPS, CAPS, FLOORS, OPTIONS, FORWARD CONTRACTS AND CREDIT DERIVATIVES
Any derivative agreements that are included in the trust assets may include, but are not limited to, puts, calls, interest rate, currency, securities, commodity and credit swaps, total return swaps, credit default swaps, caps, floors, collars and options, forward contracts and structured securities with embedded derivatives. Some of the main categories of hedging contracts and derivative agreements that may be deposited into a trust are described below.

The applicable prospectus supplement will specify the amount, type and other relevant terms of each derivative agreement with respect to any such series or class and information with respect to the derivatives counterparties, including financial information with respect to any counterparty providing 20% or more of the cash flow of that series or class, unless the counterparty is subject to the informational requirements of the Securities Exchange Act, in which case this information will be incorporated by reference to the counterparty's public filings under the Securities Exchange Act.

SWAPS
Swaps involve the trust's exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices, based on a notional principal amount (that is, a reference amount with respect to which such obligations are determined). An example of a swap is an exchange of floating rate interest payments for fixed rate payments. For many types of swaps, no actual exchange of principal occurs, although currency swaps and some other types of swaps involve exchanges of the notional amount at the beginning and end of the transactions. Periodic payments in the same currency due on the same date under the same swap transaction are generally netted so that the party owing the greater aggregate amount pays the difference to the party owing the lesser aggregate amount.

CAPS AND FLOORS
To the extent that a specified rate, price, yield or return exceeds a predetermined level, the purchaser of a cap is entitled to receive payments in the amount of the excess, computed by reference to a notional principal amount, from the party selling the cap. To the extent that a specified rate, price, yield or return declines below a predetermined level, the purchaser of a floor is entitled to receive payments in the amount of the decline computed by reference to a notional principal amount from the party selling the floor.

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OPTIONS
The purchaser of a call option is entitled to purchase the asset that is subject to the call option at the predetermined strike price. The purchaser of a put option is entitled to require the issuer of the put option to purchase the asset that is subject to the put option at a predetermined strike price. Options are sold on various securities, such as bonds, equities, currencies and commodities. Options can be structured as securities, such as warrants, or can be embedded in securities. Commodity-linked or equity-linked bonds are securities with embedded option characteristics.

FORWARD CONTRACTS
Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Forward contracts may also be embedded in other instruments such as notes or warrants.

CREDIT DERIVATIVES
Credit derivatives involve swap and option contracts designed to permit a party to assume or lay off credit risk on loans, debt securities or other assets (the "reference assets"), or in relation to a particular company, organization or country (the "reference entity"), without being required to actually purchase or sell the reference assets. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events relating to the referenced assets or reference entity. If a specified credit event occurs, the trust may be entitled to receive payments from, or may be required to make payments to, the swap counterparty, generating either a loss or a gain for the trust under the credit derivative transaction under which the credit event occurred.

Under a credit default swap agreement in which the trust acts as "protection seller," for example, the trust would agree, in return for a fee, to assume the payment default or other credit risk on a security, loan or other payment obligation that is not owned by the trust (a "reference obligation") or on the obligations of a reference entity generally. If a payment default or other specified credit event occurs with respect to the reference obligation or reference entity, the trust would suffer a loss. This would result from (a) a provision requiring the trust to pay the counterparty the difference between the face amount of a reference obligation and its then current market value, which difference the trust would have to pay from the proceeds of the sale of some or all the trust assets, (b) a provision requiring the trust to pay the face amount of the reference obligation to the counterparty in exchange for physical delivery to the trust of the reference obligation, which would then either be distributed in kind to certificate holders or sold (and the proceeds distributed) or (c) other provisions set forth in the applicable prospectus supplement with similar economic effect. Similarly, if so provided in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price upon the occurrence of a payment default by, or other specified credit event with respect to, the issuer of the reference obligation, thus assuming the risk of loss on the reference obligation.

Reference obligations will be securities of the same types as the underlying securities described in this prospectus, or will be loans made to, or other payment obligations of, entities whose debt obligations are eligible to be underlying securities. The applicable prospectus supplement will include information regarding reference obligations and their issuers that is analogous to that provided with respect to underlying securities.

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CREDIT SUPPORT
As specified in the applicable prospectus supplement, the trust assets for a series or class of certificates may include, or the holders of any series or class may have the benefit of, credit support. Credit support may be provided by any combination of the following means or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust assets include, or the holders of the series or class have the benefit of, credit support. If so, it will specify the amount, type and other relevant terms of each element of credit support with respect to any such series or class and information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of that series or class, unless the obligor is subject to the informational requirements of the Securities Exchange Act.

Any forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificate holders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the unsupported classes of the certificates of such series.

SUBORDINATION
As discussed below under "--Collections," the rights of the holders of a class of certificates to receive collections from the relevant trust and any credit support obtained for the benefit of the holders of a class may be subordinated to the rights of the holders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Subordination accordingly provides some additional credit support to holders of the more senior classes. For example, if losses are realized during a given period on the trust assets such that the collections received on the trust assets are insufficient to make all distributions on the certificates of the series, those realized losses will be allocated to the holders of the class or classes of that series that are subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if the applicable prospectus supplement says so, some amounts otherwise payable to holders of any class that is subordinated may instead be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

LETTER OF CREDIT; FINANCIAL GUARANTY INSURANCE POLICY
The holders of any series or class may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank (a "letter of credit bank") or a financial guaranty insurance policy or policies issued by a financial guaranty insurance company (an "insurer"). In either case, the trustee or other person specified in the applicable prospectus supplement will use reasonable efforts to cause the letter of credit or the insurance policy, as the case may be, to be obtained, to be kept in full force and effect (unless coverage has been exhausted through payment of claims) and to timely pay the related fees or premiums unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or other person specified in the applicable prospectus supplement will make, or cause to be made, draws under the letter of credit or the insurance policy, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the insurance policy will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will describe the manner, priority and source of funds by which any draws are to be repaid.

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If specified in the applicable prospectus supplement, if the letter of credit bank or the insurer ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or insurance policy, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any insurer, as applicable, will continue to satisfy such requirements or that it will be possible to obtain any such substitute letter of credit, insurance policy or similar credit enhancement that provides equivalent coverage for the same cost. To the extent it is not available, the credit support otherwise provided by the letter of credit or the insurance policy (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or insurance policy.

RESERVE ACCOUNTS
If provided in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the applicable prospectus supplement. In the alternative or in addition to this initial deposit, a reserve account may be funded through the application of a portion of collections received on the trust assets for the series, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to holders of a specified class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or another person named in the applicable prospectus supplement.

COLLECTIONS

The trust agreement will establish procedures by which the trustee or another person specified in the prospectus supplement will be obligated, for the benefit of the holders of each series of certificates, to administer the related trust assets, including making collections of all payments, and depositing the collections into a segregated account maintained or controlled by the applicable trustee for the benefit of that series (each a "collection account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution.

Amounts in the collection account will first be applied to the payment of any administrative or collection expenses and then to credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and then to the payment of amounts then due and owing on the certificates of the series and classes within the series, all in the manner and according to the priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the trust assets during a given collection period or on or by specified dates. There can be no assurance that amounts received from the trust assets, including any credit support obtained for the benefit of certificate holders for a particular series or class of certificates, over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then intended to be distributed to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated to the classes of any series of certificates, if applicable.

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The trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on any trust asset as a result of an event of default or a termination event under the swap agreement, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

The relative priorities of distributions with respect to collections from the trust assets assigned to each class of a given series of certificates may permanently or temporarily change over time upon the occurrence of circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of some amounts, such as principal, may be different from the relative distribution priority assigned to that class for payments of other amounts, such as interest or premium.

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Description of the Trust Agreement

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee. The trust agreement will govern the related series of certificates and will be qualified under the Trust Indenture Act of 1939. The following summary of material provisions of the trust agreement and the certificates is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of trust agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for certificates of a series will describe any material provision of the trust agreement or the certificates that is not described in this prospectus.

ASSIGNMENT OF TRUST ASSETS

When any series of certificates is issued, the trustee on behalf of the trust, or the depositor, will acquire and transfer the underlying securities and any other trust assets specified in the applicable prospectus supplement to the trust. However, any retained interest and any retained call warrant will not be transferred to the trust (see "--Retained Interest" and "--Retained Call Warrant"). If specified in the applicable prospectus supplement, the trustee will, concurrently with the assignment, deliver or cause to be delivered the certificates to the depositor in exchange for the trust assets or the funds necessary to acquire the trust assets. Each trust asset will be identified in a schedule attached as an exhibit to the trust agreement and the applicable prospectus supplement. The schedule will include the information with respect to the trust assets specified under "The Trust Assets, including Credit Support" above.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

With respect to any series of certificates, the trustee, directly or through its agents, will make reasonable efforts to collect all scheduled payments under the trust assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account. However, these procedures must be consistent with the trust agreement and any related instrument governing any credit support for the trust assets (collectively, the "credit support instruments"). Except as otherwise described in the applicable prospectus supplement, the trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability.

REALIZATION UPON DEFAULTED TRUST ASSETS

The trustee, on behalf of the holders of the relevant series, will present claims under each applicable credit support instrument, and will take such normal and customary steps as necessary to receive payment or to permit recovery under those instruments with respect to defaulted trust assets.

The trustee will be obligated to follow or cause to be followed normal and customary practices and procedures as it deems necessary or advisable to recover upon the defaulted trust asset. However, it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted trust asset are less than the sum of (a) the outstanding principal amount of the defaulted trust asset, (b) interest accrued on the asset at the applicable interest rate and (c) the aggregate amount of expenses incurred by the trustee or its agents in connection with the collection proceedings to the extent reimbursable from the assets of the trust under the trust agreement, and not reimbursed to the trustee by the depositor in accordance with the depositor's obligations under the trust agreement, the trust will realize a loss in the amount of the difference. The

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DESCRIPTION OF THE TRUST AGREEMENT
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trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on any defaulted trust asset as a result of an event of default or a termination event under the swap agreement, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the trustee's compensation and the priority of the trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of certificates.

To the extent specified in the applicable prospectus supplement, we will reimburse the trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the trustee's accountants and counsel, collection costs and any other expenses described in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the trustee has received any amount from DTC in respect of distributions on the underlying securities or any other trust asset or agreement to which the trust is a party and DTC, pursuant to the terms of the depositary agreement in respect of the underlying securities, requires that the trustee repay such amounts, the trustee shall have the right to reimbursement of such amounts, from the certificate holders with respect to any such amounts distributed to certificate holders, and from the swap counterparty with respect to any such amounts distributed to the swap counterparty.

MATTERS REGARDING THE TRUSTEE

The trust agreement for each series will provide that neither the trustee nor any director, officer, employee or agent of the trustee will incur any liability to the related trust or certificate holders for taking any action, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment made in good faith. However, neither the trustee nor any of these other persons will be protected against any liability that would otherwise be imposed due to their willful misfeasance, bad faith or negligence in the performance of their duties or reckless disregard of their obligations and duties under the trust agreement. Unless otherwise specified in the applicable prospectus supplement, the trust agreement provides that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the depositor and will be held harmless against any loss, liability or expense that results from any legal action relating to the trust agreement or the certificates of a series, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties or reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that the trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the trust agreement or which in its opinion may involve it in any expense or liability. However, if the trustee is indemnified against any costs, expenses and liabilities in a form satisfactory to it, the trustee must undertake any action that it deems necessary or desirable with respect to the trust agreement and the rights and duties of the parties and the interests of the certificate holders. The applicable prospectus supplement will describe how legal expenses and costs of these actions and any resulting liability resulting will be allocated.

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DESCRIPTION OF THE TRUST AGREEMENT
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REMEDIES OF CERTIFICATE HOLDERS

Any holder of certificates of a series may institute any proceeding with respect to the applicable trust agreement if the following conditions are satisfied:

- the holder must have given the trustee written notice of a continuing breach of the trust agreement or an event of default in respect of the underlying securities;

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have made a written request to the trustee to institute the proceeding in its own name as trustee;

- for 15 days the trustee must have neglected or refused to institute the requested proceeding; and

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have not given an inconsistent direction to the trustee during the 15-day period.

The trustee, however, is under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

MODIFICATION AND WAIVER

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series (which will require the consent of the holders of the certificates for certain of the changes set out below), without notice to or consent of the holders of any certificates, for some purposes including:

- to cure any error or ambiguity;

- to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

- to add or supplement any credit support for the benefit of any holders of certificates, except that if any such addition affects any class of holders differently from any other class of certificate holders, then the depositor must obtain an opinion of counsel stating that the addition will not have a material adverse effect on the interests of any affected class of certificate holders and the trust must have received an opinion of counsel that the addition will not adversely affect the classification of the trust for federal income tax purposes;

- to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders;

- to provide for the appointment of a successor trustee to the trustee or for the appointment of more than one trustee;

- to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement, so long as (a) the addition, change or elimination does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificate holders, (b) the addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a deemed exchange of any certificate for tax purposes and (c) the trustee has received written confirmation from each rating agency that has rated any certificates at

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DESCRIPTION OF THE TRUST AGREEMENT
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  the request of the depositor that the amendment will not cause the rating agency to reduce or withdraw the then current rating of any certificates; or

- to comply with any requirements imposed by the Internal Revenue Code.

In addition, the trust agreement may be modified or amended by the depositor and the trustee, with the consent of the holders of certificates evidencing more than 50% of the outstanding certificates, to add any provision to or change or eliminate any provision of the trust agreement or to modify in any manner the rights of those certificate holders. However, if the modification or amendment would materially adversely affect any class of certificates, or the rating of any class of certificates by any rating agency that has rated the certificates at the request of the depositor, the required percentage of votes specified in the related trust agreement will be specified in the applicable prospectus supplement.

No such modification or amendment may, among other things, (a) reduce in any manner the amount of, or alter the timing of, distributions or payments which are required to be made on any certificate or (b) reduce the required percentage of voting rights specified above required for the consent to any such amendment, without the consent of the holders of all outstanding certificates issued pursuant to the trust agreement.

Unless the applicable prospectus supplement specifies a different required percentage, holders of certificates evidencing more than 50% of the outstanding certificates with respect to those certificates of the voting rights of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the depositor or the trustee with any restrictive provision of the trust agreement before the time for compliance and (b) waive any past default under the trust agreement with respect to certificates of that class, except that the consent of the holders of each outstanding certificate will be required to waive either a default in the failure to distribute amounts received as principal of and any premium or any interest on any certificate or a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate.

REPORTS TO CERTIFICATE HOLDERS; NOTICES

REPORTS TO CERTIFICATE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, on the next business day following each distribution to certificate holders of any class of certificates of the related series or as soon after each distribution date as practicable, the trustee will prepare and forward or cause to be prepared and forwarded to each certificate holder, to the depositor and to any other parties specified in the trust agreement for that series, a statement setting forth:

- the amount of the distribution to holders of that class that is allocable to principal of or any interest or premium on the certificates of that class, and the aggregate amount of unpaid interest as of that distribution date;

- in the case of floating rate certificates, the pass-through rate applicable to that distribution date, as calculated in accordance with the method specified in the applicable prospectus supplement;

- the amount of compensation received by the trustee for the period relating to that distribution date and other customary information that the trustee deems necessary or desirable to enable certificate holders to prepare their tax returns;

- the aggregate stated principal amount or, if applicable, notional principal amount of the trust assets and the current interest rate (or weighted average interest rate) on the trust assets at the close of business on that distribution date;

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DESCRIPTION OF THE TRUST AGREEMENT
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- the aggregate certificate principal balance or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered to the public) at the close of business on that distribution date, separately identifying any reduction in the aggregate certificate principal balance or aggregate notional amount due to the allocation of any realized losses or otherwise; and

- as to any series or class for which credit support has been obtained, the amount of credit support available as of the close of business on that distribution date.

In the case of information furnished pursuant to the first and third paragraphs listed above, the amounts must be expressed as a U.S. dollar amount (or its equivalent in any other specified currency) per minimum denomination of certificates or for another specified portion. Within a reasonable period of time after the end of each calendar year, the trustee must furnish to each person who at any time during the calendar year was a certificate holder a statement containing the information set forth in the first and third paragraphs listed above, aggregated for that calendar year or the applicable portion of the calendar year during which the person was a certificate holder. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information has been provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

NOTICES
Any notice required to be given to a holder of a registered certificate will be mailed to the address of such holder set forth in the applicable certificate register. For as long as DTC is the sole registered holder, all notices will be sent to DTC.

ANNUAL COMPLIANCE STATEMENT

If specified in the applicable prospectus supplement, the trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the trust assets during the related 12-month period (or, in the case of the first such report, the period beginning on the original issue date). This report will provide the firm's findings, based on these procedures, as to whether the administration was conducted in compliance with the terms of the trust agreement. The report will identify any exceptions found during the examination. The report will not be an audit.

The trust agreement will also require the trustee to deliver to the depositor and the trustee, for the benefit of the certificate holders, an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to the certificates issued pursuant to the trust agreement.

Copies of the annual accountants' statements, if any, and the statement of the officers of the trustee may be obtained by certificate holders without charge upon written request to the trustee at the address provided in the applicable prospectus supplement.

REPLACEMENT CERTIFICATES

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust), or any other location specified in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the trustee or the depositor may require. Mutilated certificates must be surrendered before new certificates will be issued.

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DESCRIPTION OF THE TRUST AGREEMENT
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RETAINED INTEREST

The prospectus supplement for a series of certificates will specify whether the depositor or any other party will retain any ownership, beneficial or security interest in a portion of, the underlying securities to be deposited into the related trust (the "retained interest"), which retained interest will not be part of the trust assets. If there is a retained interest, the interest will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. Payments in respect of the retained interest will be deducted from payments received on the underlying security related to the retained interest and, in general, will not be property of the related trust or available to the certificate holders. Unless otherwise specified in the applicable prospectus supplement, any partial recovery on an underlying security will be applied pro rata to the retained interest and the portion of the underlying security deposited into the trust.

RETAINED CALL WARRANT

The prospectus supplement for a series of certificates will specify whether the depositor or any other party will retain a right to repurchase the underlying securities to be deposited into the related trust (the "retained call warrant"), which retained call warrant will not be part of the trust assets. If there is a retained call warrant, it will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. The exercise price of the retained call warrant will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds will be distributed by the trustee to the certificate holders.

TERMINATION

The trust agreement will terminate and the trust will dissolve, wind-up and terminate 30 days after the earlier of (a) the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets, and (b) the distribution by the trustee of the proceeds of the repurchase of all the underlying securities by the depositor due to the exercise of its retained call warrant with respect to the underlying securities, in each case in accordance with the terms of the trust agreement and the priority of payments specified therein. In no event, however, will any trust continue beyond the date specified in the applicable prospectus supplement. Written notice of termination of a trust will be provided to each certificate holder, to the depositor and to any other party specified in the trust agreement as described above under "--Reports to Certificate Holders; Notices--Notices," and the final distribution on the related certificates will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee, which will be specified in the notice of termination.

Upon the occurrence of a trust liquidation event that causes a liquidation of some but not all of the underlying securities, the trustee will effect that partial liquidation as provided in the related prospectus supplement. In the case of any other trust liquidation event, all trust assets will be liquidated and, following the distribution of the proceeds of the liquidation, the trust will terminate. See "Description of the Trust Agreement--Trust Liquidation Events" in the prospectus supplement.

DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any trust asset, credit support or related document. The trustee for a series is required to perform only those duties that are specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the applicable requirements of the trust agreement.

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DESCRIPTION OF THE TRUST AGREEMENT
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THE TRUSTEE

The trustee, and co-trustee, if any, for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee and co-trustee, if any, will be unaffiliated with the depositor, but it may have normal banking relationships with the depositor and its affiliates. The address of the trustee's, and the co-trustee's, if any, corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the trustee, or if applicable, the co-trustee designates from time to time by notice to the certificate holders and the depositor.

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Currency Risks

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a certificate with a specified currency other than U.S. dollars entails significant risks for investors whose base currency is not the specified currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility that foreign exchange controls could be imposed or modified with respect to the specified currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this level of volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its pass-through rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed would not be available. In that event, such payments will be made in the manner set forth below under "--Payment Currency" or as otherwise specified in the applicable prospectus supplement.

YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. THESE TYPES OF CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE NOT SOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information provided in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for some issuances of certificates may provide information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the certificates.

Any prospectus supplement relating to certificates with a specified currency other than U.S. dollars will contain information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency.

FOREIGN CURRENCY JUDGMENTS

Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than

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CURRENCY RISKS
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the U.S. dollar. A 1987 amendment to the New York Judiciary Law provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

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United States Federal Income Tax Consequences

The applicable prospectus supplement for each series will contain a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. These consequences will depend on the terms of the certificates and whether the trust is classified as a grantor trust, as a partnership or otherwise for federal income tax purposes, and will also depend on the trust assets relating to the certificates. The trust agreement for each series will include provisions appropriate to the particulars of the transaction and to the relevant United States federal income tax classification of the trust and related certificates.

Unless otherwise specified in the applicable prospectus supplement, it is generally anticipated that, for United States federal income tax purposes, each trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and the certificates will be treated as evidencing an undivided ownership interest in the trust assets. In addition, it is intended that the trust will likely be classified as a partnership if the Internal Revenue Service ("IRS") determines that it should not be classified as a grantor trust, and that the applicable trust agreement will provide that the trust will elect to be excluded from the provisions of the Internal Revenue Code governing the treatment of partnerships, so that the treatment of certificate holders would likely be similar whether the trust is classified as a grantor trust or a partnership.


With respect to each series of certificates, the trust for that series will be provided with an opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, regarding the United States federal income tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, prospective investors in any particular series of certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in the applicable prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, prospective investors in any particular series of certificates should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.


Certain ERISA Considerations

Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and
section 4975 of the Internal Revenue Code impose certain restrictions on many retirement plans and other employee benefit plans and arrangements (collectively, "plans") and on persons who are "parties in interest" as defined in ERISA or "disqualified persons" as defined in section 4975 of the Internal Revenue Code with respect to those plans. ERISA imposes certain duties on persons who are considered fiduciaries of plans and also prohibits certain transactions between a plan, its fiduciaries and/or parties in interest with respect to the plan. The Internal Revenue Code imposes a tax on some types of prohibited transactions between a plan and a disqualified person with respect to the plan. Certain employee benefit plans, such as governmental plans and church plans (provided no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA or the Internal Revenue Code, and assets of these plans may be invested in each series of certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Therefore, each plan fiduciary, before acquiring

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any certificates, must determine that an investment in the certificates satisfies these general fiduciary requirements.

Plan fiduciaries must also determine whether the acquisition and holding of any certificates and the operations of the related trust would result in direct or indirect prohibited transactions. The purchase and holding of a certificate or any interest in a certificate by or on behalf of a plan could result in prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Internal Revenue Code unless a Department of Labor prohibited transaction exemption applies and the conditions for the exemption are satisfied. The operations of the trust for a series of certificates could similarly result in prohibited transactions if plans that purchase the certificates issued by the trust are deemed to own an interest in the underlying assets of the trust. There also may be an improper delegation by the plan fiduciaries of the responsibility to manage plan assets if plans that purchase any series of certificates are deemed to own an interest in the underlying assets of the related trust. The applicable prospectus supplement for each series will specify whether plans are likely to be deemed to own the underlying assets of the applicable trust. Plan fiduciaries should carefully review with their legal advisors whether the purchase or holding of a certificate would be a prohibited transaction or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the applicable prospectus supplement.

The Department of Labor has issued several prohibited transaction class exemptions ("PTCEs") from certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code. For example, the underwriter is a broker-dealer registered under the Securities Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of certificates by the underwriters to plans may be exempt under PTCE 75-1 if the conditions of that PTCE are satisfied. Other PTCEs also may be available to the acquisition and holding of a certificate. Plan fiduciaries should consider whether a PTCE is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations" in the applicable prospectus supplement.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee and the underwriter that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the related trust.

Plan of Distribution

Certificates may be offered in any of three ways: (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed and the place and time of delivery of the certificates.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters in the United States will include either or both of UBS Warburg LLC and UBS PaineWebber Inc., which are affiliates of the depositor. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions described in the applicable prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions they receive on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of certificates than they are required to purchase from the trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the certificates sold in the offering may be reclaimed by the underwriters if the certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

As to each series of certificates, we will offer only those classes rated in one of the investment grade rating categories by a rating agency. Any certificates of unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.

Legal Opinions


The validity of the certificates and their federal income tax status will be passed upon for the depositor and the applicable trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

INDEX OF DEFINED TERMS

The following is an index of defined terms used in this prospectus and the page where each definition appears.

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
asset-backed agreements.....................................    21
banking organization........................................    16
base rate...................................................    12
bond index..................................................    15
business day................................................    11
calculation agent...........................................    12
certificate.................................................     8
certificate principal balance...............................    13
clearing agency.............................................    16
clearing corporation........................................    16
closing date................................................    23
collection account..........................................    27
concentrated underlying securities..........................    20
credit support instruments..................................    29
cut-off date................................................    23
definitive certificate......................................    16
depositary..................................................    16
determination date..........................................    10
direct participants.........................................    16
DTC.........................................................    16
ERISA.......................................................    38
face amount.................................................    15
fixed pass-through rate.....................................     9
fixed rate certificates.....................................    12
floating rate certificates..................................    12
GSEs........................................................    21
indexed certificates........................................    15
indexed commodity...........................................    15
indexed currency............................................    15
indexed interest............................................    14
indexed certificate principal balance.......................    15
indirect participants.......................................    16
insurer.....................................................    26
interest....................................................     9
interest factor.............................................    13
interest reset date.........................................    12
interest reset period.......................................    12
IRS.........................................................    38
letter of credit bank.......................................    26
LIBOR.......................................................    12

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
London banking day..........................................    11
maximum pass-through rate...................................    12
minimum pass-through rate...................................    12
multi-currency certificates.................................    15
multilateral bank issuer....................................    22
notional amount.............................................    13
original issue date.........................................     9
pass-through................................................     8
pass-through rate...........................................     9
plans.......................................................    38
principal...................................................     9
protection seller...........................................    25
PTCEs.......................................................    39
publicly tradable...........................................    20
realized losses.............................................    14
reference assets............................................    25
reference entity............................................    25
reference obligation........................................    25
reserve account.............................................    27
retained call warrant.......................................  6,34 retained interest...........................................  6,34
Securities Exchange Act.....................................     5
specified currency..........................................    10
spread......................................................    12
spread multiplier...........................................    12
stock index.................................................    15
street name.................................................    17
stripped certificates.......................................    10
stripped interest...........................................    11
trust assets................................................    20
underlying securities.......................................    20
underlying securities currency..............................    23
underlying securities interest accrual periods..............    23
underlying securities payment dates.........................    23
underlying securities rate..................................    23
variable pass-through rate..................................     9

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED --, 2002)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                          CABCO SERIES 200----- TRUST

                        [$]-- CLASS -- [CALLABLE] NOTES

                      [--%] [VARIABLE] NOTE INTEREST RATE
                    [$]-- [NOTIONAL AMOUNT] [(APPROXIMATE)],

                        CLASS -- [CALLABLE] CERTIFICATES

                       [--%] [VARIABLE] PASS-THROUGH RATE
                   [INCLUDE ADDITIONAL CLASSES AS APPLICABLE]

                       CORPORATE ASSET BACKED CORPORATION
                                   DEPOSITOR
--------------------------------------------------------------------------------


                                                       PRINCIPAL       CERTIFICATE       PRICE TO    UNDERWRITING
                                                        BALANCE           RATE            PUBLIC       DISCOUNT
-----------------------------------------------------------------------------------------------------------------
[Class -- [Callable] Notes]..........................     $--       [--%] [Variable]      100.00%        --%
                                                                    Note Interest
                                                                    Rate
-----------------------------------------------------------------------------------------------------------------
[Class -- [Callable] Certificates]...................     $--       [--%] [Variable]      100.00%        --%
                                                                    Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------
[Class -- [Callable] Certificates]...................     $--       [--%] [Variable]      100.00%        --%
                                                                    Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------


YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE PROSPECTUS PRIOR TO INVESTING IN THE NOTES OR CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the notes or certificates or the underlying securities.

The notes will represent debt of the trust, will be secured by the assets of the trust only and will not represent obligations of any other party.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The notes and certificates currently have no trading market.

THE TRUST WILL ISSUE


- -- class[es] of [callable] certificates [, all of which [except the class -- certificates] are offered by this prospectus supplement].



- -- class[es] of [callable] notes [, all of which [except the class -- notes] are offered by this prospectus supplement].


THE TRUST WILL OWN


- [describe underlying securities and other trust assets and describe or refer to any right of holder of retained call warrant to repurchase underlying securities from the trust and thereby terminate the trust].


THE NOTES WILL EVIDENCE

- the right to receive [monthly] [quarterly] [semi-annual] interest payments on the principal balance of your notes at an interest rate of --% per annum, and the right to receive payments of principal [on the scheduled maturity date].

THE CERTIFICATES WILL EVIDENCE

- the right to receive [monthly] [quarterly] [semi-annual] interest payments on the principal balance of your certificates at an interest rate of --% per annum, and the right to receive payments of principal [on the scheduled maturity date], to the extent of proceeds of the trust assets.

For complete information about the notes and certificates, you should read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the notes and certificates.

[The depositor has applied to list the notes and certificates on the [New York] [American] Stock Exchange. If the application is approved, trading] [The class -- notes and the class -- certificates have been approved for listing on the [New York][American] Stock Exchange under the symbol "--", subject to official notice of issuance. Trading] of the notes and certificates on the [New York] [American] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the notes and certificates. See "Plan of Distribution" in the attached prospectus.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES AND CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, the underwriters named below will purchase all the offered notes and certificates from Corporate Asset Backed Corporation. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The notes and certificates will be issued in book-entry form only on or about --, 200--.

[UBS WARBURG]                                             [UBS PAINEWEBBER INC.]

              THE DATE OF THIS PROSPECTUS SUPPLEMENT IS --, 200--.

--------------------------------------------------------------------------------

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT


Important Notice.........................   S-1
Summary of Principal Economic Terms......   S-2
[Summary of Prospectus Supplement --
  Q&A]...................................   S-7
[Summary of Prospectus Supplement].......  S-14
Risk Factors.............................  S-22
Formation of the Trust...................  S-27
Description of the Underlying
  Securities.............................  S-29
  Interest Payments......................  S-34
  Principal Payments.....................  S-34
  [Redemption or Conversion Features]....  S-34
  [Secured] [Unsecured] [Obligations]....  S-34
  [Investor Percentage and Seller's
    Percentage]..........................  S-35
  [Allocation of Collections]............  S-35
  [Underlying Securities Events of
    Default]
  [Underlying Securities Events of
    Default] [Underlying Securities Early
    Amortization Events].................  S-36
  General Information about the Issuer[s]
    of the Underlying Securities.........  S-36
Description of the Other Trust Assets....  S-41
[Description of the Swap Agreement.......  S-42
  The Swap Counterparty].................  S-42
[Description of the Credit Support]......  S-45
Yield on the Notes and Certificates......  S-46
Description of the Notes and
  Certificates...........................  S-47
  Definitive Notes and Certificates......  S-48
  Distributions..........................  S-48
  [Allocation of Losses;
    Subordination].......................  S-50
  [Restrictions on Transfer of the Class
    -- Certificates].....................  S-51
Description of the Indenture.............  S-52
  The Indenture Trustee..................  S-52
Description of the Trust Agreement.......  S-53
  The Trustee............................  S-53
  Termination of Book-Entry Registration
    in Connection with Suspension of
    Securities Exchange Act Reporting by
    the Underlying Securities Issuer.....  S-53
  Trust Liquidation Events...............  S-54
  Limitation on Rights of Action.........  S-55
  Voting Rights..........................  S-55
  Voting of Underlying Securities,
    Modification of Underlying Securities
    Agreement............................  S-55
  [Retained Interest]....................  S-57
  [Retained Call Warrant]................  S-57
  Termination Upon Exercise of the
    Retained Call Warrant................  S-57
United States Federal Income Tax
  Consequences...........................  S-58
  Taxation of Note Holders...............  S-58
  Interest Income of Note Holders........  S-59
  Backup Withholding.....................  S-60
  Foreign Note Holders...................  S-60
  Taxation of Certificate Holders........  S-60
  Tax Classification of the Trust........  S-60
  Income of Certificate Holders..........  S-61
  Backup Withholding.....................  S-62
  Foreign Certificate Holders............  S-62
ERISA Considerations.....................  S-63
  [Plan Asset Regulations]...............  S-63
  [Prohibited Transaction Exemptions]....  S-64
  [Insurance Company General Accounts]...  S-64
  [Consultation with Counsel]............  S-65
Supplemental Plan of Distribution........  S-66
Ratings..................................  S-66
Legal Opinions...........................  S-67
Index of Defined Terms...................  S-68


PROSPECTUS

Important Notice.........................    1
Risk Factors.............................    2
Where You Can Find More Information......    5
Incorporation of Documents By
  Reference..............................    5
Reports to Holders of Notes and
  Certificates...........................    5
The Depositor............................    6
Use of Proceeds..........................    6
Formation of the Trusts..................    6
Description of the Notes and
  Certificates...........................    8
  Nature of the Notes and Certificates...    9
  Terms Specified in the Prospectus
     Supplement..........................    9
  Distributions..........................   11
  Interest on the Notes and
     Certificates........................   12
  Stripped Certificates..................   14

TABLE OF CONTENTS
--------------------------------------------------------------------------------

  Principal of the Notes and
     Certificates........................   14
  Foreign Currency Notes and
     Certificates........................   15
  Payment Currency.......................   15
  Indexed Notes and Certificates.........   15
  Multi-Currency Notes and
     Certificates........................   16
  Put Option.............................   16
  Transfers and Exchanges................   16
  Global Securities; Holdings in Street
     Name................................   17
Trust Liquidation Events.................   20
Maturity and Yield Considerations........   20
Description of the Trust Assets,
  including Credit Support...............   21
  Underlying Securities..................   21
  Principal Economic Terms of Underlying
     Securities..........................   23
  Publicly Available Information.........   24
  Other Trust Assets.....................   24
  Collections............................   27
Description of the Indenture.............   29
  Pledge of Trust Assets.................   29
  Certain Covenants......................   29
  Collection and Application of Funds
     under the Indenture.................   30
  Liquidation by Indenture Trustee of
     Trust Assets upon Trust Liquidation
     Event...............................   30
  Modification and Waiver................   30
  Indenture Trustee's Compensation;
     Payment of Expenses.................   32
  Remedies of Note Holders...............   32
  Reports to Note Holders; Notices.......   32
  Authentication and Delivery of Notes...   33
  Satisfaction and Termination of the
     Indenture...........................   33
  Annual Compliance Statements...........   33
  Transfers and Exchanges................   34
  Replacement Notes......................   34
  List of Note Holders...................   34
  Indenture Trustee's Annual Report......   34
  The Indenture Trustee..................   35
Description of the Trust Agreement.......   36
  Assignment of Trust Assets.............   36
  Collection and Other Administrative
     Procedures..........................   36
  Realization upon Defaulted Trust
     Assets..............................   36
  Trustee's Compensation; Payment of
     Expenses............................   37
  Matters Regarding the Trustee..........   37
  Remedies of Certificate Holders........   37
  Modification and Waiver................   38
  Reports to Certificate Holders;
     Notices.............................   39
  Annual Compliance Statement............   40
  Replacement Certificates...............   40
  Retained Interest......................   40
  Retained Call Warrant..................   41
  Termination............................   41
  Duties of the Trustee..................   41
  The Trustee............................   41
Currency Risks...........................   43
  Exchange Rates and Exchange Controls...   43
  Foreign Currency Judgments.............   43
United States Federal Income Tax
  Consequences...........................   45
Certain ERISA Considerations.............   45
Plan of Distribution.....................   47
Legal Opinions...........................   48
Index of Defined Terms...................   49

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the notes and certificates in two separate documents that provide progressively more detail: (a) the attached prospectus, which provides general information, some of which may not apply to your series of notes or certificates and (b) this prospectus supplement, which describes the specific terms of your series of notes or certificates.

If the description of your notes or certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S--- in this prospectus supplement and beginning on page 49 in the attached prospectus.

The depositor has filed with the SEC a registration statement (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933 (the "Securities Act") with respect to the notes and certificates. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called, "Where You Can Find More Information," in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that we file on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") after the date of this prospectus supplement and before we terminate our offering of the notes and certificates. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that we file later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 400 West Main Street, Suite 338, Babylon, New York 11702, (631) 587-4700.

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the notes and certificates being issued by the trust and of the underlying securities and other trust assets. It does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of the offering of the notes and certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

THE CERTIFICATES

The trust.....................   The depositor and the trustee will form the
                                 CABCO Series 200----- Trust.


Certificates offered..........   The trust will issue certificates, Series
                                 200-----, consisting of class -- [callable] certificates [,] [and] class -- [callable] certificates [and specify others]
                                 (collectively, the "certificates").


Initial certificate principal
balance [or notional
  amount].....................   class --: [$] --
                                 class --: [$] --

Final distribution date.......   class --: --
                                 class --: --

Pass-through rates............   [The pass-through rates applicable to the
                                 calculation of the interest distributable on any distribution date on the [specify classes] certificates are fixed at --% [and --%, respectively,] per annum.] [The variable pass-through rates applicable to the calculation of the interest distributable on any distribution date on each class of the certificates [(other than the class -- certificates)] are equal to [describe method for determining variable rates], respectively.
                                 The initial variable pass-through rates for the class -- certificates[,] [and] the class -- certificates [and specify others] are approximately --% [,] [and] --% [and --%] per annum, respectively.]

Trust assets..................   The trust assets will consist of the underlying
                                 securities [and the other trust assets]. See
                                 "Description of the Underlying Securities" [and
                                 "Description of the Other Trust Assets"] below.

Original issue date...........   --.

[Cut-off date] [Closing
date].........................   --.

Distribution dates............   --, commencing --.

Record dates..................   The -- day immediately preceding each
                                 distribution date.

Denominations; specified
currency......................   The class -- certificates [,] [and] class --
                                 certificates [and specify others] will be denominated and payable in [U.S. dollars] [--]
                                 [(the "specified currency") and will be
                                 available for purchase in minimum denominations of [$]-- and [integral multiples [$]--]
                                 [multiples of [$]-- in excess of [$]--].

Interest accrual periods......   [Monthly] [Quarterly] [Semi-annually] (or, in
                                 the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date).

Form of certificates..........   Book-entry securities with The Depository Trust
                                 Company. Distributions on the certificates will be made in [immediately available (same-day)]
                                 [Clearinghouse (next-day)] funds.

Exchange listing..............   [New York] [American] [Stock Exchange] [specify
                                 other listing].

Trustee.......................   --, as trustee.

Ratings.......................   -- by -- [and -- by --]. [Specify specific
                                 ratings requirements for particular classes, including the extent to which the issuance of the certificates of a given class is conditioned upon satisfaction of the ratings of each other class of notes or certificates.] See
                                 "Ratings."

Collection period.............   For each distribution date, the period
                                 beginning on the second preceding determination date, and ending at the close of business one day before the immediately preceding determination date.

Determination dates...........   The -- day of each --.

THE NOTES


Notes offered.................   The trust will issue notes, Series 200-----,
                                 consisting of class -- [callable] notes [,]
                                 [and] class -- [callable] notes [and specify others] (collectively, the "notes").


Initial note principal balance
[or notional amount]..........   class --: [$] --
                                 class --: [$] --

Scheduled maturity date.......   class --: --
                                 class --: --

Note interest rates...........   [The note interest rates applicable to the
                                 calculation of the interest distributable on any distribution date on the [specify classes] notes are fixed at --% [and --%, respectively,] per annum.] [The variable note interest rates applicable to the calculation of the interest distributable on any distribution date on each class of the notes [(other than the class -- notes)] are equal to [describe method for determining variable rates], respectively. The initial variable note interest rates for the class -- notes[,] [and] the class -- notes [and specify others] are approximately --% [,] [and]
                                 --% [and --%] per annum, respectively.]

Trust assets..................   The trust assets will consist of the underlying
                                 securities [and the other trust assets]. See
                                 "Description of the Underlying Securities" [and
                                 "Description of the Other Trust Assets"] below.

Original issue date...........   --.

[Cut-off date] [Closing
date].........................   --.

Distribution dates............   --, commencing --.

Record dates..................   The -- day immediately preceding each
                                 distribution date.

Denominations; specified
currency......................   The class -- notes [,] [and] class -- notes
                                 [and specify others] will be denominated and payable in [U.S. dollars] [--] [(the "specified currency") and will be available for purchase in minimum denominations of [$]-- and [integral multiples of [$]-- [multiples of [$]-- in excess of [$]--].

Interest accrual periods......   [Monthly] [Quarterly] [Semi-annually] (or, in
                                 the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date).

Form of notes.................   Book-entry securities with The Depository Trust
                                 Company. Distributions on the notes will be made in [immediately available (same-day)]
                                 [Clearinghouse (next-day)] funds.

Exchange listing..............   [New York] [American] [Stock Exchange] [specify
                                 other listing].

Indenture trustee.............   --, as indenture trustee.

Ratings.......................   -- by -- [and -- by --]. [Specify specific
                                 ratings requirements for particular classes, including the extent to which the issuance of the notes of a given class is conditioned upon satisfaction of the ratings of each other class of notes and certificates.] See "Ratings."

Collection period.............   For each distribution date, the period
                                 beginning on the second preceding determination date, and ending at the close of business one day before the immediately preceding determination date.

Determination dates...........   The -- day of each --.

THE UNDERLYING SECURITIES

Underlying securities.........   [A single [--%] [floating rate] publicly
                                 tradable

                                 [corporate debt security]

                                 [asset-backed security]

                                 [trust preferred security]

                                 [term preferred stock]

                                 [United States Treasury security]

                                 [debt security of a United States government sponsored entity]

                                 [debt security of a foreign government
                                 issuer].]

                                 [A pool of publicly tradable

                                 [debt securities of various corporate issuers]

                                 [asset-backed securities of various issuers]

                                 [trust preferred securities of various issuers]

                                 [term preferred stock of various issuers]

                                 [United States Treasury securities]

                                 [debt securities of various United States government sponsored entities]

                                 [debt securities of various foreign government issuers].]

Underlying securities
issuer........................   [Specify issuer] [Specify types of issuers in
                                 pool].

[Range of] underlying
securities original issue
  date[s].....................   --.

[Range of] underlying
securities scheduled final
  payment date[s].............   --.

[Amortization]
[Accumulation]................   [Describe amortization or accumulation
                                 schedule, if any].

Denominations; underlying
securities currency...........   The underlying securities are denominated and
                                 payable in [U.S. dollars] -- and are available in minimum denominations of [$]--and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--].

[Range of] underlying
securities payment dates......   --, commencing --, --.

[Range of] underlying
securities rates..............   [--% per annum.] [A [weighted average] rate per
                                 annum equal to [specify interest rate formula for underlying security].] [Specify in tabular form.]

Underlying securities interest
accrual periods...............   [Monthly] [Quarterly] [Semi-annually]. [Specify
                                 in tabular form.]

Priority......................   [Describe senior or subordinated status or
                                 liquidation preference, if any, of underlying securities.]

[Collateral] [Unsecured
obligations]..................   [Describe existence of any collateral for
                                 underlying securities or state that underlying securities are unsecured.]

[Redemption/put/call/ other
features].....................   [Describe existence of any redemption, put,
                                 call or other material features applicable to the underlying securities.]

[Retained interest]...........   The [depositor] [specify other party] will
                                 retain [an ownership] [a beneficial][a
                                 security] interest in the underlying
                                 securities. This retained interest will not be part of the trust assets and payments in respect of this retained interest will not be available for payments to the holders of notes or certificates.]

[Retained call warrant........   The [depositor] [specify other party] will
                                 retain a right to repurchase the underlying securities. This retained call warrant will not be part of the trust assets. The exercise price of the retained call warrant will be at least equal to the principal balance of the notes and certificates plus any accrued interest, and the proceeds of the repurchase will be distributed by the trustee to the holders of notes and certificates.]

[Underlying securities
agreement[s]..................   The underlying securities have been issued
                                 pursuant to [an indenture] [a pooling and servicing agreement] [a trust agreement] [as supplemented by a series supplement] (the
                                 "underlying securities agreement[s]"), among --
                                 [list parties to underlying securities
                                 agreement[s]].]


United States federal income
tax consequences..............   In the opinion of Sidley Austin Brown & Wood
                                 LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, (a) the notes should be characterized as [indebtedness], (b) without regard to whether the notes are characterized as [indebtedness], the trust will be classified as [a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (c) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. [However, Sidley Austin Brown & Wood
                                 LLP is unable to deliver an opinion that the notes will be characterized as indebtedness for United States federal income tax purposes, because certain of the terms of the notes and certificates may be viewed as inconsistent with the characterization of the notes as indebtedness. See "United States Federal Income
                                 Tax Consequences."]


Ratings.......................   -- by -- [and -- by --]. See "Description of
                                 the Underlying Securities."

[OTHER TRUST ASSETS]

[Provide summary description of the principal economic terms of any ancillary or incidental asset.]

[SWAP AGREEMENT]

[Provide summary description of the principal economic terms of any ancillary or incidental asset.]

[CREDIT SUPPORT]

[Provide summary description of the principal economic terms of any third party credit support obligation.]

[Summary of Prospectus Supplement -- Q&A]

       [to be used where Q&A format provides most appropriate disclosure]

This summary includes questions and answers that highlight selected information from this prospectus supplement and the attached prospectus to help you understand the notes and certificates. You should carefully read this prospectus supplement and the attached prospectus in their entirety to fully understand the terms of the notes and certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the certificates is appropriate for you. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and the attached prospectus.

WHO IS THE DEPOSITOR?

Corporate Asset Backed Corporation is a Delaware corporation and an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter[s]. The depositor will acquire the underlying securities and deposit them into the trust. The principal executive office of the depositor is located at 400 West Main Street, Suite 338, Babylon, New York 11702 (Telephone: (631) 587-4700).

WHAT ARE THE NOTES?


The notes will be issued by the trust pursuant to the indenture and will represent debt obligations of the trust in favor of their holders. [Add explanation of economic terms of this series of notes.] The notes do not constitute an obligation of the depositor or any other party. The notes will consist of -- classes, designated as class -- [callable] notes [and][,] class -- [callable] notes [and [specify other classes]], [all] of which [all but the class -- notes] are being offered by this prospectus supplement.


Each note will have an initial note principal balance of [$]--. You may transfer notes only in denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--]. You will not have the right to receive physical notes evidencing your ownership except under limited circumstances. Instead, the trustee will issue the notes in the form of a global note that will be held by The Depository Trust Company or its nominee. Direct and indirect participants in The Depository Trust Company will record beneficial ownership of the notes by individual investors. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that a common depository for each of these systems maintains as a participant in The Depository Trust Company.

[The notes are expected to trade flat. This means that any accrued and unpaid interest on the notes will be reflected in the trading price, and purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes not included in the trading price.]

[The note principal balance of a note outstanding at any time represents the maximum amount that the note holder is entitled to receive as payments of principal. The note principal balance of a note will decline to the extent that payments of principal are made to the note holder. [The class -- notes, which are not being offered by this prospectus supplement, have, in the aggregate, an initial note principal balance of [$]-- (approximate) and a [variable] note interest rate [of --%]. The class -- notes represent the right to receive payments in respect of their note principal balance and interest on the note principal balance at their note interest rate.] Shortfalls in collections with respect to the underlying securities will be allocated first to the certificates and thereafter solely to the class -- notes to the extent provided in this prospectus supplement and, once the principal balance of the class -- notes is exhausted, will be allocated among the class -- notes and the class -- notes, as provided in this prospectus supplement. [The class -- notes will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the indenture.]]

WHAT ARE THE CERTIFICATES?


The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. [Add explanation of economic terms of this series of certificates.] The certificates do not constitute an obligation of the depositor or any other party. The certificates will consist of -- classes, designated as class -- [callable] certificates [and] [,] class -- [callable] certificates [and [specify other classes]], [all] of which [all but the class -- certificates] are being offered by this prospectus supplement.


Each certificate will have an initial certificate principal balance of [$]--. You may transfer certificates only in denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]--] in excess of [$]--]. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, the trustee will issue the certificates in the form of a global certificate that will be held by The Depository Trust Company or its nominee. Direct and indirect participants in The Depository Trust Company will record beneficial ownership of the certificates by individual investors. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the certificates through the accounts that a common depository for each of these systems maintains as a participant in The Depository Trust Company.

[The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the certificates not included in the trading price.]

The certificate holders will not have any general creditor rights with respect to the trust.

The certificate principal balance of a certificate outstanding at any time represents the maximum amount that the certificate holder is entitled to receive as distributions allocable to principal. A certificate will be considered "outstanding" if it is not owned by the trustee[, the swap counterparty or any counterparty to [list any other agreements included as other trust assets and any credit support agreements] or any of [its] [their] affiliate[s]. The certificate principal balance of a certificate will decline to the extent that distributions allocable to principal are made to the certificate holder. [The notional amount of the class -- certificates as of any date of determination is equal to [specify]. Reference to the notional amount of the class -- certificates is solely for convenience in determining the basis on which distributions on the class -- certificates are calculated [and for the purpose of determining the relative voting rights of certificate holders of class -- certificates for purposes of voting on a class-by-class basis or otherwise]. The notional amount does not represent the right to receive any distributions allocable to principal.] [The class -- certificates, which are not being offered by this prospectus supplement, have, in the aggregate, an initial certificate principal balance of [$]--(approximate) and a [variable] pass-through rate [of --%]. The class -- certificates represent the right to receive distributions in respect of their certificate principal balance and interest on the certificate principal balance at their pass-through rate.] Shortfalls in collections with respect to the underlying securities will be allocated solely to the class -- certificates to the extent provided by this prospectus supplement and, once the principal balance of the class -- certificates is exhausted, will be allocated among the class -- certificates and the class -- certificates, as provided in this prospectus supplement. [The class -- certificates will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the trust agreement.]

WHAT PAYMENTS OR DISTRIBUTIONS WILL I RECEIVE FROM THE TRUSTEE?

As a holder of a note or a certificate you will be entitled to receive on each distribution date, to the extent of available funds to the trust on that distribution date, after payment of the allowable expense amounts of the trustee and its agents for that collection period[, and any amount required to be paid or reimbursed to, or deposited with [the [swap counterparty] [or] [credit support provider]], the following payments:

- [in the case of each class of notes and certificates other than the class -- notes and class -- certificates,] distributions allocable to interest at the applicable note interest or pass-through rate on the applicable note or certificate principal balance;

- [in the case of each class of notes and certificates other than the class -- notes and class -- certificates,] distributions allocable to principal; and

- [in the case of each class of notes and certificates other than the class -- notes and class -- certificates,] distributions allocable to premium, if any, in an amount equal to all payments allocable to premium, if any, received on the underlying securities for the applicable collection period.

Distributions will be made on the notes and certificates only if, and to the extent that, payments are made with respect to the underlying securities or are otherwise covered by any credit support. [The holders of the class -- certificates will be entitled to receive on each distribution date distributions allocable to interest in an amount equal to [$]--.] [The holders of the class -- certificates will not be entitled to receive any distributions allocable to principal or premium, if any.] See "Description of the Notes and Certificates--Distributions."

WHEN WILL I RECEIVE MY SHARE OF PAYMENTS MADE WITH RESPECT TO THE UNDERLYING SECURITIES?

Generally, you will receive all payments made with respect to the underlying securities that are allocable to your notes and certificates on each distribution date for the underlying securities. However, if the trustee receives a payment with respect to the underlying securities after the date on which the payment was due (each, an "underlying securities payment date"), then the trustee will distribute to you and the other note and certificate holders any amounts received on the next occurring business day (a "special distribution date") as if the funds had been available on the distribution date immediately preceding the special distribution date. The record date for a special distribution date will be -- days prior to the day on which the related payment was received from the underlying securities trustee.

WILL THE PAYMENTS WITH RESPECT TO MY NOTES AND CERTIFICATES BE SUBORDINATED TO PRIOR PAYMENTS TO OTHER NOTES OR CERTIFICATES?

If you invest in the class -- certificates [and specify other classes], your right to receive distributions of principal, premium, if any, and interest with respect to the underlying securities will be subordinated to the rights of the holders of the notes and the holders of the class -- certificates to receive such amounts. As a result, the class -- certificates [and specify other classes] will suffer any losses attributable to principal, premium, if any, and interest realized on a trust asset (such losses, "realized losses") before the class -- certificates. [If you invest in the class -- notes [and specify other classes], your right to receive distributions of principal, premium, if any, and interest with respect to the underlying securities will be subordinated to the rights of the holders of the class -- notes to receive such amounts. As a result, the class -- notes [and specify other classes] will suffer any realized losses before the class -- notes.] See "Description of the Notes and Certificates--Allocation of Losses; Subordination."

WILL THE NOTES AND CERTIFICATES BE RATED BY ANY RATING AGENCY?

The trustee will not issue the notes and certificates unless the notes and certificates have the ratings specified above under "Summary of Principal Economic Terms--The Notes--Ratings" and "--The Certificates--Ratings."

The ratings address the likelihood of the receipt by holders of the notes and certificates of the payments required under the indenture and the trust agreement, and are based primarily on the credit quality of the underlying securities and any credit support. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, the corresponding effect on yield to investors [or whether investors in the class -- notes and certificates may fail to recover fully their initial investment]. See "Ratings."

WILL THE NOTES AND CERTIFICATES BE LISTED ON A STOCK EXCHANGE OR QUOTED ON AN AUTOMATED QUOTATION SYSTEM?

[The [specify listed notes and certificates] have been approved for listing on [specify exchange] under the symbol ["--,"] subject to official notice of issuance.] [The depositor has applied to list the notes and certificates on the [New York] [American] [specify other] Stock Exchange.] If the application is approved, trading of the notes and certificates on the [New York] [American] [specify other] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the notes and certificates. [The [specify listed notes and certificates] are expected to be quoted on [specify automated quotation system].] You should be aware that the listing or quotation of the [specify listed notes and certificates] on [specify exchange] [specify automated quotation system] will not necessarily ensure that a liquid trading market will be available for the notes or certificates.]

WHAT ARE THE UNDERLYING SECURITIES?

Your notes represent debt obligations of the trust secured by, and paid out of the proceeds of, the assets listed below. Your certificates represent a fractional undivided beneficial ownership interest in those same assets:

[a single [--%] [floating rate] publicly tradable

     [corporate debt security]

     [asset-backed security]

     [trust preferred security]

     [term preferred stock]

     [United States Treasury security]

     [debt security of a United States government sponsored entity]

     [debt security of a foreign government issuer].]

[A pool of publicly tradable

     [debt securities of various corporate issuers]

     [asset-backed securities of various issuers]

     [trust preferred securities of various issuers]

     [term preferred stock of various issuers]

     [United States Treasury securities]

     [debt securities of various United States government sponsored entities]

     [debt securities of various foreign government issuers].]

[Include the name, nature of the business and the long-term and short-term unsecured debt ratings, if any, of any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities.]

WHAT IS THE RETURN ON THE UNDERLYING SECURITIES?

Interest at the underlying securities rate accrues for each [underlying securities accrual period] and is payable on each underlying securities payment date. The entire principal amount of the underlying securities will be payable on the underlying securities final payment date. [The underlying securities have a remaining term to maturity of approximately -- years.] [As of the [cut-off date] [closing date], the pool of underlying securities had a weighted average interest rate of --% and a weighted average remaining term to maturity of approximately -- years.]

WHAT [OTHER ASSETS ARE] [CREDIT ENHANCEMENT IS] AVAILABLE TO SUPPORT PAYMENT OF MY NOTES AND CERTIFICATES?

[In addition to the underlying securities, the depositor will [deposit [specify other assets] into the trust to support payment of the notes and certificates] [cause the trust to enter into [specify other contracts]] ([these assets] [the trust's rights under these contracts], the "other trust assets").]

[The holders of the [class --] [notes] [and] [class --] [certificates] [specify other classes] will have the benefit of [describe credit enhancement] to support the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the underlying securities[, including providing a specified coverage with respect to realized losses.]]

[WHAT IS THE SWAP AGREEMENT?]

[On the closing date, the trustee and [UBS AG, London branch], the swap counterparty, will enter into a swap agreement. The swap agreement is a contract that provides that the swap counterparty will pay the trustee an amount equal to [a portion of] the payments and distributions scheduled to be made on the notes and certificates on --. The swap agreement also provides that the trustee will pay the swap counterparty, out of assets of the trust, the amounts scheduled to be received on the trust assets. [In addition, on other dates, the swap agreement provides for payments to be made to the swap counterparty or by the swap counterparty based upon the market value of the trust assets. These payments are designed to provide that the value of the trust assets plus any investment securities purchased by the trustee for the trust with payments made under the swap agreement will at least equal the principal balance of the notes and certificates.] Further, the swap counterparty will pay the underwriting discount incurred in connection with the issuance of the notes and certificates. [UBS AG is the ultimate owner of the depositor.]]

[If the swap counterparty will provide 20% or more of the cash flow of the series, provide general information relating to the swap counterparty and incorporate by reference certain periodic reports filed by the swap counterparty with the SEC. See "Description of the Swap Agreement--The Swap Counterparty."]

[WHAT ARE THE OBLIGATIONS OF THE SWAP INSURER?]

[The obligations of the swap counterparty under the swap agreement on a swap termination date or upon the occurrence of [an underlying security event of default] [an underlying security early amortization event] [a trust liquidation event] will be insured by -- pursuant to a financial guaranty insurance policy. The policy will be issued pursuant to the insurance agreement, dated the date the notes and certificates are issued, between the swap insurer and the swap counterparty.]

WHAT IS THE INITIAL PRINCIPAL NOTE BALANCE OF EACH NOTE AND THE INITIAL PRINCIPAL CERTIFICATE BALANCE OF EACH CERTIFICATE?

[The initial principal note balance of each note and the initial principal certificate balance of each certificate is [$]--.] [[The initial principal note balance of each note and the initial principal certificate balance of each certificate will be in minimum denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--].]

WHAT IS THE INTEREST DISTRIBUTION AMOUNT?

Absent the occurrence of [an underlying security event of default] [an underlying security early amortization] [a trust liquidation event] or a swap termination date, on the final scheduled distribution date, you will receive for each certificate, the principal certificate balance of that certificate plus an interest distribution amount equal to the product of: --, and for each note the principal note balance of that note plus an interest distribution amount equal to the product of: --. See "Description of the Underlying Securities--[Underlying Securities Events of Default][Underlying Securities Early Amortization Events]" and "Description of the Trust Agreement--Trust Liquidation Events" in this prospectus supplement.

CAN YOU TELL ME MORE ABOUT THE TRUST?

The trust will be established by Corporate Asset Backed Corporation and designated as CABCO Series 200----- Trust. The trust will be formed under the laws of [insert name of the jurisdiction], and [insert name of the trustee] will be the trustee [and [insert name of co-trustee] will be the co-trustee] of the trust. The assets of the trust will [primarily] consist of the underlying securities described above[, and rights under the swap agreement]. [The trust may also use payments made to it by the swap counterparty pursuant to the swap agreement to purchase, from time to time, eligible investments consisting of either (a) short term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the notes and certificates.]

CAN THE TRUST BE TERMINATED PRIOR TO THE MATURITY OF THE NOTES AND CERTIFICATES?

[No.] [We have the right to repurchase all of the underlying securities, which would cause the termination of the trust and the early retirement of the notes and certificates, on any distribution date on which the aggregate principal amount of the underlying securities remaining in the trust is not more than [specify percentage no greater than 10%] of the aggregate principal amount of the underlying securities as of the closing date. [Specify any other purchase or repurchase right of the depositor or any holder of notes and certificates.] See "Description of the Trust Agreement--Retained Call Warrant" and "Description of the Trust Agreement--Termination Upon Exercise of the Retained Call Warrant" in this prospectus supplement.]

[The trust assets may be liquidated by the trustee, and the trust will terminate following the distribution of all proceeds of the liquidation, if a trust liquidation event occurs. See "Description of the Trust Agreement--Trust Liquidation Events."]

WHEN IS THE TRUST SCHEDULED TO TERMINATE?

The trust agreement will terminate 30 days after [the earlier of (a)] the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets[ and (b) the distribution by the trustee of the proceeds of the repurchase of all the underlying securities by the depositor, as described under "--Can the trust be terminated prior to the maturity of the certificates?"]. [Describe any further termination events.]

WHO ARE THE TRUSTEES?

[insert name of the trustee] will act as trustee [and [insert name of co-trustee] will act as co-trustee] pursuant to a trust agreement to be dated as of the closing date. [insert name of the indenture trustee] will act as indenture trustee and [insert name of co-trustee] will act as co-trustee pursuant to an indenture to be dated as of the closing date. You may inspect the trust agreement and the indenture at the respective offices of the trustee at c/o [insert name and address] or indenture trustee and c/o [insert name and address] or the co-trustee at [insert name and address]. You should refer to the sections "Description of the Trust Agreement--The Trustee" and "Description of the Indenture--The Indenture Trustee" in this prospectus supplement.

WHAT ABOUT UNITED STATES FEDERAL INCOME TAXES?


In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, (a) the notes should be characterized as [indebtedness], (b) without regard to whether the notes are characterized as [indebtedness], the trust will be classified as [a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (c) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. [However, Sidley Austin Brown & Wood LLP is unable to deliver an opinion that the notes will be characterized as indebtedness for United States federal income tax purposes, because certain of the terms of the notes and certificates may be viewed as inconsistent with the characterization of the notes as indebtedness.] See "United States Federal Income Tax Consequences."


WHAT ABOUT ERISA CONSIDERATIONS?

Employee benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and individual retirement accounts, Keogh plans and other similar plans (each, a "plan")[, except as set forth in the following paragraph,] [can generally][cannot] purchase the [notes or] certificates. [However, each plan should consider whether the purchase of the notes [or certificates] is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the notes [or certificates] is permissible under the fiduciary rules.]

[The [class -- notes] [and] [class -- certificates] [and specify others] may be eligible for purchase by plans. The [class -- notes] [and] [the class -- certificates] are not expected to be eligible for purchase by plans.] See "ERISA Considerations."

WHAT IS THE ROLE OF OUR AFFILIATE [UBS WARBURG LLC] [UBS PAINEWEBBER INC.]?

[UBS Warburg LLC] [UBS PaineWebber Inc.] is the underwriter for the offering and sale of the notes and certificates. After the initial offering, [UBS Warburg LLC] [UBS PaineWebber Inc.] and/or its affiliates intend to buy and sell notes and certificates to create a secondary market for the holders of the notes and certificates, and may engage in other activities described in the section "Supplemental Plan of Distribution" in this prospectus supplement. However, neither [UBS Warburg LLC] [UBS PaineWebber Inc.] nor any of its affiliates will be obligated to make a secondary market in the notes or certificates, or to continue secondary market activities once started.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

Yes, there are number of risks associated with any investment in the notes or certificates. Please refer to the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

[Summary of Prospectus Supplement]

                  [regular format: alternative to Q&A format]

The following summary highlights selected information from this prospectus supplement and the attached prospectus and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. You should carefully read this entire prospectus supplement and the attached prospectus to fully understand the terms of the notes and certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the notes and certificates is appropriate for you.

Depositor.....................   Corporate Asset Backed Corporation, a Delaware
                                 corporation, an indirect wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter[s]. The principal executive office of the depositor is located at 400 West
                                 Main Street, Suite 338, Babylon, New York 11702
                                 (Telephone: (631) 587-4700).


Notes.........................   The notes will be issued by the trust pursuant
                                 to the indenture and will represent debt obligations of the trust in favor of their holders. [Add explanation of economic terms of this series of notes.] The notes do not constitute an obligation of the depositor or any other party. The notes will consist of -- classes, designated as class -- [callable] notes[,][and] class -- [callable] notes [and
                                 [specify other classes]], [all] of which [all but the class -- notes] are being offered by this prospectus supplement.


                                 Each note will have an initial principal note balance of [$]--. [The notes are expected to trade flat. This means that any accrued and unpaid interest on the notes will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the notes not included in the trading price.]

                                 The note principal balance of a note
                                 outstanding at any time represents the maximum amount that the note holder is entitled to receive as payments of principal. The note principal balance of a note will decline to the extent payments of principal are made to the note holder. [The notional amount of the class -- notes as of any date of determination is equal to [specify]. Reference to the notional amount of the class -- notes is solely for convenience in determining the basis on which distributions on the class -- notes are calculated [and for the purpose of determining the relative voting rights of holders of class -- notes for purposes of voting on a class-by-class basis or otherwise]. The notional amount does not represent the right to receive any distributions allocable to principal.] [The class -- notes, which are not being offered by this prospectus supplement have, in the aggregate, an initial note principal balance of [$]-- (approximate) and a [variable] pass-through rate [of --%]. The class -- notes represent the right to receive distributions in respect of their note principal balance and interest on the note principal balance at their pass-through rate.] Shortfalls in collections with respect to the underlying securities will be allocated solely to the class -- notes to the extent provided in this prospectus supplement and, once the principal balance of the class -- notes is exhausted, will be allocated among the class -- notes and the class -- certificates, as provided in this prospectus supplement. [The class -- notes will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the trust agreement.]


Certificates..................   The certificates will be issued by the trust
                                 pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. [Add explanation of economic terms of this series of certificates.]
                                 The certificates do not constitute an
                                 obligation of the depositor or any other party.
                                 The certificates will consist of -- classes, designated as class -- [callable] certificates
                                 [,][and] class -- [callable] certificates [and
                                 [specify other classes]], [all] of which [all but the class -- certificates] are being offered by this prospectus supplement.


                                 Each certificate will have an initial
                                 certificate principal balance of [$]--. [The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.]

                                 The certificate principal balance of a
                                 certificate outstanding at any time represents the maximum amount that the certificate holder is entitled to receive as distributions allocable to principal. The certificate principal balance of a certificate will decline to the extent distributions allocable to principal are made to the certificate holder. [The notional amount of the class -- certificates as of any date of determination is equal to [specify]. Reference to the notional amount of the class -- certificates is solely for convenience in determining the basis on which distributions on the class -- certificates are calculated [and for the purpose of determining the relative voting rights of holders of class -- certificates for purposes of voting on a class-by-class basis or otherwise]. The notional amount does not represent the right to receive any distributions allocable to principal.] [The class -- certificates, which are not being offered by this prospectus supplement have, in the aggregate, an initial certificate principal balance of [$]-- (approximate) and a [variable] pass-through rate [of --%]. The class -- certificates represent the right to receive distributions in respect of their certificate principal balance and interest on the certificate principal balance at their pass-through rate.] Shortfalls in collections with respect to the underlying securities will be allocated solely to the class -- certificates to the extent provided in this prospectus supplement and, once the principal balance of the class -- certificates is exhausted, will be allocated among the class -- certificates and the class -- certificates, as provided in this prospectus supplement. [The class -- certificates will be transferred by the depositor to an affiliate on or about --, -- (the "closing date"), and may be sold at any time in accordance with any restrictions in the trust agreement.]

Underlying securities.........   [Interest at the underlying securities rate
                                 accrues for each [underlying securities accrual period] and is payable on each underlying securities payment date. The entire principal amount of the underlying securities will be payable on the underlying securities final payment date. [The underlying securities have a remaining term to maturity of approximately -- years.] [As of the [cut-off date][closing date], the pool of underlying securities had a weighted average interest rate of --% and a weighted average remaining term to maturity of approximately -- years.]

                                 The underlying securities will consist of [a single [--%] [floating rate] publicly tradable [corporate debt security] [asset-backed security] [trust preferred security] [term preferred stock] [United States Treasury security] [debt security of a United States government sponsored entity] [debt security of a foreign government issuer]] [a pool of publicly tradable [debt securities of various corporate issuers] [asset-backed securities of various issuers] [trust preferred securities of various issuers] [term preferred stock of various issuers] [United States Treasury securities] [debt securities of various United States government sponsored entities] [debt securities of various foreign government issuers].

                                 [Include the name, nature of the business and the long-term and short-term unsecured debt ratings, if any, of any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities.]

[Other trust assets, including
credit support]...............   [The depositor may also [deposit other assets
                                 into the trust to support payment of the notes and certificates] [cause the trust to enter into other contracts] including [United States
                                 Treasury securities] [derivative instruments, hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps, collars, total return swaps, credit derivatives, options or indexed instruments)]
                                 ([these assets][the trust's rights under these contracts], the "other trust assets").]

                                 The holders of the [class -- [notes] [and]
                                 [class -- certificates] [specify other classes] will have the benefit of [describe credit enhancement] to support the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the underlying securities[, including providing specified coverage with respect to realized losses.]

[Swap counterparty]...........   [On the closing date, the trustee and [UBS AG,
                                 London branch], the swap counterparty, will enter into a swap agreement. The swap agreement is a contract that provides that the swap counterparty will pay the trustee an amount equal to [a portion of] the distributions scheduled to be made on the notes and certificates on --. The swap agreement also provides that the trustee will pay the swap counterparty, out of assets of the trust, the amounts scheduled to be received on the trust assets. [In addition, on other dates, the swap agreement provides for payments to be made to the swap counterparty or by the swap counterparty based upon the market value of the trust assets. These payments are designed to provide that the value of the trust assets plus any investment securities purchased by the trustee for the trust with payments made under the swap agreement will at least equal the principal balance of the notes and certificates.] Further, the swap counterparty will pay the underwriting discount incurred in connection with the issuance of the notes and certificates. [UBS AG is the ultimate owner of the depositor.]]

                                 [If the swap counterparty will provide 20% or more of the cash flow of the series, provide general information relating to the swap counterparty and incorporate by reference certain periodic reports filed by the swap counterparty with the SEC. See "Description of the Swap Agreement."]

[Swap insurer]................   [--, the swap insurer, will issue a financial
                                 guaranty insurance policy, insuring the
                                 obligations of the swap counterparty under the swap agreement on a swap termination date or upon the occurrence of a trust assets [an underlying security event of default] [an underlying security early amortization event]
                                 [a trust liquidation event]. The policy will be issued pursuant to the insurance agreement, dated the date the notes and certificates are issued, between the swap insurer and the swap counterparty.]

Distributions.................   As a holder of a note or a certificate you will
                                 be entitled to receive on each distribution date, to the extent of available funds on the applicable distribution date, after payment of the expenses of the trustee and its agents, and any credit support provider, the following payments:

                                 -  [in the case of each class of notes and
                                    certificates other than the class -- notes and class -- certificates,] distributions allocable to interest at the applicable note interest or pass-through rate on the applicable note or certificate principal balance;

                                 -  [in the case of each class of notes and
                                    certificates other than the class -- notes and class -- certificates,] distributions allocable to principal; and

                                 -  [in the case of each class of notes and
                                    certificates other than the class -- notes and class -- certificates,] distributions allocable to premium, if any, in an amount equal to all payments allocable to premium, if any, received on the underlying securities for the applicable collection period.

                                 Distributions will be made on the notes and certificates only if, and to the extent that, payments are made with respect to the underlying securities or are otherwise covered by any credit support. [The holders of the class -- notes and class -- certificates will be entitled to receive on each distribution date distributions allocable to interest in an amount equal to [describe stripped interest].] [The holders of the class -- notes and class -- certificates will not be entitled to receive any distributions allocable to principal or premium, if any.] See "Description of the Notes and Certificates -- Distributions."

Special distribution dates....   If the trustee or the indenture trustee
                                 receives a payment with respect to the
                                 underlying securities after the date on which the payment was due (each, an "underlying securities payment date"), then the trustee or the indenture trustee will distribute to you and the other note and certificate holders any amounts received on the next occurring business day (a "special distribution date") as if the funds had been available on the distribution date immediately preceding the special distribution date. The record date for the special distribution date will be -- days prior to the day on which the related payment was received from the underlying securities trustee.

[Subordination................   The rights of the holders of the class --
                                 certificates [and specify other classes] to receive distributions of principal, premium, if any, and interest with respect to the trust assets will be subordinated to the rights of the holders of all the notes and the holders of the class -- certificates to receive such amounts. As a result, the class -- certificates
                                 [and specify other classes] will suffer any losses attributable to principal, premium, if any, and interest realized on a trust asset
                                 (such losses, "realized losses") before the class -- certificates. [The rights of the holders of the class -- notes [and specify other classes] to receive distributions of principal, premium, if any, and interest with respect to the trust assets will be subordinated to the rights of the holders of the class -- notes to receive such amounts. As a result, the class -- notes [and specify other classes] will suffer any realized losses before the class -- notes. See "Description of the Notes and Certificates -- Allocation of Losses;
                                 Subordination."]

Interest distribution
amount........................   Absent the occurrence of [an underlying
                                 security event of default] [an underlying security early amortization event] [a trust liquidation event] or a swap termination date, on the final scheduled distribution date, you will receive for each certificate the certificate principal balance of that certificate plus an interest distribution amount equal to the product of: --, and for each note the note principal balance of that note plus an interest distribution amount equal to the product of: --. See "Description of the Underlying Securities -- [Underlying Securities
                                 Events of Default] [Underlying Securities Early

                                 Amortization Events]" [and "Description of the Swap Agreement'] in this prospectus supplement.

The trust.....................   The trust will be established by Corporate
                                 Asset Backed Corporation and designated as CABCO Series 200----- Trust. The trust will be formed under the laws of [insert name of the jurisdiction], and [insert name of the trustee] will be the trustee [and [insert name of co-trustee] will be the co-trustee] of the trust. The assets of the trust will [primarily] consist of the underlying securities described above[, and rights under the swap agreement].
                                 [The trust may also use payments made to it by the swap counterparty pursuant to the swap agreement to purchase, from time to time, eligible investments consisting of either (a) short term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or
                                 (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the notes and certificates.]

Optional termination of the
trust.........................   The depositor has the option to repurchase all
                                 the underlying securities in the trust, which would cause the termination of the trust and early retirement of the notes and certificates, on any distribution date on which the aggregate principal amount of the underlying securities remaining in the trust is not more than [specify percentage no greater than 10%] of the aggregate principal amount of the underlying securities as of the closing date. [Specify any other purchase or repurchase option of the depositor or any holder of notes and certificates.] See "Description of the Trust
                                 Agreement -- Termination Upon Exercise of the
                                 Retained Call Warrant."

Scheduled termination of the
trust or the indenture........   Unless terminated earlier by the depositor, the
                                 trust agreement and the indenture will
                                 terminate upon the final distribution of all amounts due in respect of the underlying securities to note and certificate holders.
                                 [Describe any further termination events].

Ratings.......................   The trustee will not issue the notes and
                                 certificates unless the notes and certificates have the ratings specified above under "Summary of Principal Economic Terms -- The Notes --
                                 Ratings" and "-- The Certificates -- Ratings."
                                 The ratings address the likelihood of the receipt by holders of the notes and certificates of the payments required under the indenture and the trust agreement, and are based primarily on the credit quality of the underlying securities and any credit support.
                                 The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating.
                                 The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, the corresponding effect on yield to investors [or whether investors in the class -- certificates may fail to recover fully their initial investment]. See "Ratings."

Listing or quotation of notes
and certificates..............   [The depositor has applied to list the notes
                                 and certificates on the [New York][American]
                                 Stock Exchange. If the application is approved, trading of the notes and certificates on the [New York][American] Stock Exchange is expected to commence within a 30-day period after the initial delivery of the notes and certificates.
                                 [The [specify listed notes and certificates] have been approved for listing on [specify exchange] under the symbol "--," subject to official notice of issuance.] [The [specify listed notes and certificates] are expected to be quoted on [specify automated quotation system].] You should be aware that the listing or quotation of the [specify listed notes and certificates] on [specify exchange] [specify automated quotation system] will not necessarily ensure that a liquid trading market will be available for the notes or certificates.

Underwriter[s]................   [UBS Warburg LLC] [UBS PaineWebber Inc.] is the
                                 underwriter for the offering and sale of the notes and certificates. After the initial offering, [UBS Warburg LLC] [UBS PaineWebber
                                 Inc.] and/or its affiliates intend to buy and sell notes and certificates to create a secondary market for the holders of the notes and certificates, and may engage in other activities described in the section
                                 "Supplemental Plan of Distribution" in this prospectus supplement. However, neither [UBS
                                 Warburg LLC] [UBS PaineWebber Inc.] nor any of its affiliates will be obligated to make a secondary market in the notes and certificates, or to continue secondary market activities once started.


United States federal income
tax consequences..............   In the opinion of Sidley Austin Brown & Wood
                                 LLP, special federal tax counsel to the
                                 depositor and the trust, for United States federal income tax purposes, (a) the notes should be characterized as [indebtedness], (b) without regard to whether the notes are characterized as [indebtedness], the trust will be classified as a [grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (c) the certificates will be treated as evidencing an undivided ownership interest in the trust assets]. However, Sidley Austin Brown
                                 & Wood LLP is unable to deliver an opinion that the notes will be characterized as indebtedness for United States federal income tax purposes, because certain of the terms of the notes and certificates may be viewed as inconsistent with the characterization of the notes as indebtedness. See "United States Federal Income
                                 Tax Consequences."


ERISA considerations..........   Employee benefit plans subject to the Employee
                                 Retirement Income Security Act of 1974
                                 ("ERISA") and individual retirement accounts,
                                 Keogh plans and other similar plans

                                 (each, a "plan")[, except as set forth below] [can generally][cannot] purchase the [notes or] certificates. [However, each plan should consider whether the purchase of the notes [or certificates] is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the notes [or certificates] is permissible under the fiduciary rules.]

                                 [The [class -- notes] [and] [the class -- certificates] [and specify others] may be eligible for purchase by plans. The class -- [notes] [and] [class -- certificates] are not expected to be eligible for purchase by plans.] See "ERISA Considerations."

Risk factors..................   There are a number of risks associated with any
                                 investment in the notes and certificates. See the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

--------------------------------------------------------------------------------

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase notes or certificates.

[IDENTIFY FACTORS THAT MAY AFFECT YIELD ON THE NOTES AND CERTIFICATES]

[REPEAT APPLICABLE RISK FACTORS FOR EACH TRUST ASSET]

[YOUR NOTES WILL BE SECURED BY, AND YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN, THE ASSETS OF THE TRUST ONLY AND WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your notes will be secured by, and your certificates will represent an interest in, the assets of the trust only and will not represent an obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your notes or certificates. Neither the depositor, the trustee, the indenture trustee nor any of their affiliates is obligated to make any payments in respect of your notes or certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. This prospectus supplement provides the basic terms of the underlying securities and refers you to publicly available information about the issuers of the underlying securities.]

[NO DUE DILIGENCE INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER[S] HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE OR THE INDENTURE TRUSTEE.

None of the depositor, the underwriters, the trustee, the indenture trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of the underlying securities issuer[s], or will verify any reports or information filed by the underlying securities issuer[s] with the SEC or otherwise made available to the public. You should not construe the issuance of the notes or certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the indenture trustee, the underwriters or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about the underlying securities issuer[s].]

[YOUR ABILITY TO MAKE AN INFORMED INVESTMENT DECISION MAY BE IMPEDED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell notes or certificates, you should obtain and evaluate information about the issuer[s] of the underlying securities as if you were investing directly in the issuer[s] and [its][their] securities. The information that the underlying securities issuer[s] make[s] available to the public is important in considering whether to invest in or sell notes and certificates. See "Description of the Underlying Securities--Available Information."

RISK FACTORS
--------------------------------------------------------------------------------

To the extent that any underlying securities issuer ceases to make information about itself and its underlying securities publicly available, your ability to make an informed decision to purchase or sell notes or certificates could be impeded. The depositor, the trustee, the indenture trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by the underlying securities issuer[s] (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of the underlying securities issuer[s], and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the notes or certificates that is not contained in this prospectus supplement or the attached prospectus.]

[THE UNDERLYING SECURITIES ISSUER[S] [IS][ARE] THE PRIMARY PAYMENT SOURCE.

The payments made by the underlying securities issuer[s] on the underlying securities are the only source of payment for your notes or certificates[, other than [specify other ancillary trust assets, if any]]. The underlying securities issuer[s] [is][are] subject to laws permitting bankruptcy, moratorium, reorganization and other actions. Financial difficulties experienced by the underlying securities issuer[s] could cause delays in payment, partial payment or nonpayment of the underlying securities and your notes or certificates. Furthermore, the business[es] of the underlying securities issuer[s] [is][are] vulnerable to adverse business conditions, such as economic factors and increased market competition, all of which may affect payment on the underlying securities, and in turn, on your notes or certificates. If the underlying securities issuer[s] do[es] not make payment on the underlying securities, you will bear the burden of the nonpayment.]

[THE UNDERLYING SECURITIES AND OTHER TRUST ASSETS ARE UNSECURED [, UNSUBORDINATED] OBLIGATIONS OF THE ISSUER[S] OF THOSE ASSETS AND IN A LIQUIDATION OR BANKRUPTCY PROCEEDING OF THE ISSUER[S], THE TRUST WILL RECEIVE PAYMENTS, IF ANY, ONLY AFTER ALL SECURED [AND SENIOR] CREDITORS HAVE FIRST BEEN PAID.

The underlying securities and other trust assets are unsecured obligations of the issuer[s] of those assets and in a liquidation or bankruptcy proceeding of an issuer, the trust will receive payments, if any, only after all secured [and senior] creditors have first been paid. According to the underlying securities prospectus[es], the underlying securities are general unsecured [and unsubordinated] obligations that rank on an equal basis with all other unsecured [and unsubordinated] indebtedness of the issuer[s] of the underlying securities, but that are subordinated to the existing and future senior and secured indebtedness of the underlying securities issuer[s]. [Describe extent of existing senior or secured indebtedness].]


[DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR NOTES OR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF NOTES OR CERTIFICATES [AS WELL AS [THE EXERCISE OF THE RETAINED CALL WARRANT,] [THE EARLY TERMINATION OF THE SWAP AGREEMENT,] [OR] [AN UNDERLYING SECURITIES ISSUER CEASING TO PROVIDE SECURITIES EXCHANGE ACT REPORTS [IF APPLICABLE]] WHICH WOULD LEAD TO THE TERMINATION OF THE TRUST PRIOR TO THE SCHEDULED TERMINATION THEREOF].


A number of factors may affect the timing of any distribution with respect to any class of notes or certificates and the yield that you realize on your investment in the notes and certificates, including:

- the purchase price of your notes or certificates;

- the performance of the related trust assets;

RISK FACTORS
--------------------------------------------------------------------------------

- the repurchase of the underlying securities by the issuer of the underlying securities;


- whether the maturity of your notes or certificates is shortened as a result of any early redemption or repayment of the underlying securities;



- the manner and priority in which collections from the underlying securities and any other trust assets will be allocated to each class of the notes and certificates;



-[the right of [the depositor] [specify other party] to exercise the retained call warrant on the underlying securities and terminate the trust prior to its scheduled termination date;]



-[the possibility that the swap may be terminated early in certain circumstances, resulting in the termination of the trust prior to its scheduled termination date;] [and]



-[the underlying securities issuer may cease providing Securities Exchange Act reports, resulting in the termination of the trust prior to its scheduled termination date [if applicable]].



Neither the depositor, the trustee nor the indenture trustee can predict if or when a redemption of the underlying securities will occur. If the notes or the certificates are prepaid [or the trust is terminated prior to its scheduled termination date], your investment in the notes or the certificates will have a shorter average maturity. If the notes or certificates are prepaid [or the trust is terminated prior to its scheduled termination date] when prevailing market interest rates are lower than the yield on your notes or certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your notes or certificates.]


[A TRADING MARKET FOR YOUR NOTES AND CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR NOTES OR CERTIFICATES.

Prior to the issuance of the notes and certificates there will not be a public market for those securities. The underwriter may assist in resales of the notes and certificates, but it is not obligated to do so. A trading market for the notes and certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your notes and certificates, and you may experience a loss on your investment.]

[THE NOTES ARE SECURED BY, AND CERTIFICATES REPRESENT INTERESTS IN, OBLIGATIONS OF A SINGLE OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED IN A SINGLE OBLIGOR.

The notes are secured by, and the certificates represent interests in, obligations of a single obligor and, as a result, the credit risk is concentrated in a single obligor. In particular, the notes and certificates will be subject to all the risks associated with a direct investment in [unsecured] [subordinated] obligations of the underlying securities issuer.]

[THE TRUST ASSETS INCLUDE [SPECIFY DERIVATIVE INSTRUMENTS]. THESE INSTRUMENTS ARE SUBJECT TO THE RISK OF NONPERFORMANCE BY THE COUNTERPARTIES AND FLUCTUATIONS IN SECURITIES, CURRENCY AND COMMODITY RATES, PRICES, YIELDS AND RETURNS.

The trust assets include [interest rate, currency, securities, commodity and credit swaps, caps, total return swaps, credit default swaps, floors, collars and options and structured securities that have embedded derivatives, such as structured notes].

Fluctuations in the rates, prices, yields and returns of the reference securities, currency or commodity on which the derivative is based may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust. Continued payments on derivatives may be affected by the financial condition of the counterparties[ or the guarantor of the derivatives].

RISK FACTORS
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We cannot assure you that counterparties will be able to perform their obligations. Failure by a counterparty[ or the guarantor] to make required payments may result in the trust's delay or failure to make payments on the notes and certificates. In addition, the notional amounts on which payments are made [under the [specify derivative instrument] may vary under some circumstances and may not bear any correlation to the principal balances of the related notes and certificates.]

[THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus supplement and the attached prospectus, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the acceleration of the underlying security, the trust will only dispose of or otherwise deal with the defaulted underlying security in the manner provided in the trust agreement. [If a payment default on or acceleration of an underlying security occurs, the trust agreement provides that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.]]

[THE INDENTURE AND THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The indenture that governs the terms of your notes and the trust agreement that governs the terms of your certificates may be amended or modified by the issuer and the indenture trustee and by the depositor and the trustee, respectively, without your consent upon compliance with the conditions specified in the indenture and the trust agreement. For example, the indenture or the trust agreement may be modified or amended in a way that materially adversely affects the notes or the certificates if holders of notes or certificates evidencing not less than the required percentage of votes specified in the indenture or the trust agreement consent to the modification or amendment. See "Description of the Indenture--Modification and Waiver" and "Description of the Trust Agreement--Modification and Waiver" in the attached prospectus.]

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR NOTES OR CERTIFICATES WOULD ADVERSELY AFFECT THE VALUE OF YOUR NOTES OR CERTIFICATES.

At the time of issue, the class --, -- and -- certificates will be rated --, -- and --, respectively, and the notes will be rated -- by -- [one of the investment grade rating categories by one or more nationally recognized rating agencies.] We cannot assure you that the rating will not be lowered or withdrawn by the rating agency in the future, which may adversely affect the value of your notes and certificates.

[NO RULINGS WILL BE OBTAINED FROM THE INTERNAL REVENUE SERVICE ("IRS") CONCERNING THE NOTES AND CERTIFICATES AND THE IRS MAY DISAGREE WITH FEDERAL TAX COUNSEL.


Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has provided an opinion regarding the tax classification of the notes and the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, prospective investors in the notes and certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes and certificates. See "United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.]

RISK FACTORS
--------------------------------------------------------------------------------

[YOUR NOTES OR CERTIFICATES REPRESENT AN INVESTMENT IN OBLIGATIONS OF FOREIGN CORPORATIONS AND YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT BECAUSE OF THE POTENTIAL INSTABILITY OF A FOREIGN COUNTRY.

Because your notes and certificates represent an investment in obligations of foreign corporations, you may experience a loss on your investment because of the potential instability of a foreign country. You should consider the political, economic, social and other risks of an investment in a foreign corporation that are not typically associated with an investment in securities of a United States issuer. These risks include, but are not limited to:

- the devaluation of the local currency;

- imposition of foreign exchange controls to prevent free movement of the local currency;

- nationalization of an industry that could make it difficult or impossible for the underlying securities issuer to meet its debt obligations;

- the repudiation by the underlying securities issuer of its foreign debts;

- the imposition of a moratorium on payment or the rescheduling of foreign debts;

- the levying of a withholding tax or the imposition of a confiscatory taxation scheme;

- exchange rate fluctuations, and the risk that the underlying securities issuer may not have sufficient U.S. dollar reserves necessary to convert local currency to U.S. dollars in order to pay principal, interest or other amounts due on the underlying securities; and

- political or social instability in a foreign country that may make it difficult or impossible for the underlying securities issuer to meet its debt obligations.]

[AN INVESTMENT IN NOTES OR CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS ENTAILS SIGNIFICANT RISKS, INCLUDING THE POSSIBILITY OF SIGNIFICANT CHANGES IN RATES OF EXCHANGE BETWEEN THE U.S. DOLLAR AND THAT CURRENCY AND THE POSSIBILITY OF THE IMPOSITION OR MODIFICATION OF FOREIGN EXCHANGE CONTROLS WITH RESPECT TO THAT CURRENCY.

The notes or certificates are denominated in -- [a currency other than U.S. dollars.] An investment in notes or certificates denominated in a currency other than U.S. dollars entails significant risks. These risks include, among others, the possibility of significant changes in rates of exchange between the U.S. dollar and that currency and the possibility of the imposition or modification of foreign exchange controls with respect to that currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile, and volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any note or certificate. Depreciation of the currency of a note or certificate against the U.S. dollar would decrease the effective yield of the note or certificate. You should consult your financial and legal advisors as to the risks entailed by an investment in notes and certificates denominated in -- [a currency other than U.S. dollars]]. See also "Currency Risks" in the attached prospectus.

[Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a currency for making distributions. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular note or certificate, the currency in which amounts are then due to be distributed would not be available.]]

RISK FACTORS
--------------------------------------------------------------------------------

[ENFORCEMENT BY THE TRUST OF OBLIGATIONS IN FOREIGN JURISDICTIONS MAY BE MORE DIFFICULT THAN ENFORCEMENT IN THE UNITED STATES.

The underlying securities consist of debt securities issued by companies incorporated or organized under the laws of a foreign country. Some or all of the officers, directors and controlling persons of foreign issuers may be residents of a foreign country, some or all of the experts named in their related registration statements may be residents of a foreign country and all or a substantial portion of the assets of the foreign issuers and these persons may be located outside the United States. As a result, it may be difficult for the trust to pursue, obtain or enforce legal judgments against foreign issuers in the United States.]

[If the underlying securities include obligations of, or are guaranteed by, foreign governments, foreign political subdivisions, or agencies and instrumentalities of foreign governments (each such issuer and guarantor, a "foreign government"), it may be difficult for the applicable trust as a holder of the underlying securities to obtain or collect judgments in the United States against the obligor. In the absence of a waiver of immunity by a foreign government, it would not be possible to obtain a United States judgment against the foreign government unless a court were to determine that the issuer in question is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action. Even if a foreign government is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that may be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the country of the foreign government.]]

[YOU MAY NOT HAVE ACCESS TO INFORMATION RELATING TO THE FOREIGN ISSUER[S] OF THE UNDERLYING SECURITIES THAT YOU WOULD NEED TO DETERMINE THE VALUE OF THE NOTES OR CERTIFICATES AND TO DETERMINE WHETHER TO SELL THE NOTES OR CERTIFICATES.

[You may not have access to information relating to the foreign issuer[s] of the underlying securities that you would need to determine the value of the notes or certificates and to determine whether to sell your notes or certificates. Foreign issuers may make some information available by filing periodic reports and other information with the SEC, but the information (including financial information) is generally not prepared in accordance with U.S. generally applied accounting principles and may differ in timing, form and substance from that normally available with respect to domestic issuers of securities. Accordingly, you may not have access to the same volume of financial information concerning the foreign issuer of the underlying securities that you would have for United States issuers, thus making it difficult for you to determine the value of the notes or certificates and whether to sell the notes or certificates.]

[Describe any other risk factors and special considerations applicable to the specific underlying securities, other trust assets and the particular structure of the notes and certificates being offered, including factors relating to the yield of the notes and certificates and risks associated with the underlying securities and their terms.]

Formation of the Trust

The trust will be formed pursuant to the trust agreement to be dated as of --, 200-- between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will deposit [the underlying securities] [proceeds of the offering sufficient to purchase the underlying securities] into the trust. The trustee, on behalf of the trust, will [accept] [purchase] the underlying securities and will deliver the notes and certificates to or upon the order of the depositor.

RISK FACTORS
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The underlying securities will be purchased by [the depositor] [the trustee] in the secondary market (either directly or through an affiliate of the depositor). The underlying securities will not be acquired from the underlying securities issuer[s] as part of any distribution by, or pursuant to any agreement with, the underlying securities issuer[s]. The underlying securities issuer[s] [is] [are] not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to [the depositor] [the trustee] or the issuance of the notes and certificates. [Neither the depositor nor any of its affiliates participated in the initial public offering of the underlying securities] [[UBS Warburg LLC,] [UBS PaineWebber Inc.,] an affiliate of the depositor, participated in the initial public offering of the underlying securities as an [underwriter].]

--------------------------------------------------------------------------------

Description of the Underlying Securities

This prospectus supplement sets forth material terms with respect to the underlying securities, including the agreements relating to the underlying securities, but it does not provide detailed information about the underlying securities. This prospectus supplement relates only to the notes and certificates offered in this prospectus supplement. It is not an offering document for the underlying securities. All disclosure with respect to the underlying securities is derived from publicly available documents. [Describe publicly available documents] See "--Available Information." [The] [Each] underlying securities issuer is [not] subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act"). Although the depositor has no reason to believe the information about the underlying securities, the agreements relating to the underlying securities or [the] [each] underlying securities issuer set forth in [the] [any] underlying securities prospectus or any other publicly available information is not reliable, neither the depositor nor any of the underwriters has participated in the preparation of these documents, or made any due diligence inquiry with respect to the information provided in these documents. Neither the depositor nor [any of] the underwriter[s] has verified the accuracy or completeness of these documents or reports. Events affecting the underlying securities [or name[s] of issuer[s]] may have occurred and may not yet have been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

[The underlying securities will consist of a pool of publicly tradable

                               [debt securities of various corporate issuers]

                               [asset-backed securities of various issuers]

                               [trust preferred securities of various issuers]

                               [term preferred stock of various issuers]

                               [United States Treasury securities]

                               [debt securities of various United States government sponsored entities]

[REPEAT FOR EACH UNDERLYING SECURITY THAT CONSTITUTES 10% OR MORE BUT LESS THAN 20% OF THE PRINCIPAL AMOUNT OF A POOL OF SECURITIES]

[The table below sets forth the payment terms of the underlying securities that constitute 10% or more but less than 20% of the principal amount of the pool of underlying securities and provides summarized financial information of the related issuer[s]. The table is not complete and is subject to, and qualified in its entirety by reference to, the relevant underlying securities prospectuses.

Underlying securities
issuer:....................

Underlying securities:.....  --, due --

Issue date:................

Original principal maturity
date:......................

Original par value amount
  issued:..................

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Type of security:..........   [corporate debt security]
                              [asset-backed security]
                              [trust preferred security]
                              [term preferred stock]
                              [United States Treasury security]
                              [debt security of a United States government sponsored entity]
                              [debt security of a foreign government issuer]

CUSIP number:..............

Stated interest rate:......

Interest payment dates:....

Mode of payment of
underlying securities:.....    [fixed][variable] rate [pass-through] securities

Par value amount of
underlying securities
  (total issue):...........

Par value amount of
underlying securities
  (deposited under trust
  agreement):..............

Ratings (*):...............

Summarized financial
  information:.............
------------
(*) A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust or the holder of a note or certificate) and may be subject to a reduction or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your notes or certificates. See "Ratings."

[USE THE FOLLOWING (A) WHERE THE UNDERLYING SECURITIES CONSIST OF A SINGLE PUBLIC SECURITY OR (B) IF THE UNDERLYING SECURITIES CONSIST OF A POOL, FOR EACH UNDERLYING SECURITY IN THE POOL THAT CONSTITUTES 20% OR MORE OF THE PRINCIPAL AMOUNT OF THE POOL]

[The table below sets forth the payment terms of the underlying securities [that constitute 20% or more of the principal amount of the pool of underlying securities] and, to the extent not incorporated by reference into this prospectus supplement, summarized financial information, including summaries of the audited financial statements of the related issuer[s]]. The table is not complete and is subject to, and qualified in its entirety by reference to, the relevant underlying securities prospectuses.

Underlying securities
issuer:....................

Underlying securities:.....    --  , due   --

Issue date:................

Original principal maturity
  date:....................

Original par value amount
  issued:..................

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Type of security:..........    [corporate debt security]
                               [asset backed security]
                               [trust preferred security]
                               [term preferred stock]
                               [United States Treasury security]
                               [debt security of a United States government sponsored entity]
                               [debt security of a foreign government issuer]

CUSIP number:..............

Stated interest rate:......

Interest payment dates:....

Mode of payment of
underlying securities:.....    [fixed][variable] rate [pass-through] securities

Par value amount of
underlying securities
  (total issue):...........

Par value amount of
underlying securities
  (deposited under trust
  agreement):..............

Ratings (*):...............

Summarized financial
  information:.............
------------
(*) A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust or the holder of a note or certificate) and may be subject to a reduction or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your notes and certificates. See "Ratings."

[USE THE FOLLOWING WHERE THE UNDERLYING SECURITIES CONSIST OF A POOL OF PUBLIC SECURITIES OTHER THAN ASSET-BACKED SECURITIES, EACH OF WHICH CONSTITUTES LESS THAN 10% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

[The underlying securities will consist primarily of a pool of [specify debt securities issued by one or more corporations] [specify obligations that are trust preferred securities] [specify issues of term preferred stock] [specify obligations that are United States Treasury securities] [specify debt obligations of United States government sponsored entities].

The composition of the underlying securities pool and the distribution of the underlying securities by ratings, remaining term to maturity and interest rate as of [--, -- (the "cut-off date")][the closing date], as derived from the relevant underlying securities prospectuses, is as set forth below:

COMPOSITION OF THE UNDERLYING SECURITIES AS OF THE [CUT-OFF DATE][CLOSING DATE]

Number of Underlying Securities Issuers:.....  --
Aggregate principal balance:.................  [$]--
Average principal balance:...................  [$]--
Largest balance:.............................  [$]--
Weighted average interest rate:..............  --%

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Weighted average original term to
  maturity:..................................  -- years
Weighted average remaining term to
  maturity:..................................  -- years
Longest remaining term to maturity:..........  -- years

DISTRIBUTION BY RATING OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF DATE

                                                                                      PERCENTAGE OF
                                                                  AGGREGATE             AGGREGATE
                                                    RATING    PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------
Total.............................................    --                  --                    --

DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF DATE

                                             REMAINING                                 PERCENTAGE OF
                                              TERM TO              AGGREGATE             AGGREGATE
                                         MATURITY (MONTHS)     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------------
Total..................................          --                         --                    --

DISTRIBUTION BY INTEREST RATE OF THE UNDERLYING SECURITIES AS OF THE CUT-OFF
DATE

                                                                                        PERCENTAGE OF
                                              INTEREST RATE         AGGREGATE             AGGREGATE
                                                RANGE (%)       PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------
Total.......................................        --                       --                    --

[USE THE FOLLOWING WHERE THE UNDERLYING SECURITIES CONSIST OF A POOL OF ASSET-BACKED SECURITIES OF MULTIPLE ISSUERS, EACH OF WHICH CONSTITUTES LESS THAN 10% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

[The underlying securities will consist primarily of a pool of publicly tradable asset-backed securities. [Describe applicable type[s] of asset-backed securities]. The composition of the underlying securities pool as of [--, -- (the "cut-off date")][the closing date], as derived from the applicable underlying securities prospectuses, is set forth below:

TERMS OF THE UNDERLYING SECURITIES (POOL OF ASSET-BACKED SECURITIES OF MULTIPLE ISSUERS)

Issuer......................................................
Servicer....................................................
Trustee.....................................................
Designation.................................................
Percentage of total underlying securities pool investor
  amount....................................................
Series termination date (1).................................
Certificate rate............................................
[Monthly] payment date (2)..................................
Commencement of controlled amortization/accumulation
  period(3).................................................
Minimum seller's percentage.................................
Cash collateral guaranty amount (4).........................

DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Percentage that subordinated class certificates constitute
  of all certificates.......................................
Optional repurchase percentage..............................
Ratings (5).................................................

------------
(1) [Include, as applicable, either of the defined terms: Series termination date and stated series termination date.]

(2) [Include, as applicable, either of the defined terms: [Monthly] payment date and distribution date.]

(3) [Include, as applicable, any of the defined terms: Controlled amortization period, controlled accumulation period and controlled liquidation period.]

(4) A "cash collateral guaranty" generally provides, that if a deficiency exists with respect to a payment of interest and/or principal, an amount equal to the deficiency may be withdrawn from the cash collateral account and applied to the deficiency up to the amount provided in the underlying securities agreement.

(5)  As of --, --.

As of the [cut-off date][closing date], [all of] [approximately --% of] the underlying securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor of any underlying security was in default in the payment of any installments of principal, interest or premium, if any, with respect to the underlying security. A rating of the underlying securities is not a recommendation to purchase, hold or sell such securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor (such as the trust) and may be subject to a reduction or withdrawal at any time by the assigning rating organization. Any such reduction or withdrawal of the security rating with respect to the underlying securities would adversely affect the value of such securities and may cause a reduction or withdrawal of the security rating of your notes and certificates. Each rating should be evaluated independently of any other rating. See "Ratings."

[The underlying securities will be held by the trustee as book-entry credits to an account of the trustee at DTC.]

[REPEAT FOR EACH ASSET-BACKED SECURITY THAT CONSTITUTES MORE THAN 10% BY PRINCIPAL AMOUNT OF A POOL OF SECURITIES]

[Include information as applicable][The underlying securities of the trust will consist solely of initially [$]-- aggregate principal amount of --% [specify applicable type/designation of assets], due --, -- [describe provisions for extension of maturity] issued by [identify issuer[s] of underlying securities], having the characteristics described in the underlying securities prospectus. The underlying securities were originally issued by the applicable underlying securities issuer as part of an underwritten public offering of [$]-- aggregate principal amount of such securities, pursuant to a registration statement on [Form S-3][Insert applicable form/schedule] (together with all its amendments and exhibits, the "underlying securities registration statement"), filed by the underlying securities issuer[s] with the SEC under the Securities Act. Distributions are required to be made on the underlying securities semiannually on each underlying securities payment date, which dates are the -- day of each -- and --, commencing --, or if that day is not a business day, on the next succeeding business day.

The underlying securities, together with any other trust assets described below and any credit support, represent the sole sources of funds that are available to make payments and distributions in respect of the notes and certificates. Consequently, the ability of note holders and certificate holders to receive payments and distributions in respect of the notes and certificates will depend on the trust's receipt of payments on, or in respect of, the underlying securities.

This prospectus supplement, the attached prospectus, each underlying securities prospectus and each underlying securities registration statement describe the material terms of the underlying securities and the underlying securities agreements. This prospectus supplement and the attached prospectus are qualified in their entirety by, and should be read in conjunction with, (a) each underlying securities

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DESCRIPTION OF THE UNDERLYING SECURITIES
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prospectus and (b) the registration statement relating to the underlying securities of which the underlying securities prospectus is a part. No representation is made by the trust, the trustee, the indenture trustee or the depositor as to the accuracy or completeness of the information contained in any of the underlying securities prospectus[es] or any registration statement relating to the underlying securities.

INTEREST PAYMENTS

Interest accrues on the underlying securities at the certificate rate for each class and series of the securities, from the date of the initial issuance. Interest at the applicable rate will be paid to the certificate holders -- [monthly] [quarterly] [semi-annually] on the -- day of each -- (or, if that day is not a business day, the next succeeding business day).

[Interest on the underlying securities is calculated on the basis of the actual number of days in the related interest period and a 360-day year.]

The underlying securities bear interest [in the aggregate] at a [weighted average] rate per annum equal to [--%] [describe rate or method of calculation].

PRINCIPAL PAYMENTS

[Identify principal payment dates of underlying securities]

[Include, if applicable, definitions of relevant terms] [Generally, principal payments due to the holders of the underlying securities are scheduled to commence on the first payment date of an amortization period for a series of underlying securities or in the case of --, will be provided for by accumulating collections on the [receivables] [amounts receivable in respect of the underlying securities] for a specified period (an "underlying securities accumulation period") and paid on the scheduled final payment date for the payment of the principal on the underlying securities, but in either case may be paid earlier or later than that date. However, if a[n] [early amortization event], [payout event], [liquidation event] [or economic amortization event] (as [that/these term[s are] [is] used in the [agreements] [prospectus] relating to the underlying securities) ([each] [that] event, an "underlying security early amortization event") occurs, [monthly] distributions of principal to the holders of the underlying securities will begin on the first payment date following the occurrence of the underlying security early amortization event. See "--[Underlying Securities Events of Default][Underlying Securities Early Amortization Events]" below.

If an underlying security early amortization event does not occur, principal will be distributed to the holder of the underlying securities on the first payment date during the amortization period relating to the underlying security or at the end of the underlying security accumulation period. If, however, the amount of principal distributed on the scheduled final payment date for the payment of the principal on the underlying securities is not sufficient to pay the holders of the underlying securities in full, then monthly distributions of principal to the holders of underlying securities will occur on each payment date after the scheduled final payment date that is described in the underlying securities prospectuses.]

[REDEMPTION OR CONVERSION FEATURES

Describe any redemption, put, call or other conversion features of the underlying securities].

[SECURED] [UNSECURED] [OBLIGATIONS]

[Describe the security, including any collateral, for the underlying securities and the priority (senior, subordinated) of the underlying securities with respect to other indebtedness of the applicable underlying securities issuer.]

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DESCRIPTION OF THE UNDERLYING SECURITIES
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[INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

According to the underlying securities prospectus, all amounts collected on receivables generated from accounts owned by a master trust will be allocated to the investor interest of the holders of the underlying securities, the investor interest of any other series and the seller's interest by reference to the investor percentage of the holders of the underlying securities, the investor percentage of any other series and the seller's percentage, as these terms are used in the [agreement] [prospectus] relating to the underlying securities. The [seller's percentage] generally means the excess of 100% over the aggregate investor percentage of all series issued by the underlying securities issuer then outstanding. The investor percentage for a series means a fraction, expressed as a percentage, the numerator of which is the principal amount of the securities of such series, and the denominator of which is the principal amount of all receivables in the master trust. The effect of the allocation of the amounts collected on receivables proportionately with the investor percentage for each series and the seller's percentage is to cause the principal amount of receivables allocated to each series to equal, but not exceed, the principal amount of the underlying securities of such series.]

[ALLOCATION OF COLLECTIONS

[The person managing and servicing the collection of payments on the underlying securities (the "underlying security servicer") will deposit any payments collected by the underlying security servicer with respect to the receivables and will generally allocate these amounts as follows:

- [an amount equal to the applicable [seller's percentage] of the aggregate amount of deposits in respect of [principal receivables] and [finance charge receivables], respectively, will be paid to the holder of the [seller's certificate] [exchangeable seller's certificate][exchangeable transferor's certificate], as defined in the underlying securities [prospectus][trust agreement];

- an amount equal to the applicable investor percentage of the aggregate amount of the deposits in respect of finance charge receivables will be deposited into an account for the benefit of the holders of the underlying securities;

- during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of the collections in respect of principal receivables will be paid to the holder of the [seller's certificate] [exchangeable seller's certificate][exchangeable transferor's certificate]; provided, however, that the amount may not exceed the amount equal to the seller's interest; and

- during the [controlled amortization period][,] [rapid amortization period] [or] [accumulation period], as defined in the underlying securities [prospectus][trust agreement], collections of principal receivables will be allocated to the holders of underlying securities based on the investor percentage, subject, during a controlled amortization period, to a cap.]]

"Principal receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance charge receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-the-limit fees and all other fees billed to cardholders, including administrative fees.]

                                                                           S- 35
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DESCRIPTION OF THE UNDERLYING SECURITIES
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[UNDERLYING SECURITIES EVENTS OF DEFAULT] [UNDERLYING SECURITIES EARLY
AMORTIZATION EVENTS]

The following is a summary description of the underlying securities [events of default][early amortization events] for each series of underlying securities of an issuer whose securities represent more than 20% of the pool of the underlying securities by principal amount:

- [Insert a bullet point list]

With respect to underlying securities comprising less than 20% of the pool of the underlying securities, the following summary describes the typical underlying securities [events of default][early amortization events] for each series of underlying securities:

- [Insert a bullet point list]

[The pool of underlying securities, together with any other assets described below and any credit support described under "Description of the Credit Support," represent the sole assets of the trust that are available to make distributions in respect of the certificates.]

[INCLUDE THE FOLLOWING WITH RESPECT TO EACH ISSUER OF AN UNDERLYING SECURITY THAT CONSTITUTES MORE THAN 10% BUT LESS THAN 20% OF THE PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES]

GENERAL INFORMATION ABOUT THE ISSUER[S] OF THE UNDERLYING SECURITIES

[FEDERAL NATIONAL MORTGAGE ASSOCIATION
The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily would not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Fannie Mae also issues mortgage-backed securities. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgage-backed securities. Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgage-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an information statement annually that describes Fannie Mae and its business and operations and contains Fannie Mae's audited financial statements. From time to time, Fannie Mae prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 or by calling 1-800-701-4791. Some of these documents may also be obtained from Fannie Mae's web site at http://www.fanniemae.com. Obligations issued by Fannie Mae are not subject to the registration requirements of the Securities Act and Fannie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[FEDERAL HOME LOAN MORTGAGE CORPORATION
The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage

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
DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Corporation Act, Title III of the Emergency Home Finance Act of 1970. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market, to provide ongoing assistance to the secondary market for home mortgages (including mortgages on housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac that may be less than the return earned on other activities) and to promote access to mortgage credit throughout the United States by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac is the purchase of residential mortgages and participation interests in home mortgages from mortgage lending institutions and securities dealers. Freddie Mac finances its purchases of mortgages primarily with sales of guaranteed mortgage securities. Mortgages retained by Freddie Mac are financed with debt securities, other liabilities and equity capital.

Freddie Mac prepares an information statement annually that describes Freddie Mac and its business and operations and contains Freddie Mac's audited financial statements. From time to time, Freddie Mac prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing, calling or emailing Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102; telephone: (800) 336-3672; e-mail:
Investor Inquiry@freddiemac.com). Freddie Mac is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[STUDENT LOAN MARKETING ASSOCIATION
The Student Loan Marketing Association ("Sallie Mae") is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965 to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan program and the Health Education Assistance Loan Program. Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, make commitments for or deal in, student loans, including, but not limited to, loans insured under the Federal Family Education Loan program. Sallie Mae is also authorized to buy, sell, hold, underwrite and deal in obligations of eligible lenders, if the obligations are issued by the eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Pursuant to the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act"), the existing Sallie Mae, which is a U.S. government sponsored entity, became a subsidiary of SLM Holding Corporation, a Delaware corporation, now known as USA Education, Inc. USA Education, Inc. is not a U.S. government sponsored entity. The Privatization Act provides that Sallie Mae may continue to issue debt obligations maturing on or before September 30, 2008 and further provides that the legal status of Sallie Mae's debt obligations will be fully preserved until their respective maturities. These debt obligations will continue to be obligations of a U.S. government sponsored entity. Pursuant to the Privatization Act, Sallie Mae will wind down its operations and dissolve on or before September 30, 2008, with any outstanding Sallie Mae obligations being transferred to a trust along with cash or certain qualified assets to be used solely for the payment of such obligations as they become due. If Sallie Mae cannot provide sufficient money or assets to pay such obligations, any deficiency will be covered by USA Education, Inc.

Sallie Mae prepares an information statement annually that describes Sallie Mae and its business and operations and contains Sallie Mae's audited financial statements. From time to time, Sallie Mae prepares supplements to its information statement that include unaudited financial data and other

                                                                           S- 37
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DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

information concerning the business and operations of Sallie Mae. These documents can be obtained without charge upon written request to the Investor Relations Department of Sallie Mae at 11600 Sallie Mae Drive, Reston, Virginia 20193; telephone: (703) 810-7600. Sallie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[FEDERAL HOME LOAN BANKS

The Federal Home Loan Banks System is comprised of twelve federally chartered corporations and their joint office of finance under the supervision of the Federal Housing Finance Board. The mission of the Federal Home Loan Bank System is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are joint and several obligations of all of the Federal Home Loan Banks. The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government. Securities issued by the Federal Home Loan Banks are exempt from the registration requirements of the Securities Act, and are "exempted securities" within the meaning of the Securities Exchange Act.


The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance of consolidated bonds and consolidated notes of the Federal Home Loan Banks. Questions regarding the Federal Home Loan Banks combined financial statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone:
(202) 408-2500; or to the Federal Home Loan Banks, Office of Finance, Marketing/Debt & Credit Services, 11921 Freedom Drive, Suite 1000, Reston, Virginia 20190; telephone: (703) 467-3600, www.fhlb-of.com. Copies of the financial reports will be furnished upon request to the Office of Finance of the Federal Home Loan Banks.]

[RESOLUTION FUNDING CORPORATION
The Resolution Funding Corporation was a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRRE Act"). The sole purpose of the Resolution Funding Corporation was to provide financing for the Resolution Trust Corporation, which was established by the FIRRE Act to manage and resolve cases involving failed savings and loan institutions and which terminated in 1996. The FIRRE Act limited the aggregate principal amount of interest bearing obligations that could be issued by the Resolution Funding Corporation to $30 billion, which amount of obligations was issued in 1989.

Resolution Funding Corporation obligations are not obligations of, or guaranteed as to principal by, the Federal Home Loan Bank System, the Federal Home Loan Banks, the Resolution Trust Corporation or the United States of America. However, the principal of Resolution Funding Corporation obligations is fully payable from non-interest bearing obligations of the United States of America issued by the Secretary of the Treasury and deposited in a separate account at the Federal Reserve Bank of New York. Interest on Resolution Funding Corporation obligations is payable by the Federal Home Loan Banks, certain Federal Deposit Insurance Corporation Funds and, to the extent not paid from these sources, is payable by the Secretary of the Treasury pursuant to an existing appropriation. Obligations issued by the Resolution Funding Corporation are exempt from registration under the Securities Act.

Information concerning the Resolution Funding Corporation may be obtained from the Federal Home Loan Banks, Office of Finance, 2 Fountain Square, 11921 Freedom Drive, Suite 1000, Reston,

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
DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Virginia 20190; telephone: (703) 487-9500. The Resolution Funding Corporation is not subject to the periodic reporting requirements of the Securities Exchange Act.]

[TENNESSEE VALLEY AUTHORITY
Tennessee Valley Authority (the "TVA") is a wholly-owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933 (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region. TVA conducts power and nonpower programs. Revenues and expenses of the power program are segregated from other revenues and expenses. Substantially all of TVA's revenues and assets are attributable to its power program. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program. TVA securities are "exempted securities" within the meaning of the Securities Exchange Act.

TVA prepares an information statement annually that describes TVA and its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its information statement that include unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer, or by calling (865) 632-2101.]

[FEDERAL FARM CREDIT BANKS
The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities. Through its banks and related associations, the Farm Credit System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives, rural utilities and some foreign or domestic entities in connection with international agricultural credit transactions. The Farm Credit System institutions are federally chartered under the Farm Credit Act of 1971 and are subject to supervision, examination and regulation by an independent federal agency, the Farm Credit Administration. The Farm Credit Banks and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector and other sectors of the economy, under the Farm Credit Act the Farm Credit System institutions are restricted solely to making loans and providing financially-related services to qualified borrowers in the agricultural sector and to some related entities. Moreover, the Farm Credit System is required to make credit available in all areas of the nation. In order to fulfill its broad statutory mandate, the Farm Credit System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The Farm Credit System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("systemwide debt securities"). The Farm Credit Banks are jointly and severally liable on all systemwide debt securities. Systemwide debt securities are issued by the Farm Credit Banks through the Federal Farm Credit Banks Funding Corporation, as agent for the Farm Credit Banks (the "Funding Corporation"). Each Farm Credit Bank determines its participation in each issue of systemwide debt securities based on its funding and operating requirements, subject to the availability of eligible collateral, compliance with conditions of participation agreed among the banks and the Funding Corporation, determinations by the Funding Corporation as to terms of each issuance, and Farm Credit Administration approval. Systemwide debt securities are exempt from the registration requirements of the Securities Act, and are "exempted securities" within the meaning of the Securities Exchange Act.

Information regarding the Farm Credit Banks and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding

                                                                           S- 39
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DESCRIPTION OF THE UNDERLYING SECURITIES
--------------------------------------------------------------------------------

Corporation. This information consists of the most recent Farm Credit System annual information statement, any quarterly information statements issued after the annual information statement and press releases issued from time to time by the Funding Corporation. This information and the Farm Credit System annual report to investors for the current and two preceding fiscal years can be obtained without charge by writing or calling the Federal Farm Credit Banks Funding Corporation, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone: (201) 200-8000. This information is also available on the Internet at www://farmcredit-ffcb.com.]

AVAILABLE INFORMATION
[The] [Each] [specify which (any underlying securities issuer whose securities represent 10% or more of the principal amount of the underlying securities) if less than all] [underlying securities issuer] is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by the underlying securities issuer with the SEC (a) over the Internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549; and (c) and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. [In addition, the material described above and other information will also be available for inspection at the offices of [the New York Stock Exchange, at 20 Broad Street, New York, New York 10005] [the American Stock Exchange, at 86 Trinity Place, New York, New York 10006] [specify other exchange] [or]] from the office of the underlying securities issuer identified in the applicable prospectus supplement].] You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

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--------------------------------------------------------------------------------

[Description of the Other Trust Assets

In addition to the underlying securities, the trust has [entered into a swap agreement] [purchased other trust assets that are ancillary or incidental to the underlying securities, or that support the payment of the notes and certificates.] [Describe the material terms and identify each counterparty of any other trust assets which are included in the trust, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, total return swaps, credit derivatives, caps, floors, collars, options, forward contracts, and any cash or other security pledged to support the notes and certificates. To the extent the credit exposure related to such trust assets will equal or exceed 20% of the cash flow to the applicable series, provide (or incorporate by reference) the audited financial statements of the applicable counterparty. To the extent that the credit exposure related to such trust assets will equal between 10% and less than 20% of the cash flow to the applicable series, provide or incorporate by reference summarized financial information with respect to the counterparty.]]

                                                                           S- 41
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[Description of the Swap Agreement

[TO BE INCLUDED WHEN UBS AG ENTERS INTO A SWAP AGREEMENT WITH THE TRUST]

Include description of the principal terms of the swap agreement, including any swap insurance policy]

[THE SWAP COUNTERPARTY

The London branch of UBS AG (the "Swap Counterparty") will act as swap counterparty under the swap agreement to be entered by the trust.

UBS
The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.

UBS's global businesses include: UBS Warburg, a premier investment banking and securities house recently bolstered by the addition of UBS PaineWebber; UBS Asset Management, one of the largest asset managers globally, which trades in the U.S. under the Brinson Partners name; and UBS Private Banking, the world's largest private bank, by assets under management. In Switzerland, UBS is the market leader in private, retail and commercial banking.

UBS is managed through three Business Groups and its Corporate Center each of which is summarized below. Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on Form 20-F for the year ended December 31, 2000, which is incorporated by reference into this prospectus supplement.

UBS SWITZERLAND has the world's largest private banking business, based on assets under management, with CHF 681 billion in client assets at December 31, 2000. UBS Private Banking provides a comprehensive range of products and services tailored specifically for wealthy clients from Switzerland and around the world. UBS Switzerland also provides a complete set of banking and securities services for some four million individual and corporate clients in Switzerland.

UBS ASSET MANAGEMENT is a leading institutional asset manager and a significant mutual fund provider in Europe and elsewhere, based on assets under management, with client assets of CHF 496 billion at December 31, 2000. It offers a broad range of asset management services and products to institutional and retail clients across the world. Its key institutional brands include Brinson Partners and Brinson Advisors in the U.S. and Phillips & Drew in the UK.

UBS WARBURG operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, high quality research and advice and broad access to the world's capital markets. UBS PaineWebber, the fourth largest private client firm in the U.S., joined UBS Warburg in November 2000. As of December 31, 2000, its 8,900 financial advisors provided a full range of wealth management services to over 2 million affluent households in the United States, with assets of CHF 794 billion.

CORPORATE CENTER coordinates the activities of the Business Groups, with the goal of making the whole worth more than the sum of the parts. Its functions include finance and accounting; risk management and control; communications and marketing; compliance; legal; and treasury management.

Each of the Business Groups benefits from its place in the UBS Group, with products from wholesale businesses distributed through the retail businesses, and the combined resources and expertise of all UBS's businesses available to its clients.

UBS was formed on June 29, 1998, by the merger of two of Switzerland's leading financial services groups, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854). UBS is incorporated and domiciled in Switzerland and is a publicly owned company, with its shares listed on the Swiss, New York and Tokyo stock exchanges.

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[DESCRIPTION OF THE SWAP AGREEMENT
--------------------------------------------------------------------------------

As of December 31, 2000, UBS employed approximately 71,000 people, 42% in Switzerland and 40% in the U.S. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS has a presence in major financial centers worldwide and a total of approximately 1,500 offices in over 50 countries. The addresses and telephone numbers of its headquarters are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011-41-1-234-11-11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011-41-61-288-20-20.

CAPITALIZATION OF UBS
The consolidated financial statements of UBS AG and its subsidiaries, which are incorporated by reference into this prospectus supplement, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. Dollars.

                                                                     AS OF [INSERT MOST
                                                                       RECENT AVAILABLE
                                                                                  DATE]
                                                                CHF                 USD
---------------------------------------------------------------------------------------
                                                                    (in millions)
Debt........................................................       --                --
  Debt Issued(1)............................................       --                --
                                                              -------         ---------
  Total Debt................................................       --                --
Minority Interest...........................................       --                --
Shareholders' Equity........................................       --                --
                                                              -------         ---------
Total Capitalization........................................       --                --
                                                              -------         ---------
                                                              -------         ---------

------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

Swiss francs (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD --.

WHERE YOU CAN FIND MORE INFORMATION
UBS AG is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC under File No. 1-15060. You may read and copy any reports, statements and other information that UBS AG files with the SEC (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; (c) at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; (e) over the Internet at UBS AG's web site at http://www.ubs.com/investor-relation; and (f) at no cost, upon request to UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Phone:
011-41-1-234-41-00, Fax: 011-44-1-234-34-15, E-mail:
SH-investorrelations@ubs.com.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are incorporating by reference in this prospectus supplement and the attached prospectus (a) UBS AG's Annual Report on Form 20-F for the year ended December 31, 2000, which UBS AG filed with the SEC on March 15, 2001, and (b) UBS AG's Forms 6-K, which UBS AG filed with the SEC on May 8, May 15, May 15, June 1, July 12, July 16, July 26, August 16, September 27, October 1, October 3, November 7, November 9, November 13, December 17 and December 18, 2001. We are

                                                                           S- 43
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[DESCRIPTION OF THE SWAP AGREEMENT
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also incorporating all reports that UBS AG files with the SEC on Form 20-F under the Securities Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the notes and certificates. We may also incorporate any other report on Form 6-K that UBS AG submits to the SEC after the date of this prospectus supplement and prior to the termination of the offering of the certificates if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus supplement. Information that UBS AG files with or submits to the SEC later will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling UBS AG at: UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Phone: 011-41-1-234-41-00, Fax:
011-41-1-234-34-15, E-mail: SH-investorrelations@ubs.com, Internet: www.ubs.com/investor-relations.

EXPERTS
The consolidated balance sheets of UBS at December 31, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2000 incorporated by reference into this prospectus supplement have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at December 31, 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 1999 incorporated by reference into this prospectus supplement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus supplement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.]

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[Description of the Credit Support

For the benefit [solely] of the [class -- [notes] [and] class -- certificates] [specify others]], credit support will be obtained to support or ensure the [ultimate] distribution of principal and the [timely] distribution of interest amounts due with respect to the underlying securities and other trust assets, in the form and amount described below.

[SUBORDINATION

The rights of the holders of the class -- certificates to receive distributions from the trust and any credit support obtained for the benefit of the certificate holders are subordinated to the rights of the holders of notes and to the rights of the holders of the class -- certificates as follows [describe subordination]. See "Description of the Trust Assets, including Credit Support--Credit Support--Subordination" and "--Collections" in the attached prospectus.]

[THE LETTER OF CREDIT

Simultaneously with the [depositor's assignment to the trust] [trustee's purchase, on behalf of the trust,] of the underlying securities and other trust assets, the depositor will obtain a letter of credit from -- (the "letter of credit bank") in favor of the [trustee]. The letter of credit will be irrevocable and will [support the [timely] [ultimate] payment of amounts due with respect to the trust assets]. [The maximum amount that may be drawn under the letter of credit will initially be equal to [$]--. The initial amount of the letter of credit will be [$]--. Thereafter, the amount of the letter of credit with respect to any distribution date will equal [the lesser of (a) --% of the aggregate note and certificate principal balance outstanding on the preceding distribution date (after giving effect to any payment of principal made on such preceding distribution date) but in any event not less than [$]--, and (b) the amount of the letter of credit on the preceding distribution date, plus [(x) reimbursement of some advances under the letter of credit and (y) recoveries on defaulted underlying securities and other trust assets] [describe other methods]. The letter of credit expires on --, --. The [trustee] will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the obligors of the underlying securities and the other trust assets, and any recoveries will be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified in this prospectus supplement.

[Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of the regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information about the letter of credit bank. In addition, to the extent that the letter of credit will provide 20% or more of the cash flow to the applicable series, provide (or incorporate by reference) the audited financial statements of the letter of credit bank. To the extent that the letter of credit will provide between 10% and 20% of the cash flow to the applicable series, provide or incorporate by reference information required by Item 301 of Regulation S-K with respect to the letter of credit bank.]]

[FINANCIAL GUARANTY INSURANCE POLICY

Simultaneously with the [depositor's assignment to the trust] [trustee's purchase, on behalf of the trust,] of the underlying securities and other trust assets, the depositor will obtain the insurance policy from -- (the "insurer") in favor of the trustee. The insurance policy will guaranty [ultimate] distributions of the principal of and premium, if any, and [timely] interest with respect to the [class -- notes] [and] [class -- certificates][specify others]. The insurance policy expires on --, --. The trustee will be obligated, in the event of a drawing on the insurance policy, to pursue appropriate remedies against the obligors of the underlying securities and other trust assets, and any recoveries will be paid to the

                                                                           S- 45
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[DESCRIPTION OF THE CREDIT SUPPORT
--------------------------------------------------------------------------------

insurer to the extent of any amounts owing, in the manner and priority specified in this prospectus supplement.]

[Add language regarding the insurer with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of the regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information about the insurer. In addition, provide or incorporate by reference the audited financial statements of the insurer.]]

[RESERVE ACCOUNT

The depositor will deposit with the trustee on the closing date, to be held in a trust account (the "reserve account"), cash, letters of credit and short-term investments acceptable to the rating agency initially rating the notes and certificates at the request of the depositor in the amount of [$]--. [Collections with respect to the underlying securities and other trust assets not distributed to holders of the notes and certificates will be deposited in the reserve account.] Amounts deposited in the reserve account will be used to make payments of principal of and premium, if any, and interest on the notes and certificates to the extent that funds are not otherwise available. Immediately after any distribution date, amounts in the reserve account in excess of [indicate formula] [may be paid to the depositor.]]

[OTHER FORMS OF CREDIT ENHANCEMENT

Describe the material terms of any other form of credit enhancement that is furnished in relation to the notes and certificates, including any interest rate, currency, securities, commodity or credit swaps, total return swaps, credit derivatives, caps, floors, collars or options, and identify each counterparty to the credit enhancement. To the extent the cash flow provided by the credit enhancement will equal or exceed 20% of the cash flow to the applicable series, provide or incorporate by reference the audited financial statements of the applicable counterparty. To the extent that the cash flow provided by the credit enhancement will equal between 10% and less than 20% of the cash flow to the applicable series, provide or incorporate by reference summarized financial information with respect to the counterparty.]

Yield on the Notes and Certificates

[Describe factors relating to the underlying securities and other trust assets, their terms and the manner and priority in which collections are paid or allocated to each class of notes and certificates that may affect the yield on the notes and certificates.] See "Maturity and Yield Considerations" in the attached prospectus.

[If the notes and certificates have a specified currency other than U.S. dollars, provide information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency. See "Currency Risks" in the attached prospectus.]


If [the underlying securities are prepaid or redeemed early][the retained call warrant is exercised][the swap agreement is terminated][an underlying securities issuer ceases to provide Securities Exchange Act reports [if applicable]] and accordingly the trust is terminated prior to the scheduled termination of the trust, and at the time prevailing market interest rates are lower than the yield on your notes or certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the resulting prepayment of your notes or certificates.]


S- 46
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Description of the Notes and Certificates


The certificates will consist of -- classes of certificates, designated as class --[,] [and] class -- [and class --] [callable] certificates. The certificates will be denominated, and distributions with respect to the certificates will be payable, in the specified currency. The certificates represent, in the aggregate, the entire beneficial ownership interest in the trust. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$]-- (approximate) and a [--%] [variable] pass-through rate. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$]-- (approximate) and a [--%] [variable] pass-through rate. The class -- certificates have, in the aggregate, an initial [certificate principal balance] [notional amount] of [$]-- (approximate) and a [--%] [variable] pass-through rate. [The class -- certificates, which are not being offered by this prospectus supplement, will be transferred by the depositor to an affiliate on the closing date, and may be sold at any time by the depositor in accordance with the terms of the trust agreement.] [The pass-through rate on the class -- certificates will be reset [specify basis on which pass-through rate will be reset].] [The [pass-through rate on the] [certificate principal balance of the] class -- certificates will be indexed to [specify basis on which pass-through rate or certificate principal balance will be indexed].] [The [pass-through rate] [indexed certificate principal balance] [indexed interest] on the class -- certificates will be calculated by [specify name of calculation agent] (the "calculation agent") who has been appointed by the depositor as calculation agent.] [If any of the above certificates are multicurrency, specify applicable terms].



The notes will consist of -- classes of notes, designated as class --[,] class --[,] [and] class -- [and class --] [callable] notes. The notes will be denominated, and distributions with respect to the notes will be payable, in the specified currency. The notes represent indebtedness of the trust secured by the trust assets. The class -- notes have, in the aggregate, an initial note principal balance of [$]--(approximate) and a [--%] [variable] note interest rate. The class -- notes have, in the aggregate, an initial note principal balance of [$]-- (approximate) and a [--%] [variable] note interest rate. The class -- notes have, in the aggregate, an initial note principal balance of [$]-- (approximate) and a [--%] [variable] note interest rate. [The pass-through rate on the class -- notes will be reset [specify basis on which pass-through rate will be reset].] [The [pass-through rate on the] [note principal balance of the] class -- notes will be indexed to [specify basis on which pass-through rate or note principal balance will be indexed].] [The [pass-through rate] [indexed note principal balance] [indexed interest] on the class -- notes will be calculated by [specify name of calculation agent] (the "calculation agent") who has been appointed by the depositor as calculation agent.] [If any of the above notes are multicurrency, specify applicable terms].


The certificates [other than the class -- certificates [and specify others]] will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of [$]--and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--]. The notes [other than the class --notes] [and specify others] will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--]. [The class -- certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial notional amounts or certificate principal balance, as applicable, of [$]-- and [integral multiples of [$]--] [multiples of [$]-- in excess of [$]--], except that one certificate of each such class may be issued with an initial notional amount or certificate principal balance, as applicable, equal to an integral multiple of [$]-- plus the excess of the initial aggregate notional amount or certificate principal balance, as applicable, of the class over the greatest integral multiple of [$]-- that is not more than the initial aggregate notional amount or certificate principal balance, as applicable.]

The notes and certificates [(other than the class of -- notes and certificates) [specify other classes] will initially be represented by one or more global notes and certificates registered in the name of the

                                                                           S- 47
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DESCRIPTION OF THE NOTES AND CERTIFICATES
--------------------------------------------------------------------------------

nominee of DTC (together with any successor clearing agency selected by the depositor, the "clearing agency"), except as provided below. We have been informed by DTC that DTC's nominee will be Cede & Co. No holder of any of these notes and certificates (a "security owner") will be entitled to receive a note or certificate representing that person's interest, except as set forth below under "--Definitive Notes and Certificates." Unless and until definitive notes and certificates are issued under the limited circumstances described below, all references to actions by holders with respect to any notes and certificates will refer to actions taken by DTC upon instructions from its participants. See "--Definitive Notes and Certificates" below and "Description of the Notes and Certificates--Global Securities" in the attached prospectus.

[A temporary note or certificate will be issued with respect to the class -- notes and the class -- certificates [specify others]. [Specify whether any interest distributable on a distribution date prior to the issuance of a permanent note or certificate for the series or class will be credited to the account of the entitled persons on that distribution date.]]

[A temporary global security is to be issued with respect to the class -- notes and class -- certificates [specify others]. [Specify the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive notes or certificates for the class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive notes or certificates for the class.]

We have been informed that, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a holder only at the direction of one or more participants to whose DTC account the relevant notes and certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of the notes and certificates evidence the specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of notes and certificates evidence the voting rights authorize conflicting action.

DEFINITIVE NOTES AND CERTIFICATES

Definitive notes and certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (a) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to a class of notes or certificates [(other than the class -- certificates [specify other classes]] and the depositor is unable to locate a qualified successor, (b) the depositor, at its option, elects to terminate the book-entry system through DTC or (c) if the underlying securities issuer ceases to file Securities Exchange Act reports as described below under "Description of the Trust Agreement--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by the Underlying Securities Issuer."

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability of definitive notes and certificates through DTC. Upon surrender by DTC of the global notes and certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the notes and certificates as definitive notes and certificates in the respective principal balances specified by DTC, and thereafter the trustee will recognize the holders of the definitive notes and certificates as holders of notes and certificates under the trust agreement and indenture, as applicable.

DISTRIBUTIONS

Collections on the underlying securities and other trust assets and any applicable credit support that are received for a given period between distributions (a "collection period") pursuant to the collection

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DESCRIPTION OF THE NOTES AND CERTIFICATES
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procedures described in this prospectus supplement and in the attached prospectus will be distributed on each distribution date in the following order of priority, solely to the extent funds are available (as defined below) to the trust on the related distribution date:

- to the trustee, all unpaid fees and expenses owed to the trustee and its respective agents, up to the allowable expense amounts (as defined below) for that collection period;

- [specify priority of payment among swap counterparty, counterparties to other agreements included as other trust assets and credit support agreements] [to the [providers of credit support ("credit support providers")] [swap or derivative counterparty], any amount required to be paid or reimbursed to, or deposited with, that person (collectively, "credit support provider payments");]

- to the notes and certificate holders of each class, first, to the payment of required interest for that collection period; second, to the payment of required principal for that collection period; and third, to the payment of required premium (if any) for that collection period, in each case applicable to the class, commencing with the most highly ranked class and, to the extent funds remain available to the trust, to each other class in accordance with the ranking specified under "--Allocation of Losses; Subordination," provided that no certificate holder will receive any distribution until the note holders of each class have been paid in full;

- to the trustee, all its remaining unpaid fees and expenses and those of its agents not otherwise paid pursuant to the first paragraph above; and

- [all remaining amounts, if any, to the holders of the class -- certificates].

Amounts received from the underlying securities and other trust assets and any applicable credit support relating to the notes and certificates over a specified period may not be sufficient, after payment of all allowable expenses [and payment of all amounts required to be paid to the credit support providers] for that period, [and] to make all required distributions to the holders of the notes and certificates. To the extent there are insufficient funds available to make any distributions due to any series or class, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds are available to pay the shortfall.

For purposes of this section:

     "Allowable expense amount" means, for any given collection period, the sum of (x) [$]-- and (y) any portion of the allowable expense amount from preceding collection periods that were not utilized on the distribution date for the immediately preceding collection period.

     On any distribution date, "funds are available" to the trust in an amount equal to [the sum of (a)] all amounts received on or with respect to the underlying securities (including investment income on investments the trust is permitted to make) received during the preceding collection period[,] [and (b) amounts available as of the distribution date pursuant to the credit support described under "Description of the Credit Support."]

     "Call premium percentage" for any given distribution date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices.]].

     "Investments the trust is permitted to make" means either (a) short-term Treasury or highly rated money-market securities of the type in which securitization vehicles are typically permitted to invest pending distribution of cash flows or (b) other investment grade securities with maturities no longer than 365 days, as long as any such investments are acceptable to the rating agenc[y][ies] as being consistent with the rating of the notes and certificates. Generally, the investments must be limited to obligations or securities that mature no later than the business day prior to the next distribution date.

                                                                           S- 49
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DESCRIPTION OF THE NOTES AND CERTIFICATES
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     The interest, if any, payable on the notes or certificates or any class of notes or certificates on any given distribution date is the accrued and unpaid interest on the outstanding note or certificate principal balance [or notional amount] of the notes or certificates, computed at the note interest or pass-through interest rate described in this prospectus supplement.

     The premium, if any, payable on the notes or certificates or any class of notes or certificates on any given distribution date means an amount equal to the product of (a) the principal payable on the notes or certificates on the distribution date and (b) the call premium percentage, as defined above, for the distribution date.

     The principal, if any, payable on the notes or certificates or any class of notes or certificates on any given distribution date means the amount received on the underlying securities and other trust assets attributable to principal during the related collection period, to the extent payable or allocable to the notes or certificates. The note or certificate principal balance [or notional amount] of a note or certificate outstanding at any time represents the maximum amount that the holder is entitled to receive as distributions payable in respect of or allocated to principal from the cash flow on the underlying securities, the other trust assets [and the credit support described under "Description of the Credit Support"]. The note or certificate principal balance [or notional amount] of any class of notes or certificates [(other than the class -- certificates)] as of any date of determination is equal to the initial note or certificate principal balance [or notional amount], reduced by the aggregate of (a) all principal previously paid on the note or certificate and (b) any deemed reductions in the note or certificate principal balance [or notional amount]. A deemed reduction in the note or certificate principal balance [or notional amount] of a note or certificate will occur where realized losses occur on the underlying securities or other trust assets [describe circumstances in which such losses are allocated to principal] or where the trust incurs extraordinary trust expenses, as described in "--Allocation of Losses; Subordination." [The notional amount of the class -- notes and class -- certificates as of any date of determination is equal to [specify amount].] [Holders of the class -- notes and class -- certificates are not entitled to receive any [distributions allocable to principal] [payments of principal].]

[Notwithstanding the priorities described above, holders of the class -- notes and class -- certificates and the class -- notes and class -- certificates will be entitled to receive on any distribution date 100% of all principal collections received in the related collection period with respect to the underlying securities and the other trust assets, to be distributed [on a pro rata basis] in reduction of the note or certificate principal balance of the class -- notes and class -- certificates and the class -- notes and class -- certificates, if any of the following conditions are satisfied: [describe conditions, if any, by which any class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the closing date].]

[ALLOCATION OF LOSSES; SUBORDINATION [SPECIFY IF NECESSARY]

The subordination described in this section that is provided by the class -- certificates [and the class -- certificates] is designed to protect holders of the notes and the remaining classes of certificates from realized losses, extraordinary trust expenses and other shortfalls with respect to the underlying securities and the other trust assets, to the extent described in this section. As a result, realized losses, extraordinary trust expenses and other shortfalls with respect to the underlying securities and the other trust assets will be borne by the notes and the remaining classes of certificates, to the extent described below, only if the realized losses and other shortfalls are not covered, or the coverage in respect of the realized losses and shortfalls has been exhausted.

[Realized losses and extraordinary trust expenses will be allocated on any distribution date as follows: [describe allocation among the various classes].]

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DESCRIPTION OF THE NOTES AND CERTIFICATES
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[An "extraordinary trust expense" is an expense of a given trust in excess of the allowable expense amount.]]

[RESTRICTION ON TRANSFER OF THE CLASS -- CERTIFICATES

Because the class -- certificates are subordinate to the notes, the class -- certificates and the class -- certificates to the extent set forth in this prospectus supplement, the class -- certificates may not be purchased by or transferred to a plan. See "ERISA Considerations."]

                                                                           S- 51
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Description of the Indenture

[Describe material provisions of the indenture not described in accompanying prospectus, if any]

THE INDENTURE TRUSTEE

--, a --, will act as the indenture trustee under the indenture. The indenture trustee's offices are located at -- and its telephone number is --.

[REDEMPTION]

[TRUSTEE COMPENSATION]

[VOTING RIGHTS]

[PRIORITY OF PAYMENTS]

[APPOINTMENT AS PAYING AGENT]

[INFORMATION TO BE FURNISHED TO NOTE HOLDERS]

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Description of the Trust Agreement

The certificates will be issued pursuant to the trust agreement between the depositor and --, a form of which is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K relating to the notes and certificates containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the issuance and sale of the notes and certificates. The trust created under the trust agreement will consist of:

- the underlying securities and the other trust assets [(exclusive of the retained interest [and] [the retained call warrant] described below under "--Retained Interest" and "--Retained Call Warrant," which are not part of the trust)];

- all payments on or collections in respect of the underlying securities and other trust assets due after the [cut-off date][closing date], together with any proceeds[.] [; and

- the credit support described under "Description of the Credit Support"].

You should refer to the attached prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the form of trust agreement. You should refer to the trust agreement in order to obtain a full understanding of its provisions.

THE TRUSTEE

--, a --, will act as trustee for the certificates and the trust pursuant to the trust agreement. The trustee's offices are located at -- and its telephone number is --. [--, a --, will act as co-trustee for the certificates and the trust pursuant to the trust agreement. The co-trustee's offices are located at -- and its telephone number is --.]

The trust agreement will provide that the trustee [and the co-trustee] and any director, officer, employee or agent of the trustee [and the co-trustee] will be indemnified by the trust and will be held harmless against any loss, liability or reasonable expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties [(or the co-trustee's duties, as applicable)] under the trust agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties [(or the co-trustee's duties, as applicable)] under the trust agreement or as a result of a breach, or by reason of reckless disregard of the trustee's (or the co-trustee's) obligations and duties under the trust agreement.

The trustee [and the co-trustee] will receive the following fees for its services as such, namely [specify fees] and its right to payment thereof will rank [prior][specify priority] to the rights of the note and certificate holders to payment on the notes and certificates.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF SECURITIES EXCHANGE ACT REPORTING BY THE UNDERLYING SECURITIES ISSUER

After the deposit of the underlying securities into a trust, an underlying securities issuer that has no class of security listed on a national securities exchange or held of record by 300 or more holders could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, the underlying securities issuer would no longer be required to make available under the Securities Exchange Act the public information referred to under "Available Information." As long as the trust is required to file reports under the Securities Exchange Act, the trust will provide, in the trust's own Securities Exchange Act reports, quarterly and annual financial statements and other information of

                                                                           S- 53
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DESCRIPTION OF THE TRUST AGREEMENT
--------------------------------------------------------------------------------

the type required to be filed on Form 8-K under the Securities Exchange Act with respect to any underlying securities issuer which suspends its Securities Exchange Act reporting requirements, to the extent information is then available to the trust.

If financial statements are not available to the trust with respect to an underlying securities issuer whose securities represent more than 10% of the aggregate principal amount of the underlying securities, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements for the certificates of the series [or the trust is partially liquidated in respect of the underlying securities issued by that underlying securities issuer, as described in "--Trust Liquidation Events"], the certificates of the series will, by their terms, generally be required to be removed from the DTC book-entry system, and definitive certificates representing the certificates of that series will be issued to the beneficial owners of the certificates of the series. In addition, the underlying securities issuer for the underlying securities will be notified that the underlying securities are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the underlying securities. The issuance of the definitive certificates representing the certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the underlying securities, requiring the underlying securities issuer to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an underlying securities issuer with actual knowledge that its underlying securities are held pursuant to a trust agreement to treat holders of record of certificates or other evidences of interest issued by the trust as holders of record of the underlying securities.

TRUST LIQUIDATION EVENTS

[The trust agreement and the indenture provide that if a trust liquidation event occurs, the trustee (or the indenture trustee, as applicable) will liquidate the trust assets and distribute the proceeds to the note holders and then to the certificate holders subject to the prior payment of any (a) outstanding expenses of the trust, and (b) the obligations of the trust under [the swap agreement,] [credit support agreement] [specify other agreement]. Each of the following events will be a trust liquidation event:

- [an event of default, termination event or additional termination event under the swap agreement;][a similar event under any other agreement included as other trust assets and any credit support agreement to the extent that event is specified as a trust liquidation event under the trust agreement;]

- [provide for acceleration of underlying securities, if applicable;] [and]

- [describe any other event of default included under the trust agreement that has been specified as a trust liquidation event]

[Describe remedies available to certificate holders upon the occurrence and continuance of an event of default, including, as applicable, directing the trustee to vote the underlying securities in favor of declaring the principal balance of and any accrued interest on the outstanding underlying securities to be immediately due and payable].

[The trust agreement provides that, within 30 days after the occurrence of an event of default in respect of the certificates of any class, the trustee will give to the holders of the certificates notice, transmitted by mail, of all uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the underlying securities, the trustee is protected in withholding the notice if it determines in good faith that withholding the notice is in the interest of the holders of the certificates of the class.]]

[Upon the occurrence of an event of default resulting in the termination of at least one but not all swap transactions, the trust will be partially liquidated and the trustee will sell the underlying securities affected by the terminated swap transaction and will distribute the proceeds from that sale to the note and certificate holders]. [If an underlying securities issuer ceases to file Securities Exchange Act reports

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as described above under "--Termination of Book-Entry Registration in Connection
with Suspension of Securities Exchange Act Reporting by the Underlying
Securities Issuer," unless the notes and certificates are required to be removed from the DTC book-entry system, the trust will be partially liquidated, and the proceeds from the sale of the related underlying securities will be distributed to the note and certificate holders [subject to payment of any termination payment owed to [the swap counterparty] [any counterparty to [list any other agreements included as trust assets and any credit support agreements]]]. [Describe any other events specified in the trust agreement that will lead to partial liquidation of the trust.]]

LIMITATION ON RIGHTS OF ACTION

No holder of any certificate will have the right to institute any proceeding with respect to the trust agreement, unless:

- the holder previously has given to the trustee written notice of a continuing breach of the trust agreement or an event of default under the trust agreement;

- the holder or holders of certificates evidencing not less than --% of the aggregate voting rights of all classes of certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

- the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities;

- the trustee has for 15 days failed to institute the proceeding; and

- no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders of certificates evidencing not less than --% of the aggregate voting rights of all classes of certificates.]]

VOTING RIGHTS

[At all times,] [Except as described in the next paragraph,] --% of all voting rights are allocated among all holders of the class -- certificates[,] [and] the class -- certificates [and specify other classes] in proportion to the outstanding certificate principal balances [or notional amounts] of their respective certificates, and --% of all voting rights will be allocated among all holders of the class -- certificates in proportion to the outstanding [certificate principal balances] [notional amounts] of their respective certificates. [Specify whether and under what circumstances voting will be class-by-class.]

[Specify conditions, if any, under which allocation of voting rights might change from the foregoing percentages.] [Specify required percentage of votes to approve any modification adversely affecting certificates of any class.]

The trustee may not, after the issuance of the notes agree to any amendment to the rights, preferences or privileges of the holders of the notes if the amendment adversely affects the rights, preferences or privileges of the certificate holders, without the consent of [66 2/3%] of the certificate holders, or, if the amendment adversely affects any right to payment of interest or principal on the certificates, the trustee shall not agree to such amendment without the consent of all the certificate holders.

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF UNDERLYING SECURITIES AGREEMENT

As long as the trust assets are pledged to the indenture trustee, the trustee will not exercise any voting or consent rights with respect to the underlying securities and all such voting or consent rights with respect to the underlying securities will be exercised by the indenture trustee pursuant to the terms of the indenture. As long as the underlying securities will be held by the trust, and not pledged to the indenture trustee, the trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as directed in writing by holders of

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certificates representing at least a majority of the outstanding certificate principal balance. In the absence of any written direction from the holders representing the majority of the outstanding certificate principal balance, the trustee shall not exercise any voting or consent rights with respect to the underlying securities. In the event that the trustee receives a request from [DTC], the underlying security trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the underlying securities agreement or any other documents relating to the underlying securities, or receives any other solicitation for any action with respect to the underlying securities or the other trust assets, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to each note and certificate holder of record as of that date. The trustee will request instructions from the note and certificate holders as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation. The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative [note] [or] [certificate] principal balance and notional amounts of the [notes] [and] [certificates]) as the holders of the [notes] [and] [certificates] vote as of the date determined by the trustee prior to the date on which the consent or vote is required; provided, however, that, notwithstanding anything to the contrary in this prospectus supplement, the trustee shall at no time vote or consent to any matter:

- unless the vote or consent would not, based on an opinion of counsel, alter the status of the trust as either a partnership or a grantor trust for federal income tax purposes;

- that would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except upon the occurrence of an underlying securities event of default, unless notes and certificate holders representing 100% of the aggregate voting rights of the notes and certificates consent to the trustee voting in favor of or consenting to that matter; or

- that would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of such underlying securities, except in the event of an underlying securities event of default, unless notes and certificate holders representing 100% of the aggregate voting rights of the notes and certificates consent to the trustee voting in favor of or consenting to that matter.

In the event that an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the underlying securities or any other offer is made for the underlying securities, the trustee will notify the note and certificate holders of the offer as promptly as practicable. The trustee must reject the offer unless an underlying securities event of default has occurred and the trustee has received an opinion of counsel to the effect that any such exchange will not (i) alter the classification of the trust as a grantor trust, or such other classification as may then be applicable to the trust, for federal income tax purposes, and (ii) result in a deemed exchange of the underlying securities or the notes or certificates for federal income tax purposes.

If an [underlying securities event of default] [underlying securities amortization event] under the underlying securities agreements occurs and is continuing and if directed by all the holders of outstanding certificates, the trustee will vote the underlying securities in favor of directing, or take other action as may be appropriate to direct, the trustee of the underlying securities to declare the unpaid principal amount of the underlying securities and any accrued and unpaid interest on the underlying securities to be due and payable; provided that if notes are outstanding, the indenture trustee will exercise such voting rights if directed by all the holders of the outstanding notes.

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[RETAINED INTEREST]

The [depositor][specify other party] will retain [an ownership] [a beneficial] [security] interest in the underlying securities. Such retained interest will not be part of the trust assets and payments in respect of this retained interest will not be available for payments to the note and certificate holders.]

[RETAINED CALL WARRANT


The [depositor] [specify other party] will retain a right to repurchase the underlying securities. This retained call warrant will not be part of the trust assets. The exercise price of the retained call warrant will be at least equal to the principal balance of the notes and certificates plus any accrued interest, and the proceeds of the repurchase will be distributed by the indenture trustee to the note and certificate holders. The class -- notes, the class -- notes, the class -- certificates and the class -- certificates have been designated as "callable" because the retained call warrant may be exercised while some or all of the class -- notes, the class -- notes, the class -- certificates or the class -- certificates remain outstanding, causing the early termination of the trust.]


[TERMINATION UPON EXERCISE OF THE RETAINED CALL WARRANT

The depositor has retained the right to repurchase all remaining underlying securities and thereby effect early retirement of the certificates on any distribution date, [(a)] once the aggregate principal amount of the underlying securities at the time of purchase is not more than [specify percentage not greater than 10%] of the aggregate principal amount of the underlying securities as of the [cut-off date][closing date] [and (b) at the election of the depositor at [specify when and on what terms any other right to repurchase the underlying securities may be exercised]. In the event that the depositor exercises the right to repurchase the underlying securities, the portion of the purchase price allocable to the certificates of each class will be at least equal to [100% of their then aggregate outstanding [note] [or] [certificate] principal balance original purchase price, as applicable, plus accrued interest with respect to the [notes] [certificates] to the date of repurchase at the [fixed pass-through rate] or the then applicable [variable pass-through rate], as the case may be plus, with respect to each class of [notes] [certificates], any previously accrued but unpaid interest thereon.] [Specify alternative allocations method if different from above.]

The trust will otherwise be terminated as described under "Description of the Trust Agreement--Termination" in the attached prospectus.]

                                                                           S- 57
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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes or certificates by an initial holder of notes or certificates. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as well as Treasury regulations and administrative and judicial rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this section.

The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it generally is addressed only to original purchasers of the notes and certificates at the initial offering price and who are beneficial owners of the notes or certificates. The discussion assumes that the notes and certificates are held as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code. The discussion does not address various possible tax considerations that may be relevant to investors subject to special rules, such as investors that are regulated investment companies, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, REITs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes or certificates as part of a hedging, straddle or integrated or conversion transaction, investors that hold certificates as part of a conduit arrangement subject to regulations issued pursuant to section 7701(l) of the Internal Revenue Code, or investors whose functional currency is not the United States dollar. In addition, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a note or certificate, and does not address investors that are not "United States persons" (as defined below), except to the extent expressly discussed below under "--Taxation of Note Holders--Foreign Note Holders" and "--Taxation of Certificate Holders--Foreign Certificate Holders."

You should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes and certificates.

TAXATION OF NOTE HOLDERS

[CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

By its acceptance of its note or certificate, each holder of a note or certificate will be deemed to agree to treat the notes as indebtedness for United States federal income tax purposes. Nonetheless, certain of the terms of the notes and certificates may be viewed as inconsistent with the characterization of the notes as indebtedness for federal income tax purposes. Accordingly, Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, is unable to deliver an opinion that the notes will be characterized as indebtedness for United States federal income tax purposes. Sidley Austin Brown & Wood LLP has however delivered an opinion that the notes should be characterized as indebtedness for United States federal income tax purposes and, except as discussed in the final sentence of this paragraph, the balance of this discussion assumes that the notes will be so characterized. Information returns or reports sent to note holders and the IRS will be based on the notes being characterized as indebtedness for federal income tax purposes in the absence of statutory or authoritative judicial or regulatory clarification or change to the contrary. If the notes are characterized as equity interests in the trust, rather than indebtedness, the notes would be taxed in a manner substantially similar to that described below under "--Taxation of Certificate Holders."


You should be aware that no rulings have been sought from the IRS and that opinions of counsel are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
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agree that the notes should be characterized as indebtedness.] The remainder of this discussion under "Taxation of Note Holders" does not constitute the opinion of special federal tax counsel.

INTEREST INCOME OF NOTE HOLDERS

The taxation of interest on the notes depends on whether the interest is "qualified stated interest" (as defined below). Interest that is qualified stated interest is includible in a holder's income as ordinary income when actually or constructively received (if such holder uses the cash method of accounting for federal income tax purposes) or when accrued (if such holder uses an accrual method of accounting for federal income tax purposes). Interest that is not qualified stated interest is includible in a holder's income under the rules governing "original issue discount" [(as described below)], regardless of such holder's method of accounting.

In general, interest on a note is "qualified stated interest" if the interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or at a single "qualified floating rate" or "objective rate." [It is anticipated that the interest payable on the notes will be qualified stated interest].

[Describe the federal income tax consequences if the interest payable on the notes is not qualified stated interest.]

ORIGINAL ISSUE DISCOUNT
Original issue discount is the excess, if any, of a note's "stated redemption price at maturity" over its "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

Holders of notes with original issue discount generally are required to include such original issue discount in income as it accrues in accordance with a constant yield method, before the receipt of the related cash payments.

The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or weighted average maturity, as applicable).

[It is anticipated that the notes will be treated as issued with an amount of original issue discount equal to zero.]

[Describe in more detail the federal income tax treatment of a note holder if the notes are issued with more than a de minimis amount of original issue discount.]

PREMIUM
If a holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income.

[It is anticipated that the notes will not be issued at a premium.]

[If the notes are issued at a premium, describe in more detail the federal income tax treatment of a holder of a note issued at a premium.]

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PURCHASE AND SALE OF A NOTE
A note holder's adjusted tax basis in a note generally will equal the cost of the note, increased by any original issue discount previously included in respect of that cost, and reduced (but not below zero) by any amortized premium and any payments other than payments of qualified stated interest made on the note.

If a note is sold, gain or loss will be recognized equal to the difference between the proceeds of sale and the note holder's adjusted tax basis in the note. Any gain or loss will be a capital gain or loss if the note was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of accrued interest not previously taken into income on the note.

BACKUP WITHHOLDING

Payments made on the notes and proceeds from the sale of the notes will not be subject to "backup" withholding tax unless, in general, the note holder fails to comply with specified reporting procedures and is not an exempt recipient under applicable provisions of the Internal Revenue Code. In general, such payments will be subject to information reporting unless the note holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

FOREIGN NOTE HOLDERS

A "foreign note holder" is any note holder that is not a "United States person." A "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

Payments made on a note to a foreign note holder that has no connection with the United States other than holding its note will generally be made free of United States federal withholding tax, provided that (a) the holder is not related (directly or indirectly) to the trust, the holder of any certificate or the issuer of any of the trust assets, (b) the holder is not a bank that is treated, by reason of holding its note, as receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of a banking business, (c) the note is in registered form for federal income tax purposes and (d) the holder complies with certain identification and certification requirements imposed by the IRS.

TAXATION OF CERTIFICATE HOLDERS

TAX CLASSIFICATION OF THE TRUST

[CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has delivered an opinion to the effect that, for United States federal income tax purposes, without regard to whether the notes are characterized as [indebtedness], (a) the trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and (b) the certificates will be treated as evidencing an undivided interest in the trust assets. Information returns or reports sent to certificate holders and the IRS will be based on the trust being classified as a grantor trust for federal income tax purposes in the absence of statutory or authoritative judicial or regulatory clarification or change to the contrary. As a grantor trust, the trust will not be subject to federal income tax, and each certificate holder will be subject to federal income


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taxation as if it owned directly the portion of the trust assets allocable to the certificates, and as if it paid directly its share of expenses paid by the trust.

You should be aware that no rulings have been sought from the IRS and that opinions of counsel are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the trust should be treated as a grantor trust. The remainder of this discussion does not constitute the opinion of special federal tax counsel.

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP
If the trust were classified as a partnership that is not a publicly traded partnership, rather than as a grantor trust, the trust would not be subject to federal income tax and certificate holders would be treated as owning partnership interests rather than as owning direct interests in the trust assets.

[No restrictions have been placed on the transfer of certificates to prevent the certificates from being "publicly traded" in the event that the trust is classified as a partnership rather than a grantor trust.] If the trust were deemed to be a publicly traded partnership it could be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the certificates (and certificate holders could be liable for the tax that is unpaid by the trust). A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. It is anticipated that, [because of the nature of the income of the trust,] if the trust is classified as a partnership, it will not be a publicly traded partnership taxable as a corporation. However, you should be aware that, if the trust were classified as a partnership and not as a grantor trust, there can be no absolute assurance that the IRS will agree that the trust should not be treated as a publicly traded partnership.

The trust agreement will provide that if the trust is classified as a partnership for federal income tax purposes, the trust will make an election under section 761 of the Internal Revenue Code to be excluded from the provisions of Subchapter K of the Internal Revenue Code governing the treatment of partnerships. If the trust makes an effective election out of Subchapter K of the Internal Revenue Code, the treatment of certificate holders would be similar whether the trust is classified as a grantor trust or a partnership. However, the eligibility of the trust to make the election is not free from doubt, and if the election were not effective: (a) the trust would be required to account for its income and deductions at the trust level; (b) each certificate holder would be required separately to take into account its distributive share of income and deductions of the trust (which would not necessarily reflect any particular certificate holder's circumstances, such as a difference between the certificate holder's basis in its certificates and the trust's basis in its assets) as of the close of the taxable year of the trust; and (c) purchases and sales of certificates would be treated as purchases and sales of interests in the trust as an entity, rather than as direct sales of an interest in the trust assets.

The remainder of this discussion assumes that the trust is properly classified as a grantor trust or, if it were to be reclassified as a partnership, it would not be classified as a publicly traded partnership and its election to be excluded from Subchapter K of the Internal Revenue Code would be effective.]

INCOME OF CERTIFICATE HOLDERS

A certificate holder will allocate the amount it pays for its certificate among the trust assets allocable to the certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A certificate holder will calculate separately its income, gain, loss or deduction realized with respect to each trust asset.

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The federal income tax treatment of a holder of a particular class of certificates depends upon the particular trust assets collateralizing or otherwise supporting the certificates.

[Describe the federal income tax consequences of the particular trust assets.]

MODIFICATION OR EXCHANGE OF TRUST ASSETS
Depending upon the circumstances, it is possible that a modification of the terms of the trust assets, or a substitution of other assets for the trust assets following a default on the trust assets, would be a taxable event to certificate holders on which they would recognize gain or loss.

FOREIGN TAX CREDITS
Any foreign income taxes withheld from payments to the trust will be includible in the income of certificate holders and will likewise be deductible to certificate holders, or, alternatively, certificate holders may be eligible for a United States foreign tax credit subject to various limitations.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES
In computing its federal income tax liability, a certificate holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in section 162 or 212 of the Internal Revenue Code and any allowable amortization deductions with respect to other specified trust assets. If a certificate holder is an individual, estate or trust, the deduction for his or her share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE
A certificate holder's adjusted tax basis in a certificate generally will equal the cost of the certificate, increased by any amounts of undistributed taxable income (for example, original issue discount or market discount) and reduced (but not below zero) by any amortized premium and any payments other than payments of qualified stated interest on a trust asset made on the certificate.

If a certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the trust assets and the certificate holder's adjusted tax basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the certificate holder's interest in accrued market discount or accrued interest not previously taken into income on trust assets.

BACKUP WITHHOLDING

Payments made on the certificates and proceeds from the sale of the certificates will not be subject to "backup" withholding tax unless, in general, the certificate holder fails to comply with specified reporting procedures and is not an exempt recipient under applicable provisions of the Internal Revenue Code. In general, such payments will be subject to information reporting unless the certificate holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

FOREIGN CERTIFICATE HOLDERS

A "foreign certificate holder" is any certificate holder that is not a "United States person," as defined above.

[Describe the withholding tax consequences to foreign certificate holders of the particular trust assets.]

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975 of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other plans are invested.

[No plan or any person acting on behalf of a plan may purchase or hold a certificate or any interest therein. Any person acquiring and holding a certificate will be deemed to have represented and warranted to the depositor, the trustee and the underwriters that it is not a plan.]

[Specify any exception to the foregoing]

[Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the notes and certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.]

[PLAN ASSET REGULATIONS]

[A plan's investment in the notes and certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations provides that when a plan acquires an equity interest in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. [Discuss any exception that might apply] [Except as set forth in the following sentences, plans [can generally][cannot] purchase the [notes and] certificates. The [class -- notes] [and] [class -- certificates] [and specify others] may be eligible for purchase by plans. The [class -- notes] [and] [class -- certificates] are not expected to be eligible for purchase by plans.] [Although there is no authority directly on point, it is anticipated that the class -- notes should be treated under local law as indebtedness without any substantial equity features for purposes of the Department of Labor regulations.] If the assets included in the trust are plan assets, then any party exercising management or discretionary control regarding those assets, such as the trustee or the indenture trustee, or affiliates

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code.

In addition, the acquisition or holding of certificates by or on behalf of a plan could give rise to a prohibited transaction if the depositor, the underwriter, the trustee, the indenture trustee or any related sub-servicer, tax administrator or manager, or one of their affiliates, is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriter, trustee, the indenture trustee, and the trustee of the underlying securities, or any of their affiliates, should not acquire or hold any note or certificate.

If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.]

[PROHIBITED TRANSACTION EXEMPTIONS]

[If you are a plan fiduciary, then, in connection with your decision of whether to purchase any of the notes or certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

- Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

- Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

- Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

- Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in any class of certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.]

[INSURANCE COMPANY GENERAL ACCOUNTS]

[Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.]

[CONSULTATION WITH COUNSEL]

[If you are a fiduciary for a plan and you intend to purchase notes or certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

By acquiring and holding a note [or certificate], a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriter that the acquisition and holding of a note [or certificate] does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the trust.]

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated as of --, 200-- (the "underwriting agreement"), the depositor has agreed to sell and [UBS Warburg LLC] [UBS PaineWebber Inc.][, an affiliate of the depositor] [each of the underwriters named below, including [UBS Warburg LLC] [UBS PaineWebber Inc.][, an affiliate of the depositor] (the "underwriter[s]")[,] has [severally] agreed to purchase, the [note] [certificate] [principal balance] [notional amount] of each class of notes and certificates set forth below opposite its name].

                                                                 CLASS --        CLASS --    CLASS --
                                                             CERTIFICATES    CERTIFICATES       NOTES
-----------------------------------------------------------------------------------------------------
[UBS Warburg LLC]..........................................  $         --    $         --    $    --
[UBS PaineWebber Inc.].....................................  $         --    $         --    $    --
                                                             ------------    ------------    -------
Total......................................................            --              --         --
                                                             ============    ============    =======

[[UBS Warburg LLC] [UBS PaineWebber Inc.] has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all notes and certificates offered by this prospectus supplement if any of the notes [and] [or] certificates are purchased. [In the event of default by any underwriter, the underwriting agreement provides that, in some circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

The depositor has been advised by the underwriter[s] that [it] [they] propose[s] to offer the notes and certificates from time to time in negotiated transactions or otherwise at [varying prices][a fixed price] to be determined at the time of sale. The underwriter[s] may effect these transactions by selling notes and certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of notes or certificates for whom they may act as agents. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of notes and certificates may be deemed to be underwriters, and any profit on the resale of notes or certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

[The underwriting agreement provides that the depositor will indemnify the underwriter[s] against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect of such liabilities.]

In the future [UBS Warburg LLC,] [UBS PaineWebber Inc.] or one or more of [its] [their] affiliates may repurchase and resell the offered notes and certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither [UBS Warburg LLC,] [UBS PaineWebber Inc.] nor any other affiliate of the depositor is obligated to make a secondary market in the notes and certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the notes and certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus.

Ratings

It is a condition to the issuance of the notes and certificates that the [notes be rated not lower than [specify ratings applicable to each class], and] the certificates be rated not lower than [specify ratings

RATINGS
--------------------------------------------------------------------------------

applicable to each class] by [Standard & Poor's Ratings Services ("Standard & Poor's")] [ Moody's Investors Service, Inc. ("Moody's")] and [Fitch Inc. ("Fitch")] (the "rating [agency] [agencies]"). The ratings address the likelihood of the receipt by note and certificate holders of payments required under the trust agreement and the indenture, and are based primarily on the credit quality of the underlying securities, the other trust assets and [specify credit support], as well as on the relative priorities of each class of the notes and certificates with respect to collections and losses with respect to the trust assets. The ratings on the notes and certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust assets, the corresponding effect on yield to investors, or whether investors in the class -- [notes and] certificates [specify class with notional amount] may fail to recover fully their initial investment.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or withdrawn entirely by the rating agency in the future, which may adversely affect the value of your certificates.

[Insert the relative rank of each rating within the rating agenc[y's][ies'] overall classification system.]

The depositor has not requested a rating on the notes and certificates by any rating agency other than the rating [agency] [agencies]. However, there can be no assurance as to whether any other rating agency will rate the notes and certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes and certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes and certificates by the rating [agency] [agencies].

Legal Opinions


The validity of the certificates and the notes and their federal income tax status have been passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.


DEFINED TERMS                                                                  PAGE
-----------------------------------------------------------------------------------
allowable expense amount....................................                   S-49
calculation agent...........................................                   S-47
call premium percentage.....................................                   S-49
capital assets..............................................                   S-58
cash collateral guaranty....................................                   S-33
certificates................................................                    S-2
CHF.........................................................                   S-43
clearing agency.............................................                   S-48
closing date................................................   S-7, S-8, S-15, S-16
collection period...........................................                   S-48
credit support provider payments............................                   S-49
credit support providers....................................                   S-49
cut-off date................................................             S-31, S-32
ERISA.......................................................       S-13, S-20, S-63
extraordinary trust expense.................................                   S-51
Fannie Mae..................................................                   S-36
finance charge receivables..................................                   S-35
FIRRE Act...................................................                   S-38
Fitch.......................................................                   S-67
foreign certificate holder..................................                   S-62
foreign note holder.........................................                   S-60
foreign government..........................................                   S-27
Freddie Mac.................................................                   S-36
Funding Corporation.........................................                   S-39
funds are available.........................................                   S-49
insurer.....................................................                   S-45
Internal Revenue Code.......................................                   S-58
investments the trust is permitted to make..................                   S-49
IRS.........................................................                   S-25
issue price.................................................                   S-59
letter of credit bank.......................................                   S-45
Moody's.....................................................                   S-67
notes.......................................................                    S-3
other trust assets..........................................             S-11, S-16
outstanding.................................................                    S-8
party in interest...........................................                   S-63
plan........................................................       S-13, S-21, S-63
principal receivables.......................................                   S-35
Privatization Act...........................................                   S-37
qualified stated interest...................................                   S-59

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------


DEFINED TERMS                                                                  PAGE
-----------------------------------------------------------------------------------
qualifying income...........................................                   S-60
rating [agency] [agencies]..................................                   S-67
realized losses.............................................              S-9, S-18
reserve account.............................................                   S-46
Sallie Mae..................................................                   S-37
Securities Act..............................................                    S-1
Securities Exchange Act.....................................              S-1, S-29
security owner..............................................                   S-48
special distribution date...................................              S-9, S-18
specified currency..........................................               S-2, S-4
Standard & Poor's...........................................                   S-67
stated redemption price at maturity.........................                   S-59
Swap counterparty...........................................                   S-42
systemwide debt securities..................................                   S-39
TVA.........................................................                   S-39
TVA Act.....................................................                   S-39
underlying securities accumulation period...................                   S-34
underlying securities agreement[s]..........................                    S-6
underlying securities payment date..........................              S-9, S-18
underlying securities registration statement................                   S-33
underlying security early amortization event................                   S-34
underlying security servicer................................                   S-35
underwriter[s]..............................................                   S-66
underwriting agreement......................................                   S-66
United States persons.......................................                   S-60

                                  [BACK COVER]

UNTIL --, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES AND CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 7, 2002

PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]
                             CORPORATE ASSET BACKED
                                  CORPORATION

                                   DEPOSITOR
                                 $3,000,000,000
                             NOTES AND CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE NOTES OR CERTIFICATES.

The notes and certificates will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, unless otherwise specified in the applicable prospectus supplement.

We will describe the specific terms of your notes or certificates, and of any other classes of securities that are included in the same series, in a prospectus supplement that will be attached to this prospectus.

The depositor may form trusts from time to time as described in this prospectus.

EACH TRUST

- may periodically issue notes and certificates in one or more series with one or more classes.

- will own a publicly tradable, fixed-income security or a pool of such securities; and

- may own other assets described in this prospectus and in the attached prospectus supplement.

THE NOTES

- will be secured by the trust assets; and

- will be paid only from the trust assets.

THE CERTIFICATES

- will represent undivided beneficial ownership interests in the trust assets, and will be paid only from the trust assets.

THE NOTES AND CERTIFICATES

- will be denominated in U.S. dollars or in one or more other currencies, and any payments to certificate holders may be payable in U.S. dollars or in one or more other currencies; and

- will be issued as part of a designated series that may include one or more classes of notes and certificates.

THE NOTE AND CERTIFICATE HOLDERS

- will receive interest, principal and other payments from the assets deposited into the trust.

This prospectus may be used to offer and sell any series of notes and certificates only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES AND CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                    THE DATE OF THIS PROSPECTUS IS --, 2002.

--------------------------------------------------------------------------------

Table of Contents
--------------------------------------------------------------------------------

                                           PAGE
                                           ----
Important Notice.........................    1
Risk Factors.............................    2
Where You Can Find More Information......    5
Incorporation of Documents By
  Reference..............................    5
Reports to Holders of Notes and
  Certificates...........................    5
The Depositor............................    6
Use of Proceeds..........................    6
Formation of the Trusts..................    6
Description of the Notes and
  Certificates...........................    8
  Nature of the Notes and Certificates...    9
  Terms Specified in the Prospectus
    Supplement...........................    9
  Distributions..........................   11
  Interest on the Notes and
    Certificates.........................   12
  Stripped Certificates..................   14
  Principal of the Notes and
    Certificates.........................   14
  Foreign Currency Notes and
    Certificates.........................   15
  Payment Currency.......................   15
  Indexed Notes and Certificates.........   15
  Multi-Currency Notes and
    Certificates.........................   16
  Put Option.............................   16
  Transfers and Exchanges................   16
  Global Securities; Holdings in Street
    Name.................................   17
Trust Liquidation Events.................   20
Maturity and Yield Considerations........   20
Description of the Trust Assets,
  including Credit Support...............   21
  Underlying Securities..................   21
  Principal Economic Terms of Underlying
    Securities...........................   23
  Publicly Available Information.........   24
  Other Trust Assets.....................   24
  Collections............................   27
Description of the Indenture.............   29
  Pledge of Trust Assets.................   29
  Certain Covenants......................   29
  Collection and Application of Funds
    under the Indenture..................   30
  Liquidation by Indenture Trustee of
    Trust Assets upon Trust Liquidation
    Event................................   30
  Modification and Waiver................   30

                                           PAGE
                                           ----
  Indenture Trustee's Compensation;
    Payment of Expenses..................   32
  Remedies of Note Holders...............   32
  Reports to Note Holders; Notices.......   32
  Authentication and Delivery of Notes...   33
  Satisfaction and Termination of the
    Indenture............................   33
  Annual Compliance Statements...........   33
  Transfers and Exchanges................   34
  Replacement Notes......................   34
  List of Note Holders...................   34
  Indenture Trustee's Annual Report......   34
  The Indenture Trustee..................   35
Description of the Trust Agreement.......   36
  Assignment of Trust Assets.............   36
  Collection and Other Administrative
    Procedures...........................   36
  Realization upon Defaulted Trust
    Assets...............................   36
  Trustee's Compensation; Payment of
    Expenses.............................   37
  Matters Regarding the Trustee..........   37
  Remedies of Certificate Holders........   37
  Modification and Waiver................   38
  Reports to Certificate Holders;
    Notices..............................   39
  Annual Compliance Statement............   40
  Replacement Certificates...............   40
  Retained Interest......................   40
  Retained Call Warrant..................   41
  Termination............................   41
  Duties of the Trustee..................   41
  The Trustee............................   41
Currency Risks...........................   43
  Exchange Rates and Exchange Controls...   43
  Foreign Currency Judgments.............   43
United States Federal Income Tax
  Consequences...........................   45
Certain ERISA Considerations.............   45
Plan of Distribution.....................   47
Legal Opinions...........................   48
Index of Defined Terms...................   49

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement

We provide information to you about the notes and certificates in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes and certificates, including your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of notes or certificates. See "Description of the Notes and Certificates -- Terms Specified in the Prospectus Supplement" for a listing of the items that may be specified in the applicable prospectus supplement.

If the descriptions of the terms of a particular series of notes and certificates in this prospectus differ from those in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.

You should rely only on the information provided in this prospectus and the attached prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes and certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We include cross-references in this prospectus and in the attached prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

--------------------------------------------------------------------------------

Risk Factors

In connection with your investment in the notes or certificates of any series, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

YOUR NOTES WILL BE SECURED BY, AND YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN, THE ASSETS OF THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT A RECOURSE OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your notes will be secured by, and your certificates will represent an interest in, the assets of the applicable trust only and will not represent a recourse obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your notes or certificates. Neither the depositor, the trustee nor any of their affiliates is obligated to make any payments in respect of your notes or certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. The applicable prospectus supplement will provide the basic terms of the underlying securities and will refer you to publicly available information about the issuers of the underlying securities.

YOUR ABILITY TO MAKE AN INFORMED INVESTMENT DECISION MAY BE IMPEDED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell notes or certificates, you should obtain and evaluate information about each issuer of the underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell notes and certificates. See "Description of the Underlying Securities -- Available Information" in the applicable prospectus supplement.

To the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, your ability to make an informed decision to purchase or sell notes or certificates could be impeded. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any underlying securities issuer (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and
(c) assume no responsibility for any information considered by any purchaser or potential purchaser of the notes and certificates that is not contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the notes and certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates.

RISK FACTORS
--------------------------------------------------------------------------------

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR NOTES AND CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF NOTES OR CERTIFICATES.

A number of factors may affect the timing of any distribution with respect to any series or class of notes or certificates and the yield that you realize on your investment in the notes or certificates, including:

- the purchase price of your notes or certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;

- whether the maturity of your notes or certificates is shortened as a result of any early redemption or repayment; and

- the manner and priority in which collections from the underlying securities and any other trust assets are allocated to each class of the series.

Neither the depositor nor the trustee can predict if or when a redemption or repayment of the underlying securities will occur. If the notes or certificates are prepaid, your investment in the notes or certificates and the underlying securities will have a shorter average maturity. If the notes or certificates are prepaid when prevailing market interest rates are lower than the yield on your notes or certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your notes or certificates.

A TRADING MARKET FOR YOUR NOTES OR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR NOTES OR CERTIFICATES.

Prior to the issuance of any series of notes and certificates there will not be a public market for those securities. The underwriter may assist in resales of the notes and certificates, but it is not obligated to do so. A trading market for the notes and certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your notes or certificates, and you may experience a loss on your investment.

THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus and the applicable prospectus supplement, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the acceleration of the underlying security, the trust will dispose of or otherwise deal with the defaulted underlying security only in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an underlying security occurs, the trust agreement may provide that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.

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RISK FACTORS
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THE INDENTURE AND THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The indenture that governs the terms of your notes may be amended or modified by the applicable trust, as issuer of the notes (the "issuing trust") and the indenture trustee and the trust agreement that governs the terms of your certificates may be amended or modified by the depositor and the trustee, without your consent upon compliance with the conditions specified in the indenture and the trust agreement. For example, the indenture or trust agreement may be modified or amended in a way that materially adversely affects your notes or certificates if holders of notes or certificates evidencing not less than the required percentage of votes specified in the indenture or the trust agreement consent to the modification or amendment. See "Description of the Indenture -- Modification and Waiver" and "Description of the Trust
Agreement -- Modification and Waiver" in this prospectus.

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Where You Can Find More Information

Each separate trust created by Corporate Asset Backed Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the depositor files on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC concerning each trust (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; (c) if the applicable prospectus supplement specifies that the notes or certificates are to be listed on the New York Stock Exchange, at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) if the applicable prospectus supplement specifies that the certificates are to be listed on the American Stock Exchange, at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; or (e) at the offices of any other stock exchange on which the notes or certificates are to be listed, as specified in the applicable prospectus supplement. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. We do not intend to send any financial reports to note or certificate holders, other than the reports described under "Reports to Holders of Notes and Certificates" below.

We filed a registration statement on Form S-3 relating to the notes and certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. You should read the applicable prospectus supplement to find out what information has been incorporated by reference to other documents.

Reports to Holders of Notes and Certificates

On each distribution date, the trustee of each trust will prepare unaudited reports containing information concerning that trust. Except as otherwise specified in the applicable prospectus supplement, unless and until definitive notes and certificates (as defined below) are issued, the trustee of each trust will send these reports, on behalf of the trust, to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes and certificates. If definitive notes or certificates are issued, the trustee will send the reports to each registered holder. See "Description of the Notes and Certificates -- Global Securities; Holdings in Street Name" and "Description of the Trust Agreement -- Reports to Certificate Holders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trustee will also file with the SEC, on behalf of each separate trust, periodic reports that are required under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). These reports include Annual Reports on Form 10-K and Current Reports on Form 8-K that include basic information about transactions made by the trust, but not about the trustee or the depositor.

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The Depositor

Corporate Asset Backed Corporation was incorporated in the State of Delaware on November 22, 1993, as a wholly-owned limited purpose subsidiary of Paine Webber Group Inc., and is now a wholly-owned subsidiary of UBS Americas Inc., successor by merger to Paine Webber Group Inc. UBS Americas Inc. is a wholly-owned subsidiary of UBS AG, a Swiss bank, which also owns UBS Warburg LLC and UBS PaineWebber Inc., the underwriters. The depositor will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities, issuing notes secured by, and certificates representing interests in, the trusts from time to time, acquiring, owning, holding, pledging and transferring assets (including underlying securities and other trust assets) in connection with the creation of a trust and in related activities. The depositor does not have, nor is it expected to have, any significant assets.

The principal executive office of the depositor is located at 400 West Main Street, Suite 338, Babylon, New York 11702 (Telephone: (631) 587-4700).

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, the net proceeds received from the sale of each series or class of notes and certificates will be used by the depositor to pay expenses (including underwriting fees) associated with its business of creating trusts to issue notes and certificates, purchasing the related trust assets and obtaining or establishing any credit support, and, if specified in the applicable prospectus supplement, making required deposits into a reserve or other account for the benefit of the note or certificate holders of such series or class. We anticipate that any remaining net proceeds will be distributed to the depositor's sole shareholder, UBS Americas Inc., for its general corporate purposes.

Formation of the Trusts

A separate trust will be created to issue each series of notes and trust certificates. Each trust will be a New York common law trust, a Delaware business trust, or a type of trust governed by the law of a jurisdiction specified in the applicable prospectus supplement. The depositor will assign to the trustee named in the applicable prospectus supplement, or the trustee on behalf of the trust will acquire, the trust assets for each series of certificates, in each case for the benefit of the holders of that series of certificates. The trust will also pledge the trust assets for each series of notes to the indenture trustee named in the applicable prospectus supplement, for the benefit of the holders of that series of notes. See "Description of the Indenture -- Pledge of Trust Assets" and "Description of the Trust
Agreement -- Assignment of Trust Assets." The trustee named in the applicable prospectus supplement will hold on behalf of the trust legal title to the trust assets pursuant to a trust agreement and will receive a fee for its services. See "Description of the Trust Agreement -- Trustee's Compensation; Payment of Expenses." The indenture trustee named in the applicable prospectus supplement will receive a security interest in the trust assets pursuant to an indenture and will receive a fee for its services. See "Description of the Indenture -- Indenture Trustee's Compensation; Payment of Expenses." The trustee will establish a collection account to hold any funds or other property of the trust. See "Description of the Trust Assets, including Credit
Support -- Collections."

The trustee will make payments or distributions with respect to the notes and certificates only out of the proceeds of the trust assets. The depositor and its affiliates will have no obligation to make any other payments or distributions with respect to the notes and certificates.

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

Unless otherwise provided in the applicable prospectus supplement, the trust assets of each trust will consist of:

     - underlying securities, contributed to the trust by the depositor, excluding any interest in such securities (the "retained interest") or any repurchase right (the "retained call warrant") retained by the depositor or any other person;

     - any credit support specified in the applicable prospectus supplement, as described in that prospectus supplement and in this prospectus under "Description of Trust Assets, including Credit Support -- Credit Support;" and

     - any rights arising out of the underlying securities, the other trust assets and all proceeds of the underlying securities and the other trust assets.

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Description of the Notes and Certificates

The notes are debt instruments secured by the assets and rights held by the issuing trust. The certificates are "pass-through" securities that represent equity ownership interests in the assets and rights held by the issuing trust. All proceeds of the assets and rights will be "passed through" to certificate holders and used to make principal and interest payments on the notes to the note holders. The depositor will arrange for the offering of the notes and certificates by each trust, and will either sell the trust assets to the trust, or will arrange for the trust to acquire the trust assets directly, in each case, in exchange for the proceeds of the issuance. The depositor will also arrange for any contractual credit support.

Generally, each trust will hold one or more kinds of bonds, notes or other fixed-income securities. In some cases, a trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of notes and certificates from some or all of any losses that may be experienced on the trust assets. A trust may also enter into swaps, options or other derivative agreements that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments.

Each trust may issue one or more classes of notes and certificates. The notes will represent the obligation of the trust to make payments to their holders, which payments will be secured by the trust assets and its proceeds, including any credit support. The certificates will represent the right of their holders to receive distributions of the proceeds of the trust assets, including any credit support. If there is only one class of notes and certificates, then the rights of the certificate holders will be junior to the rights of the note holders, and first, all of the notes will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full, and, second, all of the certificates, will share equally in the remaining proceeds of the trust assets, including any remaining credit support. If there is more than one class, then holders of each class of notes and certificates will have different rights. These differences may relate to the order in which holders are paid, the way in which income, losses and repayments of principal are allocated to the different classes, or other rights of the holders.

The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of the proceeds of the trust assets, including any credit support, that the holder is entitled to under his or her certificate. The notes are debt securities, but recourse for payments on the notes is linked to a portion of the proceeds of the trust assets, including any credit support, that is included in the collateral for the notes. If losses are experienced on the trust assets--for example, if the issuer of an underlying security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make--then the trust will not be able to pass through the relevant payments to the holders and may not be able to pay all the amounts due under the notes. If a trust issues only one class of certificates, then all the holders will share these losses equally. If it issues more than one class, then the losses may be allocated differently among the classes.

Each series of notes will be issued pursuant to a separate indenture between the issuing trust and the indenture trustee named in the applicable prospectus supplement. A form of indenture is attached as an exhibit to the registration statement. The provisions of the indenture may vary depending upon the nature of the notes to be issued, the nature of the trust assets and any credit support.

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the applicable prospectus supplement. A form of trust agreement is attached as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the

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DESCRIPTION OF THE NOTES AND CERTIFICATES
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trust agreement relating to a particular prospectus supplement may vary depending upon the nature of the certificates to be issued, the nature of the trust assets and any credit support.

The depositor's affiliates may purchase notes and certificates at any time and at any price in the open market or otherwise.

The following summaries describe provisions of the indenture and the trust agreement that may be applicable to a series of notes and certificates. The applicable prospectus supplement for a series of notes and certificates will describe any provision of the indenture or the trust agreement that materially differs from the description contained in this prospectus. The following summaries are not complete and are subject to the detailed provisions of the forms of indenture and trust agreement, which should be reviewed for a full understanding of the indenture and the trust agreement, and for other information regarding the notes and certificates. When we discuss any series, the terms "note" and "certificate" refer to all the notes and certificates of that series, whether or not we are offering those notes and certificates, unless the context otherwise requires.

A copy of the trust agreement or the indenture for each series in the form executed by the depositor and the trustee or indenture trustee will be filed with the SEC by the depositor as an exhibit to a current report on Form 8-K following the issuance of the series.

NATURE OF THE NOTES AND CERTIFICATES

There is no limit on the amount of notes and certificates that may be issued under an indenture or a trust agreement. An indenture or a trust agreement may provide that notes or certificates will be issued in multiple classes. The series or classes of certificates to be issued under a trust agreement will represent the entire beneficial ownership interest in that trust, and each class will be allocated a specified priority to receive collections from, and a specified percentage ownership interest of the assets deposited in, the trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the trust assets. See "Description of the Trust Assets Including Credit Support -- Collections." The series or classes of notes that are issued under an indenture will represent indebtedness of the applicable trust that is secured by the assets of that trust, and each class will be allocated a specific priority to receive collections from the assets securing the notes, as described in the applicable prospectus supplement. The notes represent the right to receive payments in respect of the principal note balance of the note and interest payments at the specified interest rate. The payments will be made out of the funds generated by, and recourse will be limited to, the trust assets.

Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, we will generally designate distributions that represent a return of your initial investment as "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

Each of the following terms and conditions will be described in the applicable prospectus supplement for the series or classes of notes and certificates in respect of which this prospectus and the applicable prospectus supplement are being delivered:

     - the title of the notes and certificates;

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DESCRIPTION OF THE NOTES AND CERTIFICATES
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- the series designation of the notes and certificates and, if applicable, the number and designation of classes within the series;

- the type, characteristics and specifications of the trust assets being acquired by the trustee on behalf of the trust, or deposited by the depositor into the related trust and, if any issue of underlying securities represents a significant portion of the trust assets and any related credit support at the time of the acquisition or deposit, information about the terms of that issue of underlying securities, the identity of its issuer and where you may obtain publicly available information about the issuer;

- the stated or maximum aggregate note or certificate principal balance or notional amount, as applicable, of each class of notes and certificates;

- the dates on which or periods during which the series or classes may be issued (each, an "original issue date") and their offering price;

- if applicable, the relative rights and priorities of each class, including the method for allocating collections from and losses on the trust assets to the holders of each class of notes and certificates;

- whether the notes and certificates of the series or each class are fixed rate notes and certificates or floating rate notes and certificates and the applicable interest rate (the "note interest rate" in the case of notes, or the "pass-through rate" in the case of certificates) for each such class, including the applicable rate, if fixed (a "fixed rate"), or the method of calculating the interest rate, if variable (a "variable rate"); the date or dates from which the interest will accrue; and the applicable distribution dates on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related record dates, if any;

- any option of the depositor or another third party to purchase or repurchase any underlying securities and the periods within which or the dates on which, and the terms and conditions upon which, the option may be exercised, in whole or in part;

- the denominations in which the series or class will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

- whether the certificates of any class will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions (in each case, "stripped certificates"), and the applicable terms of those certificates;

- whether the notes of any class will be entitled to principal distributions, with disproportionate, nominal or no interest distributions, and the applicable terms of those notes;

- whether the notes and certificates of the series or of any class within the series will be issued in the form of one or more global securities and, if so, the identity of the securities depositary, if not The Depository Trust Company, for the global security or securities;

- if a temporary note or certificate is to be issued with respect to the series or any class within the series, whether any interest distributable on a distribution date prior to the issuance of a permanent note or certificate for the series or class will be credited to the account of the entitled persons on that distribution date;

- if a temporary global security is to be issued with respect to the series or class, the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive notes or certificates for the series or class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive notes or certificates for the series or class;

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DESCRIPTION OF THE NOTES AND CERTIFICATES
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- the currency in which the notes and certificates of the series or class are payable, if other than U.S. dollars (the "specified currency");

- the voting rights of the series or class, including the manner of voting and the percentages required with respect to particular matters; and

- any other terms of the series or class.

Unless otherwise indicated in the applicable prospectus supplement, notes and certificates of each series that we are offering will be issued only as registered notes and certificates in denominations of $1,000 and any integral multiple of $1,000 and will be payable only in U.S. dollars.

DISTRIBUTIONS

Distributions allocable to principal, premium, if any, and interest on the notes and certificates of each series or class will be made in the specified currency for those notes and certificates by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "determination date").

If the specified currency for a given series or class is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each note and certificate into U.S. dollars in the manner described under "--Foreign Currency Certificates" below. However, the holder of a note or certificate of a given series or class denominated in a specified currency other than U.S. dollars may elect to receive all distributions in respect of the note or certificate in the specified currency by delivering a written notice to the trustee or indenture trustee, as the case may be, for the series not later than 15 calendar days prior to the applicable distribution date, except under the circumstances described under "--Payment Currency" below. Each election will remain in effect until revoked by written notice to the trustee or indenture trustee, as long as the trustee or indenture trustee receives the notice not later than 15 calendar days prior to the applicable distribution date.

Except as provided in the following paragraph, distributions with respect to notes and certificates will be made at the corporate trust office or agency of the trustee, in the case of the certificates, and the indenture trustee, in the case of the notes, specified in the applicable prospectus supplement. However, any amounts distributable on the final distribution date of a note or certificate will be distributed only upon surrender of the note or certificate at the corporate trust office or agency of the trustee or the indenture trustee, as the case may be, specified in the applicable prospectus supplement.

Distributions on notes and certificates in U.S. dollars will be made on each distribution date to each note and certificate holder of record on the immediately preceding record date by wire transfer, in immediately available funds, to the account of such note and certificate holder at a bank or other entity having appropriate facilities to receive wire transfer payments, if the trustee for the series received appropriate written instructions at least five business days prior to such distribution date, or, if not, by check mailed to the corresponding note and certificate holder at their address of record. As described under "--Global Securities" below, distributions on notes and certificates represented by a global security will be made to the depositary or its nominee, as holder of the global securities. Furthermore, any note or certificate holder that elects to receive payments in a specified currency other than U.S. dollars (as provided above) will receive those payments by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The holder of a note or certificate must provide appropriate wire transfer instructions to the trustee for the series together with the holder's election to receive payments in the specified currency.

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Unless otherwise specified in the applicable prospectus supplement, "business day" with respect to any note or certificate means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in (1) The City of New York or (2) if the specified currency for the note or certificate is other than U.S. dollars, the financial center of the country issuing the specified currency and (b) if the note interest rate or pass-through rate for such note or certificate is based on LIBOR, a London banking day. "London banking day" with respect to any note or certificate means any day on which dealings in deposits in the specified currency of the note or certificate are transacted in the London interbank market. The record date with respect to any distribution date for a series or class of notes and certificates will be specified as in the applicable prospectus supplement.

INTEREST ON THE NOTES AND CERTIFICATES

Except for classes of stripped certificates described in the applicable prospectus supplement, each class of notes and certificates of a given series may have a different note interest rate or pass-through rate, which may be a fixed or variable note interest rate or pass-through rate, as described below. Unless otherwise specified in the applicable prospectus supplement, the note interest rate or pass-through rate will be expressed as a rate per annum on a simple interest basis. In the case of stripped certificates with no or, in some cases, a nominal certificate principal balance, distributions of interest ("stripped interest") may be paid as described under "--Stripped Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, distributions of interest with respect to a series or class of notes and certificates that are issued between a record date and the related distribution date will be made on the next distribution date, for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or on that distribution date.

FIXED RATE NOTES AND CERTIFICATES
Each series or class of notes and certificates with a fixed note interest rate or pass-through rate ("fixed rate notes and certificates") will bear interest on its outstanding note or certificate principal balance, from its original issue date, or from the last date to which interest has been paid, at the fixed note interest rate or pass-through rate stated in the applicable prospectus supplement until the principal balance is distributed or made available for distribution. If so specified in the applicable prospectus supplement, the note interest rate or pass-through rate for a class may be subject to adjustment from time to time in response to designated changes in the rating assigned to that class or series by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. Interest on each series or class of fixed rate notes and certificates will be distributed in arrears on each distribution date specified in the applicable prospectus supplement. Each distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on fixed rate notes and certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES AND CERTIFICATES
Each series or class of notes and certificates with a variable note interest rate or pass-through rate ("floating rate notes and certificates") will bear interest on its outstanding note or certificate principal balance from its original issue date to the first interest reset date for such series or class at the initial note interest rate or pass-through rate set forth in the applicable prospectus supplement. Thereafter, the note interest rate or pass-through rate on such series or class for each interest reset period will be determined by reference to an interest rate basis (the "base rate"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The base rate may be the London interbank offered rate ("LIBOR"), the commercial paper rate, the Treasury rate, the Federal Funds rate, the certificate of

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deposit rate, or another base rate specified in the applicable prospectus supplement. The "spread" is the number of basis points specified in the applicable prospectus supplement as being applicable to the series or class. One basis point equals one one-hundredth of a percentage point. The "spread multiplier" is the percentage specified in the applicable prospectus supplement as being applicable to the series or class. If so specified in the applicable prospectus supplement, the spread or spread multiplier on a series or class of floating rate notes and certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to that series or class by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. The applicable prospectus supplement will specify the base rate, any spread and any spread multiplier, that are applicable to a floating rate note or certificate.

If specified in the applicable prospectus supplement, floating rate notes and certificates of a series or class may also have: (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("maximum rate"), and
(b) a minimum limitation, or floor, on the rate at which interest may accrue during the interest accrual period ("minimum rate"). In addition, the note interest rate or pass-through rate applicable to floating rate notes or certificates may never be higher than the maximum rate permitted by applicable New York and United States federal law, which rate, as of January 2002, was 16%.

The depositor may appoint agents (each, a "calculation agent") to calculate note interest rates and pass-through rates on each class of floating rate notes and certificates. The applicable prospectus supplement will identify the calculation agent. All determinations of interest by the calculation agent, if any, and otherwise by the trustee will, in the absence of manifest error, be conclusive for all purposes and binding on the depositor, the relevant trust and the holders of floating rate notes and certificates of the relevant series or class.

The note interest rate and pass-through rate on each class of floating rate notes and certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable prospectus supplement. The period between each resetting of the note interest rate or pass-through rate on a class is called an "interest reset period" for that class, and the first day of each interest reset period is called an "interest reset date." The interest reset dates with respect to each series or class will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the note interest rate and pass-through rate for the 10 days immediately prior to the scheduled final distribution date will be the rate in effect on the 10th day preceding such scheduled final distribution date. If an interest reset date for any class of floating rate notes and certificates would otherwise be a day that is not a business day, the interest reset date will occur on a prior or succeeding business day as specified in the applicable prospectus supplement.

Interest payable in respect of any series or class of floating rate notes and certificates will be distributed on the distribution dates specified in the applicable prospectus supplement and will be equal to the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

Accrued interest on a floating rate note or certificate will be calculated by multiplying the note or certificate principal balance by an accrued interest factor (the "interest factor"). The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the note interest rate or pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement. For purposes of making this calculation, the variable

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note interest rate or pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the note interest rate or pass-through rate on a floating rate note or certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculations will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Upon the request of the holder of any floating rate note or certificate, the calculation agent will provide the note interest rate or pass-through rate then in effect and, if it has been determined, the note interest rate or pass-through rate that will become effective on the next interest reset date with respect to the floating rate note or certificate.

STRIPPED CERTIFICATES

Each class of stripped certificates will be entitled to interest in an amount described in the applicable prospectus supplement. Accrued interest on a stripped certificate with no principal balance, or a nominal principal balance, will be calculated by multiplying the notional amount specified in the applicable prospectus supplement by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the note interest rate or pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement.

For purposes of the stripped certificates, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on stripped certificates with no or, in some cases a nominal certificate principal balance, will be made on each distribution date. Reference to the notional amount of a class of stripped certificates does not indicate that such certificates represent the right to receive any distributions in respect of principal in such amount; rather, the term "notional amount" is used solely as a basis for calculating the amount of required distributions and determining relative voting rights, all as specified in the applicable prospectus supplement.

PRINCIPAL OF THE NOTES AND CERTIFICATES

Unless otherwise specified in the applicable prospectus supplement, each note or certificate that is not a stripped certificate will have a "note principal balance" or a "certificate principal balance" that, at any time, will equal the maximum amount of principal that the holder will be entitled to receive out of the future cash flow on the trust assets. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such note or certificate of the class or classes entitled to the distribution (in the manner and priority specified in the applicable prospectus supplement) until the aggregate note or certificate principal balance of the class or classes has been reduced to zero. Distributions of principal of any class of notes and certificates will be made on a pro rata basis first among all the notes of that class until paid in full and, second to all certificates of that class. The outstanding note or certificate principal balance of a note or certificate of any class will be reduced to the extent of distributions of principal and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any trust asset ("realized losses") allocated to that class as a result of the inability to collect from the issuer of the underlying securities the full amount of payments of principal due in respect of the underlying securities, or from the obligor under any other trust assets payment in full of the amount due under the other assets. The

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initial aggregate note and certificate principal balance of each series and each class will be specified in the applicable prospectus supplement.

Stripped certificates with no certificate principal balance will not receive distributions of principal.

FOREIGN CURRENCY NOTES AND CERTIFICATES

If the specified currency of any note or certificate is not U.S. dollars, the applicable prospectus supplement will specify the permissible denominations of the notes and certificates, the currency or currencies in which the principal and interest of the notes and certificates are to be paid and any other material terms and conditions applicable to the notes and certificates.

PAYMENT CURRENCY

Except as described below, if distributions in respect of a note or certificate are required to be made in a specified currency other than U.S. dollars and the currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control, or if the currency is no longer used by the government of the country that issued the currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of the note or certificate will be made in U.S. dollars until the currency is again available or used. The amounts payable on any date in the affected currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency, or as otherwise indicated in the applicable prospectus supplement.

If distributions in respect of a note or certificate are required to be made in euro and the euro is no longer used in the European Union, then all distributions in respect of the note or certificate will be made in U.S. dollars until the euro is again used. The amount of each distribution in U.S. dollars will be computed on the basis of the equivalent of the euro in U.S. dollars, determined as of the second business day prior to the date on which the distribution is to be made, by using the exchange rate between the euro and U.S. dollars as of the last date on which the euro was used in the European Union or by another method described in the applicable prospectus supplement.

All of these determinations will be made by the applicable trustee in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of affected notes and certificates.

INDEXED NOTES AND CERTIFICATES

A series of notes and certificates ("indexed notes and certificates") may have principal (the "indexed principal balance") and/or interest (the "indexed interest") determined by reference to:

- the rate of exchange between the specified currency for the note or certificate and another currency (the "indexed currency") or the difference in the prices of a specified commodity (the "indexed commodity") on different dates;

- the difference in the levels of a specified stock or bond index (the "stock index" or the "bond index") which may be based on U.S. or foreign stocks or bonds, on different dates; or

- another objective price (including an individual security) or economic measure described in the applicable prospectus supplement.

The manner of determining the indexed principal balance or indexed interest of an indexed note or certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in the determination, will be set forth in the applicable prospectus supplement, together with any information concerning tax consequences to the

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holders of such indexed notes or certificates. If notes or certificates offered to the public are issued with an indexed principal balance, the investment grade rating of the notes or certificates will address both (a) the likelihood that a note or certificate holder will receive the indexed principal balance, and (b) the likelihood that payment of the indexed principal balance will result in a return of the full amount of the note or certificate holder's investment. Notes and certificates will not be offered to the public with an investment grade rating that addresses merely the likelihood of a note or certificate holder receiving the indexed principal balance, without regard to whether receiving such amount could result in an economic loss.

Except as otherwise specified in the applicable prospectus supplement, interest on an indexed note or certificate will be payable based on the amount designated as the "face amount" of the indexed note or certificate in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the "face amount" will be the principal amount of the related indexed note or certificate that would be payable upon redemption or repayment prior to the stated maturity date, the indexed principal balance of the indexed note or certificate at the time of redemption or repayment, or another amount described in the prospectus supplement.

MULTI-CURRENCY NOTES AND CERTIFICATES

Notes and certificates ("multi-currency notes and certificates") of a series or class for which payments of principal and/or interest will be made in one or more currencies may be issued, and rates of exchange will be calculated, as indicated in the notes and certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to multi-currency notes and certificates will be set forth in the notes and certificates and the applicable prospectus supplement.

PUT OPTION

If specified in the applicable prospectus supplement, a holder may put notes and certificates of a given series or class to the depositor or a third party. The terms upon which a holder may put its notes and certificates (including the price) will be specified in the applicable prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, notes and certificates may be transferred or exchanged for like notes or certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) subject to limitations provided in the indenture or trust agreement, as applicable, including the requirement that global notes and certificates may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the notes and certificates in connection with lost, destroyed or mutilated notes and certificates. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated notes and certificates), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "Description of the Indenture -- Replacement Notes" and "Description of the Trust Agreement -- Replacement Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, the trustee and the indenture trustee will serve as transfer agents and registrars for the purpose of registering each series or class of notes and certificates, as applicable, and any transfers or exchanges of the notes and certificates, as applicable.

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GLOBAL SECURITIES; HOLDINGS IN STREET NAME

Unless otherwise specified in the applicable prospectus supplement, all notes and certificates of a given series or class will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or another depositary identified in the applicable prospectus supplement (the "depositary"), and will be registered in the name of a nominee of the depositary. Global securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual notes and certificates it represented (each a "definitive note" or a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual notes and certificates represented by the global security to the accounts of its participants. The accounts to be credited will be designated by the underwriters of the notes and certificates, or, if the notes and certificates are offered and sold directly through one or more agents, by the depositor or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security or by participants or persons that hold through participants. The laws of some states require that some purchasers of securities take physical delivery of the securities. The limitations on the ownership of beneficial interest and these state laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole holder of the individual notes and certificates represented by the global security for all purposes. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual notes and certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of individual notes and certificates and will not be considered to be the holder of the notes and certificates under the indenture or the trust agreement. Because the depositary can act only on behalf of its participants, the ability of a beneficial owner of any note or

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certificate to pledge that note or certificate to persons that do not participate in the depositary's system, or otherwise to act with respect to such note or certificate, may be limited due to the lack of a physical certificate for the note or certificate.

Distributions of principal of, and any premium and interest on, individual notes and certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. None of the depositor, the indenture trustee for such notes, the trustee for such certificates, any paying agent or the registrar for the notes and certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for notes and certificates of a given class and series, upon receipt of any distribution or payment in respect of a global security representing any of such notes or certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices and will be the responsibility of the participants.

If the depositary for notes and certificates of any series or class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 90 days, the trustee will issue individual definitive notes and certificates of the same series or class in exchange for the global securities representing the notes and certificates. The depositor may at any time and in its sole discretion determine not to have any notes and certificates of a given class represented by global securities. In addition, the trustee will issue definitive notes and certificates if any underlying securities issuer evidencing more than 10% of the aggregate principal amount of the underlying securities suspends its Securities Exchange Act reporting requirements at a time when the reporting requirements with respect to the notes and the certificates have not been suspended or terminated. In that event, the trustee will issue individual definitive notes or certificates of the same series or class in exchange for the global securities representing such notes and certificates. In any such instance, an owner of a beneficial interest in a global security (or the participant through which it holds its interest) will be entitled to physical delivery of individual definitive notes or certificates of the class represented by the global security equal in principal balance to the beneficial interest and to have such definitive notes and certificates registered in its name. Any individual definitive notes and certificates of the class will be issued in definitive form as registered notes and certificates in the minimum denominations and integral multiples of such minimum denominations specified in the applicable prospectus supplement.

If the notes and certificates cease to be held in the form of a global security, if the notes and certificates are issued initially in non-global or definitive form, investors may choose to hold their notes and certificates in their own names or in "street name." Notes and certificates held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes and certificates through an account that he or she maintains at the institution.

For notes and certificates held in street name, the depositor will recognize only those intermediary banks, brokers and other financial institutions in whose names the notes and certificates are registered as the holders of those notes and certificates and the depositor will make all payments on those notes and certificates to those institutions. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or are otherwise legally required to do so. Investors who hold notes and certificates in street name will be indirect holders of the notes and certificates.

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If notes and certificates are denominated in a currency other than U.S. dollars, payments on those notes and certificates will be made in the manner described in the applicable prospectus supplement to facilitate payment in a currency other than U.S. dollars.

The applicable prospectus supplement will describe any material terms of the depositary arrangement with respect to any class or series of notes and certificates to the extent not described above.

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Trust Liquidation Events

Each prospectus supplement will contain information with respect to events that may lead to liquidation of the trust assets, the method of liquidation of the applicable trust and distribution of the proceeds thereof to the holders of notes and certificates subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the note holders and the certificate holders upon the occurrence of any of these events.

Each prospectus supplement will also specify if either (a) termination of at least one but not all swap transactions or (b) an underlying securities issuer ceasing to file Securities Exchange Act reports will require the trustee to effect a complete or partial liquidation of the trust.

Maturity and Yield Considerations

Each prospectus supplement will contain information with respect to the type of underlying securities deposited in the related trust, their maturities and the terms, if any, upon which the underlying securities may be subject to early redemption, early repayment or extension of maturity. Early redemption may be at the option of an underlying securities issuer or a third party or may be mandatory upon the occurrence of specified events. Generally, payment on the underlying securities may be accelerated if the issuer of the securities defaults under the terms of the securities.

The maturity and yield of any class or series of notes or certificates may be affected by optional or mandatory redemption, repayment, amortization, acceleration or extension of maturity of the underlying securities. Furthermore, early redemption, repayment or acceleration of payment on the underlying securities will reduce the weighted average life of the underlying securities and the related notes and certificates. Extension of maturity of the underlying securities will increase the weighted average life of the underlying securities and the related notes and certificates.

Tax, accounting, economic and other factors, including factors specific to the particular issuer, will influence whether an underlying securities issuer exercises a right of redemption, repurchase or extension of maturity in respect of its securities. The extent of any redemptions may be influenced by prepayments on the obligations that secure or back an issue of underlying securities. Other things being equal, if prevailing interest rates fall significantly below the interest rates on the underlying securities, the likelihood of redemption would be expected to increase. We cannot assure you, however, that a redeemable underlying security will in fact be repaid prior to its stated maturity.

We cannot predict the probability of negative developments affecting any underlying security.

If the notes or certificates are purchased at a discount, their yields to maturity will be reduced by slower than expected payments on the trust assets. If the notes and certificates are purchased at a premium, faster than expected payments will reduce their yield.

If the note interest rate or pass-through rate for any series or class of notes or certificates is based on variable or adjustable interest rates, the yield to maturity of the notes and certificates will be reduced if such variable or adjustable interest rates fall. If any series or class of certificates represents an interest in a pool of underlying securities of different issuers, disproportionate principal payments on underlying securities having higher than average interest rates will reduce the yield on the certificates.

The applicable prospectus supplement for each class or series of notes and certificates will provide additional information regarding yield and maturity considerations applicable to that class or series and the related trust assets, including the underlying securities.

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Description of the Trust Assets, including Credit Support

UNDERLYING SECURITIES

The trust assets for a given series of notes and certificates will not constitute trust assets for any other series or class of notes or certificates. If there is only one class of notes and certificates, then the rights of the certificate holders will be junior to the rights of the note holders, and first, all of the notes will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full, and, second, all of the certificates will share equally in the remaining proceeds of the trust assets, including any remaining credit support. If there is more than one class, then holders of each class of notes and certificates will have different rights. The applicable prospectus supplement may, however, specify that assets constituting trust assets for a given series may be beneficially owned solely by, or deposited solely for the benefit of, one or more classes within such series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets.

Each note will represent a debt obligation secured by a security interest, and each certificate will represent an ownership interest, as specified for the series or class of notes or certificates, in (a) a designated publicly tradable fixed-income security or a pool of such securities (the "underlying securities"), that are purchased either by the trustee on behalf of the trust or by the depositor (or its affiliates), in the secondary market and deposited into a trust as described in the applicable prospectus supplement, and (b) any other assets related or incidental to the underlying securities, purchased and deposited into a trust either by the trustee on behalf of the trust or by the depositor (or its affiliates). All such other assets for any given series, together with the underlying securities, the trust's rights under any hedging contracts or other derivative agreements, and any assets obtained through foreclosure or settlement, are referred to as the "trust assets." Asset-backed securities deposited as underlying securities will be issued by a trust or other special purpose legal entity that at the time the underlying asset-backed securities are issued (a) is subject to the informational requirements of the Securities Exchange Act and (b) files reports and other information with the SEC.

A fixed-income security is "publicly tradable" if it has been registered under the Securities Act or is exempt from registration. Any underlying securities that are corporate securities, trust preferred securities, and certain securities which are foreign government securities and that represent 10% or more of the principal amount of the underlying securities with respect to any series of certificates are referred to as "concentrated underlying securities." The underlying securities will consist of one or more of the following:

PRIVATE SECTOR SECURITIES
Private sector securities will consist of corporate securities, trust preferred securities and asset-backed securities:

- Corporate securities consist of senior or subordinated debt obligations, or investment grade term preferred stock, consisting of one or more of the types of securities described below. Corporate securities may consist of:

     - Publicly tradable fixed-income securities of one or more banks, insurance companies or other corporations or entities organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC or (for some depository institutions) with a federal bank or thrift regulatory agency. If any of these securities is a concentrated underlying security, the depositor must reasonably believe

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       (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form S-3 at the time the notes and certificates are offered.

     - Publicly tradable fixed-income securities of one or more foreign private issuers (as defined in rule 405 under the Securities Act) that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form F-3 at the time notes and certificates are offered.

- Trust preferred securities are publicly tradable preferred equity securities issued by one or more trusts or other special purpose legal entities established for the purpose of issuing common and preferred equity securities and investing the proceeds in subordinated debt obligations of issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject, to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. In the case of these wholly-owned subsidiaries, the parent companies will have fully and unconditionally guaranteed those obligations on a subordinated or non-subordinated basis. If any of these trust preferred securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer of the trust preferred securities is eligible to make a primary offering of common stock on Form S-3 or Form F-3 at the time the notes and certificates are offered.

  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust's principal assets. Trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and these dividends and interest payments generally are due on or about the same date.

- Asset-backed securities are publicly tradable asset-backed notes or pass-through certificates issued by one or more trusts or other special purpose legal entities with at least $75,000,000 in outstanding securities held by non-affiliates. Asset-backed notes are secured by, and asset-backed pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets will consist primarily of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, inventory loans, equipment leases and other assets that by their terms convert into cash within a limited time period. Asset-backed notes generally are issued pursuant to indentures and asset-backed pass-through certificates generally are issued pursuant to pooling and servicing agreements or trust agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. These servicing agreements, indentures, pooling and servicing agreements and trust agreements collectively are referred to as "asset-backed agreements."

DOMESTIC GOVERNMENT SECURITIES
Domestic government securities will consist of Treasury securities and GSE securities.

- Treasury securities are securities issued or guaranteed by the United States of America, or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

- GSE securities are fixed-income securities issued or guaranteed by one or more of the following U.S. government sponsored entities ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent these obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. These securities generally are exempt from registration under the Securities Act and are not required to be registered under the Securities Exchange Act. Securities issued or guaranteed by any

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  GSE will be included in a trust only if the organization makes publicly available its annual report including financial statements or similar financial information with respect to the organization. Unless otherwise specified in the applicable prospectus supplement, GSE securities are not guaranteed by the United States of America and do not constitute a debt or obligation of the United States of America or any of its agencies or instrumentalities other than the applicable GSE.

FOREIGN GOVERNMENT SECURITIES
Foreign government securities are publicly tradable obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality.

MULTILATERAL BANK ISSUERS
A trust may own obligations of one or more multilateral bank issuers. A "multilateral bank issuer" means any one of the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

The applicable prospectus supplement will disclose the name of each underlying securities issuer with respect to the applicable series of certificates. In addition, the applicable prospectus supplement will include a description of the following terms, as applicable, of any concentrated underlying security:

- the title and series of the underlying securities and their aggregate principal amount, denomination and form;

- whether the underlying securities are senior or subordinated to any other obligations of the underlying securities issuer;

- whether the underlying securities are secured or unsecured and, if secured, the nature of any collateral;

- the dates on which, or the range of dates within which, the principal of (and any premium on) the underlying securities will be payable;

- the rate or rates or the method of determining the rate or rates, at which the underlying securities will bear interest, if any ("underlying securities rate"); the date or dates from which the interest will accrue ("underlying securities interest accrual periods"); and the dates on which the interest will be payable ("underlying securities payment dates");

- the obligation, if any, of the underlying securities issuer to redeem the underlying securities pursuant to any sinking fund or analogous provisions, or the option of a holder, and the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed or repurchased, in whole or in part, pursuant to the underlying securities;

- the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed, if applicable, in whole or in part, at the option of the underlying securities issuer;

- whether the underlying securities were issued at a price lower than their principal amount;

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- if other than U.S. dollars, the foreign currency in which the underlying securities are denominated, or in which payment of the principal of and any premium or interest on the underlying securities will be made (the "underlying securities currency"), and the circumstances, if any, when the underlying currency may be changed; and

- any rating of the underlying securities by a securities rating agency.

If a trust is comprised of a pool of underlying securities, the applicable prospectus supplement will, to the extent applicable, describe the composition of the underlying securities pool as of the date that is specified in the applicable prospectus supplement as the cut-off date (the "cut-off date") or closing date (the "closing date"), whichever is applicable to that pool, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms listed above.

PUBLICLY AVAILABLE INFORMATION

In addition to the foregoing, the applicable prospectus supplement will describe, with respect to each concentrated underlying securities issuer, the existence and type of financial reporting information that is made publicly available by the underlying securities issuer. The prospectus supplement will also disclose where and how prospective purchasers of the notes and certificates may obtain the publicly available information. This information will typically consist of the underlying securities issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the underlying securities issuer identified in the applicable prospectus supplement.

OTHER TRUST ASSETS

In addition to the underlying securities, the trustee on behalf of the trust or the depositor may also acquire and deposit into a trust other assets related or incidental to the underlying securities or necessary to provide the notes and certificates with their desired economic terms. Furthermore, the trustee, on behalf of the holders of the certificates, or the indenture trustee on behalf of the holders of the notes, and to the extent described in the applicable prospectus supplement, may enter into hedging contracts and other derivative agreements. The applicable prospectus supplement will, to the extent appropriate, contain disclosure with respect to the trust assets other than the underlying securities that is analogous to the disclosure provided with respect to the underlying securities.

SWAPS, CAPS, FLOORS, OPTIONS, FORWARD CONTRACTS AND CREDIT DERIVATIVES
Any derivative agreements that are included in the trust assets may include, but are not limited to, puts, calls, interest rate, currency, securities, commodity and credit swaps, total return swaps, credit default swaps, caps, floors, collars and options, forward contracts and structured securities with embedded derivatives. Some of the main categories of hedging contracts and derivative agreements that may be deposited into a trust are described below.

The applicable prospectus supplement will specify the amount, type and other relevant terms of each derivative agreement with respect to any such series or class and information with respect to the derivatives counterparties, including financial information with respect to any counterparty providing 20% or more of the cash flow of that series or class, unless the counterparty is subject to the informational requirements of the Securities Exchange Act, in which case this information will be incorporated by reference to the counterparty's public filings under the Securities Exchange Act.

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SWAPS
Swaps involve the trust's exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices, based on a notional principal amount (that is, a reference amount with respect to which such obligations are determined). An example of a swap is an exchange of floating rate interest payments for fixed rate payments. For many types of swaps, no actual exchange of principal occurs, although currency swaps and some other types of swaps involve exchanges of the notional amount at the beginning and end of the transactions. Periodic payments in the same currency due on the same date under the same swap transaction are generally netted so that the party owing the greater aggregate amount pays the difference to the party owing the lesser aggregate amount.

CAPS AND FLOORS
To the extent that a specified rate, price, yield or return exceeds a predetermined level, the purchaser of a cap is entitled to receive payments in the amount of the excess, computed by reference to a notional principal amount, from the party selling the cap. To the extent that a specified rate, price, yield or return declines below a predetermined level, the purchaser of a floor is entitled to receive payments in the amount of the decline computed by reference to a notional principal amount from the party selling the floor.

OPTIONS
The purchaser of a call option is entitled to purchase the asset that is subject to the call option at the predetermined strike price. The purchaser of a put option is entitled to require the issuer of the put option to purchase the asset that is subject to the put option at a predetermined strike price. Options are sold on various securities, such as bonds, equities, currencies and commodities. Options can be structured as securities, such as warrants, or can be embedded in securities. Commodity-linked or equity-linked bonds are securities with embedded option characteristics.

FORWARD CONTRACTS
Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Forward contracts may also be embedded in other instruments such as notes or warrants.

CREDIT DERIVATIVES
Credit derivatives involve swap and option contracts designed to permit a party to assume or lay off credit risk on loans, debt securities or other assets (the "reference assets"), or in relation to a particular company, organization or country (the "reference entity"), without being required to actually purchase or sell the reference assets. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events relating to the referenced assets or reference entity. If a specified credit event occurs, the trust may be entitled to receive payments from, or may be required to make payments to, the swap counterparty, generating either a loss or a gain for the trust under the credit derivative transaction under which the credit event occurred.

Under a credit default swap agreement in which the trust acts as "protection seller," for example, the trust would agree, in return for a fee, to assume the payment default or other credit risk on a security, loan or other payment obligation that is not owned by the trust (a "reference obligation") or on the obligations of a reference entity generally. If a payment default or other specified credit event occurs with respect to the reference obligation or reference entity, the trust would suffer a loss. This would

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result from (a) a provision requiring the trust to pay the counterparty the difference between the face amount of a reference obligation and its then current market value, which difference the trust would have to pay from the proceeds of the sale of some or all the trust assets, (b) a provision requiring the trust to pay the face amount of the reference obligation to the counterparty in exchange for physical delivery to the trust of the reference obligation, which would then either be distributed in kind to note or certificate holders or sold (and the proceeds distributed) or (c) other provisions set forth in the applicable prospectus supplement with similar economic effect. Similarly, if so provided in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price upon the occurrence of a payment default by, or other specified credit event with respect to, the issuer of the reference obligation, thus assuming the risk of loss on the reference obligation.

Reference obligations will be securities of the same types as the underlying securities described in this prospectus, or will be loans made to, or other payment obligations of, entities whose debt obligations are eligible to be underlying securities. The applicable prospectus supplement will include information regarding reference obligations and their issuers that is analogous to that provided with respect to underlying securities.

CREDIT SUPPORT
As specified in the applicable prospectus supplement, the trust assets for a series or class of notes and certificates may include, or the holders of any series or class may have the benefit of, credit support. Credit support may be provided by any combination of the following means or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust assets include, or the holders of the series or class have the benefit of, credit support. If so, it will specify the amount, type and other relevant terms of each element of credit support with respect to any such series or class and information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of that series or class, unless the obligor is subject to the informational requirements of the Securities Exchange Act.

Any forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the note holders or the certificate holders, as applicable, of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the unsupported classes of the notes and certificates of such series.

SUBORDINATION
As discussed below under "--Collections," the rights of the holders of a class of notes or certificates to receive collections from the relevant trust and any credit support obtained for the benefit of the holders of that class may be subordinated to the rights of the holders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Subordination accordingly provides some additional credit support to holders of the more senior classes. For example, if losses are realized during a given period on the trust assets such that the collections received on the trust assets are insufficient to make all distributions on the notes or certificates of the series, those realized losses will be allocated to the holders of the class or classes of that series that are subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. If a series includes both notes and certificates, the certificates will generally be subordinated to the notes to the extent described in the prospectus supplement. In addition, if the applicable prospectus supplement says so, some amounts otherwise payable to holders of any class that is subordinated may instead be

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required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

LETTER OF CREDIT; FINANCIAL GUARANTY INSURANCE POLICY
The holders of any series or class may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank (a "letter of credit bank") or a financial guaranty insurance policy or policies issued by a financial guaranty insurance company (an "insurer"). In either case, the trustee or other person specified in the applicable prospectus supplement will use reasonable efforts to cause the letter of credit or the insurance policy, as the case may be, to be obtained, to be kept in full force and effect (unless coverage has been exhausted through payment of claims) and to timely pay the related fees or premiums unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or other person specified in the applicable prospectus supplement will make, or cause to be made, draws under the letter of credit or the insurance policy, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the insurance policy will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will describe the manner, priority and source of funds by which any draws are to be repaid.

If specified in the applicable prospectus supplement, if the letter of credit bank or the insurer ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or insurance policy, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any insurer, as applicable, will continue to satisfy such requirements or that it will be possible to obtain any such substitute letter of credit, insurance policy or similar credit enhancement that provides equivalent coverage for the same cost. To the extent it is not available, the credit support otherwise provided by the letter of credit or the insurance policy (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or insurance policy.

RESERVE ACCOUNTS
If provided in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the applicable prospectus supplement. In the alternative or in addition to this initial deposit, a reserve account may be funded through the application of a portion of collections received on the trust assets for the series, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to holders of a specified class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or another person named in the applicable prospectus supplement.

COLLECTIONS

The trust agreement will establish procedures by which the trustee or another person specified in the prospectus supplement will be obligated, for the benefit of the holders of each series of notes and certificates, to administer the related trust assets, including making collections of all payments, and

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depositing the collections into a segregated account maintained or controlled by the applicable trustee for the benefit of that series (each a "collection account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution.

Amounts in the collection account will first be applied to the payment of any administrative or collection expenses and then to credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and then to the payment of amounts then due and owing on the notes and certificates of the series and classes within the series, all in the manner and according to the priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of notes and certificates and the particular requirements relating to the segregation and investment of collections received on the trust assets during a given collection period or on or by specified dates. There can be no assurance that amounts received from the trust assets, including any credit support obtained for the benefit of note or certificate holders for a particular series or class of notes and certificates, over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then intended to be distributed to holders of such notes and certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated to the classes of any series of notes and certificates, if applicable.

The trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on any trust asset as a result of an event of default or a termination event under the swap agreement, prior to the distribution of the proceeds to note and certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

The relative priorities of distributions with respect to collections from the trust assets assigned to each class of a given series of notes and certificates may permanently or temporarily change over time upon the occurrence of circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of some amounts, such as principal, may be different from the relative distribution priority assigned to that class for payments of other amounts, such as interest or premium.

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Description of the Indenture

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee, and each of the series of notes will be issued pursuant to a separate indenture between the issuing trust and the indenture trustee. The indenture will govern the related series of notes and will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The following summary of material provisions of the indenture and the notes is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for a series of notes will describe any applicable material provision of the indenture or the notes that is not described in the prospectus.

PLEDGE OF TRUST ASSETS

Concurrently with the acquisition by the trustee on behalf of the trust of, or the assignment by the depositor of, the underlying securities and the other trust assets, the trustee will grant to the issuing trust a first priority security interest in all of its rights, title and interest in the trust assets and all income and proceeds from such trust assets, for the purpose of securing the issuing trust's obligations to the note holders under the notes and the indenture.

CERTAIN COVENANTS

The issuing trust may not liquidate or dissolve without the consent of the holders of at least 66 2/3% of the aggregate outstanding principal balance of all classes of notes issued for a series. The issuing trust may not consolidate or merge with or into any other entity or transfer substantially all of its properties and assets unless:

- the holders of at least 66 2/3% of the outstanding amount of all classes of notes issued for a series approve the consolidation or merger;

- the surviving or acquiring entity, if the issuing trust does not survive the transaction, is organized under the laws of the United States of America or any state, and expressly assumes, in an indenture satisfactory to the indenture trustee (as defined below), the due and punctual payment of principal of and interest on all notes and the performance of every applicable covenant of the indenture that the issuing trust was required to perform;

- immediately after giving effect to the transaction, no default or event of default has occurred and is continuing;

- each rating agency rating any outstanding notes confirms to the indenture trustee that following the consummation of the transaction, the rating issued with respect to the notes is maintained notwithstanding the consummation of the transaction; and

- the issuing trust delivers to the indenture trustee an officer's certificate and an opinion of counsel, stating that the transaction complies with the foregoing requirements.

"Outstanding amount of notes" means all notes of a class or series, as applicable, other then those held by the issuing trust, the depositor or the indenture trustee, or any affiliate of any of them, and if another method of allocating voting rights is specified in the attached prospectus supplement, means the percentage of voting rights allocated in accordance with that method.

The issuing trust may not incur, assume, have outstanding or guarantee any indebtedness except pursuant to the indenture.

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COLLECTION AND APPLICATION OF FUNDS UNDER THE INDENTURE

With respect to any series of notes, the indenture trustee, directly or through its agents, will collect all scheduled payments under the trust assets. Except as otherwise described in the attached prospectus supplement, the indenture trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability in connection with the collection of any payments. All funds collected by the indenture trustee will be held in trust by it and paid out in accordance with the priority of payments set out in the attached prospectus supplement. See "Distributions" in the attached prospectus supplement.

LIQUIDATION BY INDENTURE TRUSTEE OF TRUST ASSETS UPON TRUST LIQUIDATION EVENT

Upon the occurrence of the trust liquidation events described in the attached prospectus supplement, the indenture trustee will, subject to the rights of the note holders, cause the trust assets to be liquidated and will take such normal and customary steps as necessary to receive payment or to permit recovery under those instruments with respect to defaulted trust assets.

The indenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in connection with any liquidation of the trust assets. If the proceeds of the liquidation of the trust assets are less than the sum of (a) the outstanding principal amount of the trust assets,
(b) interest accrued on the trust assets at the applicable interest rate and (c) the aggregate amount of expenses incurred by the indenture trustee, the issuing trust and their agents in connection with the collection proceedings to the extent reimbursable from the assets of the trust under the indenture and the trust agreement, and not reimbursed to the issuing trust by the depositor in accordance with the depositor's obligations under the trust agreement, the trust will realize a loss in the amount of the difference. The indenture trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on the defaulted trust assets, prior to the distribution of the proceeds to note holders, the counterparties to any swap agreement, credit support agreement and any other agreement included as part of the trust assets, and certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets, together with the equivalent amounts in respect of the trustee of the issuing trust, and thereafter, on behalf of the trustee, make payments in accordance with the priority set forth in the attached prospectus supplement.

MODIFICATION AND WAIVER

Except as described below, with the consent of the holders of not less than a majority of the voting rights of each affected class of notes of a series, and with prior notice to the rating agency, the indenture trustee and the issuing trust may amend the indenture to add, change or eliminate any provisions of the indenture relating to that series or modify the rights of the holders of the notes of that series.

However, except as provided below, without the consent of the holder of each outstanding note affected, an amendment to the indenture may not:

- change any distribution date or the final scheduled distribution date, or reduce the principal amount of any note, the interest rate or the redemption price for any note, or change the provisions of the indenture relating to the application of the trust estate to payment of principal of or interest on the affected notes, or change any place of payment where, or currency in which, any affected note or any interest on any note is payable, or impair the right to sue for the enforcement of the provisions of the indenture regarding payment;

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DESCRIPTION OF THE INDENTURE
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- reduce the percentage of voting rights of the notes of the affected series or class, which consent is required for the authorization of any amendment to the indenture or for any waiver of compliance with certain provisions or defaults under the indenture and their consequences;

- modify or alter the provisions of the indenture defining the term
  "outstanding;"

- permit the creation of any lien that ranks prior to or equally with the lien of the indenture with respect to any part of the property subject to the lien of the indenture or terminate the lien of the indenture on any property at any time subject to the indenture or deprive the holder of any note of the security afforded by the lien of the indenture;

- reduce the percentage of the voting rights of the notes of any series or class that is required to direct the indenture trustee to liquidate the deposited assets for the series or class;

- modify any of the provisions of the indenture if the modification affects the calculation of the amount of any payment of interest or principal due and payable on any note on any distribution date or to affect the rights of the holders of notes of any series or class to the benefit of any provisions for the mandatory redemption of notes of the series or class; or

- reduce the percentage of holders of aggregate principal balance of the notes required to amend the sections of the indenture that specify the aggregate principal balance of the notes necessary to amend the indenture.

Unless the applicable prospectus supplement specifies a different required percentage, the holders of notes evidencing more than 50% of the outstanding amount of notes with respect to those notes of the voting rights of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the trust or the indenture trustee with any restrictive provisions of the indenture before the time for compliance and (b) waive any past default under the indenture, with respect to notes of that class, except that the consent of the holders of each outstanding note will be required to waive either a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding note.

Unless otherwise specified in the applicable prospectus supplement, the indenture for each series of notes may be amended by the issuing trust and the indenture trustee with respect to that series, with prior notice to the rating agency, the issuing trust and the indenture trustee for some purposes including to:

- cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision;

- evidence the succession of another person to the issuing trust and the assumption by that person of the covenants of the issuing trust;

- add to the conditions, limitations and restrictions on the terms of the notes and to the covenants of the issuing trust, for the benefit of the note holders;

- surrender any right or power conferred on the issuing trust;

- convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

- correct or amplify the description of any property subject to the lien of the indenture, or subject any additional property to the lien of the indenture;

- modify the indenture to the extent necessary to effect the indenture trustee's qualification under the Trust Indenture Act or comply with the requirements of the Trust Indenture Act;

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- make any amendment necessary or desirable to maintain the federal income tax status of the issuing trust;

- amend the provisions of the indenture relating to authentication and delivery of a series or to evidence and provide for the acceptance of appointment by a successor trustee; and

- amend the provisions of the indenture to allow for the appointment of more than one trustee.

INDENTURE TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the indenture trustee's compensation, and the priority of the indenture trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of notes.

To the extent specified in the applicable prospectus supplement, the issuing trust will reimburse the indenture trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the indenture trustee's accountants and counsel, collection costs and any other expenses described in the applicable prospectus supplement, failing which the indenture trustee will be entitled to recover such amounts in accordance with the priority of payments set forth in the applicable prospectus supplement.

REMEDIES OF NOTE HOLDERS

Any note holder will have the right to institute any proceeding with respect to the applicable indenture, if the following conditions are satisfied:

- the holder must have given written notice of a continuing event of default with respect to the indenture trustee;

- the holders of not less than 25% of the aggregate outstanding principal balance of the series have made written request to the indenture trustee to institute the proceeding and have offered reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request;

- the indenture trustee has, for 15 days after receipt of the notice, request and offer of indemnity, failed to institute the proceeding; and

- the holders of a majority of the outstanding aggregate principal balance of notes of the series have not given a direction inconsistent with the written request to the indenture trustee during the 15-day period.

REPORTS TO NOTE HOLDERS; NOTICES

REPORTS TO NOTE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, the indenture trustee will forward, or if it has not received a statement of the type described from the issuing trust pursuant to the trust agreement, the indenture trustee will prepare and forward, or cause to be prepared and forwarded to each note holder on each distribution date, or as soon after each distribution date as practicable, a statement setting forth, to the extent applicable for any series, among other things:

- the amount of moneys received on the trust assets and credited to the collection account;

- the amount of moneys paid to the note holders, to the certificate holders, to the counterparty to any swap agreement, to the other parties to any other agreement that forms part of the trust assets and to the other parties to any credit support agreement, and any other related information that may be relevant to the note holders or specified in the attached prospectus supplement; and

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DESCRIPTION OF THE INDENTURE
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- the amount of moneys distributed to the certificate holders and any other related information that may be relevant to the note holders or specified in the Series Trust Indenture.

NOTICES
Any notice required to be given to a holder of a registered note will be mailed to the address of such holder set forth in the applicable note register. For as long as DTC is the sole registered holder, all notices will be sent to DTC.

AUTHENTICATION AND DELIVERY OF NOTES

Each issuing trust may from time to time deliver notes executed by it to the indenture trustee and order that the indenture trustee authenticate the notes. Upon the receipt of the notes and the order and subject to the issuing trust's compliance with the conditions specified in the indenture, the indenture trustee will authenticate and deliver the notes as the issuing trust may direct. The indenture trustee may appoint an authenticating agent for purposes of authenticating and delivering the series of notes.

SATISFACTION AND TERMINATION OF THE INDENTURE

The obligations created by the indenture for each series of notes will terminate upon:

- delivery to the indenture trustee for cancellation of all of the notes of the series other than notes that have been mutilated, lost or stolen and have been replaced or paid and notes for which money has been deposited in trust for their full payment; or

- delivery by the issuing trust to the indenture trustee of amounts sufficient to pay all amounts due and outstanding on the notes of the series either called for redemption by the issuing trust or becoming due and payable on the date of delivery of the required amounts or within the following year of the deposit of such amounts; and

- payment by the issuing trust of all other amounts payable under the indenture with respect to the series.

ANNUAL COMPLIANCE STATEMENTS

The issuing trust will be required to file annually with the indenture trustee a written statement as to fulfillment of its obligations under the indenture.

If so provided in the applicable prospectus supplement, the indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the indenture trustee to the effect that such firm has examined certain documents and records relating to the administration of the deposited assets during the related 12-month period and that, on the basis of accounting and auditing procedures considered appropriate under the circumstances, the firm is of the opinion that the administration was conducted in compliance with the terms of the indenture, except for the exceptions that the firm believes to be immaterial and any other exceptions that are stated in the report. In the case of the first report, the period of examination by the accounting firm will be the period ending on or before the date specified in the applicable prospectus supplement, which date shall not be more than one year after the related original issue date. The report will identify any exceptions found during the examination. The report will not be audited.

The indenture will also provide for delivery to the issuing trust, on or before a specified date in each year, of an annual statement signed by two officers of the indenture trustee to the effect that the indenture trustee has fulfilled its obligations under the indenture throughout the preceding year with respect to any series of notes.

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DESCRIPTION OF THE INDENTURE
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Copies of the annual statement of the issuing trust, accountants and the officers of the indenture trustee may be obtained by note holders without charge upon written request to the indenture trustee, at the address set forth in the related prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, notes may be transferred or exchanged for like notes of the same series and class at the corporate trust office or agency of the applicable indenture trustee in the City and State of New York, subject to limitations provided in the applicable indenture, including the requirement that global notes may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the notes in connection with lost, destroyed or mutilated notes. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated notes), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "--Replacement Notes" below.

Unless otherwise specified in the applicable prospectus supplement, the indenture trustee will serve as transfer agent and registrar for the purpose of registering each series or class of notes and any transfers or exchanges of certificates.

With respect to the presentment and surrender of notes for final payment of principal in the event of their retirement on any distribution date (or any redemption date, special distribution date or special redemption date) and, with respect to any other presentment and surrender of the notes and for all other purposes, notes may be presented at the corporate trust office of the indenture trustee or at the office of the issuing trust's paying agent, which will be specified in the prospectus supplement.

REPLACEMENT NOTES

If a note is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable indenture trustee in the City and State of New York, or any other location specified in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the indenture trustee or the issuing trust may require. Mutilated notes must be surrendered before new notes will be issued.

LIST OF NOTE HOLDERS

Three or more holders of a series that have each owned the notes for at least six months may, by written application to the indenture trustee, request access to the list maintained by the indenture trustee of all holders of notes of the same series, as specified in the request, for the purpose of communicating with other note holders with respect to their rights under the indenture. The indenture trustee may choose not to give the note holders access to the list of note holders if it wishes to mail the communication on behalf of the requesting note holders, at their expense, to all note holders. If the indenture trustee objects to the proposed mailing on the grounds that it would be contrary to the best interests of the note holders or a violation of applicable law, it may, upon giving notice to the note holders making the request for the list, apply to the SEC for permission not to make the proposed mailing.

INDENTURE TRUSTEE'S ANNUAL REPORT

Each indenture trustee will be required to mail each year to all note holders of the relevant series a brief report relating to its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture that remain unpaid on the date of the

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report, the amount, interest rate and maturity date of any indebtedness owing by the issuing trust or any other obligor on a series to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such, any release or releases and substitution of property subject to the lien of the indenture that have not been previously reported, any additional issuance of notes not previously reported and any action taken by it that materially affects the notes and which has not been previously reported. In addition, the indenture trustee must furnish to each person who at any time during the calendar year was a note holder of record a statement of: (a) the aggregate amounts distributed to note holders, the swap counterparty, if any, the counterparty to any credit support agreement and the counterparty to any other agreement included as part of the trust assets, and the certificate holders for the calendar year and (b) the information specified in the indenture to enable note holders to prepare their tax returns, including the amount of original issue discount accrued on the notes, if applicable. Information in the distribution date reports, described above, and annual reports provided to the note holders will not be examined or reported upon by an independent public accountant.

THE INDENTURE TRUSTEE

The indenture trustee will be a bank or trust company qualified under the Trust Indenture Act and named in the prospectus supplement related to a series (the "indenture trustee"). The issuing trust may maintain other banking relationships in the ordinary course of business with the indenture trustee. The address of the indenture trustee's corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the indenture trustee designates from time to time by notice to the note holders and the issuing trust.

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Description of the Trust Agreement

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee. The trust agreement will govern the related series of certificates and will be qualified under the Trust Indenture Act of 1939. The following summary of material provisions of the trust agreement and the certificates is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of trust agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for certificates of a series will describe any material provision of the trust agreement or the certificates that is not described in this prospectus.

ASSIGNMENT OF TRUST ASSETS

When any series of certificates is issued, the trustee on behalf of the trust, or the depositor, will acquire and transfer the underlying securities and any other trust assets specified in the applicable prospectus supplement to the trust. However, any retained interest and any retained call warrant will not be transferred to the trust (see "--Retained Interest" and "--Retained Call Warrant"). If specified in the applicable prospectus supplement, the trustee will, concurrently with the assignment, deliver or cause to be delivered the certificates (and the notes, if any, which will have been delivered to the trustee or its order by the indenture trustee) to the depositor in exchange for the trust assets or the funds necessary to acquire the trust assets. Each trust asset will be identified in a schedule attached as an exhibit to the trust agreement and the applicable prospectus supplement. The schedule will include the information with respect to the trust assets specified under "The Trust Assets including Credit Support" above.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

With respect to any series of certificates, the trustee, directly or through its agents, will, subject to the terms of the pledge of the assets to the indenture trustee, make reasonable efforts to collect all scheduled payments under the trust assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account. However, these procedures must be consistent with the trust agreement, the indenture and any related instrument governing any credit support for the trust assets (collectively, the "credit support instruments"). Since under the indenture the trust assets have been pledged to secure the notes issued by the trust, the indenture trustee will collect all scheduled payments in respect of the trust assets. Except as otherwise described in the applicable prospectus supplement, the trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability.

REALIZATION UPON DEFAULTED TRUST ASSETS

As described under "Description of the Indenture--Liquidation by Indenture Trustee of Trust Assets upon Trust Liquidation Event", the indenture trustee will, as holder of the trust assets pursuant to the indenture, present claims under each applicable swap agreement, credit support instrument and each related agreement. The indenture trustee will use the moneys in the collection account for the payment of the fees and expenses of the indenture trustee and the trustee, and thereafter in accordance with the priority set forth in the attached prospectus supplement. Once it has made all required payments to note holders, the indenture trustee will either pay to the trustee or to the certificate holders (as paying agent on behalf of the trustee) all amounts remaining in the collection account.

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TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the trustee's compensation and the priority of the trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of certificates.

To the extent specified in the applicable prospectus supplement, we will reimburse the trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the trustee's accountants and counsel, collection costs and any other expenses described in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the trustee has received any amount from DTC in respect of distributions on the underlying securities or any other trust asset or agreement to which the trust is a party and DTC, pursuant to the terms of the depositary agreement in respect of the underlying securities, requires that the trustee repay such amounts, the trustee shall have the right to reimbursement of such amounts, from the certificate holders with respect to any such amounts distributed to certificate holders, and from the swap counterparty with respect to any such amounts distributed to the swap counterparty.

MATTERS REGARDING THE TRUSTEE

The trust agreement for each series will provide that neither the trustee nor any director, officer, employee or agent of the trustee will incur any liability to the related trust or certificate holders for taking any action, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment made in good faith. However, neither the trustee nor any of these other persons will be protected against any liability that would otherwise be imposed due to their willful misfeasance, bad faith or negligence in the performance of their duties or reckless disregard of their obligations and duties under the trust agreement. Unless otherwise specified in the applicable prospectus supplement, the trust agreement provides that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the depositor and will be held harmless against any loss, liability or expense that results from any legal action relating to the trust agreement or the certificates of a series, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties or reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that the trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the trust agreement or which in its opinion may involve it in any expense or liability. However, if the trustee is indemnified against any costs, expenses and liabilities in a form satisfactory to it, the trustee must undertake any action that it deems necessary or desirable with respect to the trust agreement and the rights and duties of the parties and the interests of the certificate holders. The applicable prospectus supplement will describe how legal expenses and costs of these actions and any resulting liability resulting will be allocated.

REMEDIES OF CERTIFICATE HOLDERS

Any holder of certificates of a series may institute any proceeding with respect to the applicable trust agreement if the following conditions are satisfied:

- the holder must have given the trustee written notice of a continuing breach of the trust agreement or an event of default in respect of the underlying securities;

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have made a written request to the trustee to institute the proceeding in its own name as trustee;

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- for 15 days the trustee must have neglected or refused to institute the requested proceeding, and

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have not given an inconsistent direction to the trustee during the 15 day period.

The trustee, however, is under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

MODIFICATION AND WAIVER

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series (which will require the consent of the holders of the certificates for certain of the changes set out below), without notice to or consent of the holders of any certificates, for some purposes including:

- to cure any error or ambiguity;

- to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

- to add or supplement any credit support for the benefit of any holders of certificates, except that if any such addition affects any class of holders differently from any other class of certificate holders, then the depositor must obtain an opinion of counsel stating that the addition will not have a material adverse effect on the interests of any affected class of certificate holders and the trust must have received an opinion of counsel that the addition will not adversely affect the classification of the trust for federal income tax purposes;

- to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders;

- to provide for the appointment of a successor trustee to the trustee or for the appointment of more than one trustee;

- to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement, so long as (a) the addition, change or elimination does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificate holders, (b) the addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a deemed exchange of any certificate for tax purposes and (c) the trustee has received written confirmation from each rating agency that has rated any notes or certificates of the series at the request of the depositor that the amendment will not cause the rating agency to reduce or withdraw the then current rating of any notes or certificates; or

- to comply with any requirements imposed by the Internal Revenue Code.

In addition, the trust agreement may, subject to the rights of note holders under the trust agreement or the indenture, be modified or amended by the depositor and the trustee, with the consent of the holders of certificates evidencing more than 50% of the outstanding certificates (and subject to the rights of the note holders under the indenture), to add any provision to or change or eliminate any provision of the trust agreement or to modify in any manner the rights of those certificate holders. However, if the modification or amendment would materially adversely affect any class of certificates,

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DESCRIPTION OF THE TRUST AGREEMENT
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or the rating of any class of certificates by any rating agency that has rated the certificates at the request of the depositor, the required percentage of votes specified in the related trust agreement will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, no amendment described in this paragraph will be effective without the consent of the holders of a majority, in aggregate principal amount, of the notes.

No such modification or amendment may, among other things, (a) reduce in any manner the amount of, or alter the timing of, distributions or payments which are required to be made on any certificate or (b) reduce the required percentage of voting rights specified above required for the consent to any such amendment, without the consent of the holders of all outstanding certificates issued pursuant to the trust agreement.

Unless the applicable prospectus supplement specifies a different required percentage, holders of certificates evidencing more than 50% of the outstanding certificates with respect to those certificates of the voting rights of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the depositor or the trustee with any restrictive provision of the trust agreement before the time for compliance and (b) waive any past default under the trust agreement with respect to certificates of that class, except that the consent of the holders of each outstanding certificate will be required to waive either a default in the failure to distribute amounts received as principal of and any premium or any interest on any certificate or a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate.

REPORTS TO CERTIFICATE HOLDERS; NOTICES

REPORTS TO CERTIFICATE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, on the next business day following each distribution to certificate holders of any class of certificates of the related series or as soon after each distribution date as practicable, the trustee will prepare and forward or cause to be prepared and forwarded to each certificate holder, to the depositor and to any other parties specified in the trust agreement for that series, a statement setting forth:

- the amount of the distribution to holders of that class that is allocable to principal of or any interest or premium on the certificates of that class, and the aggregate amount of unpaid interest as of that distribution date;

- in the case of floating rate certificates, the pass-through rate applicable to that distribution date, as calculated in accordance with the method specified in the applicable prospectus supplement;

- the amount of compensation received by the trustee for the period relating to that distribution date and other customary information that the trustee deems necessary or desirable to enable certificate holders to prepare their tax returns;

- the aggregate stated principal amount or, if applicable, notional principal amount of the trust assets and the current interest rate (or weighted average interest rate) on the trust assets at the close of business on that distribution date;

- the aggregate certificate principal balance or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered to the public) at the close of business on that distribution date, separately identifying any reduction in the aggregate certificate principal balance or aggregate notional amount due to the allocation of any realized losses or otherwise; and

- as to any series or class for which credit support has been obtained, the amount of credit support available as of the close of business on that distribution date.

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DESCRIPTION OF THE TRUST AGREEMENT
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In the case of information furnished pursuant to the first and third paragraphs listed above, the amounts must be expressed as a U.S. dollar amount (or its equivalent in any other specified currency) per minimum denomination of certificates or for another specified portion. Within a reasonable period of time after the end of each calendar year, the trustee must furnish to each person who at any time during the calendar year was a certificate holder a statement containing the information set forth in the first and third paragraphs listed above, aggregated for that calendar year or the applicable portion of the calendar year during which the person was a certificate holder. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information has been provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

NOTICES
Any notice required to be given to a holder of a registered certificate will be mailed to the address of such holder set forth in the applicable certificate register. For as long as DTC is the sole registered holder, all notices will be sent to DTC.

ANNUAL COMPLIANCE STATEMENT

If specified in the applicable prospectus supplement, the trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the trust assets during the related 12-month period (or, in the case of the first such report, the period beginning on the original issue date). This report will provide the firm's findings, based on these procedures, as to whether the administration was conducted in compliance with the terms of the trust agreement. The report will identify any exceptions found during the examination. The report will not be an audit.

The trust agreement will also require the trustee to deliver to the depositor and the trustee, for the benefit of the certificate holders, an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to the certificates issued pursuant to the trust agreement.

Copies of the annual accountants' statements, if any, and the statement of the officers of the trustee may be obtained by certificate holders without charge upon written request to the trustee at the address provided in the applicable prospectus supplement.

REPLACEMENT CERTIFICATES

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) or any other location specified in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the trustee or the depositor may require. Mutilated certificates must be surrendered before new certificates will be issued.

RETAINED INTEREST

The prospectus supplement for a series of notes and certificates will specify whether the depositor or any other party will retain any ownership, beneficial or security interest in a portion of the underlying securities to be deposited into the related trust (the "retained interest"), which retained interest will not be part of the trust assets. If there is a retained interest, the interest will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. Payments

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DESCRIPTION OF THE TRUST AGREEMENT
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in respect of the retained interest will be deducted from payments received on the underlying security related to the retained interest and, in general, will not be property of the related trust or available to the note and certificate holders. Unless otherwise specified in the applicable prospectus supplement, any partial recovery on an underlying security will be applied pro rata to the retained interest and the portion of the underlying security deposited into the trust.

RETAINED CALL WARRANT

The prospectus supplement for a series of notes and certificates will specify whether the depositor or any other party will retain a right to repurchase the underlying securities to be deposited into the related trust (the "retained call warrant"), which retained call warrant will not be part of the trust assets. If there is a retained call warrant, it will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. The exercise price of the retained call warrant will be at least equal to the principal balance of the notes and certificates plus any accrued interest, and the proceeds will be distributed by the indenture trustee to the note and certificate holders.

TERMINATION

The trust agreement will terminate and the trust will dissolve, wind-up and terminate 30 days after the earlier of (a) the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets, and (b) the distribution by the trustee of the proceeds of the repurchase of all the underlying securities by the depositor due to the exercise of its retained call warrant with respect to the underlying securities, in each case, in accordance with the terms of the trust agreement and the indenture and the priority of payments specified therein. In no event, however, will any trust continue beyond the date specified in the applicable prospectus supplement. Written notice of termination of a trust will be provided to each certificate holder, to the depositor and to any other party specified in the trust agreement, as described above under "--Reports to Certificate Holders; Notices--Notices," and to each note holder, and the final distribution on the related certificates and notes will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee, which will be specified in the notice of termination.

Upon the occurrence of a trust liquidation event that causes a liquidation of some but not all of the underlying securities, the trustee will effect that partial liquidation as provided in the related prospectus supplement. In the case of any other trust liquidation event, all trust assets will be liquidated and, following the distribution of the proceeds of the liquidation, the trust will terminate. See "Description of the Trust Agreement--Trust Liquidation Events" in the prospectus supplement.

DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any trust asset, credit support or related document. The trustee for a series is required to perform only those duties that are specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

The trustee, and co-trustee, if any, for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee and co-trustee, if any, will be unaffiliated with the depositor, but it

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may have normal banking relationships with the depositor and its affiliates. The address of the trustee's, and the co-trustee's, if any, corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the trustee, or, if applicable, the co-trustee designates from time to time by notice to the certificate holders and the depositor.

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Currency Risks

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a note or certificate with a specified currency other than U.S. dollars entails significant risks for investors whose base currency is not the specified currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility that foreign exchange controls could be imposed or modified with respect to the specified currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this level of volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note or certificate. Depreciation of the specified currency for a note or certificate against the U.S. dollar would result in a decrease in the effective yield of such note or certificate below its interest rate or pass-through rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of notes and certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular note or certificate, the currency in which amounts then due to be distributed would not be available. In that event, such payments will be made in the manner set forth below under "--Payment Currency" or as otherwise specified in the applicable prospectus supplement.

YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES OR CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. THESE TYPES OF NOTES AND CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE NOT SOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information provided in this prospectus is directed to prospective purchasers of notes and certificates who are United States residents. The applicable prospectus supplement for some issuances of notes and certificates may provide information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the notes and certificates.

Any prospectus supplement relating to notes and certificates with a specified currency other than U.S. dollars will contain information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency.

FOREIGN CURRENCY JUDGMENTS

Unless otherwise specified in the applicable prospectus supplement, the notes and certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the New York Judiciary Law provides, however, that

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an action based upon an obligation denominated in a currency other than U.S.
dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

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United States Federal Income Tax Consequences

The applicable prospectus supplement for each series will contain a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes or certificates by an initial holder of notes or certificates. These consequences will depend on the terms of the notes and certificates, whether the notes are characterized as indebtedness for federal income tax purposes, whether the trust is classified as a grantor trust, as a partnership or otherwise for federal income tax purposes, and will also depend on the trust assets relating to the certificates. The indenture and trust agreement for each series will include provisions appropriate to the particulars of the transaction and to the relevant United States federal income tax classification of the notes, the trust and the related certificates.

Unless otherwise specified in the applicable prospectus supplement, it is generally anticipated that, for United States federal income tax purposes, the notes should be characterized as indebtedness, each trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and the certificates will be treated as evidencing an undivided ownership interest in the trust assets. In addition, it is intended that the trust will likely be classified as a partnership if the Internal Revenue Service ("IRS") determines that it should not be classified as a grantor trust, and that the applicable trust agreement will provide that the trust will elect to be excluded from the provisions of the Internal Revenue Code governing the treatment of partnerships, so that the treatment of certificate holders would likely be similar whether the trust is classified as a grantor trust or a partnership.


With respect to each series of notes and certificates, the trust for that series will be provided with an opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, regarding the United States federal income tax classification of the notes, the trust and the certificates. However, opinions of counsel are not binding on the IRS or the courts. In addition, prospective investors in any particular series of notes and certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in the applicable prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, prospective investors in any particular series of notes and certificates should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes and certificates.


Certain ERISA Considerations

Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and
section 4975 of the Internal Revenue Code impose certain restrictions on many retirement plans and other employee benefit plans and arrangements (collectively, "plans") and on persons who are "parties in interest" as defined in ERISA or "disqualified persons" as defined in section 4975 of the Internal Revenue Code with respect to those plans. ERISA imposes certain duties on persons who are considered fiduciaries of plans and also prohibits certain transactions between a plan, its fiduciaries and/or parties in interest with respect to the plan. The Internal Revenue Code imposes a tax on some types of prohibited transactions between a plan and a disqualified person with respect to the plan. Certain employee benefit plans, such as governmental plans and church plans (provided no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA or the Internal Revenue Code, and assets of these plans may be invested in each series of notes and certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

CERTAIN ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Therefore, each plan fiduciary, before acquiring any notes or certificates, must determine that an investment in the notes or certificates satisfies these general fiduciary requirements.

Plan fiduciaries must also determine whether the acquisition and holding of any notes or certificates and the operations of the related trust would result in direct or indirect prohibited transactions. The purchase and holding of a note or certificate or any interest in a note or certificate by or on behalf of a plan could result in prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Internal Revenue Code unless a Department of Labor prohibited transaction exemption applies and the conditions for the exemption are satisfied. The operations of the trust for a series of notes and certificates could similarly result in prohibited transactions if plans that purchase the notes and certificates issued by the trust are deemed to own an interest in the underlying assets of the trust. There also may be an improper delegation by the plan fiduciaries of the responsibility to manage plan assets if plans that purchase any series of notes and certificates are deemed to own an interest in the underlying assets of the related trust. The applicable prospectus supplement for each series will specify whether plans are likely to be deemed to own the underlying assets of the applicable trust. Plan fiduciaries should carefully review with their legal advisors whether the purchase or holding of a note or certificate would be a prohibited transaction or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the applicable prospectus supplement.

The Department of Labor has issued several prohibited transaction class exemptions ("PTCEs") from certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code. For example, the underwriter is a broker-dealer registered under the Securities Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of certificates by the underwriters to plans may be exempt under PTCE 75-1 if the conditions of that PTCE are satisfied. Other PTCEs also may be available to the acquisition and holding of a certificate. Plan fiduciaries should consider whether a PTCE is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations" in the applicable prospectus supplement.

By acquiring and holding a note or certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, the indenture trustee and the underwriter that the acquisition and holding of a note or certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the related trust.

--------------------------------------------------------------------------------

Plan of Distribution

Notes and certificates may be offered in any of three ways: (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of notes and certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the notes and certificates and the proceeds to the depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the notes and certificates may be listed and the place and time of delivery of the notes and certificates.

If underwriters are used in the sale, notes and certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Notes and certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters in the United States will include either or both of UBS Warburg LLC and UBS PaineWebber Inc., which are affiliates of the depositor. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the notes and certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the notes and certificates if any of the notes and certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notes and certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of notes and certificates will be named, and any commissions payable by the depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase notes and certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions described in the applicable prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

Any underwriters, dealers or agents participating in the distribution of notes and certificates may be deemed to be underwriters and any discounts or commissions they receive on the sale or resale of notes and certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the notes and certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the notes and certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of notes and certificates than they are required to purchase from the trust in the offering. The

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the notes and certificates sold in the offering may be reclaimed by the underwriters if the notes and certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes and certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

As to each series of notes and certificates, we will offer only those classes rated in one of the investment grade rating categories by a rating agency. Any notes and certificates of unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.

Legal Opinions


The validity of the notes and certificates and their federal income tax status will be passed upon for the depositor and the applicable trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus and the page where each definition appears.

DEFINED TERMS                                                 PAGE
-------------------------------------------------------------------
asset-backed agreements.....................................     22
banking organization........................................     17
base rate...................................................     12
bond index..................................................     15
business day................................................     12
calculation agent...........................................     13
certificate.................................................      9
certificate principal balance...............................     14
clearing agency.............................................     17
clearing corporation........................................     17
closing date................................................     24
collection account..........................................     28
concentrated underlying securities..........................     21
credit support instruments..................................     36
cut-off date................................................     24
definitive certificate......................................     17
definitive note.............................................     17
depositary..................................................     17
determination date..........................................     11
direct participants.........................................     17
DTC.........................................................     17
ERISA.......................................................     45
face amount.................................................     16
fixed rate..................................................     10
fixed rate notes and certificates...........................     12
floating rate notes and certificates........................     12
GSEs........................................................     22
indenture trustee...........................................     35
indexed commodity...........................................     15
indexed currency............................................     15
indexed interest............................................     15
indexed notes and certificates..............................     15
indexed principal balance...................................     15
indirect participants.......................................     17
insurer.....................................................     27

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                 PAGE
-------------------------------------------------------------------
interest....................................................      9
interest factor.............................................     13
interest reset date.........................................     13
interest reset period.......................................     13
IRS.........................................................     45
issuing trust...............................................      4
letter of credit bank.......................................     27
LIBOR.......................................................     12
London banking day..........................................     12
maximum rate................................................     13
minimum rate................................................     13
multi-currency notes and certificates.......................     16
multilateral bank issuer....................................     23
note interest rate..........................................     10
note........................................................      9
note principal balance......................................     14
notional amount.............................................     14
original issue date.........................................     10
outstanding amount of notes.................................     29
pass-through................................................      8
pass-through rate...........................................     10
principal...................................................      9
plans.......................................................     45
PTCEs.......................................................     46
publicly tradable...........................................     21
realized losses.............................................     14
reference assets............................................     25
reference entity............................................     25
reference obligation........................................     25
retained call warrant.......................................  7, 41 retained interest...........................................  7, 40
reserve account.............................................     27
retained interest...........................................      7
Securities Exchange Act.....................................      5
specified currency..........................................     11
spread......................................................     13
spread multiplier...........................................     13
stock index.................................................     15
street name.................................................     18

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                 PAGE
-------------------------------------------------------------------
stripped certificates.......................................     10
stripped interest...........................................     12
trust assets................................................     21
Trust Indenture Act.........................................     29
underlying securities.......................................     21
underlying securities currency..............................     24
underlying securities interest accrual periods..............     23
underlying securities payment dates.........................     23
underlying securities rate..................................     23
variable rate...............................................     10

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses (subject to future contingencies) to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee............................................  $  717,000
Printing and Engraving Expenses.............................     100,000
Trustee's Fees..............................................     600,000
Legal Fees and Expenses.....................................     500,000
Blue Sky Fees and Expenses..................................      25,000
Accountants' Fees and Expenses..............................     150,000
Rating Agency Fees..........................................     200,000
Miscellaneous...............................................      40,000
                                                              ----------
Total.......................................................  $2,332,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


The depositor's by-laws do not provide for indemnification of directors and officers of the depositor. However, UBS AG's and/or UBS Americas Inc.'s directors' and officers' liability insurance provides coverage for some liabilities and expenses of the depositor's directors and officers.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a) All financial statements, schedules and historical information have been omitted because they are not applicable.

(b) Exhibits

1.1* Form of proposed Underwriting Agreement for Certificates and Notes to be distributed in the United States. A form of Underwriting Agreement relating to any other sale of Certificates or Notes will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1* Amended and Restated Certificate of Incorporation of Corporate Asset Backed
     Corporation.

3.2* Amended and Restated By-laws of Corporate Asset Backed Corporation.

4.1* Form of Qualified Series Trust Agreement (forepart).

4.2* Form of Qualified Standard Terms and Provisions of Trust Agreement (New
     York Certificates).

4.3* Form of Qualified Standard Terms and Provisions of Trust Agreement (New
     York Notes and Certificates).

4.4* Form of Qualified Standard Terms and Provisions of Trust Agreement
     (Delaware Certificates).

4.5* Form of Qualified Standard Terms and Provisions of Trust Agreement
     (Delaware Notes and Certificates).

4.6* Form of Qualified Indenture.

5.1* Opinion of Sidley Austin Brown & Wood with respect to legality.

8.1* Opinion of Sidley Austin Brown & Wood with respect to federal income tax matters.

23.1* Consent of Sidley Austin Brown & Wood (included in their opinions filed as
      Exhibits 5.1 and 8.1).


23.2* Consent of Ernst & Young Ltd.



23.3* Consent of Ernst & Young LLP.


24.1* Power of Attorney (included as part of signature pages to the registration statement filed on May 23, 2001 (File No. 333-61522).

24.2* Power of Attorney (included as part of signature pages to this first amendment to the registration statement).

25.1* Statement of Eligibility of Trustee (The Bank of New York).
---------------
* Previously submitted.

ITEM 17.  UNDERTAKINGS

(a) As to Rule 415:

     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to equity offerings of non-reporting registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(f) As to eligibility of the Trustee:

     (1) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of each trustee and indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement (No. 333-61522) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on this 16th day of January, 2002.


                                          CORPORATE ASSET BACKED CORPORATION

                                          By: /s/    THOMAS C. NARATIL
                                            ------------------------------------
                                              Name: Thomas C. Naratil
                                              Title: President


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement (No. 333-61522) has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                         *                           Director, President and          January 16, 2002
---------------------------------------------------  Chief Executive Officer
                 Thomas C. Naratil                   (Principal Executive Officer)

                         *                           Director, Vice President,        January 16, 2002
---------------------------------------------------  Chief Financial Officer and
                  Robert B. Mills                    Treasurer (Principal
                                                     Financial and Accounting
                                                     Officer)

                         *                           Director                         January 16, 2002
---------------------------------------------------
               Robert C. Dinerstein

                         *                           Director                         January 16, 2002
---------------------------------------------------
                 Robert Vascellaro

                         *                           Director                         January 16, 2002
---------------------------------------------------
                  Andrew L. Stidd



* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 3 on behalf of each of the persons indicated above pursuant to powers of attorney filed as Exhibits 24.1 and 24.2 of the registration statement on Form S-3 (File No. 333-61522) filed on May 23, 2001 and August 30, 2001.



January 16, 2002

Date

By: /s/ THOMAS C. NARATIL
    --------------------------------------------------
    Name: Thomas C. Naratil
    Title: Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  1.1*    Form of proposed Underwriting Agreement for Certificates and
          Notes to be distributed in the United States. A form of
          Underwriting Agreement relating to any other sale of
          Certificates and Notes will be filed as an Exhibit to a
          Current Report on Form 8-K and incorporated herein by
          reference.
  3.1*    Amended and Restated Certificate of Incorporation of
          Corporate Asset Backed Corporation.
  3.2*    Amended and Restated By-laws of Corporate Asset Backed
          Corporation.
  4.1*    Form of Qualified Series Trust Agreement (forepart).
  4.2*    Form of Qualified Standard Terms and Provisions of Trust
          Agreement (New York Certificates).
  4.3*    Form of Qualified Standard Terms and Provisions of Trust
          Agreement (New York Notes and Certificates).
  4.4*    Form of Qualified Standard Terms and Provisions of Trust
          Agreement (Delaware Certificates).
  4.5*    Form of Qualified Standard Terms and Provisions of Trust
          Agreement (Delaware Notes and Certificates).
  4.6*    Form of Qualified Indenture.
  5.1*    Opinion of Sidley Austin Brown & Wood with respect to
          legality.
  8.1*    Opinion of Sidley Austin Brown & Wood with respect to
          federal income tax matters.
 23.1*    Consent of Sidley Austin Brown & Wood (included in their
          opinions filed as Exhibits 5.1 and 8.1).
 23.2*    Consent of Ernst & Young Ltd.
 23.3*    Consent of Ernst & Young LLP.
 24.1*    Power of Attorney (included as part of signature pages to
          registration statement filed on May 23, 2001 (File No.
          444-61522).
 24.2*    Power of Attorney (included as part of signature pages to
          this first amendment to the registration statement).
 25.1*    Statement of eligibility of Trustee (The Bank of New York).


------------
* Previously submitted.